As filed with the Securities and Exchange Commission on January 14, 1998
                                                Registration No. 333-26701

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                      POST-EFFECTIVE AMENDMENT NO. 2
                                    TO
                                 FORM S-11
                          REGISTRATION STATEMENT
                                   Under
                        The Securities Act of 1933

                      INLAND REAL ESTATE CORPORATION
     (Exact name of registrant as specified in governing instruments)

                           2901 Butterfield Road
                        Oak Brook, Illinois  60523
                 (Address of principal executive offices)

                           Robert H. Baum, Esq.
                      Inland Real Estate Corporation
                           2901 Butterfield Road
                        Oak Brook, Illinois  60523
                  (Name and address of agent for service)

                              With a copy to:
                          Michael J. Choate, Esq.
                          Shefsky & Froelich Ltd.
                         444 North Michigan Avenue
                                Suite 2500
                         Chicago, Illinois  60611




                      Inland Real Estate Corporation
                            Sticker Supplement

     Supplement No. 7 to the Company's Prospectus supersedes each of the previous supplements filed by the Company, discloses information regarding recently completed acquisitions by the Company and updates certain information in sections of the Prospectus headed "Management", "Investment Objectives and Policies", "Real Property Investments", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Plan of Distribution", "Summary of Organizational Documents", "Experts" and "Additional Information." In addition, this Supplement No. 7 also supplements the financial statements included in the Prospectus. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

     The Company commenced the best efforts offering on July 14, 1997, and as of January 12, 1998, the Company had accepted subscriptions for 9,704,489 shares ($87,825,624 net of Selling Commissions, the Marketing Contribution and the Due
Diligence Expense Allowance Fee).   Inland Securities Corporation, an Affiliate
of the Advisor, serves as dealer-manager of the Offering and is entitled to receive selling commissions and certain other amounts. As of January 12, 1998,
Inland  Securities  Corporation  was   entitled  to  receive  commissions,  the
Marketing Contribution and  the  Due  Diligence  Expense Allowance Fee totaling
$9,219,264 in connection with the  Offering.    An  Affiliate of the Advisor is
also entitled to receive Property Management Fees for management and leasing services.



                             SUPPLEMENT NO. 7
                          DATED JANUARY 14, 1998
                   TO THE PROSPECTUS DATED JULY 14, 1997
                     OF INLAND REAL ESTATE CORPORATION


     This Supplement No. 7 is provided for the purpose of supplementing the Prospectus dated July 14, 1997 of Inland Real Estate Corporation (the "Company"), as previously supplemented by Supplement No. 6 dated December 24, 1997, Supplement No. 5 dated December 3, 1997, Supplement No. 4 dated November 20, 1997, Supplement No. 3 dated October 14, 1997 (which Supplement No. 3 superseded Supplement Nos. 1 and 2). This Supplement No. 7 supersedes each of these supplements, discloses information regarding recently completed acquisitions by the Company and updates certain information in sections of the Prospectus headed "Management", "Investment Objectives and Policies", "Real Property Investments", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Summary of Organizational Documents", "Plan of Distribution", "Distribution Reinvestment and Share Repurchase Programs", "Experts" and "Additional Information." This Supplement No. 7 also supplements the financial statements included in the Prospectus. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                    INVESTMENT OBJECTIVES AND POLICIES

     The Company contemplates seeking Stockholder approval at the annual meeting to be held later in the spring of 1998 to amend certain of the Company's Investment Objectives and Policies, in particular, the Company anticipates seeking Stockholder approval to: (i) increase the radius in which the Company may acquire Neighborhood Retail Centers from 150 miles of its headquarters in Oak Brook, Illinois to 400 miles; (ii) permit the Company to enter into joint venture or other partnership arrangements with entities unaffiliated with the Advisor or its Affiliates; and (iii) subject to certain limitations, to construct and develop properties and render services in connection therewith.

     The Company's Board approved an increase in Distributions from $.85 per Share to $.87 per Share beginning August 1, 1997.

                                MANAGEMENT

     On December 23, 1997, the Company's Board of Directors, including a majority of the Independent Directors, approved an extension of the Advisory Agreement between the Company and the Advisor for an additional one-year period effective as of October 14, 1997.

     On December 23, 1997, the Company's Board of Directors, including a majority of the Independent Directors, approved an extension of the term of the Management Agreement for an additional one-year period effective as of January 1, 1998.

                           REAL PROPERTY INVESTMENTS

Rivertree Court, Vernon Hills, Illinois

On July 17, 1997, the Company acquired the entire fee simple interest in a Neighborhood Retail Center located at 701 N. Milwaukee Avenue in Vernon Hills, Illinois known as "Rivertree Court" from JMB Income Properties, LTD., - XIII, an unaffiliated third party, for approximately $31,750,000 which included the Company assuming the existing first mortgage loan of $15,700,000. The mortgage requires interest only payments at a rate of 10.03% per annum until the maturity date of January 1, 1999. The balance of the purchase price was funded using cash and cash equivalents. The purchase price was approximately $106.17 per square foot, which the Company concluded was fair and reasonable and within the range of values indicated in an appraisal received by the Company and presented to the Company's board of directors.

Rivertree Court was built in 1988 and consists of three one-story, multi-tenant retail facilities aggregating 299,055 rentable square feet. As of December 31, 1997, Rivertree Court was 97% leased (100% leased if the master lease, which lasts for one year, is considered). In evaluating Rivertree Court as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, existing rental rates compared to market rates, and occupancy. The Company believes that the center is located within a vibrant economic area. Although approximately 28% of the rentable square feet at Rivertree Court is leased to two tenants, the Company's management believes that retenanting of any space which is vacated in the future should be accomplished relatively quickly and at rental rates comparable to those currently paid by the tenants at the facility. As part of the purchase, the Company received a $250,000 credit at close which is being held by the Company to compensate for any rent loss from current or anticipated vacancies. The Company did not consider any other factors materially relevant to the decision to acquire the property.

The Company does not anticipate making any significant repairs and improvements to Rivertree Court over the next few years. Nevertheless, pursuant to the leases, a substantial portion of any cost of repairs and improvements would be paid by the tenants.

The table below sets forth certain information with respect to the occupancy rate at Rivertree Court expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.


                                     Occupancy Rate
                                          as of                    Effective
            Year Ending               December 31,               Annual Rental
           December 31,               of Each Year               Per Square Ft
           ------------               -------------              -------------
               1996                        90%                      $11.98
               1995                        99%                       11.50
               1994                        98%                       11.78
               1993                        97%                       11.75
               1992                        90%                       11.10

Tenants leasing more than 10% of the total square footage include Best Buy, an electronic and appliance chain, which leases 44,384 square feet, or approximately 15% of the rentable square feet and Plitt Theatres, a movie theater, which leases 40,000 square feet, or approximately 13% of the rentable square feet. The lease with Best Buy requires Best Buy to pay base rent equal to $8.78 per square foot per annum payable monthly until January 31, 2001, $9.48 per square foot per annum payable monthly until January 31, 2006 and $10.18 per square foot per annum payable monthly until January 31, 2011. The lease with Best Buy contains no option to renew. The lease with Plitt Theatres, requires Plitt Theatres to pay base rent equal to $18.00 per square foot per annum payable monthly until February 28, 1998, $20.00 per square foot per annum payable monthly until February 28, 2003 and $22.00 per square foot per annum payable monthly until February 28, 2008. The lease with Plitt Theatres contains two five year options to renew. If the first option is exercised, Plitt Theatres will be required to pay base rent equal to $22.00 per square foot per annum payable monthly until February 28, 2013. If the second option is exercised, Plitt Theatres will be required to pay base rent equal to $23.83 per square foot per annum payable monthly until February 28, 2018.

For federal income tax purposes, the Company's depreciable basis in Rivertree Court will be approximately $25,000,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 years.

Real estate taxes payable in 1997 for the tax year ended 1996 (the most recent tax year for which information is generally available) were $607,457. The real estate taxes payable were calculated by multiplying Rivertree Court's assessed value by an equalizer of 1.0% and a tax rate of 7.422%.

On December 31, 1997, a total of 290,099 square feet was leased to forty-one tenants at Rivertree Court. The following tables set forth certain information with respect to the amount of and expiration of the lease at this Neighborhood Retail Center.


                  Square Feet   Lease     Renewal     Current        Rent per
  Lessee            Leased      Ends      Option     Annual Rent    Square Foot
  ------          -----------   -----     ------     -----------    -----------
Cannine Design       1,196     04/1999    1/5 yr.     $ 23,322        $19.50

Offshore             1,196     10/2000       -          21,528         18.00

Susi Masa Restaurant 1,196     07/1998    1/5 yr.       23,920         20.00

Kuts 'N Play         1,081     03/2001   1/10 yr.       20,539         19.00

State Farm Ins.      1,000     03/1998       -          18,980         18.98

Great Clips          1,000     07/2000    1/5 yr.       19,500         19.50

Dan Howard Maternity 1,000     03/2000   1/10 yr.       16,500         16.50

Cafe Pyrenee's       3,000     06/2001    1/7 yr.       48,000         16.00

Silborne's Bakery    2,000     08/2001    1/8 yr.       45,320         22.66

                  Square Feet   Lease     Renewal     Current        Rent per
  Lessee            Leased      Ends      Option     Annual Rent    Square Foot
  ------          -----------   -----     -------    -----------    -----------
Office Depot        26,555     01/2007   1/12 yr.     $180,574        $ 6.80

Old Country Buffet  10,400     12/2007       -          72,280          6.95

Harlem Furniture    15,140     06/2001    1/5 yr.      133,989          8.85

Crown Books          8,291     06/2001   1/13 yr.      107,783         13.00

Famous Footwear      5,600     04/1998   1/10 yr.       75,600         13.50

Peacock Restaurant   2,631     02/1999    1/8 yr.       46,043         17.50

Quizno's Classic
  Subs               1,950     09/1999    1/5 yr.       33,150         17.00

Jennifer Sofa Beds   2,318     12/2002   1/11 yr.       37,088         16.00

T.J. Maxx           25,020     04/2003   1/15 yr.      162,630          6.50

Eddie Z's            1,735     06/2002       -          43,375         25.00

Sizes Unlimited      4,942     03/1998       -          84,014         17.00

Spoke & Ski          4,942     01/2007       -          84,014         17.00

Karen's Hallmark     4,942     02/2004       -          69,188         14.00

Atlantis Bedrooms    4,942     01/2000   1/11 yr.       79,072         16.00

Petsmart            24,181     01/2012       -         312,902         12.94

Noodle Kidoodle     11,250     01/2006   1/11 yr.      157,500         14.00

Gino Bavaro Hair     2,246     05/1998       -          42,674         19.00

Golf Link            2,995     05/1999       -          44,925         15.00

Cyber Exchange       1,500     05/2002       -          24,750         16.50

Sara Lee Bakery      2,246     03/1999    1/5 yr.       34,701         15.45

Dinette Mart         2,520     07/2002    1/5 yr.       40,320         16.00

Michael's Crafts    17,100     03/1998   1/10 yr.      171,000         10.00

Frame Art            1,800     05/1999    1/5 yr.       31,050         17.25

Best Buy            44,384     01/2011       -         389,692          8.78

                  Square Feet   Lease     Renewal     Current        Rent per
  Lessee            Leased      Ends      Option     Annual Rent    Square Foot
  ------          -----------   -----     -------    -----------    -----------
Beauty and The Bead    800     06/2000       -        $ 16,000        $20.00

Cruise Center        1,000     03/1999       -          23,000         23.00

Ben & Jerry's        1,000     04/1998   1/10 yr.       31,000         31.00

Alphagraphics        2,000     11/2001       -          36,080         18.04

One Hour Moto Photo  1,000     01/2004    1/7 yr.       19,000         19.00

Tan Lines            1,000     11/2002    1/8 yr.       20,000         20.00

Currency Exchange    1,000     12/1998       -          20,000         20.00

Plitt Theatres      40,000     03/2008    2/5 yr.      720,000         18.00

Vacant               8,956


                                                                    Average      Percent of      Percent of
                                                                   Base Rent   Total Building    Annual Base
                         Approx. GLA    Annual Base               Per Square         GLA            Rent
              Number of  of Expiring      Rent of                 Foot Under     Represented   Represented by
Year Ending    Leases       Leases       Expiring   Total Annual   Expiring      by Expiring      Expiring
December 31,  Expiring   (square feet)    Leases    Base Rent (1)   Leases         Leases          Leases
------------  --------   -------------   ---------  -------------  ---------   --------------  --------------

   1998           7         20,690       $ 333,436   $3,589,079     $16.12          6.92%           9.29%

   1999           7         13,818         240,707    3,234,294      17.42          4.62            7.44

   2000           5          8,938         153,599    2,981,280      17.19          2.99            5.15

   2001           6         31,512         412,805    2,840,018      13.10         10.54           14.55

   2002           5          9,073         174,086    2,495,880      19.19          3.03            6.97

   2003           2         42,120         359,280    2,326,529       8.53         14.08           15.44

   2004           2          5,942          91,188    2,231,389      15.35          1.99            4.09

   2005           -           -               -       2,140,201        -             -               -

   2006           1         11,250         168,750    2,140,201      15.00          3.76            7.88

   2007           4         42,897         381,931    1,986,541       8.90         14.34           19.22


(1) No assumptions were made regarding the  releasing  of  expired  leases.   It is the opinion of the Company's

management that the space will be released at market rates.


The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers which reported a fair market value for the Rivertree Court property, as of July 10, 1997, of $32,000,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.


Shorecrest Plaza, Racine, Wisconsin

On July 25, 1997, the Company acquired the entire fee simple interest in a Neighborhood Retail Center located at 3900 Erie Street in Racine, Wisconsin known as "Shorecrest Plaza" from Shorecrest Shopping Center, L.L.C., an unaffiliated third party, for approximately $5,956,000. The purchase price was funded using cash and cash equivalents. The purchase price was approximately $65.32 per square foot, which the Company concluded was fair and reasonable and within the range of values indicated in an appraisal received by the Company and presented to the Company's board of directors.

Shorecrest Plaza was built in 1977 and consists of a one-story, multi-tenant retail facility aggregating 91,272 rentable square feet. As of December 31, 1997, Shorecrest Plaza was 96% leased (100% leased if the master lease, which lasts for one year is considered). In evaluating Shorecrest Plaza as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, existing rental rates compared to market rates, and occupancy. The Company believes that the center is located within a vibrant economic area. Although approximately 61% of the rentable square feet at Shorecrest Plaza is leased to two tenants, the Company's management believes that retenanting of any space which is vacated in the future should be accomplished relatively quickly and at rental rates comparable to those currently paid by the tenants at the facility. The Company did not consider any other factors materially relevant to the decision to acquire the property.

The Company does not anticipate making any significant repairs and improvements to Shorecrest Plaza over the next few years. Nevertheless, pursuant to the leases, a substantial portion of any cost of repairs and improvements would be paid by the tenants.

The table below sets forth certain information with respect to the occupancy rate at Shorecrest Plaza expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot. The Seller acquired the property in 1996 and information for prior years was not available.

                           Occupancy Rate
                                as of
Year Ending                 December 31,        Effective Annual Rental
December 31,                of Each Year            Per Square Foot
------------               --------------       -----------------------
  1996                           93%                     $7.47

Tenants leasing more than 10% of the total square footage are Schultz Savo Piggly-Wiggly, a grocery store, which leases 41,262 square feet, or approximately 45% of the rentable square feet and Wisconsin Health and Fitness, a health club, which leases 14,475 square feet or approximately 16% of the rentable square feet. The lease with Schultz Savo Piggly Wiggly requires Schultz Savo Piggly Wiggly to pay base rent equal to $6.50 per square foot per annum payable monthly until January 31, 2010. The lease with Schultz Savo Piggly Wiggly contains four options to renew, each for five years and at a base rent equal to $6.50 per square foot per annum payable monthly. The lease with Wisconsin Health and Fitness requires Wisconsin Health and Fitness to pay base rent equal to $6.00 per square foot per annum payable monthly until March 31, 1999, $6.25 per square foot per annum payable monthly until March 31, 2000, $6.50 per square foot per annum payable monthly until March 31, 2001, $6.75 per square foot per annum payable monthly until March 31, 2002, $7.00 per square foot per annum payable monthly until March 31, 2005 and $7.58 per square foot per annum payable monthly until March 31, 2007. The lease with Wisconsin Health and Fitness contains one option to renew for five years and requires Wisconsin Health and Fitness to pay base rent equal to $7.58 per square foot per annum payable monthly until March 31, 2010 and $8.00 per square foot per annum payable monthly until March 31, 2012.

For federal income tax purposes, the Company's depreciable basis in Shorecrest Plaza will be approximately $4,800,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 years.

Real estate taxes payable in 1997 for the tax year ended 1997 were $100,591.

On December 31, 1997, a total of 87,372 square feet was leased to thirteen tenants at Shorecrest Plaza. The following tables set forth certain information with respect to the amount of and expiration of leases at this Neighborhood Retail Center.




                  Square Feet   Lease     Renewal     Current          Rent per
  Lessee            Leased      Ends      Option     Annual Rent       Square Ft
  ------          -----------   -----     -------    -----------       ---------
Mail Retail          1,366     01/2000       -        $ 13,114          $ 9.60

Lehman's Bakery        553     04/1998       -           6,083           11.00

H & R Block            720     04/1999       -           7,920           11.00

Masters of
  Movement Dan       2,160     12/2000       -          19,440            9.00

                  Square Feet   Lease     Renewal     Current          Rent per
  Lessee            Leased      Ends      Option     Annual Rent       Square Ft
  ------          -----------   -----     -------    -----------       ---------
Schultz Savo
  Piggly Wiggly     41,262     01/2010    4/5 yr.     $268,203          $ 6.50

Shorecrest Pharmacy  7,320     11/2002       -          58,560            8.00

Wisconsin Health
  and Fitness       14,475     04/2007    1/5 yr.       86,850            6.00

Main Moon Chinese
  Restaurant         1,725     11/2005       -          15,698            9.10

Touch of Elegance    1,300     07/2000    1/5 yr.       13,299           10.23

Struck Brothers Inc. 2,466     01/2006       -          21,578            8.75

M & M Shorecrest
  Liquor             2,258     04/2000       -          18,064            8.00

Sports Physical
  Therapy            3,900     07/2000    1/5 yr.       47,703           12.23

Planet Video of
  Racine             7,867     08/2000    1/4 yr.       78,670           10.00

Foto Haus              -       01/2000       -           1,575         1,575.00

Vacant*              3,900

   *Master leased until April of 1998.


                                                                    Average      Percent of      Percent of
                                                                   Base Rent   Total Building    Annual Base
                         Approx. GLA    Annual Base               Per Square         GLA            Rent
              Number of  of Expiring      Rent of                 Foot Under     Represented   Represented by
Year Ending    Leases       Leases       Expiring   Total Annual   Expiring      by Expiring      Expiring
December 31,  Expiring   (square feet)    Leases    Base Rent (1)   Leases         Leases          Leases
------------  --------   -------------  ----------  ------------- ----------   --------------  --------------
  1998           1             553       $  6,083      666,155      $ 11.00         0.18%            0.91%

  1999           1             720          8,280      665,903        11.50         0.24             1.24

  2000           6          18,671        203,778      677,746        10.91         6.24            30.52

  2001           1             -            1,500      468,252     1,500.00         0.00             0.32

  2002           1           7,320         65,880      471,062         9.00         2.45            13.99




                                      -8-



                                                                    Average      Percent of      Percent of
                                                                   Base Rent   Total Building    Annual Base
                         Approx. GLA    Annual Base               Per Square         GLA            Rent
             Number of   of Expiring      Rent of                 Foot Under     Represented   Represented by
Year Ending   Leases        Leases       Expiring   Total Annual   Expiring      by Expiring      Expiring
December 31, Expiring    (square feet)    Leases    Base Rent (1)   Leases         Leases          Leases
------------ ---------   -------------  ----------- ------------- -----------  --------------- --------------
  2003           -             -             -        $409,516         -              -               -

  2004           -             -             -         410,255         -              -               -

  2005           1           1,725       $ 15,698      410,995      $  9.10          0.58%           3.82%

  2006           1           2,466         26,534      399,681        10.76          0.82            6.64

  2007           1          14,475        104,944      373,147         7.25         15.86           28.12


(1) No assumptions were made regarding the  releasing  of  expired  leases.   It is the opinion of the Company's
management that the space will be released at market rates.


The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers which reported a fair market value for the Shorecrest Plaza property, as of not be relied on as a measure of true worth or realizable value.


Dominick's, Glendale Heights, Illinois

On September 30, 1997, the Company acquired the entire fee simple interest in a Single User Retail Center located at 23W127 Army Trail Road, in Glendale Heights, Illinois which is leased to Dominick's Finer Foods ("Dominick's") from S-Prime Partners, an unaffiliated third party, for approximately $8,196,000. The purchase price was funded using cash and cash equivalents. The purchase price was approximately $118.96 per square foot, which the Company concluded was fair and reasonable and within the range of values indicated in an appraisal received by the Company and presented to the Company's board of directors.

Dominick's was built in 1997 and consists of a one-story, single-tenant retail facility aggregating 68,923 rentable square feet. As of December 31, 1997, Glendale Heights was 100% leased. In evaluating Dominick's as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, existing rental rates compared to market rates, and occupancy. The Company believes that the center is located within a vibrant economic area. Although 100% of the rentable square feet at Dominick's is leased to one tenant, the Company's management believes that retenanting of any space which is vacated in the future should be accomplished relatively quickly and at rental rates comparable to those currently paid by the tenant at the facility. The Company did not consider any other factors materially relevant to the decision to acquire the property.

The Company does not anticipate making any significant repairs and improvements over the next few years because the facility was completed in 1997. Nevertheless, pursuant to the lease, a substantial portion of any cost of repairs and improvements would be paid by the tenants.

This facility was completed in 1997 and since that time has been fully occupied by Dominick's Finer Foods.

The sole tenant is Dominick's Finer Foods who leases 100% of the rentable square feet. Dominick's Finer Foods is a regional grocery store chain. The lease with Dominick's Finer Foods requires Dominick's Finer Foods to pay base rent equal to $11.75 per square foot per annum payable monthly until April 30, 2007 and $11.90 per square foot per annum payable monthly from June 1, 2007 until May 31, 2017. The Dominick's Finer Foods lease also contains five options to renew the lease each for a five year period. If the first option is exercised, Dominick's Finer Foods will be required to pay base rent equal to $12.40 per square foot per annum payable monthly from June 1, 2017 until May 31, 2022. If the second option is exercised, Dominick's Finer Foods will be required to pay base rent equal to $12.90 per square foot per annum payable monthly from June 1, 2022 until May 31, 2027. If the third option is exercised, Dominick's Finer Foods will be required to pay base rent equal to $13.40 per square foot per annum payable monthly from June 1, 2027 until May 31, 2032. If the fourth option is exercised, Dominick's Finer Foods will be required to pay base rent equal to $13.90 per square foot per annum payable monthly from June 1, 2032 until May 31, 2037. If the fifth option is exercised, Dominick's Finer Foods will be required to pay base rent equal to $14.40 per square foot per annum payable monthly from June 1, 2037 until May 31, 2042.

For federal income tax purposes, the Company's depreciable basis in Dominick's will be approximately $6,900,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 years.

Information regarding real estate taxes payable in 1997 for the tax year ended 1996 (the most recent tax year for which information is generally available) is not available since Dominick's was completed in 1997. Prior to the completion of the Dominick's, the property was used as a nursery. The Company believes that any tax information relating to the nursery would not be useful to investors.

On December 31, 1997, a total of 68,923 square feet was leased to one tenant. The following tables set forth certain information with respect to the amount and expiration of the lease at this Neighborhood Retail Center.


                  Square Feet   Lease     Renewal     Current        Rent per
  Lessee            Leased      Ends      Option     Annual Rent    Square Foot
  ------          ----------    -----     ------     -----------    -----------

Dominick's Finer
  Foods             68,923      05/17    1/20 yr.     $809,845        $11.75

                                                          Average     Percent of    Percent of
                                                          Base Rent      Total      Annual Base
                        Approx. GLA  Annual Base   Total  Per Square  Building  GLA    Rent
  Year       Number of  of Expiring   Rent of     Annual  Foot Under   Represented  Represented
 Ending       Leases      Leases     Expiring      Base   Expiring     by Expiring  By Expiring
December 31, Expiring   (Sq. Ft.)    Leases      Rent (1) Leases        Leases        Leases
-----------  ---------  ----------- -----------  -------- ----------  ------------- -----------

   1998-
     2007        -           -           -       $809,845      -           -             -





The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers which reported a fair market value for the Glendale Heights Dominick's property, as of June 16, 1997, of $8,200,000.00. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.


Party City, Oak Brook Terrace, Illinois

On November 6, 1997, the Company acquired the entire fee simple interest in a Single User Retail Center located at 17W700 22nd Street in Oak Brook Terrace, Illinois known as "Party City" from D/M 22nd Street L.L.C., an unaffiliated third party, for approximately $1,975,000. The purchase price was funded using cash and cash equivalents. The purchase price was approximately $197.50 per square foot, which the Company concluded was fair and reasonable and within the range of values indicated in an appraisal received by the Company and presented to the Company's board of directors.

Party City was built in 1985 and consists of a one-story, single-tenant retail facility aggregating 10,000 rentable square feet. As of December 31, 1997, Party City was 100% leased. In evaluating Party City as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, existing rental rates compared to market rates, and occupancy. The Company believes that the center is located within a vibrant economic area. Although approximately 100% of the rentable square feet at Party City is leased to one tenant, the Company's management believes that retenanting of any space which is vacated in the future should be accomplished relatively quickly and at rental rates comparable to those currently paid by the tenant at the facility. The Company did not consider any other factors materially relevant to the decision to acquire the property.

The Company does not anticipate making any significant repairs and improvements to Party City over the next few years. Nevertheless, pursuant to the lease, a substantial portion of any cost of repairs and improvements would be paid by the tenant.

Party City had been vacant for the prior three years. The current lease term began in June 1997.

Party City Corporation, a party goods store, leases 10,000 square feet, or approximately 100% of the rentable square feet. The lease with Party City requires Party City to pay base rent equal to $20.00 per square foot per annum payable monthly until May 2002 and $21.50 per square foot per annum payable monthly from June 2002 until May 2007. The lease contains two options to renew, each for five years. If the first option is exercised, Party City will pay base rent equal to $23.00 per square foot per annum payable monthly from June 2007 until May 2012. If the second option is exercised, Party City will pay base rent equal to $24.50 per square foot per annum payable monthly from June 2012 until May 2017.

For federal income tax purposes, the Company's depreciable basis in Party City will be approximately $1,225,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 years.

Real estate taxes payable in 1997 for the tax year ended 1996 (the most recent tax year for which information is generally available) were $10,236. Taxes paid in 1997 might not be reflective of future taxes due to leasing of space.

On December 31, 1997, a total of 10,000 square feet was leased to one tenant at Party City. The following tables set forth certain information with respect to the amount of and expiration of the lease at this Neighborhood Retail Center.


                  Square Feet   Lease     Renewal     Current        Rent per
  Lessee            Leased      Ends      Option     Annual Rent    Square Foot
  ------          -----------   -----     -------    -----------    -----------
Party City
Corporation         10,000     5/2007     2/5 yr.     $200,000        $20.00

                                                          Average     Percent of    Percent of
                                                          Base Rent      Total      Annual Base
                        Approx. GLA  Annual Base   Total  Per Square  Building  GLA    Rent
  Year       Number of  of Expiring   Rent of     Annual  Foot Under   Represented  Represented
 Ending       Leases      Leases     Expiring      Base   Expiring     by Expiring  By Expiring
December 31, Expiring   (Sq. Ft.)    Leases      Rent (1) Leases        Leases        Leases
-----------  ---------  ----------- -----------  -------- ----------  ------------- -----------

   1998-
     2002        -           -           -       $200,000      -           -             -

   2003-
     2006        -           -           -        215,000      -           -             -

   2007          1         10,000   $ 215,000     215,000 $  21.50       100%          100%

(1) No assumptions were made regarding the releasing of  expired leases.  It is the opinion of the
Company's management that the space will be released at market rates.


The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers which reported a fair market value for the Party City property, as of October 1, 1997, of $2,000,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.


Roselle Eagle, Roselle, Illinois

On November 26, 1997, the Company acquired the entire fee simple interest in a Single-User Retail Center located at 550 West Lake Street in Roselle, Illinois known as "Roselle Eagle" from Capital Ventures, an unaffiliated third party, for approximately $2,900,000. The purchase price was funded using cash and cash equivalents. The purchase price was approximately $68.59 per square foot, which the Company concluded was fair and reasonable and within the range of values indicated in an appraisal received by the Company and presented to the Company's board of directors.

Roselle Eagle was built in 1990 and consists of a single-tenant retail facility aggregating 42,283 rentable square feet. As of December 31, 1997, Roselle Eagle was 100% leased. In evaluating Roselle Eagle as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant, price per square foot, existing rental rates compared to market rates, and occupancy. The Company believes that the center is located within a vibrant economic area. Although 100% of the rentable square feet at Roselle Eagle is leased to one tenant, the Company's management believes that retenanting of any space which is vacated in the future should be accomplished relatively quickly and at rental rates comparable to those currently paid by the tenant at the facility. The Company did not consider any other factors materially relevant to the decision to acquire the property.

The Company does not anticipate making any significant repairs and improvements to Roselle Eagle over the next few years. Nevertheless, pursuant to the lease, a substantial portion of any cost of repairs and improvements would be paid by the tenants.

The table below sets forth certain information with respect to the occupancy rate at Roselle Eagle expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.


                                     Occupancy Rate
                                          as of                    Effective
            Year Ending               December 31,               Annual Rental
           December 31,               of Each Year               Per Square Ft
           ------------               ------------               -------------

               1996                       100%                       $7.95
               1995                       100%                        7.95
               1994                       100%                        7.95
               1993                       100%                        7.95
               1992                       100%                        7.95

Eagle Food Centers, a grocery store, leases 42,283 square feet or 100% of the total square footage. The lease with Eagle requires Eagle to pay base rent equal to $7.95 per square foot per annum payable monthly until January 31, 2011. The lease with Eagle contains five options to renew, each for consecutive five year periods at a rate of $7.95 per square foot per annum payable monthly throughout the term.

For federal income tax purposes, the Company's depreciable basis in Roselle Eagle will be approximately $2,100,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 years.

Real estate taxes payable in 1997 for the tax year ended 1996 (the most recent tax year for which information is generally available) were $72,194.

On December 31, 1997, a total of 42,283 square feet was leased to one tenant at Roselle Eagle. The following tables set forth certain information with respect to the amount of and expiration of the lease at this Single-User Retail Center.


                  Square Feet   Lease     Renewal     Current        Rent per
  Lessee            Leased      Ends      Option     Annual Rent    Square Foot
  ------           --------     -----     ------     -----------    -----------

Eagle Food
 Centers, L.P.      42,283     01/2011    5/5 yr.     $335,979         $7.95

                                                          Average     Percent of    Percent of
                                                          Base Rent      Total      Annual Base
                        Approx. GLA  Annual Base   Total  Per Square  Building  GLA    Rent
  Year       Number of  of Expiring   Rent of     Annual  Foot Under   Represented  Represented
 Ending       Leases      Leases     Expiring      Base   Expiring     by Expiring  By Expiring
December 31, Expiring   (Sq. Ft.)    Leases      Rent (1) Leases        Leases        Leases
-----------  ---------  ----------- -----------  -------- ----------  ------------- -----------

   1998-
    2007         -           -           -       $335,979      -           -             -

(1) No assumptions were made regarding the releasing of expired leases.  It is the opinion of the Company's management that the space will be released at market rates.




The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers which reported a fair market value for the Roselle Eagle property, as of October 7, 1997, of $2,925,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

Countryside Shopping Center, Countryside, Illinois

On December 15, 1997, the Company acquired the entire fee simple interest in a Neighborhood Retail Center located at Joliet Road and Willow Springs Road in Countryside, Illinois known as "Countryside Shopping Center" from Arnold Lees Corporation, an unaffiliated third party, for approximately $2,300,000. The purchase price was funded using cash and cash equivalents. The purchase price was approximately $36.89 per square foot, which the Company concluded was fair and reasonable and within the range of values indicated in an appraisal received by the Company and presented to the Company's board of directors.

Countryside Shopping Center was built in 1975 and consists of a one-story, multi-tenant retail facility aggregating 62,344 rentable square feet. As of December 31, 1997, Countryside Shopping Center was 100% leased to one tenant, who in turn, sub-leases space to three tenants. In evaluating Countryside Shopping Center as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, existing rental rate compared to market rates, and occupancy. The Company believes that the center is located within a vibrant economic area. Although 100% of the rentable square feet at Countryside Shopping Center is leased to one tenant, the Company's management believes that retenanting of any space which is vacated in the future should be accomplished relatively quickly and at rental rates comparable to those currently paid by the tenants at the facility. The Company did not consider any other factors materially relevant to the decision to acquire the property.

The Company does not anticipate making any significant repairs and improvements to Countryside Shopping Center over the next few years. Nevertheless, pursuant to the lease, a substantial portion of any cost of repairs and improvements would be paid by the tenants.

The table below sets forth certain information with respect to the occupancy rate at Countryside Shopping Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.


                                     Occupancy Rate
                                          as of                    Effective
            Year Ending               December 31,               Annual Rental
           December 31,               of Each Year               Per Square Ft
           ------------               -------------              -------------
               1996                       100%                       $4.28
               1995                       100%                        4.20
               1994                       100%                        4.16
               1993                       100%                        4.16
               1992                       100%                        4.16


Dominick's Finer Foods, a grocery store, leases 100% of the total square footage. The lease with Dominick's requires Dominick's to pay base rent equal to $4.28 per square foot per annum payable monthly until June 2000. The lease with Dominick's contains three options to renew, each for consecutive five year periods at a rate of $4.28 per square foot per annum payable monthly.

For federal income tax purposes, the Company's depreciable basis in Countryside Shopping Center will be approximately $1,600,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 years.

Real estate taxes payable in 1997 for the tax year ended 1996 (the most recent tax year for which information is generally available) were $191,264. The real estate taxes payable were calculated by multiplying 1,141,073 assessed value by an equalizer of 2.1517 and a tax rate of 7.790%.

On December 31, 1997, a total of 62,344 square feet was leased to one tenant at Countryside Shopping Center. The following tables set forth certain information with respect to the amount of and expiration of the lease at this Neighborhood Retail Center.


                  Square Feet   Lease     Renewal     Current        Rent per
  Lessee            Leased      Ends      Option     Annual Rent    Square Foot

Dominick's Finer
  Foods             62,344     06/2000    3/5 yr.     $ 266,601       $ 4.28

                                                          Average     Percent of    Percent of
                                                          Base Rent      Total      Annual Base
                        Approx. GLA  Annual Base   Total  Per Square  Building  GLA    Rent
  Year       Number of  of Expiring   Rent of     Annual  Foot Under   Represented  Represented
 Ending       Leases      Leases     Expiring      Base   Expiring     by Expiring  By Expiring
December 31, Expiring   (Sq. Ft.)    Leases      Rent (1) Leases        Leases        Leases
-----------  ---------  ----------- -----------  -------- ----------  ------------- -----------

   1997           -          -           -       $266,601    -              -             -

   1998           -          -           -        266,601    -              -             -

   1999           -          -           -        266,601    -              -             -

   2000           1        62,344   $ 266,601     266,601 $ 4.28           100%          100%



(1) No assumptions were made regarding the releasing  of  expired leases.  It is the opinion of the
Company's management that the space will be released at market rates.


The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers which reported a fair market value for the Countryside Shopping Center property, as of October 13, 1997, of $2,300,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

Terramere Plaza, Arlington Heights, Illinois

On December 19, 1997, the Company acquired the entire fee simple interest in a Neighborhood Retail Center located at Lake-Cook Road and Arlington Heights Road in Arlington Heights, Illinois known as "Terramere Plaza" from C.B. Institution Fund VIII, an unaffiliated third party, for approximately $4,405,000. The purchase price was funded using cash and cash equivalents. The purchase price was approximately $107.53 per square foot, which the Company concluded was fair and reasonable and within the range of values indicated in an appraisal received by the Company and presented to the Company's board of directors.

Terramere Plaza was built in 1980 and consists of two one-story, multi-tenant retail facilities aggregating 40,965 rentable square feet. As of December 31, 1997, Terramere Plaza was 89% leased. In evaluating Terramere Plaza as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, existing rental rates compared to market rates, and occupancy. The Company believes that the center is located within a vibrant economic area. The Company's management believes that retenanting of any space which is vacated in the future should be accomplished relatively quickly and at rental rates comparable to those currently paid by the tenants at the facility. The Company did not consider any other factors materially relevant to the decision to acquire the property.

The  Company  anticipates   making   approximately   $195,000  of  repairs  and
improvements to Terramere Plaza for a new roof and parking lot overlay over the next few years.

The table below sets forth certain information with respect to the occupancy rate at Terramere Plaza expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.


                                     Occupancy Rate
                                          as of                    Effective
            Year Ending               December 31,               Annual Rental
           December 31,               of Each Year               Per Square Ft
           ------------               ------------               -------------

               1996                       100%                      $12.47
               1995                       100%                       12.21
               1994                        98%                       11.89
               1993                        92%                       11.72

There are no tenants leasing more than 10% of the total square footage at Terramere Plaza.

For federal income tax purposes, the Company's depreciable basis in Terramere Plaza will be approximately $3,300,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 years.

Real estate taxes payable in 1997 for the tax year ended 1996 (the most recent tax year for which information is generally available) were $247,803.

On December 31, 1997, a total of 36,255 square feet were leased to eighteen tenants at Terramere Plaza. The following tables set forth certain information with respect to the amount of and expiration of the lease at this Neighborhood Retail Center.

                  Square Feet   Lease     Renewal     Current        Rent per
  Lessee            Leased      Ends      Option     Annual Rent    Square Foot
  ------          ----------    -----     ------     -----------    -----------

White Hen            2,400      12/01     1/5 yr.      $16,800        $ 7.00
Scholastics Sports     750      10/00        -           9,000         12.00
Associated Travel      990      08/01        -          15,840         16.00
Mail Boxes Etc.        875      02/98    1/5 yr.        11,576         13.23
Otavio & Sons        1,255      03/05        -          20,933         16.68
Artist's Frame       2,255      10/00        -          28,581         12.67
Palmer Video         2,120      04/99        -          25,440         12.00
Kim's Temple         2,210      03/99     1/5 yr.       26,564         12.02
Yen Yen              3,430      03/03        -          43,801         12.77
Appell Dental        1,030      01/99     1/5 yr.       13,390         13.00
Pompei Rest.         2,370      04/98        -          32,588         13.75
Baird & Warner       3,000      03/00        -          51,000         17.00
Fancy Colours        3,950      03/99     1/8 yr.       55,932         14.16
Fast Food Pg
  Rest. Inc.         1,447      06/02     1/5 yr.       18,811         13.00
European Tan         1,200      06/99        -          16,631         13.86
A-1 Lock             1,718      10/01        -          18,211         10.60
Jeffery Scott, Ltd.  3,000      02/99        -          45,000         15.00
Illusions            2,255      12/02        -          30,443         13.50
Vacant               4,710



                                                          Average     Percent of    Percent of
                                                          Base Rent      Total      Annual Base
                        Approx. GLA  Annual Base   Total  Per Square  Building  GLA    Rent
  Year       Number of  of Expiring   Rent of     Annual  Foot Under   Represented  Represented
 Ending       Leases      Leases     Expiring      Base   Expiring     by Expiring  By Expiring
December 31, Expiring   (Sq. Ft.)    Leases      Rent (1) Leases        Leases        Leases
-----------  ---------  ----------- -----------  -------- ----------  ------------- -----------

   1998         2         3,245      $44,164     $483,969   $13.61       7.92%         9.13%

   1999         6        13,510      188,254      445,244    13.93      32.98         42.28

   2000         3         6,005       90,629      261,145    15.09      14.66         34.70

   2001         3         5,108       51,950      171,756    10.17      12.47         30.25

   2002         2         3,702       54,115      123,343    14.62       9.04         43.87

   2003         1         3,430       48,294       69,227    14.08       8.37         69.76

   2004         -          -            -          20,933      -          -             -

   2005         1         1,255       20,933       20,933    16.68       3.06        100.00



(1) No assumptions were made regarding the releasing of expired leases.  It is the opinion of the Company's management that the space will be released at market rates.


The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers which reported a fair market value for the Terramere Plaza property, as of December 11, 1997, of $4,550,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

Wilson Plaza, Batavia, Illinois

On December 22, 1997, the Company acquired the entire fee simple interest in a Neighborhood Retail Center located at Wilson Street and Prairie Street in Batavia, Illinois known as "Wilson Plaza" from American National Bank and Trust, as trustee under trust agreement dated June 18, 1986, Trust No. 67678, an unaffiliated third party, for approximately $1,300,000. The purchase price was funded using cash and cash equivalents. The purchase price was approximately $116.49 per square foot, which the Company concluded was fair and reasonable and within the range of values indicated in an appraisal received by the Company and presented to the Company's board of directors.

Wilson Plaza was built in 1986 and consists of a one-story, multi-tenant retail facility aggregating 11,160 rentable square feet. As of December 31, 1997, Wilson Plaza was 100% leased. In evaluating Wilson Plaza as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, existing rental rates compared to market rates, and occupancy. The Company believes that the center is located within a vibrant economic area. The Company's management believes that retenanting of any space which is vacated in the future should be accomplished relatively quickly and at rental rates comparable to those currently paid by the tenants at the facility. The Company did not consider any other factors materially relevant to the decision to acquire the property.

The Company does not anticipate making any significant repairs and improvements to Wilson Plaza over the next few years. Nevertheless, pursuant to the leases, a substantial portion of any cost of repairs and improvements would be paid by the tenants.

The table below sets forth certain information with respect to the occupancy rate at Wilson Plaza expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.


                                     Occupancy Rate
                                          as of                    Effective
            Year Ending               December 31,               Annual Rental
           December 31,               of Each Year               Per Square Ft
           ------------               ------------               -------------

               1996                       100%                      $12.64
               1995                       100%                       12.44
               1994                       100%                       12.39
               1993                       100%                       12.39
               1992                       100%                       12.39

Tenants leasing more than 10% of the total square footage include White Hen Pantry, a convenience store, Dimples Donuts, a donut shop, and Riverside Liquors, a liquor store. These leases require the payment of base annual rent, payable monthly as follows:


                                           Base Rent
                                          Per Square
                  Square Feet  % of Total   Foot Per         Lease Term
  Lessee            Leased    Square Feet    Annum      Beginning       To
-----------       ----------- ----------- ------------ ------------ ---------

White Hen Pantry    2,400        22%      $ 12.00       Currently    08/31/02
  Option 1                                  14.08       09/01/02     08/31/07
  Option 2                                  15.17       09/01/07     08/31/12
  Option 3                                  16.25       09/01/12     08/31/17

Dimples Donuts      2,100        19%      $ 12.50       Currently    12/31/98
                                            12.75       01/01/99     12/31/00
                                            13.00       01/01/01     12/31/01
  Option 1                                  13.00       01/01/02     12/31/02
                                            13.25       01/01/03     12/31/03
                                            13.50       01/01/04     12/31/04
                                            13.75       01/01/05     12/31/05
                                            14.00       01/01/06     12/31/06

Riverside Liquors   2,485        22%         9.36       Currently    04/31/01


For federal income tax purposes, the Company's depreciable basis in Wilson Plaza will be approximately $975,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 years.

Real estate taxes payable in 1997 for the tax year ended 1996 (the most recent tax year for which information is generally available) were $25,089.

On December 31, 1997, a total of 11,160 square feet were leased to seven tenants at Wilson Plaza. The following tables set forth certain information with respect to the amount of and expiration of the lease at this Neighborhood Retail Center.


                  Square Feet   Lease     Renewal     Current        Rent per
  Lessee            Leased      Ends      Option     Annual Rent    Square Foot
  ------          ----------    -----     ------     -----------    -----------

White Hen Pantry     2,400      08/02     3/5 yr.      $28,800        $12.00
Dimples Donuts       2,100      12/01     1/5 yr.       26,250         12.50
Wilsons Cleaners     1,050      07/02     3/5 yr.       16,275         15.50
Subway Sandwiches    1,050      02/00      -            15,750         15.00
Rosati's Pizza       1,025      11/02     2/5 yr.       14,350         14.00
Riverside Liquors    2,485      04/01      -            23,260          9.36
Fantastic Sams       1,050      11/01      -            15,225         14.50

                                                          Average     Percent of    Percent of
                                                          Base Rent      Total      Annual Base
                        Approx. GLA  Annual Base   Total  Per Square  Building  GLA    Rent
  Year       Number of  of Expiring   Rent of     Annual  Foot Under   Represented  Represented
 Ending       Leases      Leases     Expiring      Base   Expiring     by Expiring  By Expiring
December 31, Expiring   (Sq. Ft.)    Leases      Rent (1) Leases        Leases        Leases
-----------  ---------  ----------- -----------  -------- ----------  ------------- -----------

   1998          -           -           -       $139,910      -           -             -

   1999          -           -           -        141,485      -           -             -

   2000          1         1,050    $  16,800     142,003 $  16.00         9%           12%

   2001          3         5,635       65,785     125,991    11.67        51            52

   2002          3         4,475       60,463      60,463    13.51        40           100


(1) No assumptions were made regarding the releasing of expired leases.  It is the opinion of the Company's management that the space will be released at market rates.




The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers which reported a fair market value for the Wilson Plaza property, as of September 21, 1997, of $1,320,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.


Iroquois Center, Naperville, Illinois

On December 29, 1997, the Company acquired the entire fee simple interest in a Neighborhood Retail Center located at Ogden Avenue and Iroquois Avenue in Naperville, Illinois known as "Iroquois Center" from Graystone Realty Corporation, an unaffiliated third party, for approximately $11,900,000. The purchase price was funded using cash and cash equivalents. The purchase price was approximately $84.40 per square foot, which the Company concluded was fair and reasonable and within the range of values indicated in an appraisal received by the Company and presented to the Company's board of directors.

Iroquois Center was built in 1983 and consists of two one-story, multi-tenant retail facilities aggregating 140,981 rentable square feet. As of December 31 1997, Iroquois Center was 81% leased. In evaluating Iroquois Center as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, existing rental rates compared to market rates, and occupancy. The Company believes that the center is located within a vibrant economic area. Although approximately 30% of the rentable square feet at Iroquois Center is leased to two tenants, the Company's management believes that retenanting of any space which is vacated in the future should be accomplished relatively quickly and at rental rates comparable to those currently paid by the tenants at the facility. The Company did not consider any other factors materially relevant to the decision to acquire the property.

The Company does not anticipate making any significant repairs and improvements to Iroquois Center over the next few years. Nevertheless, pursuant to the leases, a substantial portion of any cost of repairs and improvements would be paid by the tenants.

The table below sets forth certain information with respect to the occupancy rate at Iroquois Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.


                                     Occupancy Rate
                                          as of                    Effective
            Year Ending               December 31,               Annual Rental
           December 31,               of Each Year               Per Square Ft
           ------------               ------------               -------------

               1996                        79%                       $8.67
               1995                        78%                        8.59
               1994                        78%                        6.81
               1993                        74%                   Not Available
               1992                        63%                   Not Available


Tenants leasing more than 10% of the total square footage include Total Beverage, a liquor and beverage store and Sears, a hardware store. These leases require the payment of base annual rent, payable monthly as follows:


                                           Base Rent
                                          Per Square
                  Square Feet  % of Total   Foot Per         Lease Term
  Lessee            Leased    Square Feet    Annum      Beginning       To
-----------       ----------- ----------- ------------ ------------ ---------

Total Beverage      20,000        14%     $   13.00     Currently    01/31/03
                                              14.00     02/01/03     01/31/08
   Option 1                                   15.00     02/01/08     01/31/13
   Option 2                                   16.00     02/01/13     01/31/18
   Option 3                                   17.00     02/01/18     01/31/23

Sears               21,824        15%          5.46     Currently    05/31/98
                                               5.96     06/01/98     05/31/99
                                               6.46     06/01/99     05/31/00
                                               7.45     06/01/00     05/31/01
                                               7.70     06/01/01     05/31/02
   Option 1                                    8.69     06/01/02     05/31/05
                                              10.92     06/01/05     05/31/08
   Option 2                                   10.92     06/01/08     05/31/14
   Option 3                                   12.91     06/01/14     05/31/20


For federal income tax purposes, the Company's depreciable basis in Iroquois Center will be approximately $8,170,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 years.

Real estate taxes payable in 1997 for the tax year ended 1996 (the most recent tax year for which information is generally available) were $205,422.

On December 31, 1997, a total of 114,629 square feet was leased to twenty-seven tenants at Iroquois Center. The following tables set forth certain information with respect to the amount of and expiration of the leases at this Neighborhood Retail Center.


                  Square Feet   Lease     Renewal     Current        Rent per
  Lessee            Leased      Ends      Option     Annual Rent    Square Foot
  ------          ----------    -----     ------     -----------    -----------

Total Beverage      20,000      11/07     3/5 yr.     $260,000        $13.00
Whole Foods (Dark)  10,000      03/03      -            80,000          8.00
Swingles Furniture   2,400      11/98      -            31,200         13.00
Sears               21,824      05/02     3/6 yr.      119,160          5.46
Starbucks            1,412      02/04     1/5 yr.       28,240         20.00
Kinkos               8,000      08/03     1/5 yr.       80,000         10.00
Cucina Roma          6,575      10/18      -           105,200         16.00
The Chalkboard       9,050      12/98     1/5 yr.       52,580          5.81
Dr. David Newkirk    1,212      10/01      -            21,210         17.50
Fan C Fans           2,000      10/99      -            30,000         15.00
Frank Gironda Salon  1,600      05/98      -            24,800         15.50
American Speedy      1,600      09/01      -            24,000         15.00
Court Sports Plus    1,701      02/98      -            26,365         15.50
Let's Dance          4,879      07/01      -            60,987         12.50
Desktop Express      4,807      12/00     3/3 yr.       62,491         13.00
Sakura of Tokyo      3,030      08/99      -            54,540         18.00
Clothes Clean
  Center             1,080      06/01      -            15,606         14.45
West Suburban
  Currency           1,136      07/98      -            18,176         16.00
Mail Boxes Etc.      1,065      08/00      -            17,040         16.00
Rausch
  Rehabilitation     2,280      08/99      -            35,340         15.50
Illinois Federal
  Credit             1,357      03/00      -            20,355         15.00
Ben's Bistro and
  Catering           1,704      04/99     1/5 yr.       26,412         15.50
One Hour Photo       1,222      04/99     1/5 yr.       23,218         19.00
Travel Agents Intl.  1,373      08/00      -            25,743         18.75
The Chocolate Crave    994      05/99     1/5 yr.       14,910         15.00
A Wolff Tan Sun
  Center             1,116      08/01      -            20,791         18.63
Adreienne's Unusual
  Gifts              1,212      07/99      -            18,180         15.00
Vacant              26,352

                                                           Average    Percent of    Percent of
                                                           Base Rent     Total      Annual Base
                        Approx. GLA Annual Base   Total    Per Square Building  GLA    Rent
  Year       Number of  of Expiring   Rent of    Annual    Foot Under  Represented  Represented
 Ending       Leases      Leases     Expiring     Base     Expiring    by Expiring  By Expiring
December 31, Expiring   (Sq. Ft.)    Leases     Rent (1)   Leases       Leases        Leases
-----------  ---------  ----------- ----------- --------   ---------- ------------- -----------

   1998          5        15,887    $ 153,123   $1,299,906 $  9.64       11.27%        11.78%

   1999          7        12,442      207,550    1,168,467   16.68        8.83         17.76

   2000          4         8,602      129,303      983,498   15.03        6.10         13.15

   2001          5         9,887      152,622      833,474   15.44        7.01         17.28

   2002          1        21,824      168,045      740,309    7.70       15.48         22.70

   2003          2        18,000      180,000      576,264   10.00       12.77         31.24

   2004          1         1,412       31,064      432,044   22.00        1.00          7.19

   2005-
    2007         -          -            -         400,980     -           -             -

   2008          1        20,000      280,000      400,980   14.00       14.19         69.83


(1) No assumptions were made regarding the releasing of expired leases.  It is the opinion of the Company's management that the space will be released at market rates.




The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers which reported a fair market value for the Iroquois Center property, as of December 9, 1997, of $12,100,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.


Fashion Square, Skokie, Illinois

On December 30, 1997, the Company acquired the entire fee simple interest in a Neighborhood Retail Center located on Skokie Boulevard in Skokie, Illinois known as "Fashion Square" from I.D.S./JMB Balanced Growth, Ltd., an Illinois Limited Partnership, an unaffiliated third party, for approximately $9,255,000. The purchase price was funded using cash and cash equivalents of $3,055,000 and assuming the existing bond financing, in the remaining principal balance of $6,200,000. Monthly interest only payments are due on the financing through the December 1, 2014 maturity date. The interest rate changes weekly and is currently 4.1%. The bond financing is secured by a Letter of Credit issued by LaSalle National Bank, who receives an annual fee of 1.25% of the outstanding principal balance. The purchase price was approximately $109.42 per square foot, which the Company concluded was fair and reasonable and within the range of values indicated in an appraisal received by the Company and presented to the Company's board of directors.

Fashion Square was built in 1984 and consists of a one-story, multi-tenant retail facility aggregating 84,580 rentable square feet. As of December 31, 1997, Fashion Square was 88% leased. In evaluating Fashion Square as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, existing rental rates compared to market rates, and occupancy. The Company believes that the center is located within a vibrant economic area. Although approximately 38% of the rentable square feet at Fashion Square is leased to two tenants, the Company's management believes that retenanting of any space which is vacated in the future should be accomplished relatively quickly and at rental rates comparable to those currently paid by the tenants at the facility. The Company did not consider any other factors materially relevant to the decision to acquire the property.

The Company does not anticipate making any significant repairs and improvements to Fashion Square over the next few years. Nevertheless, pursuant to the leases, a substantial portion of any cost of repairs and improvements would be paid by the tenants.

The table below sets forth certain information with respect to the occupancy rate at Fashion Square expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

                                     Occupancy Rate
                                          as of                    Effective
            Year Ending               December 31,               Annual Rental
           December 31,               of Each Year               Per Square Ft
           ------------               ------------               -------------
               1996                        89%                      $ 11.02
               1995                        89%                        11.28
               1994                       100%                        13.64

Tenants leasing more than 10% of the total square footage include Cost Plus, a home furnishings and accessories store, and Designer Shoe Center, a shoe store. These leases require the payment of base annual rent, payable monthly as follows:
                                           Base Rent
                                          Per Square
                  Square Feet  % of Total   Foot Per         Lease Term
  Lessee            Leased    Square Feet    Annum      Beginning       To
-----------       ----------- ----------- ------------ ------------ ---------

Cost Plus           17,190        20%     $   12.00     Currently    01/31/01
                                              12.75     02/01/01     01/31/05
                                              13.50     02/01/05     01/31/08
  Option 1                                    14.00     02/01/08     01/31/13
  Option 2                                    15.00     02/01/13     01/31/18
  Option 3                                    16.00     02/01/18     01/31/23

Designer Shoe
  Center            15,000        18%     $   12.70     Currently    05/31/05
  Option 1                                    14.50     06/01/05     05/31/10
  Option 2                                    15.50     06/01/10     05/31/15
  Option 3                                    16.50     06/01/15     05/31/20
  Option 4                                    18.50     06/01/20     05/31/25

For federal income tax purposes, the Company's depreciable basis in Fashion Square will be approximately $7,000,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 years.

Real estate taxes payable in 1996 for the tax year ended 1995 (the most recent tax year for which information is generally available) were $478,356.

On December 31, 1997, a total of 74,080 square feet was leased to fifteen tenants at Fashion Square. The following tables set forth certain information with respect to the amount of and expiration of the leases at this Neighborhood Retail Center.

                  Square Feet   Lease     Renewal     Current        Rent per
  Lessee            Leased      Ends      Option     Annual Rent    Square Foot
  ------          ----------    -----     ------     -----------    -----------

Cost Plus            17,190     01/08     3/5 yr.     $206,280        $12.00
Designer Shoe
  Center             15,000     05/05     4/5 yr.      190,500         12.70
Cosmetic Center       5,280     01/01     1/5 yr.       73,920         14.00
Lenscrafters          7,110     07/99     3/5 yr.       88,662         12.47
Factory Card Outlet   3,500     01/01     1/5 yr.       47,250         13.50
Once Upon a Child     3,000     12/00        -          27,000          9.00
Hair Cuttery          1,050     04/01        -          17,850         17.00
Old Navy Storage        950     12/98        -           4,199          4.42
Sally Beauty          2,500     08/99     1/5 yr.       36,250         14.50
Deutsch Luggage       3,000     08/99        -          45,000         15.00
Fox's                 2,000     12/02        -          31,000         15.50
The Answer            4,000     02/02        -          64,000         16.00
Edens Bank            3,000     09/99        -          60,000         20.00
A T & T Wireless      2,500     07/02        -          37,500         15.00
Lane Bryant           4,000     12/02        -          60,000         15.00
Vacant               10,500

                                                          Average     Percent of    Percent of
                                                          Base Rent      Total      Annual Base
                        Approx. GLA  Annual Base   Total  Per Square  Building  GLA    Rent
  Year       Number of  of Expiring   Rent of     Annual  Foot Under   Represented  Represented
 Ending       Leases      Leases     Expiring      Base   Expiring     by Expiring  By Expiring
December 31, Expiring   (Sq. Ft.)    Leases      Rent (1) Leases        Leases        Leases
-----------  ---------  ----------- -----------  -------- ----------  ------------- -----------

   1998          1           950    $   4,199    $925,411 $   4.42        1.18%          .45%

   1999          4        15,610      229,912     922,712    14.73       19.37%        24.92%

   2000          1         3,000       30,000     694,300    10.00        3.72%         4.32%

   2001          3         9,830      139,020     664,300    14.14       12.20%        20.93%

   2002          3         8,500      128,500     538,173    15.12       10.55%        23.88%

   2003          -          -            -        409,673      -           -             -

   2004          -          -            -        409,673      -           -             -

   2005          1        15,000      109,500     409,673    12.70       18.62%        46.50%

   2006          -          -            -        232,065      -           -             -

   2007          -          -            -        232,065      -           -             -


(1) No assumptions were made regarding the releasing of expired leases.  It is the opinion of the Company's management that the space will be released at market rates.




The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers which reported a fair market value for the Fashion Square property, as of December 12, 1997, of $9,400,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.


Naper West Plaza, Naperville, Illinois

On December 30, 1997, the Company acquired the entire fee simple interest in a Neighborhood Retail Center located at Route 59 in Naperville, Illinois known as "Naper West Plaza" from Naper West, Ltd., an unaffiliated third party, for approximately $14,850,000. The purchase price was funded using cash and cash equivalents. The purchase price was approximately $89.86 per square foot, which the Company concluded was fair and reasonable and within the range of values indicated in an appraisal received by the Company and presented to the Company's board of directors.

Naper West Plaza was built in 1985 and consists of a one-story, multi-tenant retail facility, a four-unit retail outlot and a single-tenant outlot, aggregating 165,261 rentable square feet. As of December 31, 1997, Naper West Plaza was 85.5% leased (100% leased if the master lease, which terminates
December 31, 1998, is considered). In evaluating Naper West Plaza as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, existing rental rates compared to market rates, and occupancy. The Company believes that the center is located within a vibrant economic area. Although approximately 35% of the rentable square feet at Naper West Plaza is leased to two tenants, the Company's management believes that retenanting of any space which is vacated in the future should be accomplished relatively quickly and at rental rates comparable to those currently paid by the tenants at the facility. The Company did not consider any other factors materially relevant to the decision to acquire the property.

The Company does not anticipate making any significant repairs and improvements to Naper West Plaza over the next few years. Nevertheless, pursuant to the leases, a substantial portion of any cost of repairs and improvements would be paid by the tenants.

The table below sets forth certain information with respect to the occupancy rate at Naper West Plaza expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

                                     Occupancy Rate
                                          as of                    Effective
            Year Ending               December 31,               Annual Rental
           December 31,               of Each Year               Per Square Ft
           ------------               ------------               -------------
               1996                        91%                      $ 9.23
               1995                        89%                        9.43
               1994                        93%                        8.84

Tenants leasing more than 10% of the total square footage include Douglas T.V., a T.V. retail store, and T.J. Maxx, a discount clothing store. These leases require the payment of base annual rent, payable monthly as follows:

                                           Base Rent
                                          Per Square
                  Square Feet  % of Total   Foot Per         Lease Term
  Lessee            Leased    Square Feet    Annum      Beginning       To
-----------       ----------- ----------- ------------ ------------ ---------

Douglas T.V.       23,764         14%     $    4.84     Currently    12/31/02
  Option 1                                     9.90     01/01/03     12/31/08

T.J. Maxx          33,260         20%          7.50     Currently    11/30/99
  Option 1                                     8.00     12/01/99     11/30/04

For federal income tax purposes, the Company's depreciable basis in Naper West Plaza will be approximately $10,800,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 years.

Real estate taxes payable in 1997 for the tax year ended 1996 (the most recent tax year for which information is generally available) were $281,483.

On December 31, 1997, a total of 141,269 square feet was leased to twenty-six tenants at Naper West Plaza. The following tables set forth certain information with respect to the amount of and expiration of the leases at this Neighborhood Retail Center.


                  Square Feet   Lease     Renewal     Current        Rent per
  Lessee            Leased      Ends      Option     Annual Rent    Square Foot
  ------          ----------    -----     ------     -----------    -----------

El Famous Burrito    1,888      03/98     1/5 yr.     $ 33,984        $18.00
Shogun Steakhouse    2,403      04/02        -          38,351         15.96
H & R Block          1,048      04/00        -          26,410         25.20
White Mountain
  Creamery           1,415      05/01        -          25,356         17.92
American Mattress    3,109      12/99        -          38,085         12.25
Roger Dunn Golf      4,981      03/02     1/5 yr.       54,791         11.00
National Monument    1,000      06/00        -          18,500         18.50
DOTS                 3,465      01/99        -          41,580         12.00
Douglas T.V.        23,764      12/02     1/5 yr.      115,018          4.84
Once Upon a Child    2,961      09/99        -          42,194         14.25
Nature's Corner      2,363      06/98        -          25,993         11.00
Famous Footwear      5,520      10/99     1/5 yr.       68,172         12.35
Payless Shoes        3,711      12/98        -          51,954         14.00
Dress Barn           3,737      01/99        -          62,782         16.80
Bo Rics              2,204      11/98     1/5 yr.       23,142         10.50
Jenny Craig          2,852      12/98        -          48,484         17.00
Perfume Depot        1,930      10/98     1/5 yr.     $ 22,677        $11.75
TJ Maxx             33,260      11/99     1/5 yr.      249,450          7.50
Pepper's Waterbeds   7,128      06/02        -          85,536         12.00
Brady's Craft Mart   9,217      05/99        -          87,561          9.50
American Oak        11,122      08/00        -          55,610          5.00
Computer Renaissance 1,980      09/01     1/5 yr.       37,620         19.00
For Eyes Optical     3,209      09/02        -          49,740         15.50
Casual Male          2,856      10/99        -          57,120         20.00
Jewelry 3            4,146      01/01     1/5 yr.       80,847         19.50
Olive Garden     Ground Lease   10/98    1/10 yr.       79,968           -
Vacant              23,992

                                                           Average    Percent of    Percent of
                                                           Base Rent     Total      Annual Base
                        Approx. GLA Annual Base   Total    Per Square Building  GLA    Rent
  Year       Number of  of Expiring  Rent of     Annual    Foot Under  Represented  Represented
 Ending       Leases      Leases    Expiring      Base     Expiring    by Expiring  By Expiring
December 31, Expiring   (Sq. Ft.)   Leases      Rent (1)   Leases       Leases        Leases
-----------  ---------  ----------- ----------- --------   ---------- ------------- -----------

   1998          7         14,948   $ 286,203   $1,582,296 $ 19.15        9.04%        18.09%

   1999          8         64,125     718,417    1,327,620   11.20       38.79         54.11

   2000          3         13,170     111,642      615,226    8.48        7.97         18.15

   2001          3          7,541     151,385      507,582   20.07        4.56         29.82

   2002          5         41,544     359,252      359,252    8.65       25.13        100.00


(1) No assumptions were made regarding the releasing of expired leases.  It is the opinion of the Company's management that the space will be released at market rates.




The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers which reported a fair market value for the Naper West Plaza property, as of December 17, 1997, of $14,950,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.


Woodfield Plaza, Schaumburg, Illinois

On January 2, 1998, the Company acquired the entire fee simple interest in a Neighborhood Retail Center located at Golf Road and Basswood Road in Schaumburg, Illinois known as "Woodfield Plaza" from System Realty Seven, Inc., an unaffiliated third party, for approximately $19,200,000. The purchase price was funded using cash and cash equivalents. The purchase price was approximately $108.22 per square foot, which the Company concluded was fair and reasonable and within the range of values indicated in an appraisal received by the Company and presented to the Company's board of directors.

Woodfield Plaza was built in 1992 and consists of a one-story, multi-tenant retail facility, a free-standing building and an outlot, aggregating 177,418 rentable square feet. As of December 31, 1997, Woodfield Plaza was 100% leased. In evaluating Woodfield Plaza as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, existing rental rates compared to market rates, and occupancy. The Company believes that the center is located within a vibrant economic area. Although approximately 78% of the rentable square feet at Woodfield Plaza is leased to three tenants, the Company's management believes that retenanting of any space which is vacated in the future should be accomplished relatively quickly and at rental rates comparable to those currently paid by the tenants at the facility. The Company did not consider any other factors materially relevant to the decision to acquire the property.

The Company does not anticipate making any significant repairs and improvements
to Woodfield Plaza over  the  next  few  years.   Nevertheless, pursuant to the
leases, a substantial portion of any cost of repairs and improvements would be paid by the tenants.

The table below sets forth certain information with respect to the occupancy rate at Woodfield Plaza expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.


                                     Occupancy Rate
                                          as of                    Effective
            Year Ending               December 31,               Annual Rental
           December 31,               of Each Year               Per Square Ft
           ------------               ------------               -------------

               1997                       100%                      $ 11.73
               1996                       100%                        10.94
               1995                       100%                        10.50
               1994                        98%                   Not Available

Tenants leasing more than 10% of the total square footage include Kohl's, a department store, Linen 'N Things, a house wares store and Barnes & Noble, a book store. These leases require the payment of base annual rent, payable monthly as follows:

                                           Base Rent
                                          Per Square
                  Square Feet  % of Total   Foot Per         Lease Term
  Lessee            Leased    Square Feet    Annum      Beginning       To
-----------       ----------- ----------- ------------ ------------ ---------

Kohl's              83,258        47%     $    8.75     Currently    10/31/02
                                               9.62     11/01/02     10/31/07
                                              10.58     11/01/07     10/31/12

Linen 'N Things     32,800        18%     $   10.35     Currently    04/30/98
                                              11.25     05/01/98     09/30/00

Barnes & Noble      22,988        13%     $   19.70     Currently    09/30/02
                                              22.85     10/01/02     09/30/07
                                              26.80     10/01/07     10/31/12


For federal income tax purposes, the Company's depreciable basis in Woodfield Plaza will be approximately $14,500,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 years.

Real estate taxes payable in 1997 for the tax year ended 1996 (the most recent tax year for which information is generally available) were $513,949.

On December 31, 1997, a total of 177,418 square feet was leased to ten tenants at Woodfield Plaza. The following tables set forth certain information with respect to the amount of and expiration of the lease at this Neighborhood Retail Center.


                  Square Feet   Lease     Renewal     Current        Rent per
  Lessee            Leased      Ends      Option     Annual Rent    Square Foot
  ------          ----------    -----     ------     -----------    -----------

Kohl's              83,258      10/12        -        $728,508        $ 8.75
Paul Harris          3,800      04/99      1/5 yr.      62,700         16.50
Famous Footwear      5,610      05/98        -          67,320         12.00
Cosmetic Center      5,482      05/98        -          76,748         14.00
Linen 'N Things     32,800      12/98        -         339,480         10.35
Barnes & Noble      22,988      10/12        -         452,864         19.70
Davids Bridal       12,044      01/09        -         201,135         16.70
Weight Watchers      2,486      11/00      1/5 yr.      39,776         16.00
America's Best       4,000      08/05      1/10 yr.     64,000         16.00
Leather & Comfort    4,950      12/98        -          48,000          9.70


                                                           Average    Percent of    Percent of
                                                           Base Rent     Total      Annual Base
                        Approx. GLA Annual Base   Total    Per Square Building  GLA    Rent
  Year       Number of  of Expiring   Rent of    Annual    Foot Under  Represented  Represented
 Ending       Leases      Leases     Expiring     Base     Expiring    by Expiring  By Expiring
December 31, Expiring   (Sq. Ft.)    Leases     Rent (1)   Leases       Leases        Leases
-----------  ---------  ----------- ----------- --------   ---------- ------------- -----------

   1998          4        48,842    $ 561,083   $2,110,065 $ 11.49       27.53%        26.59%

   1999          1         3,800       62,700    1,592,164   16.50        2.14          3.94

   2000          1         2,486       42,262    1,530,707   17.00        1.40          2.76

   2001          -          -            -       1,488,445     -           -             -

   2002          -          -            -       1,492,445     -           -             -

   2003          -          -            -       1,637,291     -           -             -

   2004          -          -            -       1,643,313     -           -             -

   2005          1         4,000       72,000    1,643,313   18.00        2.25          4.38

   2006          -          -            -       1,571,313     -           -             -

   2007          -          -            -       1,571,313     -           -             -


(1) No assumptions were made regarding the releasing of expired leases.  It is the opinion of the Company's management that the space will be released at market rates.



The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers which reported a fair market value for the Woodfield Plaza property, as of December 5, 1997, of $19,200,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

The Shops at Coopers Grove, Country Club Hills, Illinois

On January 9, 1998, the Company acquired the entire fee simple interest in a Neighborhood Retail Center located at 183rd and Crawford in Country Club Hills, Illinois known as the "Shops at Coopers Grove" from Midwest Property Group, an unaffiliated third party, for approximately $5,800,000. The purchase price was funded using cash and cash equivalents. The purchase price was approximately $79.98 per square foot, which the Company concluded was fair and reasonable and within the range of values indicated in an appraisal received by the Company and presented to the Company's board of directors.

The Shops at Coopers Grove was built in 1991 and consists of a one-story, multi-tenant retail facility aggregating 72,518 rentable square feet. As of December 31, 1997, the Shops at Coopers Grove was 96% leased (100% leased if the master lease, which lasts for one year, is considered). In evaluating The Shops at Coopers Grove as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, existing rental rates compared to market rates, and occupancy. The Company believes that the center is located within a vibrant economic area. Although approximately 77% of the rentable square feet at the Shops at Coopers Grove is leased to one tenant, the Company's management believes that retenanting of any space which is vacated in the future should be accomplished relatively quickly and at rental rates comparable to those currently paid by the tenants at the facility. The Company did not consider any other factors materially relevant to the decision to acquire the property.

The Company does not anticipate making any significant repairs and improvements to the Shops at Coopers Grove over the next few years. Nevertheless, pursuant to the leases, a substantial portion of any cost of repairs and improvements would be paid by the tenants.

The table below sets forth certain information with respect to the occupancy rate at The Shops at Coopers Grove expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.


                                     Occupancy Rate
                                          as of                    Effective
            Year Ending               December 31,               Annual Rental
           December 31,               of Each Year               Per Square Ft
           ------------               ------------               -------------

               1996                        87%                      $ 7.54
               1995                        87%                        7.48
               1994                        87%                        7.37
               1993                        85%                        7.22
               1992                        85%                        7.22

One tenant leases more than 10% of the total square footage, Eagle Food Center, a grocery store. This lease requires the payment of base annual rent, payable monthly as follows:


                                           Base Rent
                                          Per Square
                  Square Feet  % of Total   Foot Per         Lease Term
  Lessee            Leased    Square Feet    Annum      Beginning       To
-----------       ----------- ----------- ------------ ------------ ---------

Eagle Food Center   56,118        77%     $    7.99     Currently    06/30/11
   Option 1                                    7.99     07/01/11     06/30/36



For federal income tax purposes, the Company's depreciable basis in the Shops at Coopers Grove will be approximately $4,400,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 years.

Real estate taxes payable in 1997 for the tax year ended 1996 (the most recent tax year for which information is generally available) were $324,407.

On December 31, 1997, a total of 69,318 square feet was leased to seven tenants at the Shops at Coopers Grove. The following tables set forth certain information with respect to the amount of and expiration of the leases at this Neighborhood Retail Center.


                  Square Feet   Lease     Renewal     Current        Rent per
  Lessee            Leased      Ends      Option     Annual Rent    Square Foot
  ------          ----------    -----     ------     -----------    -----------

Eagle Food Center    56,118     06/11    1/25 yr.     $448,382        $ 7.99
Blockbuster Video     6,400     07/02    1/20 yr.       51,200          8.00
Baskin Robbins        1,200     06/01        -          22,800         19.00
Chop Suey             1,200     10/12        -          21,441         17.87
Subway                1,200     04/01     1/5 yr.       18,458         15.38
4-Star Cleaners       1,600     07/01        -          25,599         16.00
Allstate Ins.         1,600     04/00        -          15,199          9.50
Vacant                3,200

                                                          Average     Percent of    Percent of
                                                          Base Rent      Total      Annual Base
                        Approx. GLA  Annual Base   Total  Per Square  Building  GLA    Rent
  Year       Number of  of Expiring   Rent of     Annual  Foot Under   Represented  Represented
 Ending       Leases      Leases     Expiring      Base   Expiring     by Expiring  By Expiring
December 31, Expiring   (Sq. Ft.)    Leases      Rent (1) Leases        Leases        Leases
-----------  ---------  ----------- -----------  -------- ----------  ------------- -----------

   1998          -           -           -       $603,083      -           -             -

   1999          -           -           -        607,679      -           -             -

   2000          1          1,600   $  16,800     612,403 $  10.50        2.21%         2.74%

   2001          3          4,000      72,788     597,187    18.20        5.52         12.19

   2002          2          7,600      77,264     525,647    10.17       10.48         14.70

   2003-
    2007         -           -           -        448,383      -           -             -


(1) No assumptions were made regarding the releasing of expired leases.  It is the opinion of the Company's management that the space will be released at market rates.




The Company received a letter appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers which reported a fair market value for the Shops at Coopers Grove property, as of December 31, 1997 of not less than $5,800,000.00. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

Potential Property Acquisitions

Oak Forest Commons, Oak Forest, Illinois

The Company has entered into a letter agreement to purchase the entire fee simple interest in a Neighborhood Retail Center located at the northeast corner of 159th Street and Central Avenue in Oak Forest, Illinois known as "Oak Forest". Under the terms of the acquisition, the Company would purchase Oak Forest from T-L Oak Forest Commons, Inc., an unaffiliated third party, for approximately $11.84 million.

On July 31, 1997 the Company made an additional deposit of $524,390. The Company earns interest on the July 31 deposit at the rate of 9.3% per annum.

Lake Park Plaza, Michigan City, Indiana

The Company anticipates purchasing the entire fee simple interest in a Neighborhood Retail Center located in Michigan City, Indiana, known as "Lake Park Plaza" from an unaffiliated third party for a purchase price of approximately $12,275,000. Lake Park Plaza was built in 1990 and consists of a one-story, multi-tenant retail facility aggregating 229,639 square feet. Tenants leasing more than 10% of the total square footage include Wal-Mart and Roundy's.

Orland Park, Orland Park, Illinois

The Company anticipates purchasing the entire fee simple interest in a Neighborhood Retail Center located in Orland Park, Illinois, known as "Orland Park" from an unaffiliated third party for a purchase price of approximately $1,250,000. Orland park was built in 1997 and consists of a one-story, multi-tenant retail facility aggregating 8,500 square feet. Tenants leasing more than 10% of the total square footage include Video Update and All Cleaners.

West Chicago Dominick's, West Chicago, Illinois

The Company anticipates purchasing the entire fee simple interest in a Single User Retail Center located in West Chicago, Illinois, known as "West Chicago Dominick's" from an unaffiliated third party for a purchase price of approximately $6,300,000. West Chicago Dominick's was built in 1990 and consists of a one-story, single-tenant retail facility aggregating 77,000 square feet. The center is 100% leased to Dominick's Finer Foods.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                         AND RESULTS OF OPERATIONS

Certain statements in this "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in this Supplement No. 7 constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among other things, limitations on the area in which the Company may acquire properties; risks associated with borrowings secured by the Company's properties; competition for tenants and customers; federal, state or local regulations; adverse changes in general economic or local conditions; competition for property acquisitions with third parties that have greater financial resources than the Company; inability of lessees to meet financial obligations; uninsured losses; risks of failing to qualify as a REIT; and potential conflicts of interest between the Company and its affiliates including the Advisor.


Liquidity and Capital Resources

As of July 24, 1996, the Company had received subscriptions for a total of 5,000,000 Shares, thereby completing the initial Offering. On July 24, 1996, the Company commenced a Second Offering of 10,000,000 shares. As of July 10, 1997, the Company had received subscriptions for a total of 10,000,000 Shares, thereby completing the Second Offering. On July 14, 1997, the Company commenced a Third Offering of 20,000,000 Shares. As of September 30, 1997, the Company had received subscriptions for a total of 3,732,611 Shares from the Third Offering. In addition, the Company has distributed 529,560 Shares through the Company's Distribution Reinvestment Program. As a result, Gross Offering Proceeds, total $191,185,844, net of Shares repurchased through the Share Repurchase Program. As of September 30, 1997, the Company has repurchased 36,199 Shares through the Share Repurchase Program.

The Company's capital needs and resources are expected to undergo changes as a result of the completion of the initial public offering of Shares, the commencement of the follow-on Offerings and the acquisition of properties. Operating cash flow is expected to increase as these additional properties are added to the portfolio. Distributions to Stockholders are determined by the Company's Board of Directors and are dependent on a number of factors, including the amount of funds available for distribution, the Company's financial condition, capital expenditures, and the annual distribution required to maintain REIT status under the Code.

Cash and cash equivalents consists of cash and short-term investments. Cash and cash equivalents at September 30, 1997 and December 31, 1996 were $30,003,445 and $8,491,735 respectively. The increase in cash and cash equivalents since December 31, 1996 is due to the additional sales proceeds raised and $32,848,379 in additional loan proceeds from financing the properties. Partially offsetting these increases in cash and cash equivalents was the purchase of additional properties since December 31, 1996 and the payment of Offering costs. The Company intends to use cash and cash equivalents to purchase additional properties, to pay distributions and to pay offering costs.

As of September 30, 1997, the Company had acquired thirty-six properties. The properties owned by the Company are currently generating sufficient cash flow to cover operating expenses of the Company plus pay a monthly distribution on weighted average shares. Commencing with the fourth quarter of 1996, the Company increased the monthly distributions from 8.0% to 8.3% per annum on weighted average shares. Beginning March 1, 1997, the Company increased the monthly distribution paid to 8.5% per annum on weighted average shares. Beginning August 1, 1997, the Company increased the monthly distribution paid to 8.7% per annum on weighted average shares. Distributions declared for the nine months ended September 30, 1997 were $8,285,244, a portion of which represents a return of capital for federal income tax purposes. The return of capital portion of the distributions cannot be determined at this time and will be calculated at year end.

Management of the Company monitors the various qualification tests the Company must meet to maintain its status as a real estate investment trust. Large ownership of the Company's stock is tested upon purchase to determine that no more than 50% in value of the outstanding stock is owned directly, or indirectly, by five or fewer persons or entities at any time. Management of the Company also determines, on a quarterly basis, that the Gross Income, Asset and Distribution Tests as described in the section of the Prospectus entitled "Federal Income Tax Considerations--Taxation of the Company--REIT Qualification Tests" are met. On an ongoing basis, as due diligence is performed by management of both the Company and the Advisor on potential real estate purchases or temporary investment of uninvested capital, management of both entities determines that the income from the new asset will qualify for REIT purposes. Beginning with the year ended December 31, 1995, the Company qualified as a REIT.

Cash Flows From Operating Activities

Net cash provided by operating activities increased by approximately $7,419,821 for the nine months ended September 30, 1997 to $9,809,108 from $2,389,287 for the same period in 1996. This increase is due primarily to an increase in net income for the nine months ended September 30, 1997, as compared to the net income for the nine months ended September 30, 1996. This increase in net income is due to the purchase of additional properties. As of September 30, 1997, the Company had acquired thirty-six properties, as compared to thirteen properties as of September 30, 1996.

Cash Flows From Investing Activities

During the nine months ended September 30, 1997, the Company utilized $99,031,269 in investing activities for the purchase of fifteen properties, as compared to the $26,729,537 utilized in the nine months ended September 30, 1996 for the purchase of seven properties.

In addition, the Company made deposits totaling $3,018,530 for the purchase of two centers to be completed in late 1997.

Cash Flows From Financing Activities

For the nine months ended September 30, 1997, the Company generated $115,598,014 of cash flows from financing activities as compared to $43,020,331 of cash flows generated from financing activities for the nine months ended September 30, 1996. This increase is due primarily to the increase in proceeds raised from the Offering of $110,092,663 for the nine months ended September 30, 1997, as compared to $40,246,259 of Offering proceeds raised for the nine months ended September 30, 1996 and loan proceeds, net of principal payment of debt, received in the nine months ended September 30, 1997. This increase is partially offset by an increase in the cash used for the payment of Offering costs for the nine months ended September 30, 1997. The increase is also partially offset by an increase in the amount of distributions paid for the nine months ended September 30, 1997 of $7,518,259 as compared to the distributions paid for the nine months ended September 30, 1996 of $1,989,199.

The Advisor has guaranteed payment of all public offering expenses (excluding selling commissions, the marketing contribution and the due diligence expense allowance fee) in excess of 5.5% of the Gross Offering Proceeds of the Offering (the "Gross Offering Proceeds") or all organization and offering expenses (including such selling expenses) which together exceed 15% of the Gross Offering Proceeds. As of September 30, 1997, organizational and offering costs did not exceed this limitation.

Results of Operations

As of September 30, 1997, subscriptions for a total of 19,262,171 Shares were received from the public resulting in $191,185,844 in Gross Offering Proceeds, which includes the Advisor's capital contribution of $200,000 and Shares purchased through the DRP.

Funds from operations ("FFO") means net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and other non-cash items. FFO and funds available for distribution for the nine months ended September 30, 1997 and 1996 are calculated as follows:

                                                   September 30, September 30,
                                                       1997          1996
                                                       ----          ----
     Net income................................... $ 5,329,961     1,332,939
     Depreciation.................................   3,007,678       561,983
                                                   ------------  ------------
       Funds from operations(1)...................   8,337,639     1,894,922

     Deferred rent receivable (2).................    (441,104)      (63,007)
     Rental income received under
      Master lease agreements (3).................     296,688       305,054
                                                   ------------  ------------
     Funds available for distribution............. $ 8,193,223     2,136,969
                                                   ============  ============


  (1) FFO does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs. FFO should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flow as a measure of liquidity.

  (2) Reference is made to Note (5) of the Notes to Financial Statements of the Company.

  (3) As part of the purchase of some of the properties, the Company will receive rent under master lease agreements on some of the spaces currently vacant for periods ranging from one to two years or until the spaces are leased. Generally accepted accounting principles require that as these payments are received, they be recorded as a reduction in the purchase price of the properties rather than as rental income. Reference is made to Note (5) of the Notes to Financial Statements of the Company.

Total income for the nine months ended September 30, 1997 and 1996 was $19,655,649 and $3,641,605, respectively. This increase was due to the purchase of additional properties. As of September 30, 1997, the Company had acquired thirty-six properties, as compared to thirteen properties as of September 30, 1996. The purchase of additional properties also resulted in increases in property operating expenses to Affiliates and non-affiliates and depreciation expense.

The increase in mortgage interest to Affiliates and non-affiliates for the nine months ended September 30, 1997, as compared to the nine months ended September 30, 1996, is due to financing placed on previously acquired centers as well as mortgages assumed as part of the purchases of Regency Point, Aurora Commons and Rivertree Court. The mortgages payable totaled $88,774,835 for the nine months ended September 30, 1997 as compared to $18,003,626 for the nine months ended September 30, 1996. The Company continues to have a mortgage collateralized by the Walgreens, Decatur property payable to an Affiliate.

Interest income is the result of cash and cash equivalents being invested in short-term investments until a property is purchased.

The increases in professional services to non-affiliates and general and administrative expenses to Affiliates and non-affiliates for the three and nine months ended September 30, 1997, as compared to the three and nine months ended September 30, 1996, is due to the management of an increased number of real estate assets.


The following is a list of approximate physical occupancy levels for the Company's investment properties as of the end of each quarter during 1996 and 1997. N/A indicates the property was not owned by the Company at the end of the quarter.

                                    1996                        1997
                          ------------------------    ------------------------
                            at    at    at    at        at    at    at    at
      Properties           03/31 06/30 09/30 12/31     03/31 06/30 09/30 12/31
      ----------           ----- ----- ----- -----     ----- ----- ----- -----

Walgreens                   100%  100%  100%  100%      100%  100%  100%
  Decatur, Illinois
Eagle Crest                 100%  100%  100%  100%       97%   97%   97%
  Naperville, Illinois
Montgomery-Goodyear         100%  100%  100%  100%       77%   77%   77%
  Montgomery, Illinois
Hartford/Naperville Plaza   100%  100%  100%  100%      100%  100%   94%
  Naperville, Illinois
Nantucket Square             81%   81%   94%   85%       94%   94%   96%
  Schaumburg, Illinois
Antioch Plaza                49%   49%   49%   57%       59%   59%   68%*
  Antioch, Illinois
Mundelein Plaza             100%  100%  100%  100%      100%   96%   97%
  Mundelein, IL
Regency Point               N/A    97%   97%   97%      100%  100%   97%
  Lockport, IL
Prospect Heights            N/A    78%  100%  100%       83%   83%   83%*
  Prospect Heights, IL
Montgomery-Sears            N/A    85%   85%   85%       85%   85%   85%*
  Montgomery, IL

                                    1996                        1997
                          ------------------------    ------------------------
                            at    at    at    at        at    at    at    at
      Properties           03/31 06/30 09/30 12/31     03/31 06/30 09/30 12/31
      ----------           ----- ----- ----- -----     ----- ----- ----- -----
Zany Brainy                 N/A   N/A   100%  100%      100%  100%  100%
  Wheaton, IL
Salem Square                N/A   N/A    97%   97%       97%   97%   97%*
  Countryside, IL
Hawthorn Village            N/A   N/A    99%   98%       97%   98%   99%
  Vernon Hills, IL
Six Corners                 N/A   N/A   N/A    92%       94%   94%   94%
  Chicago, IL
Spring Hill Fashion Ctr.    N/A   N/A   N/A    95%       96%   96%   96%
  West Dundee, IL
Crestwood Plaza             N/A   N/A   N/A   100%      100%  100%  100%
  Crestwood, IL
Park St. Claire             N/A   N/A   N/A   100%      100%  100%  100%
  Schaumburg, IL
Lansing Square              N/A   N/A   N/A    89%       90%   90%   90%
  Lansing, IL
Summit of Park Ridge        N/A   N/A   N/A    81%       82%   81%   84%*
  Park Ridge, IL
Grand and Hunt Club         N/A   N/A   N/A   100%      100%  100%  100%
  Gurnee, IL
Quarry Outlot               N/A   N/A   N/A   100%      100%  100%  100%
  Hodgkins, IL
Maple Park Place            N/A   N/A   N/A   N/A        99%   97%   98%
  Bolingbrook, IL
Aurora Commons              N/A   N/A   N/A   N/A        99%  100%  100%
  Aurora, IL
Lincoln Park Place          N/A   N/A   N/A   N/A       100%  100%  100%
  Chicago, IL
Ameritech                   N/A   N/A   N/A   N/A       N/A   100%  100%
  Joliet, IL
Dominicks-Schaumburg        N/A   N/A   N/A   N/A       N/A   100%  100%
  Schaumburg, IL
Dominicks-Highland Park     N/A   N/A   N/A   N/A       N/A   100%  100%
  Highland Park, IL
Niles Shopping Center       N/A   N/A   N/A   N/A       N/A   100%   87%
  Niles, IL
Mallard Crossing            N/A   N/A   N/A   N/A       N/A    95%   95%*
  Elk Grove Village, IL
Cobblers Crossing           N/A   N/A   N/A   N/A       N/A    91%   89%*
  Elgin, IL
Calumet Square              N/A   N/A   N/A   N/A       N/A   100%  100%
  Calumet City, IL
Sequoia Shopping Center     N/A   N/A   N/A   N/A       N/A    96%   97%*
  Milwaukee, WI
Riversquare Shopping Center N/A   N/A   N/A   N/A       N/A   100%  100%
  Naperville, IL

                                    1996                        1997
                          ------------------------    ------------------------
                            at    at    at    at        at    at    at    at
      Properties           03/31 06/30 09/30 12/31     03/31 06/30 09/30 12/31
      ----------           ----- ----- ----- -----     ----- ----- ----- -----
Rivertree Court            N/A    N/A   N/A   N/A       N/A   N/A    97%*
  Vernon Hills, IL
Shorecrest Plaza           N/A    N/A   N/A   N/A       N/A   N/A    96%*
  Racine, WI
Dominicks-Glendale Heights N/A    N/A   N/A   N/A       N/A   N/A   100%
  Glendale Heights, IL

  * As part of the purchase of these properties the Company receives rent under master lease agreements on the space which was vacant at the time of the purchase, resulting in 100% economic occupancy at September 30, 1997 for Montgomery-Sears, Mallard Crossing, Sequoia Shopping Center and Shorecrest Plaza, 98% economic occupancy for Cobblers Crossing and 99% occupancy for Rivertree Court. The master lease agreements resulted in 100% economic occupancy through June 30, 1997 for Antioch Plaza and through August 1, 1997 for Salem Square, at which times the master leases expired.

    As part of the purchase of Summit of Park Ridge, a portion of the Seller's proceeds were escrowed for the monthly release of master lease payments. The master lease agreements along with credits for signed leases resulted in 90% economic occupancy at September 30, 1997.

    The master lease agreements are for periods ranging from one to two years or until the spaces are leased.

    The Company has received termination fees resulting in 100% economic occupancy for Prospect Heights through September 30, 1997.

Subsequent Events

     In   October  1997,  the  Company  paid  a  distribution  of $1,315,932 to the Stockholders.

     On November 6, 1997, the Company purchased the Party City from an unaffiliated third party for approximately $1,975,000. The property is located in Oakbrook Terrace, Illinois and contains approximately 10,000 square feet of leasable space.

     In   October  1997,  the  Company  committed  to  additional financing secured by Niles Shopping Center, Ameritech, Calumet Square and Sequoia Shopping Center properties totaling $4,677,795 from an unaffiliated lender. The funding of these loans is to occur prior to December 31, 1997. The mortgage loans have a term of seven years and, prior to maturity date, require payments of interest only, fixed at 7.23%.

     On   October  1997,  the  Company  committed  to  additional financing
secured  by  Dominicks-Highland  Park  property   for $6,400,000 from an
unaffiliated lender. The funding of this loan is to occur on or before December 15, 1997. The mortgage loan has a term of seven years and, prior to maturity date, require payments of interest only, fixed at 7.21%.

     On the behalf of the Company, the Advisor is currently exploring the purchase of additional shopping centers from unaffiliated third parties.

                   SUMMARY OF ORGANIZATIONAL DOCUMENTS

     The Company anticipates seeking Stockholder approval at the annual meeting to be held later in the spring of 1998 to amend the Company's Organizational Documents and to expand the provisions relating to Indemnification to indemnify the Company's Officers, employees and agents to the fullest extent provided by Maryland statutory or decisional law.

                           PLAN OF DISTRIBUTION

     As of July 10, 1997, the Company had received subscriptions for a total of 10,000,000 Shares thereby completing the follow-on Offering. On July 14, 1997, the Company commenced a second follow-on Offering of 20,000,000 Shares plus an additional 1,000,000 Shares available for
distribution through the DRP.   As of January 12, 1998 the Company had
accepted subscriptions for 9,704,489 Shares ($87,825,624 net of Selling Commissions, the Marketing Contributions and the Due Diligence Expense Allowance Fee).

     Inland Securities Corporation, an Affiliate of the Advisor, serves as dealer manager of the Offering and is entitled to receive selling commissions and certain other amounts. As of January 12, 1998, Inland Securities Corporation was entitled to receive commissions, the Marketing Contribution and the Due Diligence Expense Allowance Fee totaling $9,219,264 in connection with the Offering. An Affiliate of the Advisor is also entitled to receive Property Management Fees for management and leasing services. The Company incurred and paid Property Management Fees of approximately $1,120,000 for the year ended
December 31, 1997 and $229,307 for the year ended December 31, 1996. The Advisor may also receive an annual Advisor Asset Management Fee of not more than 1% of the Average Invested Assets, paid quarterly. For the year ended December 31, 1997, the Company had incurred
Advisor Asset Management Fees of $843,000.

     Investors are advised that for sales made to individuals residing in the State of Minnesota, warrants will be issued only to Inland Securities Corporation. No one else may receive warrants as commissions for sales. This provision does not apply to sales outside of Minnesota.

            DISTRIBUTION REINVESTMENT AND SHARE REPURCHASE PROGRAM

     The Company's Board of Directors, including a majority of the Independent Directors, has determined not to terminate the Distribution

                                 EXPERTS

     The historical summary of gross income and direct operating expenses of Rivertree Court Shopping Center for the year ended December 31, 1996, the historical summary of gross income and direct operating expenses of Shorecrest Plaza Shopping Center for the year ended December 31, 1996, the historical summary of gross income and direct operating expenses of Wilson Plaza Shopping Center for the year ended December 31, 1996, the historical summary of gross income and direct operating expenses of Iroquois Center for the year ended December 31, 1996, the historical summary of gross income and direct operating expenses of Fashion Square Shopping Center for the year ended December 31, 1996, the historical summary of gross income and direct operating expenses of Naper West Shopping Center for the year ended December 31, 1996, have been included herein in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                          ADDITIONAL INFORMATION

     The  Commission also maintains a site on the World Wide  Web at
http://www.sec.gov   that  contains   reports,   proxy   and
information   statements   and   other   information    regarding
registrants that file electronically with the Commission.



                       INDEX TO FINANCIAL STATEMENTS
                                                                            Page
Inland Real Estate Corporation

     Balance Sheets at September 30, 1997 (unaudited) and December 31, 1996  F-1

     Statements of Operations for the three and nine months ended
     September 30, 1997 and 1996 (unaudited)                                 F-3

     Statements of Stockholders' Equity at September 30, 1997 (unaudited) and
     December 31, 1996                                                       F-4

     Statements of Cash Flows for the nine months ended September 30, 1997 and
     1996 (unaudited)                                                        F-5

     Notes to Financial Statements September 30, 1997 (unaudited)            F-7

     Pro Forma Balance Sheet at September 30, 1997 (unaudited)              F-18

     Notes to Pro Forma Balance Sheet at September 30, 1997 (unaudited)     F-20

     Pro Forma Statement of Operations for the nine months ended
     September 30, 1997 (unaudited)                                         F-24

     Notes to Pro Forma Statement of Operations for the nine months
     ended September 30, 1997 (unaudited)                                   F-26

     Pro Forma Statement of Operations for the year ended
     December 31, 1996 (unaudited)                                          F-31

     Notes to Pro Forma Statement of Operations for the year
     ended December 31, 1996 (unaudited)                                    F-33

Rivertree Court

     Independent Auditors' Report                                           F-50

     Historical Summary of Gross Income and Direct Operating Expenses
     for the year ended December 31, 1996 of Rivertree Court                F-51

     Notes to the Historical Summary of Gross Income and Direct Operating
     Expenses for the year ended December 31, 1996 of Rivertree Court       F-52

Shorecrest Plaza

     Independent Auditors' Report                                           F-54

     Historical Summary of Gross Income and Direct Operating Expenses
     for the year ended December 31, 1996 of Shorecrest Plaza               F-55

     Notes to the Historical Summary of Gross Income and Direct Operating
     Expenses for the year ended December 31, 1996 of Shorecrest Plaza      F-56

Wilson Plaza

     Independent Auditors' Report                                           F-58

     Historical Summary of Gross Income and Direct Operating Expenses
     for the year ended December 31, 1996 of Wilson Plaza                   F-59

     Notes to the Historical Summary of Gross Income and Direct Operating
     Expenses for the year ended December 31, 1996 of Wilson Plaza          F-60

Iroquois Plaza

     Independent Auditors' Report                                           F-62

     Historical Summary of Gross Income and Direct Operating Expenses
     for the year ended December 31, 1996 of Iroquois Plaza                 F-63

     Notes to the Historical Summary of Gross Income and Direct Operating
     Expenses for the year ended December 31, 1996 of Iroquois Plaza        F-64

Fashion Square

     Independent Auditors' Report                                           F-66

     Historical Summary of Gross Income and Direct Operating Expenses
     for the year ended December 31, 1996 of Fashion Square                 F-67

     Notes to the Historical Summary of Gross Income and Direct Operating
     Expenses for the year ended December 31, 1996 of Fashion Square        F-68

Naper West Plaza

     Independent Auditors' Report                                           F-70

     Historical Summary of Gross Income and Direct Operating Expenses
     for the year ended December 31, 1996 of Naper West Plaza               F-71

     Notes to the Historical Summary of Gross Income and Direct Operating
     Expenses for the year ended December 31, 1996 of Naper West Plaza      F-72

Woodfield Plaza

     Independent Auditors' Report                                           F-74

     Historical Summary of Gross Income and Direct Operating Expenses
     for the year ended December 31, 1996 of Woodfield Plaza                F-75

     Notes to the Historical Summary of Gross Income and Direct Operating
     Expenses for the year ended December 31, 1996 of Woodfield Plaza       F-76






                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                                Balance Sheets

                   September 30, 1997 and December 31, 1996
                                  (unaudited)


                                    Assets
                                    ------

                                                       1997          1996
                                                       ----          ----
Investment properties (Notes 1, 4 and 5):
  Land............................................ $ 55,549,498   24,705,743
  Building and improvements.......................  171,812,967   69,927,238
                                                   ------------- ------------
                                                    227,362,465   94,632,981
  Less accumulated depreciation...................    4,116,716    1,109,038
                                                   ------------- ------------
  Net investment properties.......................  223,245,749   93,523,943

Cash and cash equivalents including amounts
  held by property manager (Note 1)...............   30,003,445    8,491,735
Restricted funds..................................    1,236,638      122,043
Accounts and rents receivable (Note 5)............    4,390,658    1,914,756
Deposits and other assets.........................    3,049,474       95,828
Deferred organization costs (net of accumulated
  amortization of $9,612 and $5,492 at September
  30, 1997 and December 31, 1996, respectively)
  (Note 1)........................................       17,850       21,970
Loan fees (net of accumulated amortization of
  $100,158 and $11,875 at September 30, 1997 and
  December 31, 1996, respectively) (Note 1).......      781,665      338,411
                                                   ------------- ------------
    Total assets.................................. $262,725,479  104,508,686
                                                   ============= ============












                See accompanying notes to financial statements.

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                                Balance Sheets
                                  (continued)

                   September 30, 1997 and December 31, 1996
                                  (unaudited)



                     Liabilities and Stockholders' Equity
                     ------------------------------------

                                                       1997          1996
Liabilities:                                           ----          ----
  Accounts payable................................ $    112,204      289,912
  Accrued offering costs to Affiliates............      837,277      298,341
  Accrued offering costs to non-affiliates........       96,647        4,236
  Accrued interest payable to Affiliates..........        4,660        4,718
  Accrued interest payable to non-affiliates......      515,811       52,402
  Accrued real estate taxes.......................    4,278,033    2,770,889
  Distributions payable (Note 7)..................    1,315,932      548,947
  Security deposits...............................      570,115      247,769
  Mortgages payable (Note 6)......................   88,774,835   30,838,233
  Unearned income.................................      759,656       64,590
  Other liabilities...............................      227,106       32,820
  Due to Affiliates (Note 2)......................      744,502      255,591
                                                   ------------- ------------
    Total liabilities.............................   98,236,778   35,408,448
                                                   ------------- ------------

Stockholders' Equity (Notes 1 and 2):
  Common stock, $.01 par value, 106,000,000 Shares
    authorized; 19,262,171 and 19,225,972 issued
    and outstanding at September 30, 1997, and
    8,144,116 and 8,137,766 Shares issued and
    outstanding at December 31, 1996,
    respectively..................................      191,409       81,000
  Additional paid-in capital (net of offering
    costs of $22,249,025 and 10,500,108 at
    September 30, 1997 and December 31, 1996,
    respectively, of which $18,551,218 and
    $8,096,213 was paid to Affiliates,
    respectively).................................  168,745,410   70,512,073
  Accumulated distributions in excess of
    net income....................................   (4,448,118)  (1,492,835)
                                                   ------------- ------------
    Total stockholders' equity....................  164,488,701   69,100,238
                                                   ------------- ------------
Total liabilities and stockholders' equity........ $262,725,479  104,508,686
                                                   ============= ============




                See accompanying notes to financial statements.

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                           Statements of Operations

        For the three and nine months ended September 30, 1997 and 1996
                                  (unaudited)

                                        Three months          Nine months
                                           ended                 ended
                                        September 30,        September 30,
                                        -------------        -------------
                                       1997       1996       1997       1996
Income:                                ----       ----       ----       ----
  Rental income (Notes 1 and 5).... $6,204,790  1,258,317 14,176,240  2,578,953
  Additional rental income.........  1,159,442    396,095  4,569,303    785,719
  Interest income..................    358,797     87,474    833,600    212,063
  Other income.....................     15,286     12,064     76,506     64,870
                                    ---------- ---------- ---------- ----------
                                     7,738,315  1,753,950 19,655,649  3,641,605
                                    ---------- ---------- ---------- ----------
Expenses:
  Professional services to
    Affiliates.....................       -         5,780     19,470     16,434
  Professional services to
    non-affiliates.................      8,228      4,723     72,153     40,951
  General and administrative
    expenses to Affiliates.........     26,284     (9,319)    64,339     42,116
  General and administrative
    expenses to non-affiliates.....     14,510     15,424     77,198     21,418
  Advisor asset management fee.....    417,159    116,809    940,159    242,341
  Property operating expenses
    to Affiliates..................    349,929     67,501    766,259    139,597
  Property operating expenses
    to non-affiliates..............  1,341,468    560,438  5,384,314  1,007,064
  Mortgage interest to Affiliates.. 14,000 20,670 72,513 49,993 Mortgage interest to
    non-affiliates.................  1,666,344     82,335  3,724,060    160,139
  Depreciation.....................  1,368,159    284,483  3,007,678    561,983
  Amortization.....................     32,144      1,373     92,403      4,119
  Acquisition costs expensed.......     52,293      5,361    105,142     22,511
                                    ---------- ---------- ---------- ----------
                                     5,290,518  1,155,578 14,325,688  2,308,666
                                    ---------- ---------- ---------- ----------
    Net income..................... $2,447,797    598,372  5,329,961  1,332,939
                                    ========== ========== ========== ==========

Net income per weighted average
  common stock shares outstanding
  (16,779,827 and 5,166,900 for the
  three months ended September 30,
  1997 and 1996, respectively and
  12,854,708 and 3,688,310 for the
  nine months ended September 30,
  1997 and 1996, respectively)..... $      .15        .12        .41        .36
                                    ========== ========== ========== ==========

                See accompanying notes to financial statements.

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                      Statements of Stockholders' Equity

                   September 30, 1997 and December 31, 1996
                                  (unaudited)

                                                     Accumulated
                                          Additional Distributions
                               Common       Paid-in  in excess of
                                Stock      Capital    net income   Total
                             ----------- ----------- ----------- ------------

Balance January 1, 1996..... $   19,996   16,835,183   (240,113)  16,615,066

Net income..................       -            -     2,452,221    2,452,221

Distributions declared
  ($.82 for the year ended
  December 31, 1996 per
  weighted average common
  stock shares outstanding).       -            -    (3,704,943) (3,704,943)

Proceeds from Offering (net
  of Offering costs of
  $7,378,933)..............      61,038   53,707,177       -      53,768,215

Repurchases of Shares.......        (34)     (30,287)      -         (30,321)
                             ----------- ----------------------- ------------
Balance December 31, 1996...     81,000   70,512,073 (1,492,835)  69,100,238

Net income..................       -            -     5,329,961    5,329,961

Distributions declared
  ($.64 for the nine months
  ended September 30,1997 per
  weighted average common
  stock shares outstanding).        -           -    (8,285,244)  (8,285,244)

Proceeds from Offering (net
  of Offering costs of
  $11,748,917)..............    110,708   98,503,094       -      98,613,802

Repurchases of Shares.......       (299)    (269,757)      -        (270,056)
                             ----------- ----------------------- ------------
Balance September 30, 1997.. $  191,409  168,745,410 (4,448,118) 164,488,701
                             =========== =========== =========== ============








                See accompanying notes to financial statements.

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                            Statement of Cash Flows

             For the nine months ended September 30, 1997 and 1996
                                  (unaudited)

                                                       1997          1996
Cash flows from operating activities:                  ----          ----
  Net income...................................... $  5,329,961    1,332,939
  Adjustments to reconcile net income to net
    cash provided by operating activities:
    Depreciation..................................    3,007,678      561,983
    Amortization..................................       92,403        4,119
    Rental income under master lease..............      296,688      305,054
    Changes in assets and liabilities:
      Accounts and rents receivable...............   (2,475,902)    (753,987)
      Other assets................................       64,884      (78,731)
      Accounts payable............................     (177,708)      98,187
      Accrued interest payable....................      463,351       (5,242)
      Accrued real estate taxes...................    1,507,144      607,507
      Security deposits...........................      322,346       57,891
      Unearned income.............................      695,066       22,804
      Other liabilities                                 194,286         -
      Due to Affiliates...........................      488,911      236,763
                                                   ------------- ------------
Net cash provided by operating activities.........    9,809,108    2,389,287
                                                   ------------- ------------
Cash flows from investing activities:
  Restricted cash.................................   (1,114,595)        -
  Additions to investment properties..............     (731,018)    (168,035)
  Purchase of investment properties...............  (99,031,269) (26,729,537)
  Deposits on investment properties...............   (3,018,530)        -
                                                   ------------- ------------
Net cash used in investing activities............. (103,895,412) (26,897,572)
                                                   ------------- ------------
Cash flows from financing activities:
  Proceeds from offering..........................  110,332,398   40,255,407
  Share repurchases...............................     (239,735)      (9,148)
  Payments of offering costs......................  (11,117,570)  (4,569,624)
  Loan proceeds...................................   32,848,380   12,820,000
  Loan fees.......................................     (531,537)    (186,828)
  Distributions paid..............................   (7,518,259)  (1,989,199)
  Repayment of note from Affiliate................         -        (360,000)
  Principal payments of debt......................   (8,175,663)  (2,940,277)
                                                   ------------- ------------
Net cash provided by financing activities.........  115,598,014   43,020,331
                                                   ------------- ------------
Net increase in cash and cash equivalents.........   21,511,710   18,512,046

Cash and cash equivalents at beginning of period..    8,491,735      738,931
                                                   ------------- ------------
Cash and cash equivalents at end of period........ $ 30,003,445    19,250,977
                                                   ============= =============

                See accompanying notes to financial statements.

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                            Statement of Cash Flows
                                  (continued)

             For the nine months ended September 30, 1997 and 1996
                                  (unaudited)


Supplemental schedule of noncash investing and financing activities:

                                                      1997           1996
                                                      ----           ----
Purchase of investment property................. $(132,295,154)  (34,102,713)
Assumption of debt..............................    25,263,885     4,473,176
Note payable....................................     8,000,000     2,900,000
                                                 -------------- -------------
                                                 $ (99,031,269)  (26,729,537)
                                                 ============== =============


Distributions payable........................... $   1,315,932       372,337
                                                 ============== =============


Cash paid for interest.......................... $   3,333,222       243,326
                                                 ============== =============



























                See accompanying notes to financial statements.

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements

                              September 30, 1997
                                  (unaudited)


Readers of this Quarterly Report should refer to the Company's audited financial statements for the fiscal year ended December 31, 1996, which are included in the Company's 1996 Annual Report, as certain footnote disclosures which would substantially duplicate those contained in such audited financial statements have been omitted from this Report.

(1) Organization and Basis of Accounting

Inland Real Estate Corporation (the "Company") was formed on May 12, 1994 to invest in neighborhood retail centers located within an approximate 150-mile radius of its headquarters in Oak Brook, Illinois. The Company may also acquire single-user retail properties in locations throughout the United States, certain of which may be sale and leaseback transactions, net leased to creditworthy tenants. Inland Real Estate Advisory Services, Inc. (the "Advisor"), an Affiliate of the Company, is the advisor to the Company. On October 14, 1994, the Company commenced an initial public offering, on a best efforts basis, ("Offering") of 5,000,000 shares of common stock ("Shares"). As of July 24, 1996, the Company had received subscriptions for a total of 5,000,000 Shares, thereby completing the initial Offering. On July 24, 1996, the Company commenced an offering of an additional 10,000,000 Shares, on a best efforts basis, (the "Second Offering"). As of July 10, 1997, the Company had received subscriptions for a total of 10,000,000 Shares, thereby completing the Second Offering. On July 14, 1997, the Company commenced an offering of an additional 20,000,000 Shares, on a best efforts basis, (the "Third Offering"). As of September 30, 1997, the Company had received subscriptions for a total of 3,732,611 Shares from the Third Offering. In addition, the Company has distributed 529,560 Shares through the Company's Distribution Reinvestment Program. As a result, Gross Offering Proceeds, total $191,185,844, net of Shares repurchased through the Share Repurchase Program. As of September 30, 1997, the Company has repurchased 36,199 Shares through the Share Repurchase Program.

The Company qualified as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended, for federal income tax purposes commencing with the tax year ending December 31, 1995. Since the Company qualified for taxation as a REIT, the Company generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate tax rates. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)

                              September 30, 1997
                                  (unaudited)


The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents and are carried at cost, which approximates fair value.

Restricted cash at September 30, 1997 includes $835,279 held in escrow for the principal payments on the Aurora Commons mortgage payable and $44,677 held in escrow by the mortgagee for the payment of real estate taxes at Aurora Commons. Restricted cash at September 30, 1997 also includes amounts held as vacancy escrows on Cobblers Crossing, Mallard Crossing and Shorecrest Shopping Center. Such amounts will be added to the basis of the property as tenant improvements are completed.

Statement of Financial Accounting Standards No. 121 requires the Company to record an impairment loss on its property to be held for investment whenever its carrying value cannot be fully recovered through estimated undiscounted future cash flows from their operations and sale. The amount of the impairment loss to be recognized would be the difference between the property's carrying value and the property's estimated fair value. As of September 30, 1997, the Company has not recognized any such impairments on its properties.

Depreciation expense is computed using the straight-line method. Buildings and improvements are based upon estimated useful lives of 30 years. Tenant improvements will be depreciated over the related lease period.

Loan fees are amortized on a straight line basis over the life of the related loans.

Deferred organization costs are amortized over a 60-month period.

Offering costs are offset against the Stockholders' equity accounts. Offering costs consist principally of printing, selling and registration costs.

Rental income is recognized on a straight-line basis over the term of each lease. The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements is recorded as deferred rent receivable.

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)

                              September 30, 1997
                                  (unaudited)


(2) Transactions with Affiliates

The Advisor and its Affiliates are entitled to reimbursement for salaries and expenses of employees of the Advisor and its Affiliates relating to the Offering. Such costs to Affiliates incurred relating to the offering were $723,250 and $692,248 as of September 30, 1997 and December 31, 1996,
respectively, of which $3,611 and $120,269 were unpaid as of September 30, 1997 and December 31, 1996, respectively. In addition, an Affiliate of the Advisor serves as dealer manager of the offering and is entitled to receive selling commissions, a marketing contribution and a due diligence expense allowance fee from the Company in connection with the offering. Such amounts incurred were $17,827,968 and $7,403,965 as of September 30, 1997 and December 31, 1996,
respectively, of which $833,666 and $270,365 was unpaid as of September 30, 1997 and December 31, 1996, respectively. As of September 30, 1997, approximately $14,959,000 of these commissions had been passed through from the Affiliate to unaffiliated soliciting broker/dealers.

As of September 30, 1997, the Company had incurred $22,276,487 of organization and offering costs to Affiliates and non-affiliates. Pursuant to the terms of the offering, the Advisor is required to pay organizational and offering expenses (excluding sales commissions, the marketing contribution and the due diligence expense allowance fee) in excess of 5.5% of the gross proceeds of the Offering (the "Gross Offering Proceeds") or all organization and offering expenses (including selling commissions) which together exceed 15% of gross offering proceeds. As of the completion of the initial and second Offerings, organizational and offering expenses did not exceed the 5.5% or 15% limitations. As of September 30, 1997, organizational and offering costs of the Third Offering did not exceed the 5.5% and 15% limitations. The Company anticipates that these costs will not exceed these limitations upon completion of the offerings, however, any excess amounts will be reimbursed by the Advisor.

The Advisor and its Affiliates are entitled to reimbursement for salaries and expenses of employees of the Advisor and its Affiliates relating to the administration of the Company. Such costs are included in professional services to Affiliates, general and administrative expenses to Affiliates and acquisition costs expensed, of which $4,343 remained unpaid at September 30, 1997.

As of September 30, 1997, the Advisor has contributed $200,000 to the capital of the Company for which it received 20,000 Shares.

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)

                              September 30, 1997
                                  (unaudited)


The Advisor may receive an annual Advisor Asset Management Fee of not more than 1% of the Average Invested Assets, paid quarterly. For any year in which the Company qualifies as a REIT, the Advisor must reimburse the Company: (i) to the extent that the Advisor Asset Management Fee plus Other Operating Expenses paid during the previous calendar year exceed 2% of the Company's Average Invested Assets for the calendar year or 25% of the Company's Net Income for that calendar year; and (ii) to the extent that Stockholders have not received an annual Distribution equal to or greater than the 8% Current Return. For the nine months ended September 30, 1997, the Company has incurred $940,159 of such fees, of which $740,159 remains unpaid at September 30, 1997.

An Affiliate of the Advisor is entitled to receive Property Management Fees for management and leasing services. The Company incurred and paid Property Management Fees of $766,259 and $139,597 for the nine months ended September 30, 1997 and 1996, respectively, all of which has been paid.


(3) Stock Option and Dealer Warrant Plan

The Company adopted an Independent Director Stock Option Plan which granted each Independent Director an option to acquire 3,000 Shares as of October 19, 1994 and an additional 500 Shares on the date of each annual stockholders' meeting commencing with the annual meeting in 1995 if the Independent Director is a member of the Board on such date. The options for the initial 3,000 Shares granted shall be exercisable as follows: 1,000 Shares on the date of grant and 1,000 Shares on each of the first and second anniversaries of the date of grant. The succeeding options are exercisable on the second anniversary of the date of grant.

In addition to  sales  commissions,  Soliciting  Dealers  will also receive one
Soliciting Dealer Warrant for each 40 Shares sold by such Soliciting Dealer during the offerings, subject to state and federal securities laws. The holder of a Soliciting Dealer Warrant will be entitled to purchase one Share from the Company at a price of $12 during the period commencing with the first date upon which the Soliciting Dealer Warrants are issued and ending upon the first to occur of: (i) October 14, 1999 or (ii) the closing date of a secondary offering of the Shares by the Company. Notwithstanding the foregoing no Soliciting Dealer Warrant will be exercisable until one year from the date of issuance. As of December 31, 1996, none of these warrants were exercised.

                                                 INLAND REAL ESTATE CORPORATION
                                                    (a Maryland corporation)

                                                  Notes to Financial Statements
                                                           (continued)

(4) Investment Properties                                         Gross amount at which carried
                                          Initial Cost (A)                at end of period
                                     -------------------------- ----------------------------------------
                                                                    Net
                                                    Buildings   Adjustments      Land        Buildings
                              Date                     and           to           and           and
                               Acq       Land     improvements   Basis (B)   improvements  improvements      Total
Single-user Retail           ------- ------------ ------------- ------------ ------------- ------------- ------------
  Walgreens/Decatur
    Decatur, IL.............  01/95  $    78,330    1,130,723         -           78,330     1,130,723     1,209,053

  Zany Brainy
    Wheaton, IL.............  07/96      838,000    1,626,033          664       838,000     1,626,697     2,464,697

  Ameritech
    Joliet, IL..............  05/97      170,000      883,293        2,544       170,000       885,837     1,055,837

  Dominicks-Schaumburg
    Schaumburg, IL..........  05/97    2,670,250    8,012,450        2,679     2,670,250     8,015,129    10,685,379

  Dominicks-Highland Park
    Highland Park, IL.......  06/97    3,200,000    9,593,565        2,200     3,200,000     9,595,765    12,795,765

  Dominicks-Glendale Heights
    Glendale Heights, IL....  09/97    1,265,000    6,934,230         -        1,265,000     6,934,230     8,199,230

Neighborhood Retail Centers
---------------------------
  Eagle Crest Shopping Center
    Naperville, IL..........  03/95    1,878,618    2,938,352      115,828     1,878,618     3,054,180     4,932,798

  Montgomery-Goodyear
    Montgomery, IL..........  09/95      315,000      834,659      (11,158)      315,000       823,501     1,138,501

  Hartford/Naperville Plaza
    Naperville, IL..........  09/95      990,000    3,427,961       13,002       990,000     3,440,963     4,430,963

  Nantucket Square
    Schaumburg, IL..........  09/95    1,908,000    2,349,918      (69,881)    1,908,000     2,280,037     4,188,037

  Antioch Plaza
    Antioch, IL.............  12/95      268,000    1,360,445     (120,629)      268,000     1,239,816     1,507,816

  Mundelein Plaza
    Mundelein, IL...........  03/96    1,695,000    3,965,560      (45,629)    1,695,000     3,919,931     5,614,931

  Regency Point
    Lockport, IL............  04/96    1,000,000    4,720,800      (19,377)    1,000,000     4,701,423     5,701,423

  Prospect Heights
    Prospect Heights, IL....  06/96      494,300    1,683,755       (9,724)      494,300     1,674,031     2,168,331

  Montgomery-Sears
    Montgomery, IL..........  06/96      768,000    2,714,173      (43,552)      768,000     2,670,621     3,438,621
                                     ------------ ------------- ------------ ------------- ------------- ------------
    Subtotal                         $17,538,498   52,175,917     (183,033)   17,538,498    51,992,884    69,531,382

                                     F-11



                                             INLAND REAL ESTATE CORPORATION
                                                (a Maryland corporation)

                                              Notes to Financial Statements
                                                       (continued)

(4) Investment Properties (continued)                                          Gross amount at which carried
                                          Initial Cost (A)                             at end of period
                                     --------------------------              ----------------------------------------
                                                                    Net
                                                    Buildings   Adjustments      Land        Buildings
                              Date                     and           to           and           and
                               Acq       Land     improvements   Basis (B)   improvements  improvements      Total
                             ------- ------------ ------------- ------------ ------------- ------------- ------------
  Subtotal                           $17,538,498   52,175,917     (183,033)   17,538,498    51,992,884    69,531,382

  Salem Square
    Countryside, IL.........  08/96    1,735,000    4,449,217      (17,099)    1,735,000     4,432,118     6,167,118

  Hawthorn Village
    Vernon Hills, IL........  08/96    2,619,500    5,887,640       37,541     2,619,500     5,925,181     8,544,681

  Six Corners
    Chicago, IL.............  10/96    1,440,000    4,538,152        3,359     1,440,000     4,541,511     5,981,511

  Spring Hill Fashion Corner
    West Dundee, IL.........  11/96    1,794,000    7,415,396        3,955     1,794,000     7,419,351     9,213,351

  Crestwood Plaza
    Crestwood, IL...........  12/96      325,577    1,483,183        4,750       325,577     1,487,933     1,813,510

  Park St. Claire
    Schaumburg, IL..........  12/96      319,578      986,920      226,674       319,578     1,213,594     1,533,172

  Lansing Square
    Lansing, IL.............  12/96    4,075,000   12,179,383       18,087     4,075,000    12,197,470    16,272,470

  Summit of Park Ridge
    Park Ridge, IL..........  12/96      672,000    2,497,950        8,881       672,000     2,506,831     3,178,831

  Grand and Hunt Club
    Gurnee, IL..............  12/96      969,840    2,622,575      (52,950)      969,840     2,569,625     3,539,465

  Quarry Outlot
    Hodgkins, IL............  12/96      522,000    1,278,431        8,733       522,000     1,287,164     1,809,164

  Maple Park Place
    Bolingbrook, IL.........  01/97    3,115,005   12,220,332       10,464     3,115,005    12,230,796    15,345,801

  Aurora Commons
    Aurora, IL..............  01/97    3,220,000    8,318,661        3,901     3,220,000     8,322,562    11,542,562

  Lincoln Park Place
    Chicago, IL.............  01/97      819,000    1,299,902        4,707       819,000     1,304,609     2,123,609
                                     ------------ ------------- ------------ ------------- ------------- ------------
    Subtotal                         $39,164,998  117,353,659       77,970    39,164,998   117,431,629   156,596,627


                                     F-12



                                             INLAND REAL ESTATE CORPORATION
                                                (a Maryland corporation)

                                              Notes to Financial Statements
                                                       (continued)


(4) Investment Properties (continued)                                          Gross amount at which carried
                                          Initial Cost (A)                            at end of period
                                     --------------------------              ----------------------------------------
                                                                    Net
                                                    Buildings   Adjustments      Land        Buildings
                              Date                     and           to           and           and
                               Acq       Land     improvements   Basis (B)   improvements  improvements      Total
                             ------- ------------ ------------- ------------ ------------- ------------- ------------
  Subtotal                           $39,164,998   117,353,659      77,970    39,164,998   117,431,629   156,596,627

  Niles Shopping Center
    Niles, IL...............  04/97      850,000     2,408,467     (13,243)      850,000     2,395,224     3,245,224

  Mallard Crossing
    Elk Grove Village, IL...  05/97    2,030,000     6,080,610     (11,700)    2,030,000     6,068,910     8,098,910

  Cobblers Crossing
    Elgin, IL...............  05/97    3,200,000     7,763,940     (37,112)    3,200,000     7,726,828    10,926,828

  Calumet Square
    Calumet City, IL........  06/97      527,000     1,537,316       3,635       527,000     1,540,951     2,067,951

  Sequoia Shopping Center
    Milwaukee, WI...........  06/97      752,500     2,266,750      (4,335)      752,500     2,262,415     3,014,915

  Riversquare Shopping Center
    Naperville, IL..........  06/97    1,525,000     4,452,958      83,872     1,525,000     4,536,830     6,061,830

Rivertree Court
    Vernon Hills, IL........  07/97    6,350,000    25,154,267        -        6,350,000    25,154,267    31,504,267

Shorecrest Plaza
    Racine, WI..............  07/97    1,150,000     4,743,410     (47,497)    1,150,000     4,695,913     5,845,913
                                     ------------ ------------- ------------ ------------- ------------- ------------
  Total                               55,549,498   171,761,377      51,590    55,549,498   171,812,967   227,362,465
                                     ===========  ============  ===========  ============  ============  ============

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)

                              September 30, 1997
                                  (unaudited)


(4) Investment Properties (continued)

(A) The initial cost to the Company, represents the original purchase price of the property, including amounts incurred subsequent to acquisition, which were contemplated at the time the property was acquired.

(B) Adjustments to basis includes additions to investment properties and payments received under master lease agreements. As part of several purchases, the Company will receive rent under master lease agreements on the spaces currently vacant for periods ranging from one to two years or until the spaces are leased. Generally Accepted Accounting Principles ("GAAP") require that as these payments are received, they be recorded as a reduction in the purchase price of the properties rather than as rental income. The cumulative amount of such payments was $867,382 and $570,694 as of September 30, 1997 and December 31, 1996, respectively. (Note 5)


(5) Operating Leases


As part of the purchases of several of the properties, the Company will receive rent under master lease agreements on spaces currently vacant for periods ranging from one to two years or until the spaces are leased and tenants begin paying rent. GAAP requires the Company to reduce the purchase price of the properties as these payments are received, rather than record the payments as rental income.

Certain tenant leases contain provisions providing for stepped rent increases. GAAP requires the Company to record rental income for the period of occupancy using the effective monthly rent, which is the average monthly rent for the entire period of occupancy during the term of the lease. The accompanying financial statements include increases of $441,104 and $63,007 for the nine months ended September 30, 1997 and 1996, of rental income for the period of occupancy for which stepped rent increases apply and $572,742 and $131,638 in related accounts receivable as of September 30, 1997 and December 31, 1996, respectively. The Company anticipates collecting these amounts over the terms of the related leases as scheduled rent payments are made.

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)

                              September 30, 1997
                                  (unaudited)

(6) Mortgages and Note Payable

Mortgages payable consist of the following at September 30, 1997 and December 31, 1996:
                        Current              Current          Balance at
Property as             Interest   Maturity  Monthly    Sept. 30,   Dec. 31,
Collateral                Rate       Date   Payment(a)     1997        1996
------------           ---------- --------- ---------- ----------- ------------
Mortgage payable to Affiliate:
  Walgreens               7.655%   05/2004  $  5,689   $   730,576     739,543
Mortgages payable to non-affiliates:
  Regency Point           7.4875%  08/2000     (b)       4,389,005   4,428,690
  Eagle Crest             7.850%   10/2003    15,373     2,350,000   2,350,000
  Nantucket Square        7.850%   10/2003    14,392     2,200,000   2,200,000
  Antioch Plaza           7.850%   10/2003     5,724       875,000     875,000
  Mundelein Plaza         7.850%   10/2003    18,382     2,810,000   2,810,000
  Montgomery-Goodyear     7.850%   10/2003     4,121       630,000     630,000
  Montgomery-Sears        7.850%   08/2003    10,761     1,645,000   1,645,000
  Hartford/Naperville     7.850%   08/2003    15,111     2,310,000   2,310,000
  Zany Brainy             7.590%   01/2004     7,875     1,245,000   1,245,000
  Prospect Heights
    Plaza                 7.590%   01/2004     6,926     1,095,000   1,095,000
  Hawthorn Village
    Commons               7.590%   01/2004    27,071     4,280,000   4,280,000
  Six Corners Plaza       7.590%   01/2004    19,608     3,100,000   3,100,000
  Salem Square
    Shopping Center       7.590%   01/2004    19,797     3,130,000   3,130,000
  Lansing Square          7.800%   01/2004    52,975     8,150,000        -
  Spring Hill Fashion
    Mall                  7.800%   01/2004    30,485     4,690,000        -
  Aurora Commons (c)      9.000%   10/2001    85,423     9,436,874        -
  Maple Park Place        7.650%   06/2004     (d)       7,650,000        -
  Dominicks-Schaumburg    6.80625% 06/2004     (d)       5,345,500        -
  Summit Park Ridge       6.80625% 06/2004     (d)       1,600,000        -
  Lincoln Park Place      6.80625% 06/2004     (d)       1,050,000        -
  Crestwood Plaza         7.650%   06/2004     (d)         904,380        -
  Park St. Claire         7.650%   06/2004     (d)         762,500        -
  Quarry                  7.650%   06/2004     (d)         900,000        -
  Grand/Hunt Club         6.80625% 06/2004     (d)       1,796,000        -
  Rivertree Court (e)    10.030%   11/1998   131,226    15,700,000        -
                                                       ----------- ------------
Mortgages Payable....................................  $88,774,835  30,838,233
                                                       =========== ============

(a) All payments are interest only, with the exception of the loans secured by the Walgreens, Regency Point and Aurora Commons properties.

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)

                              September 30, 1997
                                  (unaudited)

(b) Payments on this mortgage are based on a floating interest rate of 180 basis points over the 30-day LIBOR rate, which adjusts monthly, amortizing over 25 years.

(c) The Company received a credit for interest expense on the debt at closing, which is included in restricted cash along with an amount set aside by the Company for principal payments on the debt. Interest income earned on the restricted cash amounts, when netted with interest expense on the debt, results in an adjusted interest rate on the debt of approximately 8.2%.

(d) Payments on this mortgage are based on a floating interest rate of 115 basis points over the 30-day LIBOR rate, which adjusts monthly.

(e) The Company received a credit for interest expense on the debt at closing.


(7) Deposits on Investment Properties

On February 7, 1997, the Company made an initial deposit of $1,228,510 for the purchase of Oak Forest Commons. On July 31, 1997, the Company made an additional deposit of $524,390. The balance of the purchase price, approximately $10,083,000 will be paid upon completion of the redevelopement of the center and when the anticipated main tenant, Dominick's Finer Foods, Inc., begins paying rent under a lease agreement.

On February 7, 1997, the Company made an initial deposit of $1,265,630 for the purchase of Downers Grove Plaza. The balance of the purchase price, approximately $15,382,000 will be paid upon completion of the redevelopement of the center and when the anticipated main tenant, Dominick's Finer Foods, Inc. begins paying rent under a lease agreement.

The Company earns interest on these deposits at the rate of 9.3% per annum.


(8) Subsequent Events

In October 1997, the Company paid a distribution of $1,315,932 to the Stockholders.

On November 6, 1997, the Company purchased the Party City from an unaffiliated third party for approximately $1,975,000. The property is located in Oakbrook Terrace, Illinois and contains approximately 10,000 square feet of leasable space.

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)

                              September 30, 1997
                                  (unaudited)


In October 1997, the Company committed to additional financing secured by Niles Shopping Center, Ameritech, Calumet Square and Sequoia Shopping Center properties totaling $4,677,795 from an unaffiliated lender. The funding of these loans is to occur prior to December 31, 1997. The mortgage loans have a term of seven years and, prior to maturity date, require payments of interest only, fixed at 7.23%.

In October 1997, the Company committed to additional financing secured by Dominicks-Highland Park property for $6,400,000 from an unaffiliated lender. The funding of this loan is to occur on or before December 15, 1997. The mortgage loan has a term of seven years and, prior to maturity date, require payments of interest only, fixed at 7.21%.

                        Inland Real Estate Corporation
                            Pro Forma Balance Sheet
                              September 30, 1997
                                  (unaudited)


The following unaudited Pro Forma Balance Sheet of the Company is presented to give effect to the acquisitions of the properties indicated in Note B of the Notes to the Pro Forma Balance Sheet as though these transactions occurred September 30, 1997. This unaudited Pro Forma Balance Sheet should be read in conjunction with the September 30, 1997 Financial Statements and the notes thereto as included herein.

This unaudited Pro Forma Balance Sheet is not necessarily indicative of what the actual financial position would have been at September 30, 1997, nor does it purport to represent the future financial position of the Company. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                            Inland Real Estate Corporation
                                Pro Forma Balance Sheet
                                  September 30, 1997
                                      (unaudited)


                                                           September 30,
                               September 30,                   1997
                                   1997        Pro Forma     Pro Forma
                               Historical(A) Adjustments(B) Balance Sheet
                               ------------- ------------- --------------
Assets
------
Net investment in
  properties.................. $223,245,749    68,085,000   291,330,749
Cash and cash equivalents.....   30,003,445          -       30,003,445
Restricted cash...............    1,236,638          -        1,236,638
Accounts and rents
  receivable..................    4,390,658     1,277,835     5,668,493
Other assets..................    3,848,989          -        3,848,989
                               ------------- ------------- -------------
Total assets.................. $262,725,479    69,362,835   332,088,314
                               ============= ============= =============

Liabilities and Stockholders' Equity
------------------------------------
Accounts payable and accrued
  expenses.................... $  1,566,599          -        1,566,599
Accrued real estate taxes.....    4,278,033     1,412,985     5,691,018
Distributions payable (C).....    1,315,932          -        1,315,932
Security deposits.............      570,115        98,376       668,491
Mortgages payable.............   88,774,835     6,200,000    94,974,835
Unearned income...............      759,656          -          759,656
Other liabilities.............      227,106          -          227,106
Due to Affiliates.............      744,502          -          744,502
                               ------------- ------------- -------------
Total liabilities.............   98,236,778     7,711,361   105,948,139
                               ------------- ------------- -------------
Common Stock (D)..............      191,409        71,687       263,096
Additional paid in capital
  (net of Offering costs) (D).  168,745,410    61,579,787   230,325,197
Accumulated distributions in
  excess of net income........   (4,448,118)         -       (4,448,118)
                               ------------- ------------- -------------
Total Stockholders' equity....  164,488,701    61,651,474   226,140,175
                               ------------- ------------- -------------
Total liabilities and
  Stockholders' equity........ $262,725,479    69,362,835   332,088,314
                               ============= ============= =============





                  See accompanying notes to pro forma balance sheet.

                        Inland Real Estate Corporation
                       Notes to Pro Forma Balance Sheet
                                  (continued)
                              September 30, 1997
                                  (unaudited)

(A) The September 30, 1997 Historical column represents the historical balance sheet as presented in the unaudited September 30, 1997 10-Q as filed with the SEC.

(B) The following pro forma adjustment relates to the acquisition of the subject properties as though they were acquired on September 30, 1997. The terms are described in the notes that follow.



                                       Pro Forma Adjustments
                        ---------------------------------------------------

                                       Roselle
                         Party City     Eagle     Countryside  Wilson Plaza
                        ------------ ------------ ------------ ------------
Assets
------
Net investment in
  properties........... $ 1,975,000    2,900,000    2,300,000    1,300,000
Accounts and rents
  receivable...........       7,700       52,500         -          19,700
                        ------------ ------------ ------------ ------------
Total assets........... $ 1,982,700    2,952,500    2,300,000    1,319,700
                        ============ ============ ============ ============

Liabilities and Stockholders' Equity
------------------------------------
Accrued real estate
  taxes................ $     7,700       52,500         -          19,700
Security deposits......        -            -            -          10,611
Mortgage payable.......        -            -            -            -
                        ------------ ------------ ------------ ------------
Total liabilities......       7,700       52,500         -          30,311
                        ------------ ------------ ------------ ------------
Common Stock...........       2,297        3,372        2,674        1,499
Additional paid in capital
  (net of Offering
  Costs)...............   1,972,703    2,896,628    2,297,326    1,287,890
                        ------------ ------------ ------------ ------------
Total Stockholders'
  equity...............   1,975,000    2,900,000    2,300,000    1,289,389
                        ------------ ------------ ------------ ------------
Total liabilities and
  Stockholders' equity. $ 1,982,700    2,952,500    2,300,000    1,319,700
                        ============ ============ ============ ============

                        Inland Real Estate Corporation
                       Notes to Pro Forma Balance Sheet
                                  (continued)
                              September 30, 1997
                                  (unaudited)


                                Pro Forma Adjustments
                        --------------------------------------

                         Terramere     Iroquois     Fashion
                           Plaza        Center       Square
                        ------------ ------------ ------------
Assets
------
Net investment in
  properties........... $ 4,405,000   11,900,000    9,255,000
Accounts and rents
  receivable...........     174,700      121,500      297,000
                        ------------ ------------ ------------
Total assets........... $ 4,579,700   12,021,500    9,552,000
                        ============ ============ ============

Liabilities and Stockholders' Equity
------------------------------------
Accrued real estate
  taxes................ $   185,850      155,000      367,500
Security deposits......      30,746       57,019         -
Mortgage payable.......        -            -       6,200,000
                        ------------ ------------ ------------
Total liabilities......     216,596      212,019    6,567,500
                        ------------ ------------ ------------
Common Stock...........       5,073       13,732        3,470
Additional paid in capital
  (net of Offering
  Costs)...............   4,358,031   11,795,749    2,981,500
                        ------------ ------------ ------------
Total Stockholders'
  equity...............   4,363,104   11,809,481    2,984,500
                        ------------ ------------ ------------
Total liabilities and
  Stockholders' equity. $ 4,579,700   12,021,500    9,522,000
                        ============ ============ ============

                        Inland Real Estate Corporation
                       Notes to Pro Forma Balance Sheet
                                  (continued)
                              September 30, 1997
                                  (unaudited)


                         Pro Forma Adjustments
                        -------------------------
                                                     Total
                         Naper West   Woodfield    Pro Forma
                           Plaza        Plaza     Adjustments
                        ------------ ------------ ------------
Assets
------
Net investment in
  properties........... $14,850,000   19,200,000   68,085,000
Accounts and rents
  receivable...........     200,000      404,735    1,277,835
                        ------------ ------------ ------------
Total assets........... $15,050,000   19,604,735   69,362,835
                        ============ ============ ============

Liabilities and Stockholders' Equity
------------------------------------
Accrued real estate
  taxes................ $   220,000      404,735    1,412,985
Security deposits......        -            -          98,376
Mortgage payable.......        -            -       6,200,000
                        ------------ ------------ ------------
Total liabilities......     220,000      404,735    7,711,361
                        ------------ ------------ ------------
Common Stock...........      17,244       22,326       71,687
Additional paid in capital
  (net of Offering
  Costs)...............  14,812,756   19,177,674   61,579,787
                        ------------ ------------ ------------
Total Stockholders'
  equity...............  14,830,000   19,200,000   61,651,474
                        ------------ ------------ ------------
Total liabilities and
  Stockholders' equity. $15,050,000   19,604,735   69,362,835
                        ============ ============ ============

                        Inland Real Estate Corporation
                       Notes to Pro Forma Balance Sheet
                                  (continued)
                              September 30, 1997
                                  (unaudited)

    Acquisition of Properties:

    On November 6, 1997, the Company acquired Party City, Oak Brook Terrace, Illinois from an unaffiliated third party for the purchase price of $1,975,000 on an all cash basis, funded from cash and cash equivalents.

    On November 26, 1997, the Company acquired Roselle Eagle, Roselle, Illinois from an unaffiliated third party for the purchase price of $2,900,000 on an all cash basis, funded from cash and cash equivalents.

    On December 15, 1997, the Company acquired Countryside Shopping Center from an unaffiliated third party for the purchase price of $2,300,000 on an all cash basis, funded from cash and cash equivalents.

    On December 19, 1997, the Company acquired Terramere Plaza from an unaffiliated third party for the purchase price of $4,405,000 on an all cash basis, funded from cash and cash equivalents.

    On  December  22,  1997,  the   Company   acquired  Wilson  Plaza  from  an
    unaffiliated third party for the purchase price of $1,300,000 on an all cash basis, funded from cash and cash equivalents.

    On December 29, 1997, the Company acquired Iroquois Center from an unaffiliated third party for the purchase price of $11,900,000 on an all cash basis, funded from cash and cash equivalents.

    On December 30, 1997, the Company acquired Fashion Square from an unaffiliated third party for the purchase price of $9,255,000, using cash and cash equivalents of $3,055,000 and assuming the existing bond financing, in the remaining principal balance of $6,200,000, monthly interest only payments are due on the financing through the December 1, 2014 maturity date. The interest rate changes weekly and is currently 4.1%. The bond financing is secured by a Letter of credit issued by LaSalle National Bank, who receives an annual fee of 1.25% of the outstanding principal balance.

    On December 30, 1997, the Company acquired Naper West Center from an unaffiliated third party for the purchase price of $14,850,000 on an all cash basis, funded from cash and cash equivalents.

    On  January  2,  1998,  the   Company  acquired  Woodfield  Plaza  from  an
    unaffiliated third party for the purchase price of $19,200,000 on an all cash basis, funded from cash and cash equivalents.

(C) No pro forma assumptions have been made for the additional payment of distributions resulting from the additional proceeds raised.

(D) Additional Offering Proceeds of $71,687,000, net of additional Offering costs of $10,035,526 are reflected as received as of September 30, 1997, prior to the purchase of the properties. Offering costs consist principally of registration costs, printing and selling costs, including commissions.

                        Inland Real Estate Corporation
                       Pro Forma Statement of Operations
                 For the nine months ended September 30, 1997
                                  (unaudited)


The following unaudited Pro Forma Statement of Operations of the Company is presented to effect the acquisitions of the properties indicated in Note B of the Notes to the Pro Forma Statement of Operations as though they occurred on January 1, 1997. This unaudited Pro Forma Statement of Operations should be read in conjunction with the September 30, 1997 Financial Statements and the notes thereto as filed on Form 10-Q.

This unaudited Pro Forma Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the nine months ended September 30, 1997, nor does it purport to represent the future financial position of the Company. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                        Inland Real Estate Corporation
                       Pro Forma Statement of Operations
                 For the nine months ended September 30, 1997
                                 (unaudited)


                                  Pro Forma
                                 Adjustments
                                 -----------

                       1997          1997
                    Historical   Acquisitions      1997
                       (A)            (B)       Pro Forma
                   ------------  ------------  -----------

Rental income..... $14,176,240    10,388,169    24,564,409
Additional rental
  income..........   4,569,303     3,510,094     8,079,397
Interest
  income(C).......     833,600          -          833,600
Other income......      76,506          -           76,506
                   ------------  ------------  ------------
  Total income....  19,655,649    13,898,263    33,553,912
                   ------------  ------------  ------------
Professional services
  and general and
  administrative
  fees............     233,160          -          233,160
Advisor asset
  management fee.(F)   940,159     1,214,087     2,154,246
Property operating
  expenses........   6,150,573     4,386,605    10,537,178
Interest expense..   3,796,573     1,253,777     5,050,350
Depreciation (D)..   3,007,678     2,467,647     5,475,325
Amortization......      92,403          -           92,403
Acquisition costs
  expensed........     105,142          -          105,142
                   ------------  ------------  ------------
Total expenses....  14,325,688     9,322,116    23,647,804
                   ------------  ------------  ------------
  Net income...... $ 5,329,961     4,576,146     9,906,107
                   ============  ============  ============

Weighted average
  common stock shares
  outstanding (E).  16,779,827                  23,948,527
                   ============                ============

Net income per weighted
  average common stock
  outstanding (E). $       .41                         .41
                   ============                ============


            See accompanying notes to pro forma statement of operations.

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                 For the nine months ended September 30, 1997
                                  (unaudited)


(A) The  1997  Historical  column   represents   the  historical  statement  of
    operations of the Company for the nine months ended September 30, 1997 (unaudited), as filed with the SEC on Form 10-Q.

(B) Total pro forma adjustments for the nine months ended September 30, 1997 are as though the 1997 acquisitions of the following properties occurred the earlier of January 1, 1997 or the date operations commenced (May 13, 1997 for the Glendale Heights Dominicks). All properties were purchased on an all cash basis except for Maple Park, Aurora Commons, Lincoln Park Place and Rivertree Court. Pro forma adjustments for interest expense on these properties were based on the following terms.

    Maple Park Shopping Center

    The Company funded the purchase using (i) the proceeds of a short-term loan maturing April 7, 1997 in the amount of $8 million from Inland Mortgage Investment Corporation ("IMIC"), an affiliate of the Company (the "Short-Term Loan"), and (ii) cash and cash equivalents. The Short-Term Loan bears interest at a rate of 9.0% per annum and requires a loan fee of 1/4%.

    Aurora Commons Shopping Center

    As part of the acquisition of Aurora Commons Shopping Center, the Company assumed the existing mortgage loan, maturing December 31, 2001, with the balance funded with cash and cash equivalents. The loan bears interest at a rate of 9% per annum with monthly payments of principal and interest on the first day of each month.

    Lincoln Park Place Shopping Center

    The Company funded the purchase of Lincoln Park Place Shopping Center using the proceeds of a short-term loan maturing February 7, 1997 in the amount of $2,016,110 from Inland Mortgage Investment Corporation ("IMIC"), an affiliate of the Company (the "Short-Term Loan"). The Company did not pay any fees in connection with the Short-Term Loan, which bears interest at a rate of 9% per annum.

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                 For the nine months ended September 30, 1997
                                  (unaudited)


    Rivertree Court

    As part of the acquisition of Rivertree Court, the Company assumed the existing first mortgage loan, maturing January 1, 1999, with a balance of $15,700,000. The loan requires interest only monthly payments at a rate of 10.03% per annum.

    Fashion Square

    As part of the acquisition of Fashion Square, the Company assumed the existing bond financing, in the remaining principal balance of $6,200,000. Monthly interest only payments are due on the financing through December 1, 2014 maturity date. The interest rate changes weekly and is currently 4.1%. The bond financing is secured by a Letter of Credit issued by LaSalle National Bank, who receives an annual fee of 1.25% of the outstanding principal balance.

                                            Inland Real Estate Corporation
                                      Notes to Pro Forma Statement of Operations
                                                      (continued)
                                     For the nine months ended September 30, 1997
                                                      (unaudited)

(B) Total pro forma adjustments for 1997 acquisitions are as though they were acquired the earlier of January 1, 1997 or the date operations commenced.
                                                          Niles
                    Maple Park    Aurora     Lincoln    Shopping     Cobblers    Mallard      Calumet     Ameritech
                      Place       Commons   Park Place   Center        Mall        Mall        Square     Outlot
                   ----------- ----------- ----------- ----------- ----------- ------------ -----------  -----------
Rental income.....     39,736      82,740      14,159      98,780     341,053      356,037     130,663       36,768
Additional rental
  income..........      8,168      26,594       5,714      39,507     189,843      138,412     146,565        8,091
                   ----------- ----------- ----------- ----------- ----------- ------------ -----------  -----------
Total income......     47,904     109,334      19,873     138,287     530,896      494,449     277,228       44,859
                   ----------- ----------- ----------- ----------- ----------- ------------ -----------  -----------
Advisor asset
  management fee..       -           -           -           -           -            -           -            -
Property operating
  expenses........     10,039      30,055       6,352      43,952     205,189      161,720     152,445        9,746
Interest expense..       -           -           -           -           -            -           -            -
Depreciation......       -           -           -           -           -            -           -            -
                   ----------- ----------- ----------- ----------- ----------- ------------ -----------  -----------
Total expenses....     10,039      30,055       6,352      43,952     205,189      161,720     152,445        9,746
                   ----------- ----------- ----------- ----------- ----------- ------------ -----------  -----------
Net income (loss).     37,865      79,279      13,521      94,335     325,707      332,729     124,783       35,113
                   =========== =========== =========== =========== =========== ============ ===========  ===========

                                            Highland                                          Glendale
                    Schaumburg   Sequoia      Park        River     Rivertree   Shorecrest     Heights
                    Dominicks     Plaza     Dominicks     Square      Court        Plaza      Dominicks  Party City
                   ----------- ----------- ----------- ----------- ----------- ------------ ------------ -----------
Rental income.....    269,510     182,563     405,156     358,182   1,923,392      311,714      303,692     150,000
Additional rental
  income..........       -         67,441        -        157,773     588,600      128,728         -         30,000
                   ----------- ----------- ----------- ----------- ----------- ------------ ------------ -----------
Total income......    269,510     250,004     405,156     515,955   2,511,992      440,442      303,692     180,000
                   ----------- ----------- ----------- ----------- ----------- ------------ ------------ -----------
Advisor asset
  management fee..       -           -           -           -           -            -            -           -
Property operating
  expenses........      5,390      78,364       8,103     166,076     732,510      154,027        7,592      35,400
Interest expense..       -           -           -           -           -            -            -           -
Depreciation......       -           -           -           -           -            -            -           -
                   ----------- ----------- ----------- ----------- ----------- ------------ ------------ -----------
Total expenses....      5,390      78,364       8,103     166,076     732,510      154,027        7,592      35,400
                   ----------- ----------- ----------- ----------- ----------- ------------ ------------ -----------
Net income (loss).    264,120     171,640     397,053     349,879   1,779,482      286,415      296,099     144,600
                   =========== =========== =========== =========== =========== ============ ============ ===========

                                                                       F-28


                                     F-28



                                            Inland Real Estate Corporation
                                      Notes to Pro Forma Statement of Operations
                                                      (continued)
                                     For the nine months ended September 30, 1997
                                                      (unaudited)

(B) Total pro forma adjustments for 1997 acquisitions are as though they were acquired the earlier of January 1, 1997 or the date operations commenced.
                     Roselle                 Wilson     Terremere    Iroquios     Fashion    Naper West   Woodfield
                      Eagle    Countryside    Plaza       Plaza       Center       Square       Plaza       Plaza
                   ----------- ----------- ----------- ----------- ----------- ------------ ------------ ------------
Rental income.....    251,984     200,284     104,293     328,354   1,032,040     606,701     1,183,881    1,676,486
Additional rental
  income..........     63,400        -         38,723     294,844     335,000     407,972       441,580      393,140
                   ----------- ----------- ----------- ----------- ----------- ------------ ------------ ------------
Total income......    315,384     200,284     143,016     623,198   1,367,040   1,014,673     1,625,461    2,069,626
                   ----------- ----------- ----------- ----------- ----------- ------------ ------------ ------------
Advisor asset
  management fee..       -           -           -           -           -           -             -            -
Property operating
  expenses........     81,900       6,760      46,810     318,065     413,500     556,260       539,022      617,328
Interest expense..       -           -           -           -           -           -             -            -
Depreciation......       -           -           -           -           -           -             -            -
                   ----------- ----------- ----------- ----------- ----------- ------------ ------------ ------------
Total expenses....     81,900       6,760      46,810     318,065     413,500     556,260       539,022      617,328
                   ----------- ----------- ----------- ----------- ----------- ------------ ------------ ------------
Net income (loss).    233,484     193,524      96,206     305,133     953,540     458,413     1,086,439    1,452,298
                   =========== =========== =========== =========== =========== ============ ============ ============
                                  Total
                                  1997
                    Pro Forma  Acquisitions
                   Adjustments  Pro Forma
                   ----------- -------------
Rental income.....       -      10,338,169
Additional rental
  income..........       -       3,510,094
                   ----------- ------------
Total income......       -      13,898,263
                   ----------- ------------
Advisor asset
  management fee..  1,214,087    1,214,087
Property operating
  expenses........       -       4,386,605
Interest expense..  1,253,777    1,253,777
Depreciation......  2,467,647    2,467,647
                   ----------- ------------
Total expenses....  4,935,511    9,322,116
                   ----------- ------------
Net income (loss). (4,935,511)   4,576,146
                   =========== ============

                                                                       F-29

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                 For the nine months ended September 30, 1997
                                  (unaudited)


(C) No pro forma adjustment has been made relating to interest income which would have been earned on the additional Offering Proceeds raised.

(D) Depreciation expense is computed using the straight-line method, based upon an estimated useful life of thirty years.

(E) The pro forma weighted average common stock shares for the nine months ended September 30, 1997 was calculated by estimating the additional shares sold to purchase each of the Company's properties on a weighted average basis.

(F) Advisor Asset Management Fees are calculated as 1% of the Average Invested Assets (as defined).

                        Inland Real Estate Corporation
                       Pro Forma Statement of Operations
                     For the year ended December 31, 1996
                                  (unaudited)


The following unaudited Pro Forma Statement of Operations of the Company is presented to effect the acquisitions of the properties indicated in Note B and Note C of the Notes to the Pro Forma Statement of Operations as though they occurred the earlier of January 1, 1996 or the date operations commenced. Grand and Hunt Club and the Quarry Outlot were constructed in 1996, and had not commenced significant operations prior to acquisition, therefore, no operations relating to these properties are presented on the unaudited Pro Forma Statement of Operations for December 31, 1996. The Glendale Heights Dominicks was constructed in 1997 and therefore, no operations relating to this property are presented on the unaudited Pro Forma Statement of Operations for December 31, 1996. The Party City property was vacant prior to June 1997 and therefore, no operations relating to this property are presented on the unaudited Pro Forma Statement of Operations for December 31, 1996. This unaudited Pro Forma Statement of Operations should be read in conjunction with the December 31, 1996 Financial Statements and the notes thereto as filed on Form 10-K.

This unaudited Pro Forma Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the year ended December 31, 1996, nor does it purport to represent the future financial position of the Company. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                        Inland Real Estate Corporation
                       Pro Forma Statement of Operations
                     For the year ended December 31, 1996
                                 (unaudited)


                                Pro Forma Adjustments
                               ------------------------

                       1996       1996         1997
                   Historical  Acquisitions Acquisitions   1996
                      (A)          (B)          (C)      Pro Forma
                   ----------- ------------ ----------- -----------

Rental income..... $4,467,903   6,127,326   19,535,749   30,130,978
Additional rental
  income..........  1,336,809   3,198,250    6,638,864   11,173,923
Interest
  income(E).......    438,188        -            -         438,188
Other income......     84,834        -            -          84,834
                   ----------- -----------  ----------- ------------
  Total income....  6,327,734   9,325,576   26,174,613   41,827,923
                   ----------- -----------  ----------- ------------
Professional services
  and general and
  administrative
  fees............    183,559        -            -         183,559
Advisor asset
  management fee.(I)  238,108     708,222    1,907,200    2,853,530
Property operating
  expenses........  1,873,174   3,656,698    7,656,835   13,186,707
Interest expense..    597,485     949,958    3,690,843    5,238,286
Depreciation (F)..    939,144   1,448,017    4,789,461    7,176,622
Amortization (H)..     17,367      11,428        6,457       35,252
Acquisition costs
  expensed........     26,676        -            -          26,676
                   ----------- -----------  ----------- ------------
Total expenses....  3,875,513   6,774,323   18,050,796   28,700,632
                   ----------- -----------  ----------- ------------
  Net income...... $2,452,221   2,551,253    8,123,817   13,127,291
                   =========== ===========  =========== ============

Weighted average
  common stock shares
  outstanding (G).  4,494,620                            21,594,620
                   ===========                          ============

Net income per weighted
  average common stock
  outstanding (G). $      .55                                   .59
                   ===========                          ============


            See accompanying notes to pro forma statement of operations.

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                     For the year ended December 31, 1996
                                  (unaudited)

(A) The  1996  Historical  column   represents   the  historical  statement  of
    operations of the Company for the year ended December 31, 1996, as filed with the SEC on Form 10-K.

(B) Total pro forma adjustments for the year ended December 31, 1996 are as though the 1996 acquisitions of the following properties occurred on January 1, 1996 on an all cash basis except for Regency Point, Hawthorn Village Commons, Crestwood and Lansing Square. Pro forma adjustments for interest expense on these properties were based on the following terms.

    Regency Point

    In the purchase of Regency Point the Company assumed the existing first mortgage loan of $4,473,200, along with a related interest rate swap agreement. The first mortgage loan has a floating interest rate of 180 basis points over the 30-day LIBOR rate, which rate is adjusted monthly. The interest rate swap agreement, in conjunction with the first mortgage, provides for Bank One, Chicago, to receive from or pay to the Company the difference between 6.11% and the 30-day LIBOR rate, so that the first mortgage loan has an effective rate of 7.91% per annum. The pro forma adjustment for interest expense for 1996 was estimated using the described loan terms. The related interest rate swap agreement was terminated on April 18, 1996 resulting in $48,419 proceeds to the Company. The pro forma adjustment does not give effect to the termination of this agreement.

    Hawthorn Village Commons

    The Company funded the purchase of Hawthorn Village Commons using: (i) the proceeds of a short-term loan maturing August 23, 1996 in the amount of $2.9 million from Inland Mortgage Investment Corporation ("IMIC"), an Affiliate of the Company (the "Short-Term Loan"), and (ii) cash and cash equivalents. The Company did not pay any fees in connection with the Short-Term Loan, which bears interest at a rate of eight percent per annum.

    Crestwood Plaza Shopping Center

    As part of the December 27, 1996 purchase of Crestwood Plaza, the Company assumed the existing first mortgage loan of $1,330,253.

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1996
                                  (unaudited)


    Lansing Square Shopping Center

    The Company funded the purchase using: (i) the proceeds of five long-term loans totaling $12,850,000 from LaSalle Bank of which approximately
    $8,000,000 was used to purchase this property and (ii) cash and cash equivalents. The Company paid a one point fee in connection with these long-term loans. The loans have a term of seven years and, prior to the maturity date, require payments of interest only, at 7.6%, fixed for five years with the remaining two years at prime plus 1/2%.


    Total pro forma adjustments for 1996 acquisitions are as though they were acquired the earlier of January 1, 1996 or date that operations commenced (related to Zany Brainy).


                    Mundelein    Regency    Prospect   Montgomery-    Zany
                      Plaza       Point     Heights       Sears      Brainy
                   ----------- ----------- ----------- ----------- -----------
Rental income..... $  163,381     139,271      89,105     163,700     137,489
Additional rental
  income..........     32,975      16,034      83,593      57,012      24,144
                   ----------- ----------- ----------- ----------- -----------
Total income......    196,356     155,305     172,698     220,712     161,633
                   ----------- ----------- ----------- ----------- -----------
Property operating
  expenses........     53,986      19,046      91,364      66,944      30,331
                   ----------- ----------- ----------- ----------- -----------
Total expenses....     53,986      19,046      91,364      66,944      30,331
                   ----------- ----------- ----------- ----------- -----------
Net income........ $  142,370     136,259      81,334     153,768     131,302
                   =========== =========== =========== =========== ===========

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1996
                                  (unaudited)


                                 Hawthorn
                      Salem      Village       Six        Spring
                      Square     Commons     Corners       Hill     Crestwood
                   ----------- ----------- ----------- ----------- -----------
Rental income..... $  422,146     548,667     790,888     948,906     203,007
Additional rental
  income..........    260,832     270,570     517,804     234,837      69,315
                   ----------- ----------- ----------- ----------- -----------
Total income......    682,978     819,237   1,308,692   1,183,743     272,322
                   ----------- ----------- ----------- ----------- -----------
Property operating
  expenses........    270,756     293,132     640,772     300,842      78,450
                   ----------- ----------- ----------- ----------- -----------
Total expenses....    270,756     293,132     640,772     300,842      78,450
                   ----------- ----------- ----------- ----------- -----------
Net income........ $  412,222     526,105     667,920     882,901     193,872
                   =========== =========== =========== =========== ===========


                                                                     Total
                                                                      1996
                      Park       Lansing      Park      Pro Forma  Acquisitions
                   St. Claire    Square       Ridge    Adjustments   Pro Forma
                   ----------- ----------- ----------- ----------- ------------
Rental income..... $  178,596   2,001,855     340,315        -      6,127,326
Additional rental
  income..........     62,194   1,332,149     236,791        -      3,198,250
                   ----------- ----------- ----------- ----------- -----------
Total income......    240,790   3,334,004     577,106        -      9,325,576
                   ----------- ----------- ----------- ----------- -----------
Advisor asset
  management fee..       -           -           -        708,222     708,222
Property operating
  expenses........    103,386   1,507,941     299,748        -      3,656,698
Interest Expense..       -           -           -        949,958     949,958
Depreciation......       -           -           -      1,448,017   1,448,017
Amortization......       -           -           -         11,428      11,428
                   ----------- ----------- ----------- ----------- -----------
Total expenses....    103,386   1,507,941     299,748   3,117,625   6,774,323
                   ----------- ----------- ----------- ----------- -----------
Net income (loss). $  137,404   1,826,063     277,358  (3,117,625)  2,551,253
                   =========== =========== =========== =========== ===========

                                                 Inland Real Estate Corporation
                                           Notes to Pro Forma Statement of Operations
                                                           (continued)
                                              For the year ended December 31, 1996
                                                           (unaudited)

(C) Total pro forma adjustments for 1997 acquisitions are as though they were acquired the earlier of January 1, 1996 or the date operations commenced.
                                                          Niles
                    Maple Park    Aurora     Lincoln    Shopping     Cobblers    Mallard     Calumet
                      Place       Commons   Park Place   Center        Mall        Mall       Square
                   ----------- ----------- ----------- ----------- ----------- ----------- -----------
Rental income.....  1,844,314   1,341,448     228,218     375,349   1,014,342     992,972     222,072
Additional rental
  income..........    405,864     534,247     111,997     104,619     376,560     412,024     179,854
                   ----------- ----------- ----------- ----------- ----------- ----------- -----------
Total income......  2,250,178   1,875,695     340,215     479,968   1,390,902   1,404,996     401,926
                   ----------- ----------- ----------- ----------- ----------- ----------- -----------
Advisor asset
  management fee..    152,621     115,000      21,000      32,800     109,530      80,999      21,080
Property operating
  expenses........    444,390     632,131     130,176     141,974     548,023     420,090     214,748
Interest expense..    720,000     882,983     181,450        -           -           -           -
Depreciation......    404,905     334,573      42,260      81,600     273,825     202,498      52,700
Amortization......      2,857        -          3,600        -           -           -           -
                   ----------- ----------- ----------- ----------- ----------- ----------- -----------
Total expenses....  1,724,773   1,964,687     378,486     256,374     931,378     703,587     228,528
                   ----------- ----------- ----------- ----------- ----------- ----------- -----------
Net income (loss).    525,405     (88,992)    (38,271)    223,594     459,524     701,409     113,398
                   =========== =========== =========== =========== =========== =========== ===========
                                                        Highland
                    Ameritech   Schaumburg   Sequoia      Park        River     Rivertree   Shorecrest
                     Outlot     Dominicks     Plaza     Dominicks    Square       Court       Plaza
                   ----------- ----------- ----------- ----------- ----------- ----------- -----------
Rental income.....    106,283     646,825     361,986     883,976     619,034   3,233,884     534,428
Additional rental
  income..........     18,265     135,404        -        253,031   1,149,307     120,745
                   ----------- ----------- ----------- ----------- ----------- ----------- -----------
Total income......    124,548     646,825     497,390     883,976     872,065   4,383,191     655,173
                   ----------- ----------- ----------- ----------- ----------- ----------- -----------
Advisor asset
  management fee..     10,500      30,100     128,000      60,500     317,500      59,560
Property operating
  expenses........     18,500     164,126      17,680     362,348   1,304,258     201,993
Interest expense..       -           -           -           -           -      1,574,710        -
Depreciation......     26,250     267,000      75,250     320,000     151,250     793,750     148,900
Amortization......       -           -           -           -           -           -           -
                   ----------- ----------- ----------- ----------- ----------- ----------- -----------
Total expenses....     55,250     386,847     269,476     465,680     574,098   3,990,218     410,453
                   ----------- ----------- ----------- ----------- ----------- ----------- -----------
Net income (loss).     69,298     259,978     227,914     418,296     297,967     392,973     244,720
                   =========== =========== =========== =========== =========== =========== ===========

                                                           F-36

                                     F-36



                                                 Inland Real Estate Corporation
                                           Notes to Pro Forma Statement of Operations
                                                           (continued)
                                              For the year ended December 31, 1996
                                                           (unaudited)

(C) Total pro forma adjustments for 1997 acquisitions are as though they were acquired the earlier of January 1, 1996 or the date operations commenced.
                                                                                                                        Total
                                                                                                                        1997
                      Eagle                  Wilson     Terramere    Iroquois    Fashion    Naper West   Woodfield   Acquisitions
                     Roselle   Countryside   Plaza        Plaza       Center      Square       Plaza       Plaza      Pro Forma
                   ----------- ----------- ----------- ----------- ----------- ----------- ------------ ------------ ------------
Rental income.....    355,979     266,601     132,484     509,076   1,336,054     865,075    1,450,034   2,235,315    19,535,749
Additional rental
  income..........       -           -         50,017     340,678     522,103     634,453      553,470     736,226     6,638,864
                   ----------- ----------- ----------- ----------- ----------- ----------- ------------ ------------ ------------
Total income......    355,979     266,601     182,501     849,754   1,858,157   1,499,528    2,003,504   2,971,541    26,174,613
                   ----------- ----------- ----------- ----------- ----------- ----------- ------------ ------------ ------------
Advisor asset
  management fee..     29,000      23,000      13,000      44,050     119,000      92,550      148,500     192,000     1,907,200
Property operating
  expenses........       -           -         50,520     367,086     525,109     705,908      664,159     730,679     7,656,835
Interest expense..       -           -           -           -           -        331,700         -           -        3,690,843
Depreciation......     70,000      53,333      33,367     110,000     272,000     233,000      360,000     483,000     4,789,461
Amortization......       -           -           -           -           -           -            -           -            6,457
                   ----------- ----------- ----------- ----------- ----------- ----------- ------------ ------------ ------------
Total expenses....     99,000      76,333      96,887     521,136     916,109   1,363,158    1,172,659   1,405,679    18,050,796
                   ----------- ----------- ----------- ----------- ----------- ----------- ------------ ------------ ------------
Net income (loss).    236,979     190,268      85,614     328,618     942,048     136,370      830,845   1,565,862     8,123,817
                   =========== =========== =========== =========== =========== =========== ============ ============ ============



















                                                                   F-37

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1996
                                  (unaudited)


    Acquisition of Maple Park Shopping Center, Bolingbrook, Illinois

    The Company funded the purchase using (i) the proceeds of a short-term loan maturing April 7, 1997 in the amount of $8 million from Inland Mortgage Investment Corporation ("IMIC"), an affiliate of the Company (the "Short-Term Loan"), and (ii) cash and cash equivalents. The Short-Term Loan bears interest at a rate of 9.0% per annum and requires a loan fee of 1/4%.

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1996 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                               Maple Park Place
                                       -------------------------------------
                                           *As       Pro Forma
                                         Reported   Adjustments     Total
                                       -----------  -----------  -----------
    Rental income....................  $1,844,314         -       1,844,314
    Additional rental income.........     405,864         -         405,864
                                       -----------  -----------  -----------
    Total income.....................   2,250,178         -       2,250,178
                                       -----------  -----------  -----------
    Advisor asset management fee.....        -         152,621      152,621
    Property operating expenses......     444,390         -         444,390
    Interest expense.................        -         720,000      720,000
    Depreciation.....................        -         404,905      404,905
    Amortization.....................        -           2,857        2,857
                                       -----------  -----------  -----------
    Total expenses...................     444,390    1,280,383    1,724,773
                                       -----------  -----------  -----------
    Net income (loss)................  $1,807,788   (1,280,383)     525,405
                                       ===========  ===========  ===========


    Acquisition of Aurora Commons Shopping Center, Aurora, Illinois

    As part of the acquisition of Aurora Commons Shopping Center, the Company assumed the existing mortgage loan, maturing December 31, 2001, with the balance funded with cash and cash equivalents. The loan bears interest at a rate of 9% per annum with monthly payments of principal and interest on the first day of each month.

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1996 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                                 Aurora Commons
                                       -------------------------------------
                                           *As       Pro Forma
                                         Reported   Adjustments     Total
                                       -----------  -----------  -----------
    Rental income....................  $1,314,448         -       1,341,448
    Additional rental income.........     534,247         -         534,247
                                       -----------  -----------  -----------
    Total income.....................   1,875,695         -       1,875,695
                                       -----------  -----------  -----------
    Advisor asset management fee.....        -         115,000      115,000
    Property operating expenses......     659,205      (27,074)     632,131
    Interest expense.................        -         882,983      882,983
    Depreciation.....................        -         334,573      334,573
                                       -----------  -----------  -----------
    Total expenses...................     659,205    1,193,482    1,964,687
                                       -----------  -----------  -----------
    Net income (loss)................  $1,216,490   (1,193,482)     (88,992)
                                       ===========  ===========  ===========

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1996
                                  (unaudited)

    Acquisition of Lincoln Park Place Shopping Center, Chicago, Illinois

    The Company funded the purchase of Lincoln Park Place Shopping Center using the proceeds of a short-term loan maturing February 7, 1997 in the amount of $2,016,110 from Inland Mortgage Investment Corporation ("IMIC"), an affiliate of the Company (the "Short-Term Loan"). The Company did not pay any fees in connection with the Short-Term Loan, which bears interest at a rate of 9% per annum.

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1996 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                               Lincoln Park Place
                                       -------------------------------------
                                           *As       Pro Forma
                                         Reported   Adjustments     Total
                                       -----------  -----------  -----------
    Rental income....................  $  228,218         -         228,218
    Additional rental income.........     111,997         -         111,997
                                       -----------  -----------  -----------
    Total income.....................     340,215         -         340,215
                                       -----------  -----------  -----------
    Advisor asset management fee.....        -          21,000       21,000
    Property operating expenses......     130,176         -         130,176
    Interest expense.................        -         181,450      181,450
    Depreciation.....................        -          42,260       42,260
    Amortization.....................        -           3,600        3,600
                                       -----------  -----------  -----------
    Total expenses...................     130,176      248,310      378,486
                                       -----------  -----------  -----------
    Net income (loss)................  $  210,039     (248,310)     (38,271)
                                       ===========  ===========  ===========


    Acquisition of Niles Shopping Center, Niles, Illinois

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1996 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                               Niles Shopping Center
                                       -------------------------------------
                                           *As       Pro Forma
                                         Reported   Adjustments     Total
                                       -----------  -----------  -----------
    Rental income....................  $  375,349         -         375,349
    Additional rental income.........     104,619         -         104,619
                                       -----------  -----------  -----------
    Total income.....................     479,968         -         479,968
                                       -----------  -----------  -----------
    Advisor asset management fee.....        -          32,800       32,800
    Property operating expenses......     141,974         -         141,974
    Depreciation.....................        -          81,600       81,600
                                       -----------  -----------  -----------
    Total expenses...................     141,974      114,400      256,374
                                       -----------  -----------  -----------
    Net income (loss)................  $  337,995     (114,400)     223,594
                                       ===========  ===========  ===========

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1996
                                  (unaudited)

    Acquisition of Cobblers Mall, Elgin, Illinois

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1996 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                                  Cobblers Mall
                                       -------------------------------------
                                           *As       Pro Forma
                                         Reported   Adjustments     Total
                                       -----------  -----------  -----------
    Rental income....................  $1,014,342         -       1,014,342
    Additional rental income.........     376,560         -         376,560
                                       -----------  -----------  -----------
    Total income.....................   1,390,902         -       1,390,902
                                       -----------  -----------  -----------
    Advisor asset
      management fee.................        -         109,530      109,530
    Property operating
      expenses.......................     548,023         -         548,023
    Depreciation.....................        -         273,825      273,825
                                       -----------  -----------  -----------
    Total expenses...................     548,023      383,355      931,378
                                       -----------  -----------  -----------
    Net income (loss)................  $  842,879     (383,355)     459,524
                                       ===========  ===========  ===========


    Acquisition of Mallard Mall, Elk Grove Village, Illinois

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1996 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                                  Mallard Mall
                                       -------------------------------------
                                           *As       Pro Forma
                                         Reported   Adjustments     Total
                                       -----------  -----------  -----------
    Rental income....................  $  992,972         -         992,972
    Additional rental income.........     412,024         -         412,024
                                       -----------  -----------  -----------
    Total income.....................   1,404,996        -        1,404,996
                                       -----------  -----------  -----------
    Advisor asset
      management fee.................        -          80,999       80,999
    Property operating
      expenses.......................     420,090         -         420,090
    Depreciation.....................        -         202,498      202,498
                                       -----------  -----------  -----------
    Total expenses...................     420,090      283,497      703,587
                                       -----------  -----------  -----------
    Net income (loss)................  $  984,906     (283,497)     701,409
                                       ===========  ===========  ===========

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1996
                                  (unaudited)

    Acquisition of Calumet Square Shopping Center, Calumet City, Illinois

    This pro forma adjustment reflects the purchase of Calumet Square as if the Company had acquired the property as of January 1, 1996 and is based on information provided by the Seller.

                                         Calumet Square
                               -------------------------------------
                                Year ended
                               December 31, Pro Forma
                                  1996     Adjustments    Total
                               ----------- ----------- -----------
    Rental income............. $  222,072        -        222,072
    Additional rental income..    179,854        -        179,854
                               ----------- ----------- -----------
    Total income..............    401,926        -        401,926
                               ----------- ----------- -----------
    Advisor asset
      management fee..........       -         21,080      21,080
    Property operating
      expenses................    214,748        -        214,748
    Depreciation..............       -         52,700      52,700
                               ----------- ----------- -----------
    Total expenses............    214,748      73,780     288,528
                               ----------- ----------- -----------
    Net income (loss)......... $  187,178     (73,780)    113,398
                               =========== =========== ===========


    Acquisition of Ameritech Outlot, Joliet, Illinois

    This pro forma adjustment reflects the purchase of Ameritech as if the Company had acquired the property as of January 1, 1996 and is based on information provided by the Seller.

                                         Ameritech Outlot
                               -------------------------------------
                                Year ended
                               December 31, Pro Forma
                                  1996     Adjustments    Total
                               ----------- ----------- -----------
    Rental income............. $  106,283        -        106,283
    Additional rental income..     18,265        -         18,265
                               ----------- ----------- -----------
    Total income..............    124,548        -        124,548
                               ----------- ----------- -----------
    Advisor asset
      management fee..........       -         10,500      10,500
    Property operating
      expenses................     18,500        -         18,500
    Depreciation..............       -         26,250      26,250
                               ----------- ----------- -----------
    Total expenses............     18,500      36,750      55,250
                               ----------- ----------- -----------
    Net income (loss)......... $  106,048     (36,750)     69,298
                               =========== =========== ===========

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1996
                                  (unaudited)

    Acquisition of Dominicks, Schaumburg, Illinois

    This pro forma adjustment reflects the purchase of Schaumburg Dominicks as if the Company had acquired the property as of June 1, 1996, the date operations commenced and is based on information provided by the Seller.

                                        Schaumburg Dominicks
                               -------------------------------------
                                Year ended
                               December 31, Pro Forma
                                  1996     Adjustments    Total
                               ----------- ----------- -----------
    Rental income............. $  646,825        -        646,825
    Additional rental income..       -           -           -
                               ----------- ----------- -----------
    Total income..............    646,825        -        646,825
                               ----------- ----------- -----------
    Advisor asset
      management fee..........       -        106,910     106,910
    Property operating
      expenses................     12,937        -         12,937
    Depreciation..............       -        267,000     267,000
                               ----------- ----------- -----------
    Total expenses............     12,937     373,910     386,847
                               ----------- ----------- -----------
    Net income (loss)......... $  633,888    (373,910)    259,978
                               =========== =========== ===========


    Acquisition of Sequoia Plaza, Milwaukee, Wisconsin

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1996 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:


                                          Sequoia Plaza
                               -------------------------------------
                                   *As      Pro Forma
                                 Reported  Adjustments    Total
                               ----------- ----------- -----------
    Rental income............. $  361,986        -        361,986
    Additional rental income..    135,404        -        135,404
                               ----------- ----------- -----------
    Total income..............    497,390       -         497,390
                               ----------- ----------- -----------
    Advisor asset
      management fee..........       -         30,100      30,100
    Property operating
      expenses................    164,126        -        164,126
    Depreciation..............       -         75,250      75,250
                               ----------- ----------- -----------
    Total expenses............    164,126     105,350     269,476
                               ----------- ----------- -----------
    Net income (loss)......... $  333,264    (105,350)    227,914
                               =========== =========== ===========

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1996
                                  (unaudited)

    Acquisition of Dominicks, Highland Park, Illinois

    This pro forma adjustment reflects the purchase of Highland Park Dominicks as if the Company had acquired the property as of May 1, 1996, the date operations commenced and is based on information provided by the Seller.

                                     Highland Park Dominicks
                               -------------------------------------
                                Year ended
                               December 31, Pro Forma
                                  1996     Adjustments    Total
                               ----------- ----------- -----------
    Rental income............. $  883,976        -        883,976
    Additional rental income..       -           -           -
                               ----------- ----------- -----------
    Total income..............    883,976        -        883,976
                               ----------- ----------- -----------
    Advisor asset
      management fee..........       -        128,000     128,000
    Property operating
      expenses................     17,680        -         17,680
    Depreciation..............       -        320,000     320,000
                               ----------- ----------- -----------
    Total expenses............     17,680     448,000     465,680
                               ----------- ----------- -----------
    Net income (loss)......... $  866,296    (448,000)    418,296
                               =========== =========== ===========


    Acquisition of River Square, Naperville, Illinois

    This pro forma adjustment reflects the purchase of River Square as if the Company had acquired the property as of May 1, 1996, the date operations commenced and is based on information provided by the Seller.

                                        River Square
                               -----------------------------------
                                   *As      Pro Forma
                                 Reported  Adjustments    Total
                               ----------- ----------- -----------
    Rental income............. $  619,034        -        619,034
    Additional rental income..    253,031        -        253,031
                               ----------- ----------- -----------
    Total income..............    872,065        -        872,065
                               ----------- ----------- -----------
    Advisor asset
      management fee..........       -         60,500      60,500
    Property operating
      expenses................    362,348        -        362,348
    Depreciation..............       -        151,250     151,250
                               ----------- ----------- -----------
    Total expenses............    362,348     211,750     574,098
                               ----------- ----------- -----------
    Net income (loss)......... $  509,717    (211,750)    297,967
                               =========== =========== ===========

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1996
                                  (unaudited)

    Acquisition of Rivertree Court, Vernon Hills, Illinois

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1996 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                        Rivertree Court
                               -------------------------------------
                                   *As      Pro Forma
                                 Reported  Adjustments    Total
                               ----------- ----------- -----------
    Rental income............. $3,233,884        -      3,233,884
    Additional rental income..  1,149,307        -      1,149,307
                               ----------- ----------- -----------
    Total income..............  4,383,191        -      4,383,191
                               ----------- ----------- -----------
    Advisor asset
      management fee..........       -        317,500     317,500
    Property operating
      expenses................  1,207,912      96,346   1,304,258
    Interest expense..........       -      1,574,710   1,574,710
    Depreciation..............       -        793,750     793,750
                               ----------- ----------- -----------
    Total expenses............  1,207,912   2,782,306   3,990,218
                               ----------- ----------- -----------
    Net income (loss)......... $3,175,279  (2,782,306)    392,973
                               =========== =========== ===========


    Acquisition of Shorecrest Plaza, Racine, Wisconsin

    This pro forma adjustment reflects the purchase of Shorecrest Plaza as if the Company had acquired the property as of January 1, 1996, and is based on information provided by the Seller.


                                          Shorecrest Plaza
                               -------------------------------------
                                Year ended
                               December 31, Pro Forma
                                  1996     Adjustments    Total
                               ----------- ----------- -----------
    Rental income............. $  534,428        -        534,428
    Additional rental income..    120,745        -        120,745
                               ----------- ----------- -----------
    Total income..............    655,173       -         655,173
                               ----------- ----------- -----------
    Advisor asset
      management fee..........       -         59,560      59,560
    Property operating
      expenses................    201,993        -        201,993
    Depreciation..............       -        148,900     148,900
                               ----------- ----------- -----------
    Total expenses............    201,993     208,460     410,453
                               ----------- ----------- -----------
    Net income (loss)......... $  453,180    (208,460)    244,720
                               =========== =========== ===========

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1996
                                  (unaudited)


    Acquisition of Roselle Eagle, Roselle, Illinois

    This pro forma adjustment reflects the purchase of Roselle Eagle as if the Company had acquired the property as of January 1, 1996, and is based on information provided by the Seller.


                                         Eagle Roselle
                               -------------------------------------
                                Year ended
                               December 31, Pro Forma
                                  1996     Adjustments    Total
                               ----------- ----------- -----------
    Rental income............. $  335,979        -        335,979
    Additional rental income..       -           -           -
                               ----------- ----------- -----------
    Total income..............    335,979       -         335,979
                               ----------- ----------- -----------
    Advisor asset
      management fee..........       -         29,000      29,000
    Property operating
      expenses................       -           -           -
    Depreciation..............       -         70,000      70,000
                               ----------- ----------- -----------
    Total expenses............       -         99,000      99,000
                               ----------- ----------- -----------
    Net income (loss)......... $  335,979     (99,000)    236,979
                               =========== =========== ===========


    Acquisition of Countryside Shopping Center, Countryside, Illinois

    This pro forma adjustment reflects the purchase of Countryside Shopping Center as if the Company had acquired the property as of January 1, 1996, and is based on information provided by the Seller.


                                    Countryside Shopping Center
                               -------------------------------------
                                Year ended
                               December 31, Pro Forma
                                  1996     Adjustments    Total
                               ----------- ----------- -----------
    Rental income............. $  266,601        -        266,601
    Additional rental income..       -           -           -
                               ----------- ----------- -----------
    Total income..............    266,601       -         266,601
                               ----------- ----------- -----------
    Advisor asset
      management fee..........       -         23,000      23,000
    Property operating
      expenses................       -           -           -
    Depreciation..............       -         53,333      53,333
                               ----------- ----------- -----------
    Total expenses............       -         76,333      76,333
                               ----------- ----------- -----------
    Net income (loss)......... $  266,601     (76,333)    190,268
                               =========== =========== ===========

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1996
                                  (unaudited)


    Acquisition of Wilson Plaza, Batavia, Illinois

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1996 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                          Wilson Plaza
                               -------------------------------------
                                   *As      Pro Forma
                                 Reported  Adjustments    Total
                               ----------- ----------- -----------
    Rental income............. $  132,484        -        132,484
    Additional rental income..     50,017        -         50,017
                               ----------- ----------- -----------
    Total income..............    182,501        -        182,501
                               ----------- ----------- -----------
    Advisor asset
      management fee..........       -         13,000      13,000
    Property operating
      expenses................     50,520        -         50,520
    Interest expense..........       -           -           -
    Depreciation..............       -         33,367      33,367
                               ----------- ----------- -----------
    Total expenses............     50,520      46,367      96,887
                               ----------- ----------- -----------
    Net income (loss)......... $  131,981     (46,367)     85,614
                               =========== =========== ===========


    Acquisition of Terramere Plaza, Arlington Heights, Illinois

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1996 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                         Terramere Plaza
                               -------------------------------------
                               December 31  Pro Forma
                                  1997     Adjustments    Total
                               ----------- ----------- -----------
    Rental income............. $  509,076        -        509,076
    Additional rental income..    340,678        -        340,678
                               ----------- ----------- -----------
    Total income..............    849,754        -        849,754
                               ----------- ----------- -----------
    Advisor asset
      management fee..........       -         44,050      44,050
    Property operating
      expenses................    367,086        -        367,086
    Interest expense..........       -           -           -
    Depreciation..............       -        110,000     110,000
                               ----------- ----------- -----------
    Total expenses............    367,086     154,050     521,136
                               ----------- ----------- -----------
    Net income (loss)......... $  482,668    (154,050)    328,618
                               =========== =========== ===========

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1996
                                  (unaudited)


    Acquisition of Iroquois Center, Naperville, Illinois

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1996 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                          Iroquois Center
                               -------------------------------------
                                   *As      Pro Forma
                                 Reported  Adjustments    Total
                               ----------- ----------- -----------
    Rental income............. $1,336,054        -      1,336,054
    Additional rental income..    522,103        -        522,103
                               ----------- ----------- -----------
    Total income..............  1,858,157        -      1,858,157
                               ----------- ----------- -----------
    Advisor asset
      management fee..........       -        119,000     119,000
    Property operating
      expenses................    525,109        -        525,109
    Interest expense..........       -           -           -
    Depreciation..............       -        272,000     272,000
                               ----------- ----------- -----------
    Total expenses............    525,109     391,000     916,109
                               ----------- ----------- -----------
    Net income (loss)......... $1,333,048    (391,000)    942,048
                               =========== =========== ===========


    Acquisition of Fashion Square, Skokie, Illinois

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1996 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                          Fashion Square
                               -------------------------------------
                                   *As      Pro Forma
                                 Reported  Adjustments    Total
                               ----------- ----------- -----------
    Rental income............. $  865,075        -        865,075
    Additional rental income..    634,453        -        634,453
                               ----------- ----------- -----------
    Total income..............  1,499,528        -      1,499,528
                               ----------- ----------- -----------
    Advisor asset
      management fee..........       -         92,550      92,550
    Property operating
      expenses................    705,908        -        705,908
    Interest expense..........       -        331,700     331,700
    Depreciation..............       -        233,000     233,000
                               ----------- ----------- -----------
    Total expenses............    705,908     657,250   1,363,158
                               ----------- ----------- -----------
    Net income (loss)......... $  793,620    (657,250)    136,370
                               =========== =========== ===========

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1996
                                  (unaudited)


    Acquisition of Naper West Plaza, Naperville, Illinois

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1996 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                          Naper West Plaza
                               -------------------------------------
                                   *As      Pro Forma
                                 Reported  Adjustments    Total
                               ----------- ----------- -----------
    Rental income............. $1,450,034        -      1,450,034
    Additional rental income..    553,470        -        553,470
                               ----------- ----------- -----------
    Total income..............  2,003,504        -      2,003,504
                               ----------- ----------- -----------
    Advisor asset
      management fee..........       -        148,500     148,500
    Property operating
      expenses................    664,159        -        664,159
    Interest expense..........       -           -           -
    Depreciation..............       -        360,000     360,000
                               ----------- ----------- -----------
    Total expenses............    664,159     508,500   1,172,659
                               ----------- ----------- -----------
    Net income (loss)......... $1,339,345    (508,500)    830,845
                               =========== =========== ===========


    Acquisition of Woodfield Plaza, Schaumburg, Illinois

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1996 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                          Woodfield Plaza
                               -------------------------------------
                                   *As      Pro Forma
                                 Reported  Adjustments    Total
                               ----------- ----------- -----------
    Rental income............. $2,235,315        -      2,235,315
    Additional rental income..    736,226        -        736,226
                               ----------- ----------- -----------
    Total income..............  2,971,541        -      2,971,541
                               ----------- ----------- -----------
    Advisor asset
      management fee..........       -        192,000     192,000
    Property operating
      expenses................    730,679        -        730,679
    Interest expense..........       -           -           -
    Depreciation..............       -        483,000     483,000
                               ----------- ----------- -----------
    Total expenses............    730,679     675,000   1,405,679
                               ----------- ----------- -----------
    Net income (loss)......... $2,240,862    (675,000)  1,565,862
                               =========== =========== ===========

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1996
                                  (unaudited)


(E) No pro forma adjustment has been made relating to interest income which would have been earned on the additional Offering Proceeds raised.

(F) Depreciation expense is computed using the straight-line method, based upon an estimated useful life of thirty years.

(G) The pro forma weighted average common stock shares for the year ended December 31, 1996 was calculated by estimating the additional shares sold to purchase each of the Company's properties on a weighted average basis.

(H) Loan fees are amortized over the term of the related loan.

(I) Advisor Asset Management Fees are calculated as 1% of the Average Invested Assets (as defined).

                         Independent Auditors' Report


The Board of Directors
Inland Real Estate Corporation:


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Rivertree Court Shopping Center for the year ended December 31, 1996. This Historical Summary is the responsibility of the management of the Inland Real Estate Corporation. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation, as described in note 2. It is not intended to be a complete presentation of Rivertree Court Shopping Center's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.



                                                          KPMG Peat Marwick LLP



Chicago, Illinois
July 14, 1997

                        Rivertree Court Shopping Center
       Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1996




Gross income:
  Base rental income.............................. $3,233,884
  Operating expense and real estate
    tax recoveries................................  1,121,942
  Other income....................................     27,365
                                                   -----------
  Total Gross Income.............................. $4,383,191
                                                   -----------
Direct operating expenses:
  Real estate taxes...............................    749,542
  Operating expenses..............................    221,715
  Management fees.................................    100,897
  Utilities.......................................     83,668
  Insurance.......................................     52,090
                                                   -----------
  Total direct operating expenses................. $1,207,912
                                                   -----------
Excess of gross income over direct
  operating expenses.............................. $3,175,279
                                                   ===========



See accompanying notes to historical summary of gross income and direct operating expenses.

                        Rivertree Court Shopping Center
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1996


1.  Business

    Rivertree Court Shopping Center (Rivertree Court) is located in Vernon Hills, Illinois. It consists of approximately 297,000 square feet of gross leasable area and was 90% leased and occupied at December 31, 1996. Inland Real Estate Corporation has signed a sale and purchase agreement for the purchase of Rivertree Court from an unaffiliated third party (Seller).

2.  Basis of Presentation

    The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation and is not intended to be a complete presentation of Rivertree Court's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of Rivertree Court to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

3.  Gross Income

    Rivertree Court leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which Rivertree Court is reimbursed for common area, real estate, and insurance costs. Real estate tax recoveries reflected in the Historical Summary include amounts for 1996 real estate tax expense for which the tenants have not yet been billed.

    Base rentals are reported as income over the lease term as they become receivable under the lease provisions. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments decreased base rental income by $78,267 for the year ended December 31, 1996.

                        Rivertree Court Shopping Center
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1996


    Minimum rents to be received from tenants under operating leases in effect at December 31, 1996 are as follows:

                                 Year         Amount

                                1997        $ 3,240,935
                                1998          2,819,999
                                1999          2,444,952
                                2000          2,252,172
                                2001          2,063,932
                              Thereafter     11,865,994
                                            ------------
                                            $24,687,894
                                            ============


4.  Direct Operating Expenses

    Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Rivertree Court. Costs such as mortgage interest, depreciation, amortization, and professional fees are excluded from the Historical Summary.

    Rivertree Court has not received its final real estate tax bill for 1996. Real estate tax expense is estimated based upon bills for 1995. The difference between the estimate and the final tax bill is not expected to have a material impact on the Historical Summary.

    Rivertree Court is managed by an affiliate of the Seller pursuant to the terms of a management agreement for an annual fee of 3% of rental income (as defined). Subsequent to the sale of Rivertree Court (note 1), the current management agreement will cease. Any new management agreement may cause future management fees to differ from the amounts reflected in the Historical Summary.

                         Independent Auditors' Report


The Board of Directors
Inland Real Estate Corporation:


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Shorecrest Plaza Shopping Center for the year ended May 31, 1997. This Historical Summary is the responsibility of the management of the Inland Real Estate Corporation. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation, as described in note 2. The presentation is not intended to be a complete presentation of Shorecrest Plaza Shopping Center's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Shorecrest Plaza Shopping Center for the year ended May 31, 1997, in conformity with generally accepted accounting principles.



           KPMG Peat Marwick LLP



Chicago, Illinois
June 19, 1997

                       Shorecrest Plaza Shopping Center
       Historical Summary of Gross Income and Direct Operating Expenses
                            Year ended May 31, 1997




Gross income:
  Base rental income.............................. $  601,514
  Operating expense and real estate
    tax recoveries................................    167,936
                                                   -----------
  Total Gross Income..............................    769,450
                                                   -----------
Direct operating expenses:
  Real estate taxes...............................    111,445
  Operating expenses..............................     46,457
  Management fees.................................     33,834
  Utilities.......................................     10,362
  Insurance.......................................      4,229
                                                   -----------
  Total direct operating expenses.................    206,327
                                                   -----------
Excess of gross income over direct
  operating expenses.............................. $  563,123
                                                   ===========



See accompanying notes to historical summary of gross income and direct operating expenses.

                       Shorecrest Plaza Shopping Center
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                            Year ended May 31, 1997


1.  Business

    Shorecrest Plaza Shopping Center (Shorecrest Plaza) is located in Racine, Wisconsin. It consists of approximately 91,000 square feet of gross leasable area and was approximately 93% leased and occupied at May 31, 1997. Inland Real Estate Corporation has signed a sale and purchase agreement for the purchase of Shorecrest Plaza from an unaffiliated third party (Seller).

2.  Basis of Presentation

    The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation and is not intended to be a complete presentation of Shorecrest Plaza's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of Shorecrest Plaza to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

3.  Gross Income

    Shorecrest Plaza leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which Shorecrest Plaza is reimbursed for common area, real estate, and insurance costs. Operating expenses and real estate tax recoveries reflected in the Historical Summary include amounts for 1996 and 1997 expenses for which the tenants have not yet been billed.

    Base rentals are reported as income over the lease term as they become receivable under the provisions of the leases. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by $70,690 the year ended May 31, 1997.

                       Shorecrest Plaza Shopping Center
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                            Year ended May 31, 1997


    Minimum rents to be received from tenants under operating leases in effect at May 31, 1997 are as follows:

                                 Year         Amount

                                1998        $   643,824
                                1999            648,105
                                2000            594,760
                                2001            538,520
                                2002            535,430
                              Thereafter      2,409,914
                                            ------------
                                            $ 5,370,553
                                            ============


4.  Direct Operating Expenses

    Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Shorecrest Plaza. Costs such as mortgage interest, depreciation, amortization, and professional fees are excluded from the Historical Summary.

    Shorecrest Plaza has not received its final real estate tax bill for 1997. Real estate tax expense is estimated based upon bills for 1996. The difference between the estimate and the final tax bill is not expected to have a material impact on the Historical Summary.

    Shorecrest Plaza is managed pursuant to the terms of a management agreement for an annual fee of 5% of gross revenues (as defined). Subsequent to the sale of Shorecrest Plaza (note 1), the current management agreement will cease. Any new management agreement may cause future management fees to differ from the amounts reflected in the Historical Summary.

                         Independent Auditors' Report


The Board of Directors
Inland Real Estate Corporation:


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Wilson Plaza Shopping Center for the year ended December 31, 1996. This Historical Summary is the responsibility of the management of Inland Real Estate Corporation. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation, as described in note 2. It is not intended to be a complete presentation of Wilson Plaza's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Wilson Plaza for the year ended December 31, 1996, in conformity with generally accepted accounting principles.


                                                        KPMG Peat Marwick LLP


Chicago, Illinois
November 13, 1997

                         Wilson Plaza Shopping Center
       Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1996




Gross income:
  Base rental income.............................. $  132,484
  Operating expense and real estate
    tax recoveries................................     50,017
                                                   -----------
  Total Gross Income..............................    182,501
                                                   -----------
Direct operating expenses:
  Real estate taxes...............................     25,090
  Operating expenses..............................     20,012
  Utilities.......................................        329
  Management Fees.................................      4,140
  Insurance.......................................        949
                                                   -----------
  Total direct operating expenses.................     50,520
                                                   -----------
Excess of gross income over
  direct operating expenses....................... $  131,981
                                                   ===========



See accompanying notes to historical summary of gross income and direct operating expenses.

                         Wilson Plaza Shopping Center
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1996


1.  Business

    Wilson Plaza is located in Batavia, Illinois. It consists of approximately 11,000 square feet of gross leasable area and was 100% leased and occupied at December 31, 1996. Inland Real Estate Corporation has signed a sale and purchase agreement for the purchase of Wilson Plaza from an unaffiliated third party.

2.  Basis of Presentation

    The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation and is not intended to be a complete presentation of Wilson Plaza's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of Wilson Plaza to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

3.  Gross Income

    Wilson Plaza leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which Wilson Plaza is reimbursed for common area, real estate, and insurance costs.

    Base rentals are reported as income over the lease term as they become receivable under the lease provisions. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by $6,243 for the year ended December 31, 1996.

                         Wilson Plaza Shopping Center
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1996


    Minimum rents to be received from tenants under operating leases in effect at December 31, 1996 are as follows:

                                Year          Amount
                                ----          ------
                                1997        $ 140,180
                                1998          115,653
                                1999          101,578
                                2000           95,469
                                2001           86,287
                              Thereafter       44,861
                                            ----------
                                            $ 584,028
                                            ==========

4.  Direct Operating Expenses

    Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Wilson Plaza. Costs such as mortgage interest, depreciation, amortization and professional fees are excluded from the Historical Summary.

    Wilson Plaza is managed pursuant to the terms of a management agreement for an annual fee of 3% of base rents. Subsequent to the sale of Wilson Plaza (note 1), the current management agreement will cease. Any new management agreement may cause future management fees to differ from the amounts reflected in the Historical Summary.

                         Independent Auditors' Report


The Board of Directors
Inland Real Estate Corporation:


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Iroquois Center for the year ended December 31, 1996. This Historical Summary is the responsibility of the management of Inland Real Estate Corporation. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation, as described in note 2. It is not intended to be a complete presentation of Iroquois Plaza's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Iroquois Plaza for the year ended December 31, 1996, in conformity with generally accepted accounting principles.


                                                        KPMG Peat Marwick LLP


Chicago, Illinois
December 4, 1997

                                Iroquois Center
       Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1996




Gross income:
  Base rental income.............................. $1,336,054
  Operating expense and real estate
    tax recoveries................................    469,685
  Other income....................................     52,418
                                                   -----------
  Total Gross Income..............................  1,858,157
                                                   -----------
Direct operating expenses:
  Operating expenses..............................    284,117
  Real estate taxes...............................    205,423
  Utilities.......................................     20,327
  Insurance.......................................     15,242
                                                   -----------
  Total direct operating expenses.................    525,109
                                                   -----------
Excess of gross income over
    direct operating expenses..................... $1,333,048
                                                   ===========



See accompanying notes to historical summary of gross income and direct operating expenses.

                                Iroquois Center
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1996


1.  Business

    Iroquois Center is located in Naperville, Illinois. It consists of approximately 141,500 square feet of gross leasable area and was 98% leased and occupied at December 31, 1996. Inland Real Estate Corporation has signed a sale and purchase agreement for the purchase of Iroquois Center from an unaffiliated third party.

2.  Basis of Presentation

    The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation and is not intended to be a complete presentation of Iroquois Center's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of Iroquois Center to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

3.  Gross Income

    Iroquois Center leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which Iroquois Center is reimbursed for common area, real estate, and insurance costs.

    Base rentals are reported as income over the lease term as they become receivable under the lease provisions. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by $44,760 for the year ended December 31, 1996.

                                Iroquois Center
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1996


    Minimum rents to be received from tenants under operating leases in effect at December 31, 1996 are as follows:

                                Year          Amount
                                ----          ------
                                1997        $ 1,413,081
                                1998          1,285,944
                                1999          1,057,493
                                2000            929,941
                                2001            899,651
                              Thereafter      1,920,263
                                            ------------
                                            $ 7,506,373
                                            ============

4.  Direct Operating Expenses

    Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Iroquois Center. Costs such as mortgage interest, depreciation, amortization and professional fees are excluded from the Historical Summary.

    Real estate tax expense is estimated upon bills for 1995. The difference between the estimate and the final tax bill is not expected to have a material impact on the Historical Summary.

    Iroquois Center is managed pursuant to the terms of a management agreement for an annual fee of 4% of gross revenues (as defined). Subsequent to the sale of Iroquois Center (note 1), the current management agreement will cease. Any new management agreement may cause future management fees to differ from the amounts reflected in the Historical Summary.

                         Independent Auditors' Report


The Board of Directors
Inland Real Estate Corporation:


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Fashion Square Shopping Center for the year ended December 31, 1996. This Historical Summary is the responsibility of the management of Inland Real Estate Corporation. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation, as described in note 2. It is not intended to be a complete presentation of Fashion Square Shopping Center's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.


                                                        KPMG Peat Marwick LLP


Chicago, Illinois
December 19, 1997

                        Fashion Square Shopping Center
       Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1996




Gross income:
  Base rental income.............................. $  865,075
  Operating expense and real estate
    tax recoveries................................    543,986
  Other income....................................     90,467
                                                   -----------
  Total Gross Income..............................  1,499,528
                                                   -----------
Direct operating expenses:
  Real estate taxes...............................    478,356
  Operating expenses..............................    171,650
  Management Fees.................................     37,726
  Utilities.......................................     18,176
  Insurance.......................................     13,590
                                                   -----------
  Total direct operating expenses.................    719,498
                                                   -----------
Excess of gross income over
    direct operating expenses..................... $  780,030
                                                   ===========



See accompanying notes to historical summary of gross income and direct operating expenses.

                        Fashion Square Shopping Center
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1996


1.  Business

    Fashion Square  Shopping  Center  (Fashion  Square)  is  located in Skokie,
    Illinois. It consists of approximately 84,600 square feet of gross leasable area and was 77% leased and occupied at December 31, 1996. Inland Real Estate Corporation has signed a sale and purchase agreement for the purchase of Fashion Square from an unaffiliated third party (Seller).

2.  Basis of Presentation

    The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation and is not intended to be a complete presentation of Fashion Square's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of Fashion Square to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

3.  Gross Income

    Fashion Square leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which Fashion Square is reimbursed for common area, real estate, and insurance costs.

    Base rentals are reported as income over the lease term as they become receivable under the lease provisions. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments decreased base rental income by $8,291 for the year ended December 31, 1996.

                        Fashion Square Shopping Center
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1996


    Minimum rents to be received from tenants under operating leases in effect at December 31, 1996 are as follows:

                                Year          Amount
                                ----          ------
                                1997        $  893,710
                                1998           796,377
                                1999           578,533
                                2000           384,158
                                2001            57,285
                              Thereafter       374,078
                                            ----------
                                            $3,084,141
                                            ==========

4.  Direct Operating Expenses

    Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Fashion Square. Costs such as mortgage interest, depreciation, amortization and professional fees are excluded from the Historical Summary.

    Fashion Square is managed pursuant to the terms of a management agreement for an annual fee of 4% of rental income (as defined). Subsequent to the sale of Fashion Square (note 1), the current management agreement will cease. Any new management agreement may cause future management fees to differ from the amounts reflected in the Historical Summary.

                         Independent Auditors' Report


The Board of Directors
Inland Real Estate Corporation:


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Naper West Shopping Center for the year ended December 31, 1996. This Historical Summary is the responsibility of the management of Inland Real Estate Corporation. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation, as described in note 2. It is not intended to be a complete presentation of Naper West's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Naper West for the year ended December 31, 1996, in conformity with generally accepted accounting principles.


                                                        KPMG Peat Marwick LLP


Chicago, Illinois
January 6, 1998

                          Naper West Shopping Center
       Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1996




Gross income:
  Base rental income.............................. $1,450,034
  Operating expense and real estate
    tax recoveries................................    553,470
                                                   -----------
  Total Gross Income..............................  2,003,504
                                                   -----------
Direct operating expenses:
  Operating expenses..............................    340,346
  Real estate taxes...............................    281,483
  Utilities.......................................     26,600
  Insurance.......................................     15,730
                                                   -----------
  Total direct operating expenses.................    664,159
                                                   -----------
Excess of gross income over
    direct operating expenses..................... $1,339,345
                                                   ===========



See accompanying notes to historical summary of gross income and direct operating expenses.

                          Naper West Shopping Center
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1996


1.  Business

    Naper West is located in Naperville, Illinois. It consists of approximately 166,000 square feet of gross leasable area and was 95% leased and occupied at December 31, 1996. Inland Real Estate Corporation has signed a sale and purchase agreement for the purchase of Naper West from an unaffiliated third party.

2.  Basis of Presentation

    The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation and is not intended to be a complete presentation of Naper West's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of Naper West to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

3.  Gross Income

    Naper West leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which Naper West is reimbursed for common area, real estate, and insurance costs.

    Base rentals are reported as income over the lease term as they become receivable under the lease provisions. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments decreased base rental income by $74,690 for the year ended December 31, 1996.

                          Naper West Shopping Center
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1996


    Minimum rents to be received from tenants under operating leases in effect at December 31, 1996 are as follows:

                                Year          Amount
                                ----          ------
                                1997        $ 1,364,577
                                1998          1,040,008
                                1999            699,957
                                2000            278,643
                                2001            237,783
                              Thereafter        195,443
                                            ------------
                                            $ 3,816,411
                                            ============

4.  Direct Operating Expenses

    Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Naper West. Costs such as mortgage interest, depreciation, amortization, management fees and professional fees are excluded from the Historical Summary.

                         Independent Auditors' Report


The Board of Directors
Inland Real Estate Corporation:


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Woodfield Plaza Shopping Center for the year ended December 31, 1996. This Historical Summary is the responsibility of the management of Inland Real Estate Corporation. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation, as described in note 2. It is not intended to be a complete presentation of Woodfield Plaza's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Woodfield Plaza for the year ended December 31, 1996, in conformity with generally accepted accounting principles.


                                                        KPMG Peat Marwick LLP


Chicago, Illinois
December 5, 1997

                                Woodfield Plaza
       Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1996




Gross income:
  Base rental income.............................. $2,235,315
  Operating expense and real estate
    tax recoveries................................    733,949
  Other income....................................      2,277
                                                   -----------
  Total Gross Income..............................  2,971,541
                                                   -----------
Direct operating expenses:
  Real estate taxes...............................    513,949
  Operating expenses..............................    103,877
  Management Fees.................................     62,400
  Insurance.......................................     23,678
  Utilities.......................................     11,521
                                                   -----------
  Total direct operating expenses.................    715,425
                                                   -----------
Excess of gross income over
    direct operating expenses..................... $2,256,116
                                                   ===========



See accompanying notes to historical summary of gross income and direct operating expenses.

                                Woodfield Plaza
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1996


1.  Business

    Woodfield Plaza  is  located  in  Schaumburg,  Illinois.    It  consists of
    approximately 177,418 square feet of gross leasable area and was 100% leased and occupied at December 31, 1996. Inland Real Estate Corporation has signed a sale and purchase agreement for the purchase of Woodfield Plaza from an unaffiliated third party.

2.  Basis of Presentation

    The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation and is not intended to be a complete presentation of Woodfield Plaza's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of Woodfield Plaza to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

3.  Gross Income

    Woodfield Plaza leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which Woodfield Plaza is reimbursed for common area, real estate, and insurance costs.

    Base rentals are reported as income over the lease term as they become receivable under the lease provisions. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by $267,755 for the year ended December 31, 1996.

                                Woodfield Plaza
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1996


    Minimum rents to be received from tenants under operating leases in effect at December 31, 1996 are as follows:

                                Year          Amount
                                ----          ------
                                1997        $ 1,991,572
                                1998          2,046,996
                                1999          1,985,440
                                2000          1,910,654
                                2001          1,875,192
                              Thereafter     17,604,277
                                            ------------
                                            $27,414,131
                                            ============

4.  Direct Operating Expenses

    Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Woodfield Plaza. Costs such as mortgage interest, depreciation, amortization and professional fees are excluded from the Historical Summary.

    Woodfield Plaza is managed pursuant to the terms of a management agreement for a fixed annual fee of $62,400. Subsequent to the sale of Woodfield Plaza (note 1), the current management agreement will cease. Any new management agreement may cause future management fees to differ from the amounts reflected in the Historical Summary.

                                                                      PROSPECTUS
                         INLAND REAL ESTATE CORPORATION

$10.00 PER SHARE                           MINIMUM INITIAL PURCHASE - 300 SHARES
                                            (100 SHARES FOR TAX-EXEMPT ENTITIES)

     Inland Real Estate Corporation (the "Company"), a Maryland corporation, is an infinite-life real estate investment trust (a "REIT"), formed in 1994 to invest in Neighborhood Retail Centers located primarily within a 150-mile radius of its headquarters in Oak Brook, Illinois as well as single-user retail properties located throughout the United States. The Company owns 33 properties comprised of 28 Neighborhood Retail Centers and five single-user retail properties. The Company intends to use the Net Proceeds of this Offering (after funding appropriate working capital reserves) to acquire additional properties. See "Investment Objectives and Policies" and "Real Property Investments."

     Of the 21,875,000 shares of the Company's common stock, $.01 par value per share (the "Shares") offered hereby, a total of 20,000,000 Shares are being offered on a "best efforts" basis (the "Offering"); a total of 1,000,000 Shares are being offered to Stockholders who are participating in the Company's Distribution Reinvestment Program (the "DRP"); and up to 875,000 Shares may be issued upon the exercise of warrants granted to the Dealer Manager. See "Description of Securities -- Soliciting Dealer Warrants." The Company's day-to-day operations are managed by Inland Real Estate Advisory Services, Inc. (the "Advisor"). Capitalized terms used in this Prospectus and not defined in the text are defined in the "Glossary."

     AN INVESTMENT IN THE COMPANY INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 16. THESE RISKS INCLUDE THE FACT THAT:

- - There is currently no public trading market for the Shares and therefore the offering price of the Shares may not be indicative of the price that the Shares may trade at if they were listed on an exchange or of the proceeds that a Stockholder may receive if the Company was liquidated or dissolved. An investment in the Shares is suitable only for those able to make a long-term investment; (page 16)
- - The Offering is not conditioned upon the Company raising a minimum amount of proceeds. The Company may not raise proceeds sufficient to apply to any use other than payment of organization and offering expenses associated with the Offering; (page 16)
- - Although the Company intends to purchase properties, whenever possible, on an all-cash basis, the Company utilized financing to acquire 15 of its 33 properties;
- - The Company may incur additional indebtedness on its existing properties or properties acquired in the future. Defaults on this indebtedness could cause the Company to lose its investment in such properties; (page
      17)
- - Except for two properties, the Company has not specified any additional properties in which to invest; (page 16)
- - The Company relies on the Advisor and its Affiliates to operate the Company on a daily basis and manage its assets and pays the Advisor and its Affiliates substantial fees for rendering these services; (page 20)
- -   No person may own more than 9.8% of the Shares;  (page 17)
- - Affiliates of the Advisor are engaged in similar real estate activities which subject them to various conflicts of interest in managing the Company's operations. These conflicts include competition for the time and services of these individuals which may not be on fair market terms and the possibility that the Company may do business with entities that have pre-existing relationships with the Advisor or its Affiliates which result in a conflict between the ongoing business relationship of the Advisor or its Affiliates and the Company's current interests; and (page
      19)
- - Stockholders have no preemptive rights, and, therefore, further issuance(s) of Shares by the Company may dilute the interests of investors purchasing in this Offering. (page 20)


====================================================================================================================================
                                                                        Selling           Proceeds to
                                                   Price to Public    Commissions (1)     Company (2)
====================================================================================================================================


Per Share                                   $         10.00         $          .70     $          9.30
Minimum Purchase 300 Shares                 $      3,000.00         $       210.00     $      2,790.00
Total Maximum if 21,000,000 Shares Sold(3)  $209,500,000.00         $14,000,000.00     $195,500,000.00
====================================================================================================================================
                                           The date of this Prospectus is July 14, 1997                       (cover page continued)






(1) A total of 20,000,000 Shares are being offered on a "best efforts" basis. The Company will pay Inland Securities Corporation, an Affiliate of the Advisor (the "Dealer Manager") selling commissions equal to up to seven percent (7%) of the Gross Offering Proceeds and will, in certain instances, issue a warrant to purchase one Share during the Exercise Period at $12.00 per share for every 40 Shares sold (the "Soliciting Dealer Warrants"). The Dealer Manager may retain or reallow all or a part of this compensation to certain Soliciting Dealers unless prohibited by either federal or state securities laws; provided that the Company will not issue more than 875,000 Soliciting Dealer Warrants. See "Description of Securities - Soliciting Dealer Warrants" for additional terms of the Soliciting Dealer Warrants. The Dealer Manager will also receive a marketing contribution and due diligence expense allowance fee equal to 2.5% of the Gross Offering Proceeds, some portion of which may be reallowed to Soliciting Dealers. Volume discounts may be given on orders of 25,000 Shares or more.

(2) Before deducting Organization and Offering Expenses which will be charged to the Company, estimated at $4,961,995 if 21,000,000 Shares (the "Maximum Offering") are sold. If the aggregate of all Organization and Offering Expenses, including selling commissions and the marketing contribution and due diligence expense allowance fee, exceeds 15% of the Gross Offering Proceeds, the Advisor will pay the excess expenses.

(3) A total of 20,000,000 Shares are being offered on a "best efforts" basis and a total of 1,000,000 Shares are being offered to Stockholders who are participating in the Company's Distribution Reinvestment Program. Participation in the DRP is limited to those investors who purchased Shares in the Prior Offerings or who purchase Shares in this Offering. Participants may purchase Shares at a reduced price due to lower administrative costs ($9.50 per Share). In addition, assuming all 875,000 warrants are issued to the Dealer Manager, a total of $700.00 of additional proceeds will be raised; assuming these warrants are exercised at the warrant price of $12.00, a total of $10,500,000 will be raised. No commission will be paid in connection with the issuance of the warrants or the Shares issuable upon exercise thereof.

     The Shares offered hereby will be sold by the Dealer Manager and other securities dealers (the "Soliciting Dealers") who are members of the National Association of Securities Dealers, Inc. (the "NASD"). The Offering will terminate on or before July 13, 1999. Subscription proceeds received from investors will be held in escrow by the Escrow Agent, pending release to the Company. Since no minimum offering amount has been specified, subscription proceeds are expected to be released to the Company as subscriptions are accepted. All subscriptions will be accepted or rejected within ten days (and generally within 24 hours) after receipt by the Company.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

     THE COMPANY IS NOT A MUTUAL FUND OR AN INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND, THEREFORE, INVESTORS WILL NOT HAVE THE BENEFIT OF THE PROTECTIONS PROVIDED BY THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED.

     THE USE OF FORECASTS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATIONS TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCES WHICH MAY FLOW FROM AN INVESTMENT IN THE COMPANY IS PROHIBITED.

                                                             (end of cover page)
                                      ii

                              TABLE OF CONTENTS

                                                                            PAGE


PROSPECTUS SUMMARY ...........................................................1
ORGANIZATIONAL CHART ........................................................15
RISK FACTORS ................................................................16
      Investment Risks ......................................................16
      Company Risks .........................................................19
      Risks of Real Estate Ownership ........................................21
      Tax Risks .............................................................23
      ERISA Risks ...........................................................25
ESTIMATED USE OF PROCEEDS OF OFFERING .......................................26
WHO MAY INVEST ..............................................................27
COMPENSATION TABLE ..........................................................28
      Nonsubordinated Payments ..............................................29
      Subordinated Payments .................................................34
CONFLICTS OF INTEREST .......................................................37
      Competition for the Time and Service of the Advisor and Affiliates ....37
      Process for Resolving Conflicting Opportunities .......................37
      Acquisition from Affiliates ...........................................38
      The Company may Purchase Properties from Persons with whom
           Affiliates of the Advisor have Prior Business Relationships ......38
      Property Management Services are being Rendered by an Affiliate of the
           Advisor ..........................................................38
      Receipt of Commissions, Fees and Other Compensation by the Advisor and
           its Affiliates ...................................................38
      Non-Arm's-Length Agreements ...........................................38
      The Company and the Advisor have the Same Legal Counsel ...............39
      Inland Securities Corporation is Participating as Dealer Manager in the
           Sale of the Shares ...............................................39
      The Advisor may have Conflicting Fiduciary Obligations in the
           Event the Company Acquires Properties with Affiliates ............39
FIDUCIARY RESPONSIBILITY OF DIRECTORS ANDTHE ADVISOR; INDEMNIFICATION........40
      General................................................................40
      Limitation of Liability and Indemnification ...........................40
      Defenses Available.....................................................41
PRIOR PERFORMANCE OF THE COMPANY'S AFFILIATES ...............................42
      Prior Investment Programs .............................................42
      Summary Information ...................................................42
      Publicly Registered Limited Partnerships ..............................44
      Private Partnerships ..................................................48
      Private Placement Real Estate Equity Program ..........................49
      Private Placement Mortgage and Note Programs ..........................49
      Loan Modifications and Work-Outs ......................................51
      Effects of Property Exchanges on Investors ............................54
      Additional Information ................................................55
MANAGEMENT ..................................................................56
      General ...............................................................56
      Directors and Executive Officers ......................................57



                                     iii

      Committees of the Board of Directors ...................................59
      Compensation of Directors ..............................................59
      The Advisor ............................................................60
      The Advisory Agreement .................................................61
      The Management Agent ...................................................63
      Other Services .........................................................65
      Independent Director Stock Option Plan .................................65
SELECTED FINANCIAL DATA ......................................................67
INVESTMENT OBJECTIVES AND POLICIES ...........................................69
      General ................................................................69
      Distributions ..........................................................69
      Types of Investments ...................................................69
      Acquisition Standards ..................................................70
      Description of Leases ..................................................71
      Property Acquisition ...................................................71
      Borrowing ..............................................................72
      Sale or Disposition of Properties ......................................73
      Change in Investment Objectives ........................................73
      Certain Investment Limitations .........................................73
      Appraisals .............................................................74
      Return of Uninvested Proceeds ..........................................74
      Additional Offerings and Exchange Listing ..............................74
      Joint Ventures .........................................................74
      Other Policies .........................................................75
REAL PROPERTY INVESTMENTS ....................................................75
      Lansing Square Shopping Center, Lansing, Illinois ......................83
      Maple Park Place Shopping Center, Bolingbrook, Illinois ................86
      The Walgreens/Decatur Property .........................................89
      The Eagle Crest Shopping Center ........................................90
      Montgomery-Goodyear Shopping Center ....................................91
      The Hartford/Naperville Plaza Property .................................91
      Nantucket Square Shopping Center .......................................92
      Antioch Plaza ..........................................................92
      The Mundelein Plaza Property ...........................................92
      Regency Point Shopping Center ..........................................92
      Prospect Heights Plaza .................................................93
      Montgomery-Sears Shopping Center .......................................93
      The Zany Brainy Store ..................................................93
      Salem Square Shopping Center, Countryside, Illinois ....................93
      Hawthorn Village Commons, Vernon Hills, Illinois .......................93
      Six Corners Plaza, Chicago, Illinois ...................................94
      Spring Hill Fashion Corner, West Dundee, Illinois ......................94
      Grand & Hunt Club Outlot Center, Gurnee, Illinois ......................94
      The Quarry Outlot, Hodgkins, Illinois ..................................94
      Crestwood Plaza Shopping Center, Crestwood, Illinois....................95
      Park St. Clair Plaza, Schaumburg, Illinois .............................95
      The Summit of Park Ridge, Park Ridge, Illinois .........................95
      Aurora Commons Shopping Center, Aurora, Illinois .......................95




                                      iv

      Lincoln Park Place Shopping Center, Chicago, Illinois.................  95
      Niles Shopping Center, Niles, Illinois................................  96
      Cobblers Mall, Elgin, Illinois........................................  96
      Mallard Mall, Elk Grove Village, Illinois.............................  96
      Ameritech Outlot Building, Joliet, Illinois...........................  96
      Dominick's Finer Foods, Schaumburg, Illinois..........................  96
      Calumet Square Shopping Center, Calumet City, Illinois................  97
      Dominick's Finer Foods, Highland Park, Illinois.......................  97
      Sequoia Plaza Shopping Center, Milwaukee, Wisconsin...................  97
      River Square Shopping Center, Naperville, Illinois....................  97
      Potential Property Acquisitions.......................................  97
CAPITALIZATION..............................................................  99
PRINCIPAL STOCKHOLDERS...................................................... 100
MANAGEMENT'S DISCUSSION AND ANALYSIS OFTHE FINANCIAL CONDITION
   AND RESULTS OF OPERATIONS................................................ 101
FEDERAL INCOME TAX CONSIDERATIONS........................................... 106
      Taxation of the Company............................................... 107
      Taxation of Stockholders.............................................. 113
      Other Tax Considerations.............................................. 116
ERISA CONSIDERATIONS........................................................ 116
DESCRIPTION OF SECURITIES................................................... 118
      General............................................................... 118
      Soliciting Dealer Warrants............................................ 119
      Issuance of Additional Securities and Debt Instruments................ 120
      Restrictions on Transfer.............................................. 120
SUMMARY OF THE ORGANIZATIONAL DOCUMENTS..................................... 121
      Certain Article and Bylaw Provisions.................................. 121
      Stockholders' Meetings................................................ 121
      Board of Directors.................................................... 122
      Stockholder Voting Rights............................................. 122
      Stockholder Lists; Inspection of Books and Records.................... 123
      Amendment of the Organizational Documents............................. 123
      Dissolution or Termination of the Company............................. 123
      Advance Notice of Director Nominations and New Business............... 124
      Restrictions on Certain Conversion Transactions and Roll-Ups.......... 124
      Limitation on Total Operating Expenses................................ 126
      Transactions with Affiliates.......................................... 126
      Restrictions on Borrowing............................................. 127
      Restrictions on Investments........................................... 127
PLAN OF DISTRIBUTION........................................................ 129
      General............................................................... 129
      Escrow Conditions..................................................... 129
      Advisor Capital Contribution.......................................... 129
      Subscription Process.................................................. 130
      Determination of Investor Suitability................................. 130
      Compensation.......................................................... 131
      Volume Discounts...................................................... 132
      Transfer of Shares.................................................... 132



                                      v

      Indemnification ...................................................... 133
HOW TO SUBSCRIBE ........................................................... 133
SALES LITERATURE ........................................................... 134
DISTRIBUTION REINVESTMENT AND SHARE REPURCHASE PROGRAMS .................... 135
      Distribution Reinvestment Program .................................... 135
      Share Repurchase Program ............................................. 136
REPORTS TO STOCKHOLDERS .................................................... 137
LEGAL MATTERS .............................................................. 138
EXPERTS .................................................................... 138
ADDITIONAL INFORMATION ..................................................... 139
GLOSSARY ................................................................... 140
INDEX TO FINANCIAL STATEMENTS .............................................. F-i
PRIOR PERFORMANCE TABLES ................................................... A-1
DISTRIBUTION REINVESTMENT PROGRAM .......................................... B-1
SUBSCRIPTION AGREEMENT ..................................................... I-1



                                      vi

                              PROSPECTUS SUMMARY



     The following summary is intended solely to supply pertinent facts and highlights from the material contained in the body of the Prospectus. More detailed information may be found in the remainder of the Prospectus.

THE COMPANY   The Company owns and operates 28 Neighborhood
              Retail Centers (as hereinafter defined) and five single-user retail properties. The Company intends to acquire additional existing Neighborhood Retail Centers which are located primarily within an approximate 150-mile radius of its headquarters in Oak
              Brook, Illinois, a Chicago suburb, where the Advisor maintains its acquisition and property management headquarters. The Company may also acquire single-user retail properties located throughout the United States including single-user retail properties acquired in sale and leaseback transactions in which creditworthy tenants enter into triple-net leases with the Company. See "Real Property
              Investments." As of the date of this Prospectus, the Company had approximately $10,000,000 available for acquisition of additional properties. See "Real Property Investments."

              The Company's primary business objective is to enhance the performance and value of its properties through management strategies designed to address the needs of an evolving retail marketplace. Key elements of the Company's strategy are:

              Acquisitions:

              -               Selectively acquiring well-located
                              Neighborhood Retail Centers, as well as
                              single-user retail properties, triple-net leased by creditworthy tenants.

              - Whenever possible, acquire properties on an all-cash basis to provide the Company with a competitive advantage over potential purchasers who must secure financing. The Company may, however, acquire properties subject to existing indebtedness if it is in its best interest. The Company utilized financing to acquire fifteen of its 33 properties. The financing for eight of the properties was obtained from an Affiliate and was retired within 90 days of the date of acquisition. See "Real Property Investments."

              Operations:

              - Actively manage costs and minimize operating expenses by centralizing all management, leasing, marketing, financing, accounting, renovation and data processing activities.

              - Improve rental income and cash flow by aggressively marketing rentable space.




                                      1

              - Emphasize regular maintenance and periodic renovation to meetthe needs of tenants and to maximize long-term returns.

              - Maintain a diversified tenant base at its Neighborhood Retail Centers, consisting primarily of retail tenants providing consumer goods and services.

              -               Subsequent to the acquisition of the
                              properties, incur mortgage indebtedness, when favorable financing terms are available, to allow the Company to acquire additional properties and increase the Company's cash flow.

              The Company is a Maryland corporation which has elected to be treated as a real estate investment trust ("REIT") for federal income tax purposes. See, generally "Federal Income Tax Considerations." The Company is located at 2901 Butterfield Road, Oak Brook, Illinois 60523 (630) 218-8000.


SHARES
OUTSTANDING
BEFORE
OFFERING A total of 15,351,687.72 Shares (including 351,687.72 Shares issued under the Company's Dividend Reinvestment Program (the "DRP") and 20,000 Shares purchased by the Advisor) were outstanding as of the date of this Prospectus. The Company previously sold 5,000,000 Shares in a "best efforts" offering that commenced on October 14, 1994 and was completed on July 22, 1996, at a price of $10 per Share, and an additional 10.0 million Shares in a best efforts offering that commenced on July 24, 1996 and was completed on July 10, 1997, also at $10 per Share (collectively the "Prior Offerings").

SHARES OUTSTANDING
POST
OFFERING After giving effect to the Offering and assuming the sale of all Shares offered on a "best efforts" basis (20,000,000), the Company will have 35,351,687.72 Shares outstanding (not taking into account issuance of Shares under the Company's DRP or Shares issuable upon exercise of the Soliciting Dealer Warrants or upon exercise of options granted under the Company's Stock Option Plan) based on the number of Shares outstanding as of the date of this Prospectus.

TERMS OF THE
OFFERING The Company is offering 21,875,000 shares of common stock, $.01 par value per share (the "Shares"), of which 20,000,000 Shares are being offered on a "best efforts" basis; 1,000,000 Shares which may be issued to Stockholders who are participating in the Company's DRP; and up to up to 875,000 Shares underlying 875,000 warrants (also offered hereby) which may be issued upon the exercise of the warrants granted to the Dealer Manager. A "best efforts" offering is one in which the securities dealers participating in the Offering are under no obligation to purchase any of the Shares being offered and, therefore, no specified amount is guaranteed to be raised. Subscribers for Shares must initially purchase a minimum of 300 Shares ($3,000), except that, a minimum of 100 Shares ($1,000) may be purchased by Tax-Exempt Entities (as defined herein). Minimum


                                      2


              investment standards for Tax-Exempt Entities may be higher in certain states. See "Who May Invest." The Offering is being made by Inland Securities Corporation (the "Dealer Manager") and other securities dealers (the "Soliciting Dealers") who are members of the National Association of Securities Dealers, Inc. (the
              "NASD"). The Offering will terminate no later than July 13, 1999 (the "Termination Date").

              Subscribers' funds will be forwarded to LaSalle National Bank, N.A., as escrow agent. Subscription proceeds are expected to be released to the Company as subscriptions are accepted. All subscriptions will be accepted or rejected within ten days (and generally within 24 hours) after receipt by the Company. See "Plan of Distribution--General" and "--Escrow Conditions."

RISK FACTORS  Investment in the Shares involves risks which are described in detail in the "Risk Factors" section of the Prospectus, which begins on page 16. The following is a summary of the risks which the Company believes are most relevant to an investment in the Shares.

              Investment Risks:

              - There is currently no public trading market for the Shares and, therefore, the Shares constitute an illiquid investment. In addition, the offering price of the Shares may not be indicative of the price that the Shares may trade at if they were listed on an exchange or of the proceeds that a Stockholder may receive if the Company was liquidated or dissolved.

              - As of the date of this Prospectus, the Company had approximately $10,000,000 available for additional acquisitions, and, except for two properties, has not specified any additional properties for acquisition.

              - The Eagle Crest Shopping Center and the Walgreens/Decatur property were acquired by the Company from Inland Property Sales, Inc., an Affiliate. Acquisitions from Affiliates may be on terms less favorable to the Company than arm's-length transactions and may result in concessions as to price or otherwise which may be less advantageous to the Company than an arm's-length transaction. The Company competes for the acquisition of properties with many other entities engaged in real estate investment activities, some of which have greater resources than the Company, which may result in the Company being unable to acquire properties which it desires and have an adverse impact on the Company's business.

              - Acquisition of Neighborhood Retail Centers (but not single-user retail properties) is primarily limited to the approximate 150-mile


                                      3


              - radius surrounding the Advisor's headquarters in Oak Brook, Illinois. Adverse economic conditions affecting that area could adversely affect the Company's ability to acquire, lease and dispose of such properties and, hence, the Company's results of operations and financial condition, including the Company's ability to pay dividends.

              - Defaults on any secured indebtedness may result in foreclosure on the Company's assets which would result in the Company losing its investment in the properties securing the loan.

              - To satisfy certain requirements for qualification as a REIT for federal income tax purposes, no person may own, or be deemed to own by virtue of the attribution provisions of the Code (as defined herein), more than 9.8% of the Shares. These limitations may discourage, impede or prevent a merger, tender offer or proxy contest, even if such an event would be favorable to the interests of stockholder.

              - Although the Company has a working capital reserve of approximately $1.5 million (equal to 1% of the gross offering proceeds from the Company's Prior Offerings) and intends to supplement its working capital with an additional 1% of the Gross Offering Proceeds from this Offering, these amounts may be insufficient to meet the cash needs of the Company and the Company may have to obtain financing from either affiliated or unaffiliated sources. Additional financing would increase the Company's indebtedness and the risks associated therewith.

              - Under certain circumstances, the Company may borrow funds to maintain operations of one or more of its properties or enable it to maintain its REIT status, thus increasing the Company's indebtedness.

              Company Risks:

              - Conflicts of interest between the Company and its Affiliates, such as competition for the time and services of the Advisor and its Affiliates, receipt by the Advisor and its Affiliates of compensation from the Company for their various services which may not be on market terms and the possibility that the Company may do business with entities that have pre-existing relationships with the Advisor or its Affiliates which may result in a conflict between the ongoing business relationship of the Advisor or its Affiliates and the Company's business.

              - The Company's ability to achieve its goals will depend, to a large extent, on the quality of management provided by the Advisor and


                                      4


              - its Affiliates. Since January 1, 1987, Affiliates of the Advisor have sponsored twenty-three programs. Certain of these programs have experienced setbacks, such as commercial tenant defaults or move-outs, unfavorable changes in the tax laws and higher than expected vacancies as apartment markets weakened. These negative events, which vary by program, have had the effect of reducing the benefits which investors in those programs have received. See "Prior Performance of the Company's Affiliates" and "Prior Performance Tables."

              - The Advisor and its Affiliates are paid substantial fees and payments for services rendered to the Company whether or not Stockholders receive Distributions.

              - The Directors may authorize the issuance of shares or other securities in addition to Shares issued pursuant to this Offering, thereby diluting the interest of existing Stockholders, including investors in this Offering, none of whom have preemptive rights.

              - In most cases, matters requiring stockholder approval may be approved by a vote of only a majority of the Stockholders. Therefore, all Stockholders, including those not voting with the majority, will be bound by the vote of the Stockholders owning a majority of the outstanding Shares.

              Risks of Real Estate Ownership:

              - All equity real estate investments are subject to some degree of general economic risks, including lease defaults, which could adversely affect the Company's results of operations and financial condition, including the Company's ability to make Distributions. This risk is borne by Stockholders in proportion to the number of Shares owned by each Stockholder.

              - Adverse trends for the property types to be acquired by the Company or adverse economic developments in general or within the Chicago metropolitan area in particular could have an adverse effect on the Company's results of operations and financial condition, including the Company's ability to make Distributions.

              - Violation of environmental and other governmental regulations could result in substantial expenditures by, or damages to, the Company and adversely affect the Company's results of operations and financial condition, including the Company's ability to make Distributions.

              - Unanticipated renovation or remodeling costs incurred to re-lease the Company's properties could adversely affect the Company's



                                      5


              - results of operations and financial condition, including the Company's ability to make Distributions.


              Tax Risks:

              - The Company's ability to qualify as a REIT involves the application of technical and highly complex provisions of the Internal Revenue Code of 1986, as amended (the "Code") to various factual matters and circumstances which are often not within the Company's control. The Company's qualification as a REIT depends upon its ability to meet, through actual operations, various tests imposed by the Code, and there can be no assurance that the Company will be able to satisfy these requirements. In addition, the actions and transactions the Company will undertake to maintain its REIT status may not produce the highest economic profit. For example, due to certain of the Code provisions applicable to REITS, the Company does not intend to hold property as Inventory Property even though holding as Inventory Property may produce higher selling prices.

              - If the Company fails to qualify as a REIT, its Distributions would not be deductible, which would increase its tax liability and substantially reducing the funds available for distribution to Stockholders. The Company could be forced to borrow to pay these tax liabilities, liquidate certain investments or take other steps which could adversely affect the Company's results of operations and financial conditions, including its ability to pay Distributions.

              - Shefsky & Froelich Ltd. ("Counsel") has rendered its opinion that as of June 24, 1997, and, based on certain representations of the Company as described throughout the Prospectus regarding the Company's operations, the Company has been organized in conformity with the requirements for qualification as a REIT beginning with its taxable year ending December 31, 1995, and that its prior, current and anticipated methods of operation has enabled and will enable the Company to satisfy the REIT Requirements, and that distributions to certain qualified organizations will not produce unrelated business taxable income ("UBTI") so long as the Company is not a "Pension-Held REIT." See "Federal Income Tax Considerations" and "ERISA Considerations." The Company's ability to maintain its REIT status will depend upon its ability (based on its actual operating results) to meet the REIT Requirements. Counsel will not review compliance with the REIT Requirements on a continuing basis after the initial effectiveness date of the Registration Statement or issue any opinions in the future unless expressly requested to do so. The opinion of Counsel represents its legal judgment based on the law in effect as of the date of this Prospectus, is not binding on the Internal Revenue




                                      6

                     Service (the "Service") and could be subject to modification or withdrawal based on future legislative, judicial or administrative changes to the federal income tax laws (or the interpretation thereof) which could be applied retroactively.

              ERISA Risks:

              - In deciding whether to purchase Shares, each fiduciary of an employee benefit plan subject to ERISA, in consultation with its advisors, should carefully consider its fiduciary responsibilities under ERISA, the prohibited transaction rules of ERISA and the Code, the UBTI consequences and the effect of the "plan asset" regulations issued by the Department of Labor. See "ERISA Considerations."

              Failure by the Company to effectively manage the impact of these risks may impair the Company's ability to meet its investment objectives and, therefore, the benefits to the Stockholders from their investment in the Company may be reduced or entirely eliminated. See "Risk Factors" and "Prior Performance of the Company's Affiliates."


INVESTMENT
OBJECTIVES
AND POLICIES  The Company's investment objectives are to:


              - Provide regular Distributions to Stockholders; the amount of these Distributions may exceed the Company's taxable income, particularly in the early years of the Company's operations, due to the "non-cash" nature of depreciation expense and, to such extent, will constitute a return of capital. In order for the Company to maintain its REIT status, the Company must make Distributions equal to not less than 95% of the its REIT taxable income. To the extent Distributions to Stockholders exceed taxable income, these Distributions would constitute a return of capital and would be sheltered from current taxation for Stockholders. This return of capital, however, will reduce a Stockholder's tax basis in his Shares, which will result in more taxable gain or less taxable loss upon sale or exchange of Shares than would have occurred absent a return of capital. Depreciation deductions, however, will decrease the Company's tax basis in its properties, thereby increasing the Company's taxable income when the properties are sold, thereby increasing the amount of Distributions needed to maintain compliance with the REIT Requirements upon sale of a property. As long as the Company qualifies as a REIT, it generally will not be taxed to the extent of the Distributions it pays to Stockholders;

              - Hedge against inflation by entering into leases which provide for scheduled rent escalations or participation in the growth of tenant


                                      7


                     sales designed to provide increased Distributions and capital appreciation; and

              - Preserve Stockholders' capital by acquiring well-located Neighborhood Retail Centers and single-user retail properties on an all-cash basis, whenever possible. The Company will, in certain instances, utilize borrowing to acquire properties. The Company has utilized financing in connection with acquisition of fifteen of its 33 properties. See "Real Property Investments."

              There can be no assurance the Company will achieve these objectives.

              To the extent possible, the Company seeks to avoid fluctuations in Distributions which might result if Distributions were based on actual cash received during the Distribution period. To do this, the Company may use income earned during prior periods, or income earned subsequent to the Distribution declaration date but prior to the payment date, in order to distribute annualized Distributions consistent with the Distribution level established from time to time by the Board. The Company's ability to utilize this policy is dependent upon the availability of Cash Flow and the applicable REIT rules. The Company seeks, subject to the applicable REIT rules (including the Distribution requirements), to reinvest that portion of the proceeds from the sale, financing, refinancing or other disposition of its properties that represents the initial investment into additional properties. Since inception through September 1995, the Company paid Distributions to its Stockholders on a quarterly basis. Commencing in October, 1995, the Company began, and has continued, to pay Distributions to the Stockholders on a monthly basis, with daily record and Distribution declaration dates. However, the Company reserves a right, at any time, to revert to paying Distributions on a quarterly basis. The properties owned by the Company are currently generating sufficient cash flow to cover operating expenses of the Company plus pay a monthly Distribution of 8.5% per annum on weighted average shares.

              The Company intends, whenever possible, to acquire properties free and clear of permanent mortgage indebtedness by paying the entire purchase price of each property in cash or for shares of the Company's stock. The Company has, however, utilized financing to acquire fifteen of its 33 properties and may do so in the future where the Board deems it to be in the Company's best interest. In addition, the Company has also pledged properties purchased on an all-cash basis to secure indebtedness incurred post-acquisition and anticipates doing so in the future. The proceeds from these loans have been, and will be, used primarily to acquire additional properties. The Company may also incur indebtedness to finance improvements to the acquired properties. The Company anticipates that aggregate borrowings secured by the Company's properties will not exceed 50% of their combined fair market value. Notwithstanding the foregoing, the maximum amount of borrowings may not exceed 300% of Net Assets


                                      8

              without approval of a majority of the Stockholders. The Company does not anticipate incurring indebtedness to fund Distributions payable to Stockholders, unless necessary to maintain its status as a REIT. See "Investment Objectives and Policies--Borrowing" and "Summary of the Organizational Documents--Restrictions on Borrowing."

              Affiliates of the Advisor have extensive experience in acquiring and managing properties similar to those which have been acquired, or which the Company anticipates acquiring. There is no assurance that the Company will achieve its investment objectives. Although the Company owns 28 Neighborhood Retail Centers and five single-user properties, except for two properties, it has not specified any other properties to be acquired. Due to competition for suitable properties, the Company may not be able to acquire other properties meeting its investment criteria. See "Risk Factors--Investment Risks-- Partially Specified Fund," "Risk Factors--Risks of Real Estate Ownership--Competition with Others for the Acquisition of Properties," "Prior Performance of the Company's Affiliates" and "Real Property Investments."

              Proceeds of the Offering will be used to acquire properties and to pay expenses of the Offering and Acquisition Expenses, with the balance (but not less than 1% of Gross Offering Proceeds) being applied to working capital reserves. See "Estimated Use of Proceeds of the Offering."


THE ADVISOR   Inland Real Estate Advisory Services, Inc., a wholly-owned subsidiary of Inland Real Estate Investment Corporation, a
              Delaware corporation ("IREIC"), serves as Advisor to the Company.
              The Advisor is an Illinois corporation with its principal place of business located at 2901 Butterfield Road, Oak Brook, Illinois
              60523 (630) 218-8000.  As of June 30, 1996, IREIC had an audited net worth of approximately $93 million, much of which is illiquid.
              Limited partnerships for which IREIC is responsible own in excess of 11.9 million square feet of commercial property. As of April
              30, 1997, IREIC had an unaudited net worth of approximately $95 million and owned in excess of 11.9 million square feet of commercial property. See "Management."

COMPENSATION
TO BE PAID TO
THE ADVISOR
AND ITS
AFFILIATES    The Advisor and its Affiliates will be paid substantial amounts for managing the Company's business. The most significant items of compensation are:


              Offering Stage: Selling commissions to the Dealer Manager up to 7% of the Gross Offering Proceeds, which may be retained or reallowed to Soliciting Dealers; and a marketing contribution and due diligence expense allowance fee to the Dealer Manager equal to 2.5% of the Gross Offering Proceeds (the "Marketing Contribution and Due Diligence Expense Allowance Fee"), some of which may be retained or reallowed to Soliciting Dealers. As of March 31, 1997, the Company had paid selling commissions and Marketing Contribution and Due Diligence Expense Allowance Fees totaling




                                      9


              $9,830,285 in connection with the Prior Offerings. A total of $525,886 was unpaid at March 31, 1997. Approximately $8,436,000 of this amount was reallowed to Soliciting Dealers as of March 31, 1997. In certain cases, Soliciting Dealers will receive one Soliciting Dealer Warrant for each 40 Shares sold by such Soliciting Dealer during the Offering. Each Soliciting Dealer Warrant will entitle the holder to purchase one Share from the Company at a price of $12 during the Exercise Period. See "Compensation Table" and "Description of Securities--Soliciting Dealer Warrants."

              Acquisition Stage: Reimbursement for actual out-of-pocket acquisition expenses are anticipated to be equal to 0.5% of Gross Offering Proceeds. See "Compensation Table."

              Operational Stage: An annual Advisor Asset Management Fee of not more than 1% of the Average Invested Assets is paid quarterly. An Affiliate of the Advisor also receives a Property Management Fee equal to not more than 4.5% of the gross revenues of each of the Company's properties 90% of the fee typically charged by a third party), paid monthly. Payment of this fee is subordinated to the payment of Distributions in an amount equal to a non-compounded return equal to 8% per annum on Invested Capital (the "Current Return"). For the three months ended March 31, 1997, the Company incurred Advisor Asset Management Fees of $233,337 all of which remains unpaid. The Company incurred and paid Property Management Fees of $172,537 for the three months ended March 31, 1997. See "Compensation Table" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company."

              Liquidation Stage: A Property Disposition Fee equal to the lesser of: (i) 3% of the sale price of a property; or (ii) 50% of the commission customarily paid to third parties; and after receipt by the Stockholders of a cumulative, non-compounded 8% per annum return of Invested Capital (the "Cumulative Return") and a return of their Invested Capital, an Incentive Advisory Fee equal to 15% of the net proceeds from the sale of a property. In the event the Company's Shares are listed on a national stock exchange or included for quotation on a national market system and the Advisor is merged into the Company, the Advisor will receive Shares and the Company will no longer be obligated to pay fees to the Advisor. See "Compensation Table."

              The Advisor and its Affiliates may receive a number of other incidental fees for services or expense reimbursement during the operational and liquidation stages of the Company. See, generally, "Compensation Table" and "Management--Other Services."


REAL PROPERTY
INVESTMENTS   The Company owns 28 Neighborhood Retail Centers and five
              single-user retail properties.  The Company utilized
              $107,000,000 raised in the Prior Offerings to acquire these properties. Twenty-five of the properties are encumbered by outstanding indebtedness of approximately $72,000,000, as



                                      10

               of the date of this Prospectus. The Company has approximately $10,000,000 available for investment in additional properties. The Company has specified two additional properties for investment. See "Real Property Investments--Potential Property Acquisitions."


               The terms of each of the Company's acquisitions have been approved by a majority of the Directors (including a majority of the Independent Directors) as being fair and reasonable to the Company. The acquisition prices of the properties did not exceed the appraised values of the properties at the time of acquisition. Two of the properties were acquired from an Affiliate. There can be no assurance that the prices paid to the Affiliate for these properties did not exceed that which would be paid by an unaffiliated buyer. See "Risk Factors--Company Risks--Prices Paid for Properties Acquired from Affiliates may be More than Prices Paid by Non-Affiliates" and "Real Property Investments."


              The Company may invest in general partnerships or joint venture arrangements with Affiliates as co-owners of a property. With respect to investments made with Affiliates, the Company will be able to increase its equity participation in such entity as additional proceeds of the Offering are received by the Company with the result that the Company can ultimately own 100% of the property, provided however that the affiliated general or joint venture partner will not be entitled to any profit or other benefit on such sale of its equity participation to the Company. See "Investment Objectives and Policies--Joint Ventures."


PRIOR OFFERINGS
SUMMARY The Inland organization, during the past ten years, has sponsored seven public and sixteen private real estate programs which have raised in excess of $206,000,000 from over 17,000 investors.


              Two of the Inland-sponsored public programs and a majority of the private programs have investment objectives similar to the Company's. Certain programs sponsored or managed by Affiliates of the Advisor have experienced setbacks during the course of business, including commercial tenant defaults or move-outs, unfavorable changes in the tax laws and higher than expected vacancies as apartment markets weakened. These negative events, which vary by program, have had the effect of reducing the benefits which investors in those programs have received from those originally contemplated. See "Prior Performance of the Company's Affiliates" and "Prior Performance Tables."


ARTICLES OF
AMENDMENT AND
RESTATEMENT   Investors should be particularly aware of the following
              provisions contained in the Company's Second Articles of Amendment and Restatement, as amended (the "Articles"):


              - Limitation on accumulation of shares: In order for the Company to qualify as a REIT, no more than 50% of the outstanding Shares may be owned, directly or indirectly, by five or fewer individuals


                                      11


                     at any time during the last half of the Company's taxable year. To ensure that the Company will not fail to qualify as a REIT under this test, the Articles contain restrictions on the number of Shares that may be owned by a single Stockholder. These restrictions may: (i) discourage a change of control of the Company; (ii) deter individuals and entities from making tender offers for Shares, which offers may be attractive to Stockholders; or
                     (iii) limit the opportunity for Stockholders to receive a premium for their Shares in the event an investor is making purchases of Shares in order to acquire a block of Shares. See "Description of Securities--Restrictions on Transfer."

              - Voting rights: Each Share is entitled to one vote and the Articles do not provide for cumulative voting. Stockholders owning a majority of the outstanding Shares have the right to: (i) amend the Articles subject to certain limitations; (ii) dissolve the Company; (iii) elect or remove the Board of Directors; and (iv) approve or disapprove the sale of all or substantially all of the assets of the Company other than in connection with a dissolution of the Company. All Stockholders are bound by the vote of Stockholders owning a majority of the outstanding Shares, even if a Stockholder does not vote with the majority. Stockholders owning in the aggregate at least 10% of the outstanding Shares may request the Directors to call a meeting for the purpose of voting on any of the foregoing.

              - Stockholders owning at least two-thirds of the outstanding Shares must approve certain exchange offers, mergers, consolidations or similar transactions commonly known as "Roll-Ups," which affect certain Stockholder rights. These super-majority provisions may have the effect of: (i) discouraging a change in control of the Company; (ii) deterring individuals and entities from making tender offers for Shares, which offers may be attractive to Stockholders; and (iii) limiting the opportunity for Stockholders to receive a premium for their Shares in the event an investor is making purchases of Shares in order to acquire a block of Shares.

              - Changes in investment objectives and policies: The Company's investment objectives or policies may only be changed by amending the Articles, which requires the affirmative vote of Stockholders holding a majority of the outstanding Shares.

              - Distributions: Distributions are payable out of funds legally available to pay distributions.

              See "Summary of the Organizational Documents" and "Description of Securities."





                                      12



DISTRIBUTION REINVESTMENT
AND SHARE REPURCHASE
PROGRAMS
              The Company provides the following programs to facilitate investment in the Shares and to provide limited liquidity for Stockholders:


              - The Distribution Reinvestment Program (the "DRP") allows Stockholders who have purchased Shares in the Prior Offerings or who purchase Shares in this Offering to automatically reinvest Distributions by purchasing additional Shares from the Company, subject to the limitations on Share ownership contained in the Articles. These purchases may be made at $9.50 per share, a reduction from the Offering Price reflecting lower costs associated with these issuances. See "Distribution Reinvestment and Share Repurchase Programs -- Distribution Reinvestment Program."

              - The Share Repurchase Program allows, subject to certain restrictions, existing Stockholders to sell Shares back to the Company at a price equal to $9.05 per Share (a reduction of $.95 from the $10 Offering price, reflecting selling commissions and the Marketing Contribution and Due Diligence Expense Allowance Fee). The Company repurchases Shares on a first come, first served basis, subject to the following limits: (i) not more than $500,000 worth of the outstanding Shares may be repurchased in any given year; and (ii) the funds utilized to repurchase are limited to available proceeds received by the Company from the sale of Shares under the Distribution Reinvestment Program. Shares purchased by the Company are not available for resale. The Company may terminate the Share Repurchase Program if a secondary market for the Company's Shares develops or if the Shares are listed on a national securities exchange or included for quotation on a national market system. See "Distribution Reinvestment and Share Repurchase Programs -- Share Repurchase Program."


WHO MAY
INVEST The section of the Prospectus titled "Who May Invest" describes minimum net worth, income and other suitability requirements which investors must satisfy prior to subscribing for Shares. In particular, investors must have either: (i) a minimum annual gross income of $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of $45,000; or (ii) a net worth (determined with the foregoing exclusions) of $150,000. Suitability standards may be higher for investors residing certain states. See "Who May Invest."

ANNUAL
VALUATIONS    Stockholders that are subject to ERISA will be provided with an annual statement of value reporting the value of each Share based upon an estimated amount they would receive if Company's assets were sold as of the close of the Company's fiscal year and if such proceeds (without reduction for selling expenses) and all the other funds of the Company were distributed in liquidation of the Company;
              provided, however, the Net Asset Value of each Share will be deemed to be $10 per Share through the fiscal year ended
              December 31, 1997.  There can be no assurance that:  (i)
              Stock-


                                      13


              holders will actually receive $10 per Share upon liquidation (in part because estimates of value do not necessarily indicate the price at which assets could be sold, and because no attempt will be made to estimate the expenses of selling any asset of the Company); (ii) Stockholders would receive $10 per Share on sale of their Shares; or (iii) this valuation would comply with the ERISA requirements. The Company will cease providing these annual statements of value if the Shares become listed on a national stock exchange or included for quotation on a national market system. See "ERISA Considerations."


GLOSSARY OF
TERMS For definitions of terms used in this Prospectus that are not defined in the text, see "Glossary."
















                                      14

                             ORGANIZATIONAL CHART




                            THE INLAND GROUP, INC.



INLAND COMMERCIAL                                       INLAND REAL ESTATE
PROPERTY MANAGEMENT INC.                                INVESTMENT CORPORATION


PROPERTY MANAGEMENT AND         INLAND REAL ESTATE      INLAND SECURITIES
RELATED SERVICES                ADVISORY SERVICES INC.     CORPORATION


                                ORGANIZATION, ADVISORY      SECURITIES
                                AND REAL ESTATE SERVICES    SALES


                        INLAND REAL ESTATE CORPORATION

                        DIRECTORS:

                           ROBERT D. PARKS

                           G. JOSEPH COSENZA

                           ROLAND W. BURRIS

                           JOEL G. HERTER

                           HEIDI N. LAWTON






        Solid lines indicate ownership.  Broken lines indicate services.




                                      15


                                 RISK FACTORS


     Purchase of the Shares offered hereby involves various risk factors in addition to the factors set forth elsewhere herein. Prospective purchasers should consider, among others, the following factors:

  1. INVESTMENT RISKS

     Share Price/Limited Liquidity. The offering price of the Shares was determined by the Board in the exercise of its business judgment but may not be indicative of the price that the Shares may trade if they were listed on an exchange or of the proceeds that a Stockholder may receive if the Company was liquidated or dissolved. Further, there is currently no public trading market for the Shares and no assurance exists that one will develop. An investor may not be able to liquidate his or her investment on favorable terms, if at all. See "Investment Objectives and Policies--Additional Offerings and Exchange Listing." Subject to available funds and the Company's continued qualification as a REIT, the Company may repurchase Shares from Stockholders. See "Distribution Reinvestment and Share Repurchase Programs--Share Repurchase Program."

     No Minimum Offering. The Offering is not conditioned upon the Company raising a minimum amount of proceeds and the release of subscription proceeds from the escrow is not conditioned upon the Company's selling a minimum number of Shares. As a result, the Company may not raise proceeds sufficient to apply to any use other than payment of the organization and offering expenses associated with the Offering.

     Partially Specified Fund. The Company owns 28 Neighborhood Retail Centers and five single-user retail properties. Two of the properties, the Eagle Crest Shopping Center in Naperville, Illinois, and a Walgreens property in Decatur, Illinois were purchased from Inland Property Sales, Inc. ("IPS") an Affiliate. These properties were acquired with the unanimous approval of the Directors (including all of the then Independent Directors). Although this Prospectus describes the parameters the Company will use to acquire additional properties, as of the date of this Prospectus, only two additional properties have been specified for acquisition by the Company. Accordingly, no information is available as to the identification, location, operating histories, lease terms or other relevant economic and financial data of the other properties to be purchased by the Company with the funds available for investment ($10,000,000) or with the Net Proceeds of this Offering (after funding of appropriate working capital reserves). There may be a delay between the sale of the Shares and the Company's purchase of other properties, which could result in a delay in the benefits to investors, if any, of an investment in the Company.

     The Advisor evaluates potential additional property acquisitions and engages in discussions with sellers on behalf of the Company. During the pendency of the Offering, as soon as the Advisor believes a reasonable probability exists that a property will be acquired on specified terms upon completion of due diligence, which includes review of the title insurance commitment, appraisal and environmental analysis, the Company will issue a supplement to this Prospectus setting forth certain details concerning the proposed acquisition. Investors should be aware, however, that acquisitions at this stage require negotiation of final binding agreements and there can be no assurance that a property will be acquired on the same terms as described in the relevant supplement or other disclosure document prepared with respect thereto. In addition, properties which are identified for acquisition by the Company prior to the termination of the Offering may not be acquired unless sufficient Shares are sold. In the event any properties which are disclosed to Stockholders as potential acquisitions are not acquired, or any properties which the Company acquires prior to the termination of the Offering but are not retained, subsequently acquired properties may be materially





                                      16


different in a number of respects. In addition, investors should be aware that audited financial statements of prior operations of existing properties acquired by the Company, or of the lessees or of the property or guarantor of the underlying leases, generally will not be available until after a supplement to this Prospectus describing the acquisition has been provided to potential investors, and financial statements for recently constructed properties may not be available at all.

     Limitation on Area in which the Company May Acquire Neighborhood Retail Centers. Acquisition of Neighborhood Retail Centers (but not single-user retail properties) is limited primarily to the approximate 150-mile radius surrounding the Advisor's headquarters in Oak Brook, Illinois. Adverse economic conditions affecting that area could adversely affect the Company's ability to acquire, lease and dispose of such properties.

     Insufficient Reserves. The Company has established a working capital reserve of $1.5 million (equal to 1% of the gross offering proceeds from the Prior Offerings) and will supplement this reserve with an additional 1% of the Gross Offering Proceeds from this Offering. However, if these reserves prove insufficient to meet the Company's cash needs, the Company may have to obtain financing from either affiliated or unaffiliated sources to fund these cash requirements. There is no assurance that this financing will be available or if available, will be available on terms acceptable to the Company.

     Mortgage Indebtedness and Other Borrowings May Increase the Company's Business Risks. The Company intends to acquire properties free and clear of permanent mortgage indebtedness by paying the entire purchase price of each property in cash or shares of the Company's stock. However, if it is determined to be in the best interests of the Company, the Company has and will continue, in certain instances, to utilize borrowing to acquire properties and incur or increase mortgage indebtedness by obtaining loans secured by selected properties. The proceeds from these loans have been and will be used to acquire additional properties. The Company may incur indebtedness if necessary to satisfy the requirement that the Company distribute at least 95% of its REIT taxable income (as defined in the Code), or otherwise as is necessary or advisable to assure that the Company maintains its qualification as a REIT for federal income tax purposes. The Company anticipates that aggregate borrowings secured by all of the Company's properties will not exceed 50% of their combined fair market values; provided that in the absence of the consent of a majority of the Stockholders, indebtedness may not exceed 300% of Net Assets.

     Incurring mortgage indebtedness increases the risk of loss since defaults on indebtedness secured by the Company's properties may result in foreclosure actions initiated by the lenders and loss by the Company of the property securing the loan which is in default. Any such foreclosure would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds the Company's basis in the property, the Company would recognize taxable income on foreclosure, but would not receive any cash proceeds. The Company seeks to limit its indebtedness to "non-recourse" indebtedness meaning that the lender may look only to the property or properties securing the mortgage indebtedness for satisfaction of the indebtedness. See "Investment Objectives and Policies--Borrowing" and "Real Property Investments."

     Further, incurrence of indebtedness may decrease the amount of cash available for distributions since the Company must pay debt service on the indebtedness.

     Limits on Share Accumulation May Have an Anti-Takeover Effect. In order for the Company to qualify as a REIT, no more than 50% of the outstanding Shares may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of each taxable year. To ensure that the Company




                                      17


will not fail to qualify as a REIT under this test, the Articles provide that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% of the number or value of the issued and outstanding stock of the Company. These restrictions may: (i) discourage a change of control of the Company; (ii) deter individuals and entities from making tender offers for Shares, which offers may be attractive to Stockholders; or (iii) limit the opportunity for Stockholders to receive a premium for their Shares in the event an investor is making purchases of Shares in order to acquire a block of Shares. See "Description of Securities--Restrictions on Transfer."

     Objectives of Joint Venture Partners May Conflict with the Company's Objectives. The Company may, from time to time, make property investments in joint ventures between the Company and Affiliates of the Advisor. Investments in joint ventures which own properties may involve risks not otherwise present when the Company purchases the property directly. For example, the Company's co-venturer may file for bankruptcy protection, may have economic or business interests or goals which are inconsistent with the interests or goals of the Company or take actions contrary to the Company's instructions, requests, policies or objectives. Among other things, actions by such co-venturer might subject property owned by the joint venture to liabilities in excess of those contemplated by the terms of the joint venture or other adverse consequences. See "Investment Objectives and Policies--Joint Ventures."

     Seller Financing by Company May Delay Liquidation or Reinvestment. The Company intends to use its best efforts to sell its properties for cash. However, the Company may sell its properties either subject to or upon the assumption of any then outstanding mortgage debt or, alternatively, may provide financing to purchasers with terms advantageous to the Company. A purchase money obligation secured by a mortgage may be taken as part payment and there are no limitations or restrictions on the Company taking such purchase money obligations. The terms of payment to the Company will be affected by custom in the area where the property being sold is located and the then prevailing economic conditions. To the extent the Company receives promissory notes or other property in lieu of cash from property sales, such proceeds (other than any interest payable thereon) will not be included in net sale proceeds until and to the extent the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed of and, therefore, the distribution of the proceeds of a sale to the Stockholders may be delayed until such time. In many cases, the Company will receive initial down payments (cash and other property) in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. See "Investment Objectives and Policies--Sale or Disposition of Properties."

     Loss on Dissolution and Termination. At the date of dissolution or termination of the Company, the undistributed proceeds realized from the liquidation of assets, if any, will be distributed to Stockholders after satisfying creditor claims of creditors. Accordingly, a Stockholder's ability to recover all of his or her investment under such circumstances will depend on the amount of funds so realized and claims to be satisfied therefrom.

     Limited Experience of Management in Operation of a REIT. IREIC and its Affiliates have sponsored seven public and sixteen private real estate programs during the past ten years, raising in excess of $206,000,000. Two of the seven public programs, Inland's Monthly Income Fund, L.P. and Inland Monthly Income Fund II, L.P., had investment objectives which were substantially similar to those of the Company. However, each of the seven prior public programs, including Inland's Monthly Income Fund, L.P. and Inland Monthly Income Fund II, L.P., were structured as limited partnerships and not as real estate investment trusts. Additionally, the Company, which is the first IREIC-sponsored REIT, did not commence operations until January 1995. Therefore, there can be no assurance that the Company will attain its




                                      18


investment objectives since the Company's management, the Advisor and its Affiliates have limited experience in managing and operating a REIT.

  2. COMPANY RISKS

     Prices Paid for Properties Acquired from Affiliates may Exceed Prices that would have been Paid by Non-Affiliates. Two properties owned by the Company, the Eagle Crest Shopping Center and the Walgreens/Decatur property, were acquired by the Company from an Affiliate. The Articles provide that the Company may not purchase any property from an Affiliate unless: (i) a majority of the Directors (including a majority of the Independent Directors) not interested in the transaction approve the purchase as fair and reasonable to the Company; and (ii) the price to the Company is no greater than the cost of the asset to the Affiliate unless substantial justification for a greater price exists and the additional price is reasonable. In no event may the cost to the Company exceed the property's current appraised value. All of the Directors (including all of the then Independent Directors) approved the purchases described above. However, there can be no assurance that the prices paid to the Affiliate for the Eagle Crest Shopping Center and the Walgreens/Decatur property or properties which may, in the future be acquired from Affiliates, did not or would not exceed that which would be paid by an unaffiliated buyer.

     Conflicts of Interest Between the Company and its Affiliates. The operation and management of the Company may be influenced or affected by conflicts of interest arising out of the Advisor's relationship with its Affiliates on the one hand, and the Company on the other hand. For example, the Company will compete with the Affiliates for the Advisor's time and services. Further, the due diligence investigation of the Company by the Dealer Manager, also an Affiliate, cannot be considered to be an independent review of the Company and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer. Additionally, a substantial portion of the proceeds of the Offering will be paid to an Affiliate for managing the Company, including sales commissions and due diligence expense allowances to the Dealer Manager, and reimbursements to an Affiliate for costs related to organizing and offering the Shares for sale. Further, an Advisor Asset Management Fee of not more than 1% per annum of the Average Invested Assets will be paid quarterly to the Advisor and a Property Management Fee equal to not more than 4.5% of the gross revenues of each of the Company's properties on a monthly basis to an Affiliate. These fees may cause the Advisor to delay sale of properties or liquidation of the Company. The Advisor and its Affiliates will receive substantial fees and payments for services rendered to the Company irrespective of whether Stockholders receive Distributions.

     If an Affiliate breaches its fiduciary obligations to the Company, or does not resolve conflicts of interest in the manner described in the section of this Prospectus titled "Conflicts of Interest--Process for Resolution of Conflicting Opportunities," the Company may not meet its investment objectives. The agreement between the Advisor and the Company (the "Advisory Agreement") grants the Company the option to buy any Neighborhood Retail Centers placed under contract by the Advisor or its Affiliates for a period of 60 days. The Advisory Agreement also grants the Company the option to purchase any single-user retail property net leased by a creditworthy tenant located anywhere in the United States which is placed under contract or is about to be placed under contract by the Advisor or its Affiliates, provided that: (i) the Company has funds available to make the purchase; (ii) the Board votes to make the purchase within five days of being offered the property by the Advisor;
(iii) the property meets the Company's acquisition criteria; provided that more than one real estate investment program sponsored by Affiliates of the Advisor has funds available to make the purchase, the property will first be offered to the program which has had funds available for the longest period of time. The Board, in its discretion, may reject any property presented for purchase by the Advisor. In exercising this judgment, the Board will consider the property's location and size and







                                      19


whether the purchase of the property is consistent with the Company's investment objectives. Any property rejected by the Board for purchase by the Company may be purchased by the Advisor or its Affiliates. See "Compensation Table" and "Management--The Advisory Agreement."

     Dependence on the Directors and Advisor. The Board has supervisory control over all aspects of the Company's operations. The Company's ability to achieve its investment objectives will depend to a large extent on the Board's ability to oversee, and the quality of, the management provided by the Advisor, the Management Agent, their Affiliates and employees for day-to-day operations. Therefore, the Company is dependent, in large part, on the ability of the Advisor and its Affiliates to retain the services of each of its executive officers and key employees, however, none of these individuals has an employment agreement with the Advisor or its Affiliates. The loss of any of these individuals could have a materially adverse effect on the Company. The Company does not currently maintain key man life insurance policies on any of the individuals employed by the Advisor or its Affiliates. See "Management."

     Dilution. Stockholders have no preemptive rights, and therefore, in the event the Company: (i) commences a subsequent public offering of its Shares or of convertible debt or Preferred Shares; or (ii) issues Shares or Preferred Shares upon exercise of warrants, including the Soliciting Dealer Warrants, or to sellers of properties acquired by the Company in lieu of or in addition to cash consideration, investors purchasing Shares in this Offering who do not participate in any future stock issuance will experience dilution of their equity investment in the Company. The Soliciting Dealer Warrants issued to the Dealer Manager in connection with the Prior Offerings and to be issued in connection with this Offering and/or convertible securities, if any, likely would be exercised or converted at a time when the Company would be able to obtain needed capital through a new offering of its securities on terms more favorable than those provided by such securities. As long as such securities remain unexercised or unconverted, the terms on which the Company could raise additional capital may be adversely affected.

     All Stockholders Bound by Vote of Majority.   The Articles, in most cases,
require a vote of only a majority of the Stockholders on those matters on which Stockholders are required to vote. Therefore, a substantial minority of the Stockholders will be bound by the decision of the majority of the Stockholders with respect to any matters put to the Stockholders.

     Company's and Stockholders' Rights Against the Directors and the Advisor are Limited. The Articles, in the case of the Directors, and the Advisory Agreement, in the case of the Advisor, require the Company to indemnify these individuals of the Advisor for certain actions taken by them in good faith and without negligence or misconduct. As a result, the Company and the Stockholders may have more limited rights against the Directors and the Advisor than they would otherwise have under common law and, furthermore, may be obligated to fund the defense of the Directors and the Advisor in certain cases. In particular, neither the Directors nor the Advisor will be liable to the Company or the Stockholders unless: (i) a court finds that the person actually received an improper benefit or profit in money, property or services; and (ii) the person's action, or failure to act, was the result of active or deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. See "Fiduciary Responsibility of Directors and the Advisor; Indemnification."






                                      20


  3. RISKS OF REAL ESTATE OWNERSHIP

     General. All real property investments are subject to some degree of risk. Equity real estate investments are generally illiquid and, therefore, the Company's ability to promptly vary its portfolio in response to changing economic, financial and investment conditions is limited. Real property investments are also subject to adverse changes in general economic conditions or local conditions which reduce the demand for the goods or services of tenants, as well as other factors affecting real estate values, including: (i) possible federal, state or local regulations and controls affecting rents, prices of goods, fuel and energy consumption and prices, water and environmental restrictions; (ii) increasing labor and material costs; and (iii) the attractiveness of the property to tenants in the neighborhood.

     The Company is subject to the risk that tenants, as well as lease guarantors, if any, may be unable to make their lease payments. A default by a lessee, the failure of a guarantor to fulfill its obligations or other premature termination of a lease could, depending on the size of the leased premises and the Advisor's ability to successfully find a substitute tenant, have an adverse effect on the Company's results of operations and financial condition. See "Prior Performance of the Company's Affiliates--Loan Modifications and Work-Outs."

     Competition for Tenants and Customers. The Company could be adversely affected if competitive types of properties are built in locations competitive with properties owned by the Company, causing increased competition for customer traffic and credit tenants. This could result in decreased cash flow for tenants and may require the Company to make capital improvements to its properties which it would not have otherwise made.

     Hazardous Waste, Environmental Liens and Other Governmental Regulations. Federal and state statutes impose, under certain circumstances, liability on property owners or operators for the clean-up or removal of hazardous substances found on their properties. These statutes typically allow liens to be placed on the affected property. In addition, there are various local, state and federal health and safety regulations which the Company may, under certain circumstances, be required to comply with, and liability in the form of fines or damages for noncompliance. The Company's properties are subject to the Americans with Disabilities Act (the "ADA"), which generally requires that public accommodations, including restaurants and retail stores, be made accessible to disabled persons. See "--Costs Associated with Compliance with the Americans with Disabilities Act" in this Section. Under net leases, the tenant typically is responsible for complying with the ADA and other laws and regulations or is required to indemnify the Company when the law or regulation places the burden on the landlord. However, the Company could be liable for violations of such laws and regulations to the extent the tenant does not have sufficient resources to provide indemnification. State and federal laws in this area are constantly evolving, and the Company intends to monitor these laws and take commercially reasonable steps to protect itself from the impact thereof, including obtaining environmental audits of each property acquired. However, there can be no assurance that the Company's results of operations or financial condition will not be adversely affected by these laws.

     Costs Associated with Complying with the Americans with Disabilities Act. Under the ADA, all public accommodations are required to comply with certain federal requirements related to access and use by disabled persons. These requirements became effective in 1992. The ADA has separate compliance requirements for "public accommodations" and "commercial facilities" but generally requires that buildings be made accessible to people with disabilities. The ADA requirements could require removal of access barriers and could result in the imposition of fines by the federal government or an award of damages to private litigants. The Company will attempt to acquire properties which comply with the ADA or place the





                                      21


burden on the seller to ensure compliance with the ADA, although there can be no assurance that the Company will be able to acquire properties utilizing this criterion.

     Potential Additional Costs in Connection with Acquiring Single-User Retail Properties. Certain of the properties or portions thereof may be designed or built primarily for a particular tenant or a specific type of use. If the tenant fails to renew or defaults on its lease obligations, the property may not be readily marketable to a new tenant without substantial capital improvements or remodeling which may adversely affect the Company's results of operation and financial condition.

     Competition with Others for the Acquisition of Properties. The Company competes with many other entities engaged in real estate investment activities, some of which have greater resources than the Company. In addition, the number of entities and the amount of funds available for investment in properties of a type suitable for investment by the Company may increase, resulting in increased competition for such investments and possible increases in the prices paid therefor.

     Reliance on Certain Tenants. The Company's results of operations and financial condition and ability to make Distributions may be adversely affected by the bankruptcy or insolvency, or a downturn in the business, of any tenant generally occupying approximately 30% or more of the gross leasable area ("GLA") of a Neighborhood Retail Center, or the tenant of any single-user property ("Anchor Tenant"), including the decision by an Anchor Tenant not to renew its lease. In addition, lease termination by one or more Anchor Tenants could result in lease terminations or reductions in rent by other tenants whose leases permit cancellation or rent reduction in the event an Anchor Tenant's lease is terminated. In such event, the Company's ability to re-lease the vacated space could be adversely affected. Similarly, the leases of certain Anchor Tenants may permit the Anchor Tenant to transfer its lease to another retailer. The transfer to a new Anchor Tenant could adversely affect customer traffic in the Neighborhood Retail Center and thereby reduce the income generated by that center and could also allow other tenants to make reduced rental payments or to terminate their leases at the center.

     Inability of Lessees to Meet Their Obligations. The Company is subject to the risk that tenants, as well as lease guarantors, if any, may be unable to make their lease payments when due. A default by a lessee and/or the failure of a guarantor to fulfill its obligations or other premature termination of a lease could, depending on the size of the property and the Advisor's ability to successfully find a substitute tenant, have an adverse effect on the Company's results of operation and financial position, including its ability to pay Distributions.

     Restrictions on Re-leasing Space. In many cases, tenant leases contain provisions giving the tenant the exclusive right to sell certain types of merchandise or provide certain types of services within the particular Neighborhood Retail Center, or limit the ability of other tenants to sell such merchandise or provide such services. When re-leasing space after a vacancy occurs, these provisions may limit the number and types of prospective tenants for the vacant space.

     Uninsured Losses; Unavailability of Insurance. Each lessee is responsible for insuring its goods and premises and, in certain circumstances, may be required to reimburse the Company for a share of the cost of acquiring comprehensive insurance for the property, including casualty, liability, fire and extended coverage customarily obtained for similar properties in amounts which the Advisor determines are sufficient to cover reasonably foreseeable losses. Tenants of single-user, net leased properties typically are required to pay all insurance costs associated with those properties. However, there are certain types of losses (generally of a catastrophic nature, such as losses due to wars) which are either uninsurable or not






                                      22


economically insurable. If such an event occurred to, or caused the destruction of, a property owned by the Company, the Company could lose both its invested capital and anticipated profits from such property. See "Investment Objectives and Policies--Description of Leases."

     Risk of Recharacterization of Sale and Leaseback Transactions. The Company intends to enter into sale and leaseback transactions, pursuant to which the Company will purchase a property from an entity and lease such property to such entity. In the event of the bankruptcy of such a lessee, a transaction structured as a sale and leaseback may be recharacterized as either a financing or as a joint venture, which may result in adverse consequences to the Company. To the extent the sale and leaseback is treated as a financing, the Company might not be considered the owner of such property and as such would have the status of a creditor with respect to the property in question.

     Potential Additional Costs in Connection with Acquiring Newly Constructed Properties. The Company intends primarily to acquire existing or newly constructed property currently in operation. Although the Company will only acquire newly constructed buildings on a turnkey basis, the builder's failure to perform may necessitate legal action by the Company to rescind its purchase of a property, to compel performance or to sue for damages. Any such legal action may result in increased costs to the Company.

     Risks Associated with Investments in Unimproved Real Property. The Company may invest up to 10% of its assets in unimproved real property. Investment in unimproved properties, in addition to the risks of real estate investment in general, are also subject to risks and uncertainties associated with re-zoning the land for a higher use or development and environmental concerns of governmental entities and/or community groups.

  4. TAX RISKS

     General. There are various federal income tax risks associated with investing in the Company. Although the provisions of the Code relevant to an investment in the Company are generally described in the Section of the Prospectus titled "Federal Income Tax Considerations," each potential investor is strongly urged to consult his or her own tax advisor concerning the effects of federal income tax law on an investment in the Company and on his or her individual tax situation.

     Investors should recognize that many of the advantages and economic benefits of investing in the Company depend upon the continued treatment of the Company as a REIT for federal income tax purposes. If the Company were no longer taxed as a REIT, the Company would pay a corporate level tax on its income which would reduce its cash available to pay Distributions and the yield from investing in the Company. The continued treatment of the Company as a REIT is dependent on laws and regulations, which are subject to change, and on the Company's ability to continue to satisfy a variety of objective tests set forth in the Code.

     Among the various risks associated with the federal income tax aspects of the Offering of which investors should be aware are:

     Risk of Failing to Qualify as a REIT. Qualification as a REIT involves the application of certain technical and highly complex provisions of the Code to various factual matters and circumstances based on the actual operations of the Company, some of which are not within the Company's control. In particular, timing differences between the recognition of income and the receipt of cash could cause the Company to have difficulty meeting the REIT requirement of distributing 95% of its taxable income.





                                      23


Although the Company was organized and intends to operate so as to continue to qualify as a REIT, no assurance can be given that the Company will in fact be able to so qualify. Further, the Company's desire to maintain REIT status could cause it not to acquire certain properties or undertake certain activities.

     If the Company fails to qualify as a REIT or loses its REIT status, its Distributions will not be deductible and its income will be subject to tax, which will substantially reduce the cash available to pay Distributions. In addition, the Company may be required to borrow funds, liquidate certain of its investments or take other steps which could affect its operating results due to this tax liability. Moreover, if the Company's REIT status is terminated because of the failure to meet a technical REIT test or it voluntarily revokes its election, the Company would be disqualified from electing treatment as a REIT for the four taxable years following the year in which REIT status is lost.

     Limitations on Share Ownership. In order for the Company to qualify as a REIT, no more than 50% of the outstanding Shares may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of the Company's taxable year. To ensure that the Company will not fail to qualify as a REIT under this test, the Articles provide that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% of the number or value of the issued and outstanding stock of the Company. See "Description of Securities--Restrictions on Transfer."

     Tax Liability on Reinvested Distributions. Stockholders that participate in the DRP will be deemed to have received, and will for income tax purposes be taxed on, the amount reinvested in Shares. Therefore, Stockholders (other than

Tax-Exempt Entities) will have to use funds from other sources to pay their tax liability on the value of the Shares received. See "Federal Income Tax Considerations--Other Tax Considerations--Distribution Reinvestment Program."

     Limitations on Opinion of Counsel. The opinion of Counsel (as defined herein) is based and conditioned on various assumptions and representations made by the Company as to certain factual matters. As set forth more fully in the Section of the Prospectus titled "Federal Income Tax Considerations," Counsel has expressed its opinion based on the facts described in this Prospectus, the Articles and certain representations by the Company and the Advisor that: (i) the Company has been organized in conformity with the requirements for qualification as a REIT, beginning with its taxable year ending December 31, 1995 and that its prior, current and anticipated methods of operation have enabled and should enable the Company to satisfy the REIT Requirements; and (ii) distributions to a Stockholder which is a Tax-Exempt Entity will not constitute UBTI under current law, unless: (a) such Stockholder has financed the acquisition of its Shares with "acquisition indebtedness" (within the meaning of the Code); or (b) a Qualified Trust (as defined herein) owns more than 10% of the Shares and the Company is a "Pension-Held REIT" (as defined herein). See, however, "Description of Securities--Restrictions on Transfer."

     The Company's qualification as a REIT will depend upon the Company's ability to meet, through actual operating results, various tests imposed by the Code. The Company's ability to maintain its REIT status will depend upon its ability (based on its actual operating results) to meet the requirements necessary to maintain status as a REIT, and Counsel will not review compliance with the REIT Requirements on a continuing basis after the initial effective date of the Registration Statement or issue any opinions in the future unless expressly requested to do so. Accordingly, no assurance can be given that the Company's actual operating results will allow the Company to satisfy the REIT requirements. In addition, this opinion represents Counsel's legal judgment based on the law in effect as of the initial effective date, and is not binding on the Service and could be subject to modification or withdrawal due to future changes in the law.






                                      24


  5. ERISA RISKS

     Suitability of the Company's Investments for Qualified Pension and Profit-Sharing Trusts. When considering an investment in the Company with a portion of the assets of a Qualified Plan, a fiduciary should consider: (i) whether the investment satisfies the diversification requirements of Section 404(a)(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or other applicable restrictions imposed by ERISA; and (ii) whether the investment is prudent, since there is anticipated to be only a limited market in which it can sell or otherwise dispose of the Shares. The Company has not, and will not, evaluate whether an investment in the Company is suitable for any particular plan, but, subject to the disclosure included therein, will accept such entities as Stockholders if an entity otherwise meets the suitability standards. See "ERISA Considerations."

     If the Company is considered a Pension-Held REIT, an investment in the Company may also produce UBTI which may cause a Qualified Plan holding 10% or more of the Shares to pay a tax on a portion of the income distributed to it by the Company. The determination of whether the Company will constitute a Pension-Held REIT will depend on the concentration of ownership by one or more Qualified Plans, a factor that is not within the control of the Company. See "Federal Income Tax Considerations" and "Description of Securities--Restrictions on Transfer."

     In addition to considering their fiduciary responsibilities under ERISA and the prohibited transaction rules of ERISA and the Code, advisors to Qualified Plans should also consider the effect of the "Plan Asset" regulations issued by the Department of Labor. See "ERISA Considerations."

     Stockholders subject to ERISA will be provided with an annual statement of value reporting the value of each Share based upon an estimated amount (as determined by the Company) they would receive if the Company's properties were sold as of the close of the Company's fiscal year and if such proceeds (without reduction for selling expenses), together with the other funds of the Company were distributed in liquidation of the Company; provided, however, the Net Asset Value of each Share is expected to be at least $10 through the termination of this Offering. This annual valuation may be revised by the Company from time to time. There can be no assurance that: (i) such value could actually be realized by the Company or by Stockholders upon liquidation (in part because estimates of value do not necessarily indicate the price at which assets could be sold, and because no attempt will be made to estimate the expenses of selling any asset of the Company); (ii) Stockholders could realize such value if they were to attempt to sell their Shares; or (iii) such value would comply with the ERISA requirements. Should the Shares become listed for trading on a national stock exchange or included for quotation on a national market system, the Company will no longer provide such valuations.

     IN VIEW OF THE COMPLEXITY OF THE TAX ASPECTS OF THE OFFERING, PARTICULARLY IN LIGHT OF THE FACT THAT CERTAIN OF THE TAX ASPECTS OF THE OFFERING WILL NOT BE THE SAME FOR ALL INVESTORS, PROSPECTIVE INVESTORS ARE STRONGLY ADVISED TO CONSULT THEIR TAX ADVISORS WITH SPECIFIC REFERENCE TO THEIR OWN TAX SITUATION PRIOR TO INVESTMENT IN THE COMPANY.







                                      25

                    ESTIMATED USE OF PROCEEDS OF OFFERING


     The amounts set forth in the table below represent the Company's current estimates concerning the use of the Gross Offering Proceeds. All proceeds of the Offering are held in trust by the Company for the benefit of the Stockholders, to be used only for the purposes set forth above and will not be commingled with the accounts of the Advisor and its Affiliates. As of the date of this Prospectus, the Company owned 33 properties comprised of 28 Neighborhood Retail Centers and five single-user retail properties and had approximately $10,000,000 available for additional investments. The Company estimates that 87.06% of Gross Offering Proceeds will be used to acquire properties if the Maximum Offering is sold. If the Maximum Offering is sold, 8.56% of the Gross Offering Proceeds will be utilized to pay selling and due diligence expenses to unaffiliated third parties and 2.88% of the Gross Offering Proceeds will be paid to the Advisor and its Affiliates to pay for the costs of the Offering and the Marketing Contribution and Due Diligence Expense Allowance.

                                MAXIMUM OFFERING
                        (INCLUDING SHARES SOLD UNDER THE
                     DISTRIBUTION REINVESTMENT PROGRAM) (1)

                                                      AMOUNT       PERCENT
                                                  ---------------  -------
Gross Offering Proceeds:                          $209,500,000.00  100.00%
                                                  ---------------  -------
Less Expenses:
     Selling Commissions (2)                        14,000,000.00    6.68%

     Marketing Contribution and Due Diligence
     Expense Allowance Fee (2)                       5,000,000.00    2.39%

     Organization and Offering Expenses (3)          4,961,995.00    2.37%
                                                  ---------------  -------

     Total Public Offering Expenses                 23,961,995.00   11.44%
                                                  ---------------  -------

Gross Amount Available for Investment              185,538,005.00   88.56%

Acquisition Expenses (4)(5)                          1,047,500.00    0.50%

Working Capital Reserve (6)                          2,095,000.00    1.00%
                                                  ---------------  -------

Net Cash Payments Relating to the
    Purchase of Properties                        $182,395,505.00   87.06%
                                                  ===============  =======

--------------------------
     (1) The amounts shown in this table represent the Company's current estimates of the uses of the Gross Offering Proceeds if the Maximum Offering Amount is sold, and, accordingly, may not accurately reflect the actual application of such proceeds.

     (2) The Company will pay the Dealer Manager selling commissions equal to up to 7% or $14,000,000 of the gross offering proceeds from the Shares offered on the "best efforts" basis and, under certain circumstances, one Soliciting Dealer Warrant for every 40 Shares sold, all or part of which compensation may be retained or reallowed to Soliciting Dealers; provided that the Company will not issue more than 875,000 Soliciting Dealer Warrants. The Dealer Manager will also receive the Marketing Contribution and Due Diligence Expense Allowance Fee equal up to 2.5% or $5,000,000 of the gross offering proceeds from the Shares offered on the "best efforts" basis, some portion of which may be reallowed to Soliciting Dealers. This category of expense includes all amounts attributable to marketing and bona fide due diligence expenses.
Certain volume discounts may be given on orders of 25,000 Shares or more. The Company will not pay any selling commission on Shares purchased by the Advisor, its





                                      26


Affiliates, the Dealer Manager or Soliciting Dealers. Any Shares purchased by the Advisor or its Affiliates will be purchased for investment purposes only and not with a view toward resale. A maximum of 1,000,000 Shares available for issuance under the Distribution Reinvestment Program will be sold at reduced price due to decreased costs associated with these issuances and will be sold at a price of $9.50 per Share ($9,500,000 if all of those Shares are sold). See "Conflicts of Interest," "Management's Discussion and Analysis of the Financial Condition and Results of Operations," "Plan of Distribution" and "Distribution Reinvestment and Share Repurchase Programs--Distribution Reinvestment Program."

     (3) Reflects the Advisor's best estimates of legal, accounting, printing and other offering expenses, including amounts to reimburse the Advisor for marketing, salaries and direct expenses of its employees while directly engaged in registering and marketing the Shares and other marketing and organization expenses. The Advisor has guaranteed payment of all public offering expenses (excluding selling commissions and the marketing contribution and due diligence expense allowance fee) in excess of 5.5% of the Gross Offering Proceeds or all Organization and Offering Expenses (including such selling expenses) which together exceed 15% of the Gross Offering Proceeds. This guaranty is without recourse to or reimbursement by the Company.

     (4) The Advisor will be reimbursed for actual out-of-pocket Acquisition Expenses in an amount estimated to be equal to 0.5% of the Gross Offering Proceeds ($1,047,500, assuming the Maximum Offering including Shares sold under the DRP). In addition, the Advisor will be reimbursed for actual out-of-pocket Acquisition Expenses equal to 0.5% of any funds borrowed by the Company to acquire properties. Expenses incurred in connection with incurring indebtedness will be payable from the proceeds of such borrowings ($523,750, assuming the Maximum Offering, including Shares sold under the DRP, are sold, and the borrowings equal 50% of the Maximum Offering). Acquisition Expenses include but are not limited to the costs and expenses incurred by the Advisor in selecting, evaluating, acquiring and investing in the Company's properties, whether or not acquired, including, but not limited to: surveys, appraisals, title insurance and escrow fees, non-refundable option payments, legal and accounting fees and expenses, computer use related expenses, architectural and engineering reports, environmental and asbestos audits, travel and communication expenses and personnel and miscellaneous expenses related to the selection and acquisition of properties.

     (5) The Advisor will not receive a fee for the acquisition of properties. However, the seller of a property may pay a real estate brokerage commission to a third party in connection with the Company's purchase of a property. Since a seller may fix the selling price of a property at an amount sufficient to cover the cost of a real estate commission, the Company, as purchaser, may indirectly pay such amount in the purchase price, which amount may be considered an acquisition fee. The Advisor will endeavor, whenever possible, to purchase properties directly from sellers, without the involvement of a real estate broker. When a property has been listed by a seller with a real estate broker, the Advisor will endeavor, whenever possible, to be allocated a portion of the real estate brokerage commission paid by the seller. All real estate brokerage commissions so allocated to the Advisor will then be remitted in their entirety to the Company by the Advisor.

     (6) The Company will add 1% of the Gross Offering Proceeds to its working capital reserve.


                                WHO MAY INVEST

     An investment in Shares involves certain risks and is suitable only as a long-term investment for persons of adequate financial means who have no immediate need for liquidity in their investment. Shares will be sold only to persons who initially purchase a minimum of 300 Shares ($3,000) or Tax-Exempt Entities which purchase a minimum of 100 Shares ($1,000), except for investors resident in the State of Iowa where the minimum investment for IRAs will be 300 Shares ($3,000) and for investors resident in the State of Minnesota where the minimum investment for IRAs and qualified plan accounts will be 200 Shares ($2,000). In addition, the Company has established financial suitability standards for investors who purchase Shares. These standards require investors to have either: (i) a minimum annual gross income of $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of $45,000; or (ii) a net worth (determined with the foregoing exclusions) of $150,000. Investors in Maine must have either: (i) a minimum annual gross income of $50,000 and a net worth (exclusive of home, home furnishings and automobiles) of $50,000; or (ii) a net worth (determined with the foregoing exclusions) of $200,000. In the case of gifts to minors, the suitability standards must be met by the custodian account or by the donor and by acceptance of the confirmation of purchase or delivery of the Shares, an investor represents that he satisfied any applicable suitability standards.







                                      27




     In purchasing Shares, custodians or trustees of employee pension benefits plans or IRAs may be subject to the fiduciary duties imposed by ERISA or other applicable laws and to the prohibited transaction rules prescribed by ERISA and related provisions of the Code. In addition, prior to purchasing Shares, the trustee or custodian of an employee pension benefit plan or an IRA should determine that such an investment would be permissible under the governing instruments of such plan or account and applicable law. See "Federal Income Tax Considerations--Taxation of Stockholders--Taxation of Tax-Exempt Stockholders" and "ERISA Considerations."

     Suitability standards may be higher in certain states. Investors must meet all of the applicable requirements set forth in the Subscription Agreement. Under the laws of certain states, an investor may transfer his/her Shares only to persons who meet similar standards, and the Company may require certain assurances that these standards are met. Investors should carefully read the requirements in connection with resales of Shares set forth in the Subscription Agreement and under "Description of Securities--Restrictions on Transfer."

     The agreements between the Dealer Manager and each of the Soliciting Dealers requires each Soliciting Dealer to make diligent inquiries as required by law of all prospective purchasers in order to ascertain whether a purchase of Shares is suitable and appropriate based upon information provided by the prospective purchaser regarding his financial situation and investment objectives and to transmit promptly to the Company, the fully completed subscription documentation and any other supporting documentation reasonably required by the Company. By executing the subscription agreement relating to the Shares (the "Subscription Agreement"), by tendering payment for Shares and by accepting confirmation of purchase or delivery of the Shares, an investor represents that he or she satisfies any applicable suitability standards.

     In addition, each Soliciting Dealer will, by completing the Subscription Agreement, acknowledge its determination that the Shares are a suitable and appropriate investment for the investor, and will be required to represent and warrant his or her compliance with applicable laws requiring the determination of the suitability and appropriateness of the Shares as an investment for the subscriber. The Company will, in addition to the foregoing, coordinate the processes and procedures utilized by the Dealer Manager and Soliciting Dealers and, where necessary, implement such additional reviews and procedures deemed necessary to assure the adherence by registered representatives to the suitability standards set forth herein.


                              COMPENSATION TABLE

     The compensation arrangements between the Company and Advisor and its Affiliates were not determined by arm's-length negotiations. See "Conflicts of Interest." The following table discloses the significant compensation which may be received by the Advisor and its Affiliates from the Company. In those instances in which there are maximum amounts or ceilings on the compensation which may be received by the Advisor and its Affiliates for services rendered to the Company, the Advisor and its Affiliates may not recover any excess amounts for those services by reclassifying such services under a different compensation or fee category. See "Conflicts of Interest--Receipt of Commissions, Fees and Other Compensation by the Advisor and its Affiliates."






                                      28



NONSUBORDINATED PAYMENTS


     The following aggregate amounts of compensation and fees payable to the Advisor and its Affiliates by the Company are not subordinated to the Current Return or Cumulative Return to the Stockholders.

UPON COMPLETION OF
OFFERING:


Selling Commissions         The Dealer Manager
(payable to the             will receive $0.70 per        Actual amount depends
Dealer Manager and          Share for each Share          upon the number of
Soliciting Dealers)         sold and, under               Shares sold.  Selling
                            certain circumstances,        commissions of
                            a Soliciting Dealer           $10,500,000 were
                            Warrant for each 40           incurred in the Prior
                            Shares sold; provided         Offerings, including
                            that the Company will         $7,454,358 incurred
                            not issue more than           through March 31,
                            875,000 of these1997.         A total of
                            warrants.  The Dealer         $14,000,000 in selling

                            Manager may reallow           commissions will be
                            the sellingpaid if the        Maximum
                            commissions and               Offering is sold.
                            Soliciting Dealer
                            Warrants to Soliciting
                            Dealers for each Share
                            they sell. (1)  Shares
                            purchased under the
                            Distribution Program
                            will be purchased at a
                            reduced price to
                            reflect decreased
                            administrative costs.


Marketing Contribution      An amount equal to up         Actual amount depends
and Due                     to 2.0% of the Gross          upon the number of
Diligence Expense           Offering Proceeds, some       Shares sold. Expenses
Allowance Fee               portion of which may be       of $3,000,000 and
(payable to the             reallowed to Soliciting       $750,000 were
Dealer Manager              Dealers to pay the Prior      incurred in the
and Soliciting Dealers)     expenses associated with      Offerings for the
                            the Marketing Contribution.   Marketing
                            An additional 0.5% of the     Contribution
                            Gross Offering Proceeds may   and Due Diligence
                            be paid to the Dealer         Expense Allowance
                            Manager or reallowed to       respectively,
                            the Soliciting Dealers        including
                            for the Due Diligence         $2,129,348 and
                            Expense Allowance Fee.        $531,720 incurred
                            Shares purchased under        through March 31,
                            Distribution Reinvestment     1997.  A total of
                            Program will be purchased     $5,000,000 will be
                            at a reduced price to         paid the Marketing
                            reflect decreased costs       for the Contribution
                            associated with these         and Due Diligence
                            issuances.                    Expense Allowance
                                                          if the Maximum
                                                          Offering is sold.








                                     29



                                                         ESTIMATED MAXIMUM
TYPE OF COMPENSATION        METHOD OF COMPENSATION        DOLLAR AMOUNT
--------------------        ----------------------       -----------------

Reimbursable Expenses       The Advisor or its           Reimbursable Expenses
(payable to the             Affiliates may advance       of approximately
Advisor and its             Organization and             $3,455,000 were
Affiliates)                 Offering Expenses to         incurred through March
                            the Company and will         31, 1997 in connection
                            be reimbursed for            with the Prior
                            actual costs incurred        Offerings (for
                            in connection with the       Organization and
                            Offering on behalf of        Offering Expenses, but
                            the Company, including       excluding selling
                            legal and accounting         commissions and the
                            fees, registration and       Marketing
                            filing fees, printing        Contributions and Due
                            costs and selling            Diligence Expense
                            expenses. However, if        Allowance Fee).  No
                            the aggregate of all         estimate is available
                            Organization and             for the amount of
                            Offering Expenses,           reimbursable expenses
                            including selling            that may be incurred
                            commissions and the          in this Offering.
                            Marketing Contribution
                            and Due Diligence
                            Expense Allowance Fee,
                            exceeds 15% of the
                            Gross Offering
                            Proceeds, or if the
                            aggregate of all
                            Organization and
                            Offering Expenses,
                            excluding the selling
                            expenses, exceeds 5.5%
                            of the Gross Offering
                            Proceeds, the Advisor
                            or its Affiliates will
                            promptly pay such
                            excess expenses and
                            the Company will have
                            no liability for such
                            expenses at any time
                            thereafter.





                                     30






                                                         ESTIMATED MAXIMUM
TYPE OF COMPENSATION         METHOD OF COMPENSATION       DOLLAR AMOUNT
--------------------         ----------------------     -------------------

ACQUISITION STAGE:

Acquisition Expenses         An amount estimated to     Acquisition Expenses
for the costs and            be up to 0.5% of the       of approximately
expenses of the              Gross Offering             $173,000 were incurred
acquisition of               Proceeds in connection     through March 31, 1997
properties including         with the expenses          in connection with the
surveys, appraisals,         associated with a          Prior Offerings.  If
title insurance and          property acquisition.      the Maximum Offering
escrow fees, legal           (2)                        is sold, Acquisition
and accounting fees                                     Expenses may not
and expenses,                                           exceed $1,047,500;
computer use related                                    however, the actual
expenses,                                               amounts cannot be
architectural and                                       determined at the
engineering reports,                                    present time.  In no
environmental and                                       event will such amount
asbestos audits,exceed 6% of the
travel andpurchase price of any
communicationsingle property.
expenses and other
related expenses
(payable to the
Advisor and its
Affiliates).


OPERATIONAL STAGE
(3):

Property Management         A Property Management        Actual amounts are
Fee (payable to an          Fee equal to not more        dependent upon results
Affiliate of the            than 4.5% of the gross       of operations.
Advisor)                    revenues from the            Property Management
                            properties will be           Fees of approximately
                            paid monthly to Inland       $172,537 were incurred
                            Commercial Property          and paid through March
                            Management, Inc., an         31, 1997.
                            Affiliate of the
                            Advisor (the
                            "Management Agent").




                                     31


                                                         ESTIMATED MAXIMUM
TYPE OF COMPENSATION        METHOD OF COMPENSATION         DOLLAR AMOUNT
--------------------        ----------------------       -----------------

Compensation for            In addition to               Actual amounts are
Services                    property management,         dependent upon results
                            the Advisor and its          of operations and,
                            Affiliates will              therefore, cannot be
                            provide other                determined at the
                            property-level               present time.
                            services to the
                            Company, and may
                            receive compensation
                            for such services,
                            including leasing
                            fees, development
                            fees, construction
                            management fees, loan
                            origination and
                            servicing fees,
                            property tax reduction
                            fees and risk
                            management fees.
                            However, this
                            compensation will not
                            exceed 90% of that
                            which would be paid to
                            third parties
                            providing such
                            services and all such
                            compensation must be
                            approved by a majority
                            of the Independent
                            Directors.  See
                            "Management--Other
                            Services."

Reimbursable Expenses       Certain expenses of          Actual amounts are
(payable to the             the Advisor and its          dependent upon results
Advisor and its             Affiliates will be           of operations;
Affiliates)                 reimbursed by the            approximately $26,436
                            Company. (4) (5) (6)         was incurred and paid
                                                         through March 31, 1997
                                                         in connection with the
                                                         Prior Offerings.



                                     32






                                                            ESTIMATED MAXIMUM
TYPE OF COMPENSATION        METHOD OF COMPENSATION          DOLLAR AMOUNT
--------------------        ----------------------          --------------------

LIQUIDATION STAGE:

Property Disposition Fee    A property disposition          Actual amounts to be
(payable to the Advisor     fee, payable upon the           received depend upon
and its Affiliates)         sale of each of the             the sale price of
                            Company's properties,           Company properties
                            in an amount equal to           and, therefore,
                            the lesser of:  (i) 3%          cannot be determined
                            of the contract sales           at the present
                            price of the property;          time.
                            or (ii) 50% of the
                            commission paid to
                            third parties which is
                            reasonable, customary
                            and competitive in
                            light of the size,
                            type and location of
                            such property
                            ("Competitive Real
                            Estate Commission").
                            The amount paid, when
                            added to the sums paid
                            to unaffiliated
                            parties, shall not
                            exceed the lesser of
                            the Competitive Real
                            Estate Commission or
                            an amount equal to 6%
                            of the contracted for
                            sales price.  Payment
                            of such fees shall be
                            made only if the
                            Advisor provides a
                            substantial amount of
                            services in connection
                            with the sale of the
                            property.  See
                            "Management--The
                            Advisory Agreement."






                                     33




     The following fee payable to the Advisor and its Affiliates by the Company will be payable only after specified returns have been paid to the Stockholders as set forth below:



OPERATIONAL STAGE (3):

Advisor Asset             An Advisor Asset               Actual amounts are
Management Fee            Management Fee of not          dependent upon results
(payable to the           more than 1% of the            of operations.
Advisor)                  Average Invested               Advisor Asset
                          Assets.  The fee will          Management Fees of
                          be payable quarterly           approximately $233,337
                          in an amount equal to          were incurred but
                          1/4 of 1% of the               remain unpaid through
                          Average Invested               March 31, 1997.
                          Assets of the Company,
                          as of the last day of
                          the immediately
                          preceding quarter,
                          pursuant to the
                          Advisory Agreement.
                          For any year in which
                          the Company qualifies
                          as a REIT, the Advisor
                          must reimburse the
                          Company:  (i) to the
                          extent that the
                          Advisor Asset
                          Management Fee plus
                          Other Operating
                          Expenses paid during
                          the previous calendar
                          year exceed 2% of the
                          Company's Average
                          Invested Assets for
                          that calendar year or
                          25% of the Company's
                          Net Income for that
                          calendar year; and
                          (ii) to the extent
                          that Stockholders have
                          not received an annual
                          Distribution equal to
                          or greater than the 8%
                          Current Return.



                                     34




LIQUIDATION STAGE (3):

Incentive Advisory Fee      After the Stockholders       Actual amounts to be
received depend upon        have first received:         received depend upon
the sale price of           (i) their 8%                 the sale price of
Company properties          Cumulative Return; and       Company properties
and, therefore, cannot      (ii) a return of their       and, therefore, cannot
be determined at the        Invested Capital, an         be determined at the
present time.               Incentive Advisory Fee       present time.
(payable to the Advisor)    equal to 15% of the
                            net proceeds from the
                            sale of a property.
                            At such time as the
                            Advisory Agreement is
                            terminated due to the
                            listing for trading of
                            the Shares on a
                            national exchange or
                            market, the Incentive
                            Advisory Fee shall
                            also terminate.  The
                            Advisor and Management
                            Agent may be merged
                            into the Company at
                            the time of listing
                            and may receive shares
                            in the Company, in an
                            amount which may be
                            determined at that
                            time, based upon the
                            value of all fees
                            given up or waived by
                            the Advisor and
                            Management Agent
                            through the merger.
                            See "Management--The
                            Advisory Agreement."


---------------------------
     (1) Each Soliciting Dealer Warrant grants the holder a right to purchase one Share at a price of $12 per Share during the period beginning from the date the Soliciting Dealer Warrants are issued and ending on July 13, 2002. No Soliciting Dealer Warrants will be exercisable until one year from the date of issuance. See "Plan of Distribution--Compensation."

     (2) The total of all Acquisition Expenses paid by the Company in connection with the purchase of a property by the Company may not exceed an amount equal to 6% of the Contract Price for the Property (as defined herein), unless a majority of the Directors (including a majority of the Independent Directors), not otherwise interested in the transaction, approve the transaction as being commercially competitive, fair and reasonable to the Company. Notwithstanding the foregoing, the total of all Acquisition Expenses paid by the Company in connection with the purchase of a property by the Company from an Affiliate may not exceed 6% of the Contract Price for the Property.

     (3) The Advisor and its Affiliates assist the Company in determining the types of transactions entered into by the Company. The Advisor benefits, in the form of fees, by the Company retaining ownership of its properties and leveraging its properties, while Stockholders may be better served by sale or disposition of the properties or not incurring indebtedness secured by the properties. Furthermore, the Advisor's ability to receive or retain certain fees and reimbursements is dependent upon the Company continuing to invest in properties. Therefore, the interest of the Advisor in receiving such fees may conflict with the interest of the Stockholders to earn income on their investment in Shares and may result in the Company entering into transactions which may not be in the best interest of the Stockholders.

     (4) (i) The Advisor and its Affiliates are reimbursed for: (a) the cost to the Advisor or its Affiliates of goods and services used for and by the Company and obtained from unaffiliated parties; and (b) administrative



                                     35


            services related thereto. "Administrative services" include only ministerial services such as typing, record keeping, preparing and disseminating Company reports, preparing and maintaining records regarding Stockholders, record keeping and administration of the DRP and Share Repurchase Programs, preparing and disseminating responses to Stockholder inquiries and other communications with Stockholders and any other record keeping required for the Company.

                 (ii) In extraordinary circumstances fully justified to the official or agency administering the state securities laws, the Advisor and its Affiliates may provide other goods and services to the Company if all of the following criteria are met: (a) the goods or services must be necessary to the prudent operation of the Company; (b) the compensation, price or fee must be equal to the lesser of 90% of the compensation, price or fee the Company would be required to pay to independent parties who are rendering comparable services or selling or leasing comparable goods on competitive terms in the same geographic location, or 90% of the compensation, price or fee charged by the Advisor or its Affiliates for rendering comparable services or selling or leasing comparable goods on competitive terms; or (c) if at least 95% of gross revenues attributable to the business of rendering such services or selling or leasing such goods are derived from persons other than Affiliates, the compensation, price or fee charged by an unaffiliated person who is rendering comparable services or selling or leasing comparable goods must be on competitive terms in the same geographic location. In addition, any such payment will be subject to the further limitation described in paragraph (iii) below. Extraordinary circumstances shall be presumed only when there is an emergency situation requiring immediate action by the Advisor or its Affiliates and the goods or services are not immediately available from unaffiliated parties. Services which may be performed in such extraordinary circumstances include emergency maintenance of Company properties, janitorial and other related services due to strikes or lock-outs, emergency tenant evictions and repair services which require immediate action, as well as operating and re-leasing properties with respect to which the leases are in default or have been terminated.

                 (iii) No reimbursement is permitted to the Advisor or its
            Affiliates under clause (i)(b) above for items such as rent, depreciation, utilities, capital equipment and other administrative items and the salaries, fringe benefits, travel expenses and other administrative items of any controlling persons of the Advisor, its Affiliates or any other supervisory personnel except in those instances in which the Company believes it to be in the best interest of the Company that the Advisor or its Affiliates operate or otherwise deal with, for an interim period, a property with respect to which the lease is in default. Permitted reimbursements, except as set forth above, include salaries and related salary expenses for non-supervisory services which could be performed directly for the Company by independent parties such as legal, accounting, transfer agent, data processing and duplication. Controlling persons include, but are not limited to, any person, irrespective of his or her title, who performs functions for the Advisor similar to those of: (a) chairman or member of the board of directors; (b) president or executive vice president; or (c) those entities or individuals holding 5% or more of the stock of the Advisor or a person having the power to direct or cause the direction of the Advisor, whether through ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, and subject to the approval of the Board, the Company may reimburse the Advisor for expenses related to the activities of controlling persons undertaken in capacities other than those which cause them to be controlling persons. The Advisor believes that its employees and the employees of its Affiliates and controlling persons who perform services for the Company for which reimbursement is allowed pursuant to clause (ii)(c) above, have the experience and educational background, in their respective fields of expertise, appropriate for the performance of such services.

                 (iv) The Total Operating Expenses of the Company may not (in
            the absence of a satisfactory showing to the contrary) in any fiscal year exceed the greater of: (a) 2% of the Average Invested Assets; or (b) 25% of its Net Income for such year. The Independent Directors may, upon a finding of unusual and non-recurring factors which they deem sufficient, determine that a higher level of expenses is justified in any given year. There are certain additional restrictions on expenses that will be borne by the Company.

     (5) The Advisor and its Affiliates shall not be compensated for any services other than those which have been fully disclosed in this Compensation Table.

     (6) The Company shall not pay, directly or indirectly, a commission or fee to the Advisor or its Affiliates in connection with the reinvestment of the proceeds of any resale, exchange, financing or refinancing of a Company property.



                                     36



                            CONFLICTS OF INTEREST




     The Company is subject to various conflicts of interest arising out of its relationship with the Sponsor, the Advisor or its Affiliates. All agreements and arrangements, including those relating to compensation, between the Company and the Advisor and its Affiliates are not the result of arm's-length negotiations. The limitations on the Advisor described below have been adopted to control when the Company enters into transactions with the Advisor and its Affiliates. With respect to the conflicts of interest described herein, the Advisor and its Affiliates will endeavor to balance the interests of the Company with the interests of the Advisor and its Affiliates in making any determination.

     1. Competition for the Time and Service of the Advisor and Affiliates. The Company relies on the Advisor and its Affiliates for the daily operation of the Company and the management of its assets. Affiliates of the Advisor have conflicts of interest in allocating management time, services and functions among various existing real estate programs and any future real estate programs or other entities which they may organize or serve, as well as other business ventures in which they are involved. The Advisor and its Affiliates believe they have sufficient staff to be fully capable of discharging their responsibilities in connection with various real estate programs and other business ventures.

          The Company believes that the compensation payable to the Advisor or its Affiliates under the Advisory Agreement is on terms no less favorable to the Company than those customary for similar services performed by independent firms in the relevant geographic area, but in no event more than 2% of the Average Invested Assets less Other Operating Expenses. See "Compensation Table." The Advisory Agreement, by its terms, may be terminated by a majority vote of the Stockholders upon 60 days prior written notice. See "Management--The Advisory Agreement."

     2. Process for Resolving Conflicting Opportunities. Affiliates of the Advisor have sponsored publicly and privately offered entities and may in the future sponsor publicly and privately offered REITs or other entities which may have investment objectives very similar to the Company's. The Advisor and its Affiliates could, therefore, be subject to conflicts of interest between the Company and other programs in connection with the acquisition of properties.
To the extent possible, the resolution of conflicting investment opportunities between the Company and other investment entities advised or managed by the Advisor and its Affiliates will, as a general rule, be resolved by giving priority to the entity having uninvested funds for the longest period of time. The Advisory Agreement grants the Company the first opportunity to buy Neighborhood Retail Centers placed under contract by the Advisor or its Affiliates provided the Company is able to close the purchase of the property within 60 days. The Advisory Agreement also grants the Company a right to purchase any single-user retail property net leased by a creditworthy tenant located anywhere in the United States which is placed under contract by the Advisor or its Affiliates provided that: (i) the Company has funds available to make the purchase; (ii) the Board votes to make the purchase within five days of being offered the property by the Advisor; (iii) the property meets the Company's acquisition criteria; provided that if more than one real estate program sponsored by Affiliates of the Advisor has funds available to make the purchase, the property will first be offered to the program which has had funds available for the longest period of time. Other factors which may be considered in connection with evaluating the suitability of the property for investment include: (i) the effect of the acquisition on the diversification of each entity's portfolio; (ii) the amount of funds available for investment;
(iii) cash flow; and (iv) the estimated income tax effects of the purchase and subsequent disposition. The Independent Directors must, by a majority vote, approve all actions by the Advisor or its Affiliates which present potential conflicts with the Company. See "Management--The Advisory Agreement."


                                     37


     The Company believes that these factors, together with the obligations of the Advisor and the Affiliates to present the Company with any investment opportunity which could be suitable for the Company, will help to lessen the competition or conflicts with respect to the purchase of properties by other entities and the Company.

     3. Acqusition from Affiliates. The Company acquired two of its properties from an Affiliate. The purchase prices for these properties were not the subject of arm's-length negotiations. The Articles provide that the purchase price of any property acquired from an Affiliate: (i) may not exceed its fair market value as determined by a competent independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers; and (ii) must be approved by a majority of the Directors (including a majority of the Independent Directors) not interested in the transaction as fair and reasonable to the Company. The Directors (including all of the then Independent Directors) approved these acquisitions, however, there can be no assurance that the prices paid to the Affiliate did not exceed these which would have been paid by an unaffiliated purchaser.

     4. The Company may Purchase Properties from Persons with whom Affiliates of the Advisor have Prior Business Relationships. The Company may purchase properties from third parties who have sold properties in the past or who may sell properties in the future to the Advisor or its Affiliates. In the event the Company purchases properties from these third parties, the Advisor will experience a conflict between the current interests of the Company and its interests in preserving any ongoing business relationship. Nevertheless, the Advisor will not consummate purchases in a manner which would cause it to breach its fiduciary obligations to the Company. See "Management."

     5. Property Management Services are being Rendered by an Affiliate of the Advisor. An Affiliate of the Advisor, Inland Commercial Property Management, Inc., provides property management services to the Company on a competitive basis in a manner consistent with customary business practices. See "Compensation Table--Nonsubordinated Payments--Operational Stage." The Advisor and the Management Agent believe that the Management Agent has sufficient personnel and other required resources to discharge all responsibilities to the Company.

     6. Receipt of Commissions. Fees and Other Compensation by the Advisor and its Affiliates. The Advisor and its Affiliates have received, and will continue to receive, the compensation described in the "Compensation Table." Certain compensation is payable notwithstanding the lack of cash available to make Distributions to the Stockholders. To that extent, the Advisor benefits from the Company's retaining ownership of its properties and leveraging its properties, while Stockholders may be better served by sale or disposition or not incurring indebtedness secured by the properties. Furthermore, the receipt and retention of certain fees and reimbursements is dependent upon the Company's continuing to invest in properties. Therefore, the interest of the Advisor in receiving such fees may conflict with the interest of the Stockholders in earning income on their investment in Shares. The Advisor and its Affiliates recognize that they have a fiduciary duty to the Company and the Stockholders, and have represented to the Company that their actions and decisions will be made in the manner most favorable to the Company and its Stockholders, so as not to breach their respective fiduciary duties. See also "Risk Factors -- Dilution" regarding issuance of Soliciting Dealer Warrants to the Dealer Manager.

     7. Non-Arm's-Length Agreements. The agreements and arrangements, including those relating to compensation, between the Company and the Advisor or any of its Affiliates are not the result of arm's-length negotiations, but the Company believes that these agreements and arrangements approximate the terms of arm's-length transactions.


                                     38


     While the Company does not make loans to the Advisor or its Affiliates, the Company has and may continue to borrow money from the Advisor or its Affiliates for various purposes including funding working capital requirements, but only on terms as to interest rate, security, fees and other charges at least as favorable to the Company as determined by a majority of the Directors (including a majority of the Independent Directors) as those charged by unaffiliated lending institutions in the same locality on comparable loans for the same purpose. See "Real Property Investments."

     The Advisor and its Affiliates may provide services to, and otherwise deal or do business with, persons who deal with the Company, although there are no present arrangements with respect to any such services. However, no rebates or "give-ups" may be received by the Advisor or its Affiliates, nor may the Advisor or any such Affiliates participate in any reciprocal business arrangements which would have the effect of circumventing any provision of the Advisory Agreement.

     8. The Company and the Advisor have the Same Legal Counsel. Shefsky & Froelich Ltd. serves as general counsel to the Company, as well as to the Advisor and some of its Affiliates. Shefsky & Froelich Ltd. is not acting as counsel for the Stockholders or any potential investor. There is a possibility that in the future the interests of the various parties may become adverse, and under the Code of Professional Responsibility of the legal profession, Shefsky & Froelich Ltd. may be precluded from representing any one or all of these parties. If any situation arises in which the interests of the Company appear to be in conflict with those of the Advisor or its Affiliates, additional counsel may be retained by one or more of the parties to assure adequate protection of their respective interests. Moreover, should such a conflict not be readily apparent, counsel may inadvertently act in derogation of the interest of certain parties which could affect the Company and, therefore, the Stockholders' ability to meet their investment objectives.

     9. Inland Securities Corporation is Participating as Dealer Manager in the Sale of the Shares. Inland Securities Corporation, a securities dealer affiliated with the Advisor, is the Dealer Manager of the Offering and is entitled to selling commissions and Soliciting Dealer Warrants, some or all of which may be retained or reallowed to Soliciting Dealers. See "Risk Factors -- Dilution" and "Plan of Distribution--Compensation" regarding issuance of the Soliciting Dealer Warrants to the Dealer Manager. Any review of the structure, formation or operation of the Company performed by the Dealer Manager will be conducted as if it was an independent review; however, it cannot be considered to represent an independent review and may not be as meaningful as a review conducted by an unaffiliated broker-dealer. Thus, the Dealer Manager may be subject to a conflict of interest, which may arise out of its participation in the Offering and its affiliation with the Advisor, in performing its "due diligence" obligations which arise under the Securities Act of 1933, as amended (the "Act"). However, the Dealer Manager believes it has properly performed and will properly perform these "due diligence" activities.

     10. The Advisor may have Conflicting Fiduciary Obligations in the Event the Company Acquires Properties with Affiliates. The Advisor may cause the Company to acquire an interest in a property through a joint venture with an Affiliate of the Advisor. In such instance, the Advisor will have a fiduciary duty to both the Company and the Affiliate participating in the joint venture. In order to minimize the likelihood of a conflict between these fiduciary duties, the Advisory Agreement provides guidelines for investments in joint ventures with Affiliates. In addition, the Articles require a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction to determine that the transaction is fair and reasonable to the Corporation and is on terms and conditions no less favorable than from unaffiliated third parties to the Company entering into the venture. See "Investment Objectives and Policies--Joint Ventures."





                                     39

                  FIDUCIARY RESPONSIBILITY OF DIRECTORS AND
                         THE ADVISOR; INDEMNIFICATION


GENERAL
     Consistent with the duties and obligations of, and limitations on, the Directors as set forth in the Articles and under the laws of the State of Maryland, the Directors are accountable to the Stockholders as fiduciaries and are required to perform their duties in good faith and in a manner each Director believes to be in the best interest of the Company and its Stockholders, with such care, including reasonable inquiry, as a prudent person in a like position would use under similar circumstances. In addition, the Independent Directors must review at least annually the relationship of the Company with the Advisor and the Advisor's performance of its duties under the Advisory Agreement, and must determine that the compensation paid to the Advisor is reasonable in relation to the nature and quality of the services performed. The Advisor also has a fiduciary duty to the Company and the Stockholders.


LIMITATION OF LIABILITY AND INDEMNIFICATION
     The liability of the Directors and officers of the Company is limited to the fullest extent permitted by the MGCL. Accordingly, the Directors and officers may not be held liable to the Company or its Stockholders for monetary damages unless: (a) it is proven that the person actually received an improper benefit or profit in money, property or services; and (b) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

     The Company's Articles and Bylaws authorize it, to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted and, without limiting the generality of the foregoing, in accordance with
Section 2-418 of the MGCL, to indemnify and pay or reimburse reasonable expenses to: any Director, the Advisor or its Affiliates (each an "Indemnified Party") provided, that: (i) the Director, Advisor or its Affiliates, have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of the Company; (ii) the Director, the Advisor or its Affiliates were acting on behalf of or performing services on the part of the Company; (iii) such liability or loss was not the result of negligence or misconduct on the part of the Indemnified Party, except that in the event the Indemnified Party is or was an Independent Director, such liability or loss shall not have been the result of gross negligence or willful misconduct; and (iv) such indemnification or agreement to be held harmless is recoverable only out of the assets of the Company and not from the assets of the Stockholders. The Company may not indemnify a Director, the Advisor or its Affiliates for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Securities and Exchange Commission (the "Commission") and the published opinions of the Tennessee Securities Division and any other state securities regulatory authority in which securities of the Company were offered and sold as to indemnification for securities law violations.




                                     40


     The Company may advance amounts to persons entitled to indemnification hereunder for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the indemnified party for or on behalf of the Company; (ii) the legal action is initiated by a third party who is not a Stockholder or the legal action is initiated by a Stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves advancement; and (iii) the indemnified party receiving these advances undertakes to repay the monies advanced to the Company, together with interest at the applicable legal rate thereon, if the party is found not to be entitled to indemnification.

     The Company may purchase and maintain insurance on behalf of an indemnified party against any liability asserted which was incurred in any such capacity with the Company or arising out of such status; provided, however, that the Company may not incur the costs of any liability insurance which insures any person against liability for which he, she or it could not be indemnified under the Articles or the Bylaws. As of the date of this Prospectus, the Company has not purchased any insurance on behalf of an indemnified party.

     Neither the amendment nor the adoption of any other provision of the Articles or the Bylaws will apply to or affect, in any respect, the Indemnitee's right to indemnification for actions or failures to act which occurred prior to such amendment, repeal or adoption.

     To the extent that the indemnification may apply to liabilities arising under the Act, the Company has been advised that, in the opinion of the Commission, such indemnification is contrary to public policy and, therefore, unenforceable.

DEFENSES AVAILABLE

     There are certain defenses which may be raised by the Directors, officers or the Advisor under Maryland law and the Articles in the event of a Stockholder action against them. One such defense is the "business judgment rule." A Director, officer or the Advisor can, under the "business judgment rule," argue that he or she performed the action giving rise to the Stockholder's complaint in good faith and in a manner he or she reasonably believed to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would have used under similar circumstances. The Directors, officers and the Advisor are also entitled to rely on information, opinions, reports or records prepared by experts including accountants, consultants and counsel who were selected with reasonable care. However, the Directors, officers and the Advisor may not invoke the "business judgment rule" to further limit the rights of the Stockholders to access records. In the event a Stockholder challenges an amendment to the Articles made by Directors without the Stockholders' approval, the Directors are permitted to contend that the Articles permit amendments to the Articles absent Stockholder vote in certain circumstances. As described above, the Directors, officers and the Advisor are also indemnified by the Company pursuant to the Articles, subject to certain limitations.




                                     41

                PRIOR PERFORMANCE OF THE COMPANY'S AFFILIATES


PRIOR INVESTMENT PROGRAMS


     The Inland organization, during the past ten years, has sponsored seven public and 16 private real estate programs which have raised in excess in $206,800,000. In excess of 17,100 investors have invested in these Inland-sponsored programs. The investment objectives and policies of the Company are similar to those of several investment programs which have owned and operated retail properties. However, the vast majority of these investment programs were dissimilar from the Company in that the partnerships owned apartment properties or whole or partial interests in mortgage loans.

     The information in this Section and in the Prior Performance Tables included in this Prospectus as Exhibit A shows relevant summary information concerning real estate programs sponsored by the Advisor and its Affiliates, the purpose of which is to provide information on the prior performance of these programs so that potential investors may evaluate the experience of the Advisor and its Affiliates in sponsoring such programs. The following discussion is intended to briefly summarize the objectives and performance of prior programs and to disclose any material adverse business developments sustained by them.

SUMMARY INFORMATION

     The table below provides certain summarized information concerning prior programs through the date of this Prospectus and is qualified in its entirety by reference to the foregoing introductory discussion and the detailed information appearing in the Prior Performance Tables in this Prospectus. Investors should not construe inclusion of the succeeding tables, which cover the period from January 1, 1987 through December 31, 1996, as implying in any manner that the Company will have results comparable to those reflected in the tables; the yield and cash available and other factors could be substantially
different for the Company's properties.   Investors should note that by
acquiring Shares in the Company, they will not be acquiring any interests in any prior programs.







                                     42

                                                               Prior                  Prior
                                                              Public                   Private
                                                             Programs                 Programs
                                                        ---------------------   --------------------
Number of programs sponsored ...............................             7                  16
Aggregate amount raised from investors .....................  $181,706,000        $ 25,112,454
Aggregate number of investors ..............................        16,500                 656
Number of properties purchased .............................            87                  31   (1)
Aggregate cost of properties ...............................  $163,913,000   (2)  $118,233,000   (3)

Percentage of properties (based on cost) that were:
 Commercial
  Retail ...................................................           2.5%                0.0%
  Single-user retail net-lease .............................           8.7%               27.5%
  Nursing homes ............................................           8.7%                0.0%
  Offices ..................................................           0.0%                0.0%
  Industrial ...............................................           0.0%                0.0%
  Health clubs .............................................           4.7%                0.0%
  Mini-storage .............................................           0.0%                0.3%
    Total commercial .......................................          24.6%               28.5%

 Multi-family residential ..................................          19.0%               72.2%
 Land ......................................................          56.4%                0.3%

Percentage of properties (based on cost) that were:
 Newly constructed (within a year of acquisition ...........           8.7%                4.9%
 Existing ..................................................          91.3%               95.1%
 Construction ..............................................           0.0%                0.0%

Number of properties sold ..................................            12                   6
                                                                       23.2% (4)
Number of properties exchanged                                          0                    6



(1) Includes 14 properties acquired following the disposition of a program's original real estate asset. See "--Loan Modifications and Work-Outs" in this Section.
(2)  Includes purchase price and acquisition fees and expenses.
(3) Represents the aggregate purchase prices paid by the investment programs. Includes $32,479,315 in properties acquired following the disposition of a program's original real estate asset.
(4) Based on costs of property including portions of land parcels sold at December 31, 1996, and costs capitalized subsequent to acquisition.

     During the three years prior to December 31, 1996, publicly registered investment programs sponsored by IREIC purchased a total of 17 parcels of land totaling 2,993 acres, all located in northeast Illinois. The land was
purchased on an all-cash basis.   Upon written request of the Company, any
potential investor may obtain, without charge, a copy of Table VI, filed with the Commission in connection with this Offering, which provides more detailed information concerning these acquisitions.




                                     43




PUBLICLY REGISTERED LIMITED PARTNERSHIPS

     INLAND'S MONTHLY INCOME FUND, L.P. ("MONTHLY INCOME FUND I") -- The offering period for Monthly Income Fund I began August 3, 1987 and ended August 3, 1988. The objectives were to invest in improved residential, retail, industrial and other income-producing properties on an all-cash basis to provide monthly cash distributions of at least 8% per annum throughout the life of the partnership and to provide a hedge against inflation through capital appreciation.

     Monthly Income Fund I raised $30,000,000 from over 2,200 investors. Originally, Monthly Income Fund I purchased seven properties, including five in Illinois, one in Ohio and one in Oklahoma, for a total investment of $27,511,692 which includes acquisition costs of $25,831,542 plus an additional $1,487,500 expended for the upgrade of the McHenry Plaza, a neighborhood retail center, in McHenry, Illinois, plus $192,650 for upgrade costs at other properties. The properties owned by Inland Monthly Income Fund I include, in addition to McHenry Plaza, two nursing centers, two retail stores leased on a triple-net basis by Wal-Mart Stores Inc., a health club facility and an apartment complex, which was sold on an installment basis in 1994 and 1995. Through March 31, 1997, cash distributions have been maintained at an 8% level and on an accrual basis have totaled $385.67 per $500 unit or $21,877,436 including $18,859,641 from operating cash flow, $380,207 of net sales proceeds from the sale of the apartment complex, $2,095,863 from supplemental capital contributions from IREIC and $541,725 as a partial return of capital from
partnership reserves.   In  the  opinion  of IREIC, the partnership is
substantially meeting its investment objective for cash flow.

     Two of Monthly Income Fund I's properties, which represent 26.3% of its total assets as measured by their original purchase price, are nursing center facilities which are 100% leased by Elite Care Corporation ("Elite"). Monthly Income Fund I's lease with Elite became effective in February 1991, following the termination of a lease with Adventist Living Centers Inc. ("ALC"), the tenant which was in place when Monthly Income Fund I purchased the properties. After ALC began experiencing financial difficulties, IREIC sought out Elite as a replacement nursing home operator/tenant. The net effect to Monthly Income Fund I was a .5% decrease in the effective rent over the term of the leases for the two nursing homes, from $67,270 per month when ALC was the tenant to $66,936 from Elite. Under the terms of the lease agreements for the nursing care facilities the partnership must approve any sublease transaction. The current operator of these facilities has negotiated with a new operator to sublease the facilities. IREIC has reviewed and approved the transaction with no significant changes to the terms of the leases.

     The major tenant at McHenry Plaza is a Walgreens drug store. Other tenants are Don Robert's Beauty School, Northern Federal Savings Bank, Merit
Medical Equipment and Family Entertainment Center.   These tenants took
possession of their spaces at the center from 1990 through 1996, following the July 1989 termination of a lease with Duckwell-Alco Stores, Inc. ("Alco"), the tenant which leased 94% of the space in the center at the time Monthly Income Fund I purchased the property. IREIC embarked on a program to re-lease the center to new tenants, and secured a $1,700,000 line of credit for property upgrades, remodeling and re-leasing expenses. Annual principal and interest payments on this debt total $187,943. Approximately 80% of the property is currently leased. Additional expenditures for build-out and leasing commissions are anticipated as the remaining rentable space is leased. The lease-up of McHenry Plaza will increase the cash flow available for distribution by Monthly Income Fund I.




                                     44





     The partnership successfully completed the conversion of the apartment complex to condominiums. Condominium sales began during the first quarter of 1994. As of December 31, 1995, all of the 38 six-unit buildings at the property had been sold.

     The defaults by ALC and Alco, the expense of upgrades and build-out at the McHenry Plaza and lower than expected net rental income from the apartment complex have reduced cash available for distribution by Monthly Income Fund I. Under the terms of a guarantee agreement, IREIC has made supplementary capital contributions totaling $2,095,863 from the inception of the program through March 31, 1997 for the purpose of providing 8% annual cash distributions to investors. These supplementary capital contributions will begin to be repaid from cash flow in the future, but only if excess cash flow exists after payment of an 8% annual distribution to investors. The effect on investors is that cash flow distributions will not exceed 8% per annum for the foreseeable future. In addition, IREIC may be reimbursed for its supplementary capital contributions from the sale or financing of properties, but only after investors have received the return of their capital. The effect on investors is that profits from the sale of the properties will be reduced by the amounts contributed by IREIC under the 8% distribution guarantee agreement.

     INLAND MONTHLY INCOME FUND II, L.P. ("MONTHLY INCOME FUND II") -- The offering period for Monthly Income Fund II began August 4, 1988 and ended August 4, 1990. The objectives were to invest in improved residential, retail, industrial and other income-producing properties on an all-cash basis to provide monthly cash distributions of at least 8% per annum through the first five years of the partnership and to provide a hedge against inflation through capital appreciation.

     Monthly Income Fund II raised $25,323,569 from more than 2,100 investors and purchased five properties, a net-leased Wholesale Club retail property in Indiana, a net-leased health club in Ohio, a net-leased nursing center in Illinois, a net-leased retail store in Arizona and the Euro-Fresh Market Plaza (formerly Eagle Plaza), a neighborhood retail center in Illinois, for a total acquisition cost of $21,224,542. Through March 31, 1997, cash distributions have been maintained at or above an 8% level and on an accrual basis have totaled $391.58 per $500 unit or $18,390,582, including $13,995,017 from operations and an additional $4,395,565 which constitutes the net proceeds from the sale of the Wholesale Club.

     One of Monthly Income Fund II's properties, which represents 35.44% of its total assets, as measured by its original purchase price, is a nursing center which is 100% leased to Elite. Monthly Income Fund II's lease with Elite became effective in February 1991, following the termination of a lease with ALC, the tenant which was in place when Monthly Income Fund II purchased the property. After ALC began experiencing financial difficulties, IREIC sought out Elite as a replacement nursing home operator/tenant. The net effect to Monthly Income Fund II was an 8% decrease in the effective rent from the nursing center over the term of the lease, from $77,368 per month when ALC was the tenant to $71,895 from Elite. Under the terms of the lease agreement for the nursing center the partnership must approve any sublease transaction. The current operator of this facility has negotiated with a new operator to sublease the facility. IREIC has reviewed and approved the transaction with no significant changes to the terms of the lease.

     On January 8, 1991, Monthly Income Fund II sold its Wholesale Club property in Indiana for $4,400,000. Net sales proceeds of $4,395,565 were distributed to investors on February 1, 1991. The property was purchased by Monthly Income Fund II in December 1988 for $3,427,278, which included acquisition fees of $275,013 and acquisition costs of $9,265. The gain on sale for financial reporting purposes was $847,467, which is net of selling expenses and commissions.






                                     45


     On January 21, 1994, the anchor tenant at Eagle Plaza neighborhood retail center, Eagle Foods, closed its store. On February 4, 1994 and with the approval of IREIC, Eagle Foods assigned its lease to Certified Grocers Midwest, Inc. ("Certified") who vacated in August 1995. During May 1996, Euro-Fresh Market ("Euro-Fresh") began its occupancy if the anchor store and the shopping center has been renamed Euro-Fresh Market Plaza. Under the original lease, as well as the assignment of the lease, Eagle Foods has guaranteed payments until November 1998.

     In the opinion of IREIC, the partnership is meeting its investment objective to provide a minimum 8% cash distribution and has, through an early and profitable sale of the Wholesale Club, achieved capital appreciation on 16% of the partnership's investment in properties.

     INLAND REAL ESTATE GROWTH FUND, L.P. ("GROWTH FUND I") -- The offering period for Growth Fund I began December 9, 1985 and ended August 9, 1987. The objectives were to invest in multi-family residential properties on a moderately leveraged basis for capital appreciation through increases in property values, tax-sheltered quarterly cash distributions and the build-up of equity through reduction of mortgage indebtedness.

     Growth Fund I raised $9,465,000 from more than 700 investors and purchased four properties which included one multi-family residential property in Arizona and a partial interest in another multi-family residential property in Illinois. The other two properties were repurchased from Growth Fund I by IREIC. The terms of these repurchase transactions placed Growth Fund I in the same cash position it would have been in had the properties never been acquired. Growth Fund I sold the multi-family residential property located in Illinois as condominium units to individual purchasers for $6,685,950. Of the total net sales proceeds of $6,455,375, $1,650,000 was used to pay off the underlying debt on the property, $1,715,198 was distributed to limited partners during 1994, $1,832,785 was used to pay down the debt on the partnership's Arizona property and the remainder was used to fund condominium conversion costs. The property was purchased by Growth Fund I in December 1985 for $3,836,416, which included acquisition fees of $483,500. The gain on sale for financial reporting purposes was $2,236,220, which is net of selling expenses and commissions. Cash distributions to limited partners through March 31, 1997 totaled $529.22 per $1,000 unit or $4,711,954, including $1,476,241 from operations, $1,724,843 from the sale or refinancing of the partnership's properties, $943,224 from the repurchase of partnership properties by IREIC and $567,646 partial return of capital from partnership reserves. The monthly principal and interest payments on the Arizona property were reduced from $27,819 to $12,314 as a result of refinancing the Arizona property in March 1994 and the debt reduction described above.

     In IREIC's opinion, the Arizona real estate market has been improving over the last two years, and a sale of the Arizona property will be evaluated on an ongoing basis with the intent to profitably conclude the partnership. The decline in the Arizona market from 1989 through 1992 reduced net operating income from that property and, therefore, the quarterly cash distributions which might otherwise have been received by limited partners during that period. Similarly, the decline of the Arizona market has extended the holding period for that property. If and when the Arizona property can be sold at a profit, the annual rate of capital appreciation realized by investors will be less than if the Arizona market had not declined.

     As of January 1, 1997, the partnership has listed and is actively marketing Scottsdale Sierra Apartments for sale at an amount in excess of its carrying value and has suspended depreciation. As of the date of this report, the partnership has received and is currently negotiating an offer for the purchase of Scottsdale Sierra Apartments for an amount which exceeds the carrying value of the property.




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     INLAND REAL ESTATE GROWTH FUND II, L.P. ("GROWTH FUND II") -- The offering period for Growth Fund II began September 21, 1987 and ended September 21, 1989. The objectives were to invest in improved residential, retail, industrial and other income-producing properties on a moderately leveraged basis for capital appreciation through increases in property values, tax-sheltered quarterly cash distributions and the build-up of equity through reduction of mortgage indebtedness.

     Growth Fund II raised $4,038,250 from 336 investors and purchased two properties, a multi-family residential property in Illinois and a health club in Ohio. These properties were purchased for a total acquisition cost of $5,615,826. The health club is currently approximately 60% financed with 40% equity. Cash distributions to limited partners through March 31, 1997 totaled $1,146.04 per $1,000 unit or $4,551,628, including $894,857 from operations and $3,656,771 return of capital from the sale of the multi-family property in Illinois as 18 individual six-unit apartment buildings. All 18 of the six-unit buildings were sold to third-party buyers on an installment basis for $245,334 to $250,000 per building or a total of $4,261,895 (net of selling expenses). Growth Fund II's cost basis in the buildings was $4,112,195. The partnership extended financing to buyers to allow buyers to make monthly interest payments to Growth Fund II for a period of not more than seven to ten years, at which time the balance of the purchase price would be due. However, as of December 31, 1995, 13 of the installment sale loans had been prepaid in full and five had been substantially pre-paid (the partnership continues to be owed $80,000 on these loans, secured by second mortgages). In the opinion of IREIC, the sale of the multi-family property as individual six-unit apartment buildings has resulted in modest capital appreciation within a short holding period. IREIC is evaluating strategies to sell the partnership's remaining assets and bring the partnership to a profitable conclusion.

     INLAND LAND APPRECIATION FUND, L.P. ("LAND FUND I") -- The offering period for Land Fund I began October 12, 1988 and ended October 6, 1989. The objectives were to invest in pre-development land on an all-cash basis and realize appreciation of such land upon resale.

     Land Fund I raised $30,001,000 from 3,425 investors and purchased 25 land parcels, all in suburban counties surrounding Chicago, Illinois, for an aggregate purchase price of $25,187,069. As of March 31, 1997, Land Fund I has had multiple sales transactions involving all or portions of 13 parcels which generated $6,177,137 in net sales proceeds. Land Fund I's cost basis in the land parcels sold was $3,318,400 resulting in a gain, net of selling expenses and commissions, of $2,858,737 for financial reporting purposes. In the opinion of IREIC, the partnership is currently meeting its investment objectives and has, through completed sales transactions, realized significant capital appreciation on the assets sold. Cash distributions to limited partners through March 31, 1997 totaled $4,146,515, all from the sale of land parcels.

     INLAND LAND APPRECIATION FUND II, L.P. ("LAND FUND II") -- The offering period for Land Fund II began October 25, 1989 and ended October 24, 1991. The objectives were to invest in pre-development land on an all-cash basis and realize appreciation of such land upon resale.

     Land Fund II raised $50,476,170 from 5,055 investors and purchased 27 land parcels and two buildings, all in suburban counties surrounding Chicago, Illinois, for an aggregate purchase price of $41,314,301. As of March 31, 1997, Land Fund II has had multiple sales transactions involving all or portions of nine parcels which generated $10,883,302 in net sales proceeds. Land Fund II's cost basis in the land parcels sold was $6,760,384 resulting in a gain, net of selling expenses and commissions, of $4,122,918 for financial reporting purposes. In the opinion of IREIC, the partnership is currently meeting its investment objectives and has, through completed sales transactions, realized significant capital



                                     47



appreciation on the assets sold. Cash distributions to limited partners through March 31, 1997 totaled $2,837,059, including $2,116,059 from sales and $721,000 from operations.

     INLAND CAPITAL FUND, L.P. ("LAND FUND III") -- The offering period for Land Fund III began December 13, 1991 and ended August 23, 1993. The objectives were to invest in pre-development land on an all-cash basis and realize appreciation of such land upon resale.

     Land Fund III raised $32,399,282 from 2,683 investors and purchased 18 land parcels, one of which included a house and several outbuildings, for an aggregate purchase price of $25,945,989. Land Fund III has completed two sales transactions, involving the house and portions of two parcels which generated $646,334 in net sales proceeds. Land Fund III's cost basis in the land parcels sold was $417,551 resulting in a gain, net of selling expenses and commissions, of $228,783 for financial reporting purposes. In the opinion of IREIC, the partnership is currently meeting its investment objectives and has, through completed sales transactions, realized significant capital appreciation on the assets sold. Cash distributions to limited partners through March 31, 1997 totaled $646,629, all from the sale of land parcels.

PRIVATE PARTNERSHIPS

     Since inception, Affiliates of the Advisor have sponsored 514 private placement limited partnerships which have raised more than $524,201,000 from approximately 17,000 investors and invested in properties for an aggregate price of more than $1 billion in cash and notes. Of the 522 properties purchased, 93% have been in Illinois. Approximately 90% of the funds were invested in apartment buildings, 6% in shopping centers, 2% in office buildings and 2% in other properties. Including sales to Affiliates, 281 partnerships have sold their original property investments. Officers and employees of IREIC and its Affiliates invested more than $17,000,000 in these partnerships.

     From 1990 and through the end of the first quarter of 1997, investors in Inland's private partnerships have received total distributions in excess of $113,507,500, consisting of cash flow from partnership operations, sales and refinancing proceeds and cash received during the course of property exchanges. Following a proposal by Inland Real Estate Corporation, the former corporate general partner, investors in 301 private partnerships voted in 1990 to make IREIC the corporate general partner for those partnerships.

     Beginning in December 1993 and continuing into the first quarter of 1994, investors in 101 private limited partnerships for which IREIC is the general partner received letters from IREIC informing them of the possible opportunity to sell the 66 apartment properties owned by those partnerships to a to-be-formed REIT (the "Apartment REIT") in which Affiliates of IREIC would receive stock and cash and the limited partners would receive cash. In connection therewith, the underwriters for the Apartment REIT subsequently advised IREIC to sell to a third party its management and general partner's interests in those remaining limited partnerships not selling their apartment properties to the Apartment REIT (approximately 30% of the Inland-sponsored limited partnerships owning apartment buildings). The prospective third- party buyers of IREIC's interests in the remaining partnerships, however, would make no assurance to support those partnerships financially. As a result, in a letter from IREIC dated March 30, 1994, investors were informed of IREIC's decision not to go forward with the formation of the Apartment REIT. Following this decision, two investors filed a complaint on April 19, 1994 in the Circuit Court of Cook County, Chancery Division, purportedly on behalf of a class of other unnamed investors, alleging that IREIC had breached its fiduciary responsibility to those investors whose partnerships would have sold apartment properties to the Apartment REIT. The complaint sought an accounting of



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information regarding the Apartment REIT matter, an unspecified amount of damages and the removal of IREIC as general partner of the partnerships that would have participated in the sale of properties to the Apartment REIT. On August 1, 1994, Judge Thomas O'Brien granted IREIC's motion to dismiss, finding that plaintiffs lacked standing to bring this case individually. Plaintiffs were granted leave to file an amended complaint within 28 days. On August 29, 1994, six investors filed an amended complaint, purportedly on behalf of a class of other investors, and derivatively on behalf of six limited partnerships of which IREIC is the general partner. The derivative counts seek damages from IREIC for alleged breach of fiduciary duty and breach of contract, and assert a right to an accounting. IREIC filed a motion to dismiss in response to the amended complaint. The suit was dismissed on March 31, 1995 with prejudice, and the plaintiffs were given until May 1, 1996 to file an appeal. An appeal was filed on April 25, 1996 and the parties briefed the issue. Arguments were heard by the Appellate Court in February 1997, but a decision has not yet been reached by the court regarding this appeal.


PRIVATE PLACEMENT REAL ESTATE EQUITY PROGRAM

     WISCONSIN CAPITAL LAND FUND, L.P., an Illinois limited partnership, was formed in October 1992. The objectives were to invest in pre-development land in the Madison, Wisconsin area on an all-cash basis and realize appreciation of such land upon resale. The offering period for units in this privately offered partnership began October 1992 and ended June 14, 1993 with the maximum amount, $2,275,000, raised. Seven parcels of land in the Madison, Wisconsin, area were purchased with the proceeds of the offering. Limited partners will receive cash distributions as land parcels are sold.

PRIVATE PLACEMENT MORTGAGE AND NOTE PROGRAMS

     During 1992 and in 1993, IREIC or its Affiliates sponsored nine private placement securities offerings, including seven mortgage and note programs, which are described below.

     TRIPLE SECURITY FUND, L.P., an Illinois limited partnership, was formed in May 1992. The principal investment objectives of the partnership were to invest in participations in third-party mortgage loans owned by an Affiliate of IREIC and thereby return investors' capital within five years, and to provide a 10% annual return on invested capital during the life of the partnership. The return of capital and the 10% annual return were guaranteed by IREIC. The offering period for interests in this privately offered partnership began in May 1992 and ended in June 1992 with the maximum amount of $3,000,000 raised. All of the offering proceeds were used to invest in participations in 14 wraparound mortgage loans and first mortgage loans, secured by condominium, multi-family residential and commercial properties located in the Chicago metropolitan area. Limited partners received their first monthly cash distribution on July 17, 1992. Cash distributions to limited partners through September 30, 1996 totaled $4,294,216, including $1,226,419 from operations and subsidy income of $67,797 from IREIC, pursuant to the guarantee for that program. $3,000,000 was a return of capital resulting from a payoff by the Affiliate. This partnership was liquidated in 1996.

     10% INCOME FUND, L.P., an Illinois limited partnership offering investments in promissory notes, was formed in May 1992. The offering period for the purchase of notes began in May 1992 and ended June 1992 with the maximum amount of $2,000,000 raised. Notes with a term of five years and providing a 10% annual return for the first four years and 10.5% in the fifth year were issued by the partnership. The return of capital to noteholders and the specified annual returns are guaranteed by IREIC. 10% Income Fund, L.P. invested in loans made to an Affiliate of IREIC, which were secured by collateral assignments of third-party mortgage loans owned by the Affiliate. Noteholders received their



                                     49


first monthly interest distribution on July 17, 1992. Cash distributions to noteholders through November 30, 1996 totaled $2,878,335 of which $861,051 was interest earnings and $17,284 was from working capital reserves. $2,000,000 was a return of capital resulting from a payoff by the Affiliate. This partnership was liquidated in 1996.

     9% INCOME JUNIOR MORTGAGE FUND, L.P., an Illinois limited partnership, was formed in July 1992. The principal investment objectives of the partnership were to invest in third-party junior mortgage loans owned by an Affiliate of the Advisor and thereby return investors' capital within six years, and to provide a 9% annual return on invested capital during the life of the partnership. The return of capital and the 9% annual return were guaranteed by IREIC. The offering period for interests in this privately offered partnership began in July 1992 and ended September 1992 with the maximum amount of $1,000,000 raised. All of the offering proceeds were used to invest in third-party junior mortgage loans owned by the Affiliate, secured by condominium, multi-family residential and commercial properties located in the Chicago metropolitan area. Limited partners received their first monthly cash distribution on September 17, 1992. Cash distributions through March 31, 1997 totaled $489,764, of which $386,145 was interest earnings, $103,561 was a return of capital resulting from the amortization of mortgage loans and $9,893 was a loan from IREIC, pursuant to the distribution guarantee for that program.


     INLAND EMPLOYEE APPRECIATION FUND, L.P., an Illinois limited partnership offering investments in promissory notes, was formed in December 1992. The offering period for the purchase of Notes began in December 1992 and ended in February 1993 with the maximum amount of $400,000 raised. Notes were offered only to Illinois residents who are employees of IREIC and its Affiliates. Notes with a term of four years and providing 10% annual interest were issued by the partnership. The return of capital to noteholders and the specified annual return are guaranteed by IREIC. Inland Employee Appreciation Fund, L.P. invested in a loan made to an Affiliate of IREIC, which was secured by collateral assignments of third-party investor loans owned by the Affiliate. Noteholders received their first monthly interest distribution on March 17, 1993. Cash distributions through May 31, 1996 totaled $502,198, of which $99,769 was interest earnings and $2,429 was subsidy income from IREIC, pursuant to the guarantee for that program. The balance of $400,000 was a return of capital. This partnership was liquidated in 1996.

     In February 1993, IREIC sponsored 9% MONTHLY CASH FUND, L.P., an Illinois limited partnership offering investments in promissory notes to accredited investors. The offering period for this program began February 1, 1993 and ended on May 17, 1993 when the maximum amount of $4,000,000 raised. Notes maturing August 1, 1999 and providing a 9% annual return were issued by the partnership. 9% Monthly Cash Fund, L.P. invested in loans made to an Affiliate of IREIC secured by collateral assignments of third party mortgage loans owned by the Affiliate. The return of capital to noteholders and the 9% annual return are guaranteed by IREIC. Cash distributions through March 31, 1997 totaled $1,347,915, of which $1,343,605 was interest earnings and $4,310 was from working capital reserves.

     In April 1993, IREIC sponsored 9% MONTHLY CASH FUND II, L.P., an Illinois limited partnership offering investments in promissory notes to accredited investors, with investment objectives identical to those of 9% Monthly Cash Fund, L.P. The offering period for this program began April 5, 1993 and ended July 23, 1993, with the maximum amount of $4,000,000 raised. Notes maturing February 1, 2000 and providing a 9% annual return were issued by the partnership. 9% Monthly Cash Fund II, L.P. has invested in a loan made to an Affiliate of IREIC, secured by collateral assignments of third-party mortgage loans owned by the Affiliate. The return of capital to noteholders and the 9% annual return are guaranteed by IREIC. Cash distributions through March 31, 1997 totaled $1,286,137, of which $1,282,944 was interest earnings and $3,193 was from working capital reserves.



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     In July 1993, Inland Mortgage Corporation, an Illinois corporation and an Affiliate of IREIC ("IMC"), sponsored IMC NOTE ISSUE #2 1993, offering investments in promissory notes. The offering period for this program began August 25, 1993 and closed on June 13, 1994 after raising $6,800,000. Notes maturing December 31, 2003 with 8% per annum interest and 100% return of principal guaranteed by IREIC were issued by IMC. Proceeds of the offering have been used to invest in a mortgage loan secured by an apartment property in Manchester, New Hampshire, owned by an Affiliate of IREIC. Investors may also receive additional interest, dependent on the future sale of the property. An initial distribution to investors of escrow interest, totaling $13,685, was made November 17, 1993. Cash distributions through March 31, 1997 totaled $1,733,121, of which $1,713,665 was interest earnings and $19,456 was subsidy income from IREIC pursuant to the guarantee for that program.

     In December 1993, IREIC sponsored INLAND CONDOMINIUM FINANCING FUND, L.P., an Illinois limited partnership offering investment in promissory notes. The offering period for this program began December 15, 1993 and closed on June 30, 1994. This partnership offered notes in the principal amount of $1,031,000 maturing July 1, 2001 with 10% per annum interest and 100% return of principal guaranteed by IREIC. The proceeds of the offering have been used to make unsecured loans to limited partnerships which are Affiliates of IREIC, for the purposes of paying expenses relating to the conversion of apartment properties owned by those partnerships to condominiums, and conducting condominium unit sales and other partnership expenses. Cash distributions began on March 17, 1994. Distributions through March 31, 1997 totaled $306,539, all of which were interest earnings.

     An August 1988 private placement securities offering sponsored by an Affiliate of IREIC was INLAND JUNIOR MORTGAGE FUND, L.P., an Illinois limited partnership. The offering period for this program ended May 1989 with $410,000 raised. All of the proceeds available for investment were used to purchase 82 second mortgages owned by Inland Mortgage Investment Corporation ("IMIC"), secured predominantly by condominium units located in the Chicago metropolitan area. In February 1996, 20 limited partners exercised their put option and IMIC bought their interests. Cash distributions through January 28, 1997 have totaled $541,156, including $131,156 from interest earnings and $410,000 return of capital from loan repayments. All capital has been returned and the partnership will be liquidated in 1997.

LOAN MODIFICATIONS AND WORK-OUTS

     Between 1990 and December 31, 1996, 40 Inland-sponsored partnerships owning 27 properties ceased making debt service payments to unaffiliated lenders which held the underlying financing on the properties. These actions were taken with the objective of reducing or restructuring the debt to levels commensurate with the levels of performance of the operating properties. In the case of six of these partnerships, namely 14 W. Elm Limited Partnership, 1445 North State Parkway Limited Partnership, 5600 Sheridan Limited Partnership, 5630 Sheridan Limited Partnership, 6030 Sheridan Limited Partnership and Oak Brook Commons Limited Partnership, the original asset of each of these partnerships was transferred to a new partnership which was 100% owned by the old partnership. IREIC believed that the new partnerships were better positioned to accomplish a work-out with the lender. In connection with the transfers of three of these properties to the new partnerships discussed above, the lender holding the first mortgages on these properties filed a separate proceeding against the general partner and its Affiliates, claiming contractual interference and other allegations. This complaint was withdrawn as part of a final settlement reached with the lender in February 1993.

     Each of these new partnerships filed for financial reorganization in federal court. In addition, 1036 N. Dearborn Limited Partnership also filed for financial reorganization in federal court. All of these





                                     51


filings for reorganization were an extension of negotiations with the lenders, with the objective of reducing or restructuring the debt on the properties owned by the partnerships. In the case of the filing for reorganization by each of the new partnerships owned by 1445 North State Parkway Limited Partnership, 5600 Sheridan Limited Partnership and 5630 Sheridan Limited Partnership, the reorganization proceedings were dismissed after each lender approved a tax-deferred exchange transaction between the new partnership and an unaffiliated third party. The general partner of the 1036 North Dearborn Limited Partnership was able to purchase the debt encumbering that property at a discount from the lender and the filing for reorganization of that partnership was dismissed. The 1036 North Dearborn property was subsequently refinanced with a third-party lender and then sold to a third party. The new partnerships owned by the 14 W. Elm, 6030 Sheridan and Oak Brook Commons Limited Partnerships participated with the general partner and its affiliates and with 16 other affiliated limited partnerships, all of whose properties were subject to first-mortgage loans from the same third-party lender, in a settlement agreement with that lender. Under the terms of the settlement agreement, the 16 other affiliated limited partnerships- -none of which were in default on their mortgage loans--provided additional security to the lender with respect to each of their loans by transferring administration of property tax escrow accounts to the lender. The transfer of the escrow accounts had no financial impact on the 16 partnerships. Five of the 16 other partnerships also obtained favorable loan modifications from the lender. In the case of the new partnership owned by the 14 W. Elm Limited Partnership, the lender cooperated in a tax-deferred exchange of the partnership's real estate asset. The partnership assigned its interest in its property, subject to the existing indebtedness, to an unaffiliated third party in exchange for an assignment of the unaffiliated third party's interest in another property, subject to indebtedness in a principal amount similar to that on the 14 W. Elm property. This transaction was accomplished with the objective of avoiding the creation of any current income tax liability to the partnership or its limited partners. As a result of this tax-deferred exchange, the 14 W. Elm Limited Partnership owns a net-lease commercial property secured by a long- term lease with a creditworthy tenant. The debt service on the indebtedness used to acquire the exchange property is in the form of fully amortizing payments over the term of the store lease, with the net-lease payments received from the tenant equal to the required debt service payments. The possibility of cash flow distributions to the limited partners is, therefore, precluded. However, the expectation exists for equity accumulation through the amortization of the loan and, therefore, a distribution to the limited partners upon the disposition of the exchange property. IREIC believes that the limited partners of the 14 W. Elm Limited Partnership are in a better position to realize a return of their capital investment through the ultimate disposition of the exchange property. In the case of the new partnership owned by the Oak Brook Commons Limited Partnership, the lender acquired the property through foreclosure and the general partner has supplied the Oak Brook Commons Limited Partnership with a new property, an ownership interest in a retail store in Marshall, Minnesota, leased on a triple-net basis by Wal-Mart Stores, Inc. In the case of the new partnership owned by the 6030 Sheridan Limited Partnership, the lender agreed to permit a tax-deferred exchange of the partnership's property, similar to that completed by the 14 W. Elm Limited Partnership and subsequently the lender sold its mortgage to an unaffiliated party who then acquired the property. The new partnership acquired a replacement property similar to that acquired by the 14
W. Elm Limited Partnership, which property was then conveyed to the 6030 Sheridan Limited Partnership.

     Of the original partnerships discussed above, Mr. Daniel L. Goodwin, a Director of IREIC, served as individual general partner of all but the Oak Brook Commons Limited Partnership, in which Mr. G. Joseph Cosenza, a Director of IREIC and the Company, served as individual general partner. Prior to the filing for reorganization, and as part of the strategy thereof, Mr. Cosenza relinquished his position as individual general partner of the Oak Brook Commons Limited Partnership and Mr. Goodwin did the same for all except the 1036 N. Dearborn Limited Partnership, for which he continues to serve as individual



                                     52


general partner. These actions were taken upon the advice of counsel to reduce the chances of delay in the reorganization efforts. The corporate general partner of each partnership has elected to continue the business of each of the partnerships in which the individual general partner relinquished his position.

     Four of the 40 Inland-sponsored partnerships described in the first paragraph of this section owned four adjacent office buildings in Park Ridge, Illinois. These four operating partnerships were, in turn, owned by 21 other Inland-sponsored partnerships which had sold their original real estate assets and reinvested a portion of the proceeds from those sales in ownership units in the four operating partnerships. During 1991, the lenders which held the first mortgages encumbering the four office buildings acquired the deeds to the properties in lieu of foreclosure. The four operating partnerships were subsequently liquidated. The general partner of the 21 partnerships which had owned the four operating partnerships arranged for the transfer to each of the 21 partnerships of certain ownership interests in five net-lease commercial properties having long-term leases with creditworthy tenants. The debt service on the indebtedness used to acquire the commercial properties consists of principal and interest payments which fully amortize the indebtedness over the term of the store leases, with the net-lease payments received from the tenants equal to the required debt service payments. The possibility of cash flow distributions to the limited partners in the 21 partnerships is, therefore, precluded. However, the expectation exists for equity accumulation through the amortization of the loan and, therefore, a future distribution to the limited partners upon the disposition of the commercial properties. The 21 partnerships experienced minimal adverse tax consequences from the liquidation of the four operating partnerships and their receipt of the ownership interests in the commercial properties. IREIC believes that the limited partners of the 21 partnerships are now positioned to realize a return of their capital investment through the ultimate disposition of the commercial properties.

     In the case of the 900 DeWitt and the Hoffman Ridge Limited Partnerships, two of the 40 limited partnerships mentioned in the first paragraph of this section, tax-deferred exchanges of the partnerships' properties were accomplished, in the same manner as described above. The partnerships acquired net-lease commercial properties. Subsequent to the exchanges, the 900 DeWitt and Hoffman Ridge properties were acquired by the first-mortgage lenders whose loans were secured by those properties.

     In the case of the Park Colony Limited Partnership, one of the 40 limited partnerships mentioned in the first paragraph of this section, the partnership defaulted on a loan secured by a second mortgage against the Park Colony property. The lender which owned the second-mortgage loan purchased the position of the lender which had funded the first mortgage loan secured by the property. The lender then sold the debt, at a substantial discount, to an Affiliate of the general partner of Park Colony Limited Partnership, and all legal actions associated with the loan default were dismissed. The partnership then refinanced the debt at the lower principal amount, retiring the debt owned by the Affiliate. IREIC believes that this debt reduction is of significant benefit to the partnership, which is now better positioned to realize its investment objectives.

     In 1990, the New England Limited Partnership, acting as nominee for 14 Florida limited partnerships which own the Sunset Ridge Apartments in Manchester, New Hampshire, ceased making payments on the bond financing for that property, which bonds were issued by the New Hampshire Housing Finance Authority. In August 1993, an Affiliate of the general partner for those partnerships purchased the bonds and the interests of two savings and loan associations which had acted as bond credit-enhancers, at a substantial discount. The partnerships which own the property obtained refinancing funds to pay off the bonds and the amounts due to the Affiliate under the credit-enhancement instruments for approximately the discounted price paid by the Affiliate.





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     In April 1993, the West Haven Limited Partnership ceased making payments on the first mortgage loan for that partnership's property. The general partner attempted to negotiate with the lender to modify the terms of the loan to a level commensurate with the operating performance of the West Haven property, but no agreement was reached. A tax-deferred exchange was accomplished and the partnership acquired an interest in a net-lease commercial property. The West Haven property was subsequently acquired by the lender whose loan was secured by a first mortgage against the property.

     In the case of the other partnerships referred to in the first paragraph of this section, subsequent to the acquisition of net- leased commercial properties via tax-deferred exchanges, the Townsgate, Riverdale, Northwoods and Bridgeview properties were acquired by the first-mortgage lenders whose loans were secured by the properties. The Covington Associates and Westbrooke Limited Partnerships' tax-deferred exchange property, Townsgate II, was acquired by the first mortgage lender and the two partnerships acquired net-lease commercial properties via second tax-deferred exchanges. In the case of the Bensenville Industrial Limited Partnership, subsequent to the acquisition of a replacement net- lease commercial property, the Bensenville property was acquired by the first-mortgage lender whose loan was secured by the property.

     In addition to the above-described developments, the corporate general partner of the Walton Place Limited Partnership and the Barrington Lakes Limited Partnership settled litigation with the lenders for the properties which resulted in the transfer of the properties and an agreement to make cash settlements by the partnerships to the lenders. In each case, the litigation resulted after the partnership ceased making debt service payments in an effort to bring about a renegotiation of the terms of the financing. The lenders agreed to permit a tax-deferred exchange of the partnerships' respective properties.

     In January 1995, the Timberlake Limited Partnership ceased making payments on the first mortgage loan for that partnership's property. IREIC attempted to negotiate with the lender to modify the terms of the loan to a level commensurate with the operating performance of the Timberlake property, but no agreement was reached. During August 1996, IREIC initiated a tax-deferred exchange whereby the partnership acquired an interest in a net-lease commercial property prior to the Timberlake property being acquired by the lender whose loan is secured by a first mortgage against the property.

     In October 1996, two limited partnerships owning contiguous apartment buildings in south suburban Chicago ceased making payments on their respective HUD-insured first mortgage loans. The Chateaux Versailles and Marsailles Limited Partnerships, through their General Partner, are attempting to negotiate with the lenders to modify the terms of the loans to levels commensurate with the operating performance of the properties. To date, no agreement has been reached.

EFFECTS OF PROPERTY EXCHANGES ON INVESTORS

     The Inland organization has used a strategy of tax-deferred property exchanges to mitigate the adverse effects of 1986 tax law changes and the weakening of apartment markets in the late 1980s on Inland's tax-shelter private partnerships and investors in those partnerships. The loss of deficit-producing properties to foreclosure would otherwise have resulted in the loss of investors' capital, as well as substantial income tax liability for those investors. Through the exchange program, deficit-producing apartment properties have been disposed of, net-leased retail properties have been acquired, and most tax liability continues to be deferred. Gradually, through the amortization of debt secured by the new, net-leased properties owned by these partnerships, the partnerships and their investors are rebuilding equity which may be realized upon the future sale or refinancing of these properties. One of the primary



                                     54

investment objectives of these tax-shelter partnerships--the deferral of tax liability, continues to be met to a significant degree. However, no cash flow is being received by the investors in these partnerships. In addition, the tax-deferred exchanges have extended the expected term of these tax-shelter partnerships. If and when the net-leased properties are sold or refinanced, there is no assurance that investors will realize any profit or a complete return of capital. Because the duration of these partnerships has been extended, when the net-leased properties are sold or refinanced, the annual rate of appreciation realized by investors, if any, will be less than if the tax law had not been changed and apartment markets had not declined in the late 1980s.

ADDITIONAL INFORMATION

     Through March 31, 1997, eighteen private partnerships sponsored by Affiliates of the Advisor which sold properties on an installment basis re-acquired their properties as a result of defaults by the purchasers. Thirteen of the properties that were re-acquired were subsequently sold. One property was returned to the lender and the remaining properties are being operated by the partnerships.

     Through March 31, 1997, seven private partnerships sponsored by Affiliates of the Advisor have agreed to modifications of the original terms of the installment receivables. The impact of these modifications on the installment receivables includes reductions in net interest income during the first year or two following a modification (and corresponding decreases in distributions to limited partners during that period) and increases in interest income thereafter (and corresponding increases in distributions), as well as the deferral of some interest until maturity and, in the case of two partnerships, the extension of a maturity date. The decreases in distributions to limited partners range from 25% to 50% of the originally scheduled distributions for the initial one- or two-year period of the modifications followed by similar increases over the originally scheduled distributions for the year or two following the modifications. Any interest deferred until maturity would result in a lower-than-originally-scheduled distribution until the maturity date, when such deferred amounts would be received from the borrowers. The distribution to investors of the principal proceeds due upon maturity would also be received at a later date, i.e., one to two years later, due to a negotiated extension of the original maturity date.

     During 1988, one private partnership sponsored by an Affiliate of IREIC transferred its property to the municipality in which it was located pursuant to an involuntary conversion proceeding. On March 1, 1989, the proceeds of the conversion were reinvested in a new property, a transaction intended to qualify as tax-deferred under the Code.

     Except for re-acquisitions of previously owned properties upon default by the purchaser, the transfer of a defaulted loan, the tax-deferred property exchanges and the disputes with lenders described herein, there have been no further major adverse business developments or conditions experienced by these prior partnerships which would be material to investors in the Company.

     Upon written request to the Company, any potential investor may obtain, without charge, the most recent Annual Report on Form 10-K filed with the Commission by any public program sponsored by Affiliates which has reported to the Commission within the last 24 months. Copies of any exhibits to such Annual Reports shall be provided, upon request, for a reasonable fee.



                                     55

                                  MANAGEMENT

GENERAL


     The Company operates under the direction of the Board of Directors that is responsible for the overall management and control of the Company's affairs. However, the Board of Directors has retained the Advisor to manage the Company's day-to-day affairs, subject to the Board's supervision.

     Investment policies of the Company, as well as fees and expenses of the Company, have been established by the Directors and are reviewed and approved by the Directors (including a majority of the Independent Directors) with sufficient frequency (but not less than annually) to ensure that the policies being followed are in the best interest of the Stockholders. All Directors are responsible, as a result of their fiduciary duties, for determining the reasonableness of the Company's total fees and expenses in light of the Company's investment experience and the fees and expenses of companies performing comparable services. Each determination, along with the supporting rationale, is set forth in the minutes of the meetings of the Board.

     The Independent Directors are required to determine, from time to time, but not less than annually, that the compensation paid by the Company to the Advisor is reasonable in relation to the nature and quality of the services performed and within the limits prescribed by applicable state regulatory authorities. The Independent Directors are also required to supervise the Advisor's performance and the compensation paid to it by the Company to determine that the provisions of the Advisory Agreement are being carried out. Each such determination must be based on at least the factors set forth below and other factors that the Independent Directors may deem relevant. The findings of the Independent Directors on each such factor must be recorded in the minutes of the Board. These factors include: (i) the size of the Advisory Fee in relation to the size, composition and profitability of the portfolio of the Company; (ii) the success of the Advisor in generating opportunities that meet the investment objectives of the Company; (iii) the rates charged to other REITs and to investors other than REITs by advisors performing similar services; (iv) additional revenues realized by the Advisor and any Affiliate through their relationship with the Company, including loan administration, underwriting or brokerage commissions, servicing, engineering, inspection and other fees, whether paid by the Company or by others with whom the Company does business; (v) the quality and extent of service and advice furnished by the Advisor; (vi) the performance of the investment portfolio of the Company, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and (vii) the quality of the portfolio of the Company in relationship to the investments generated by the Advisor for its own account. See "Fiduciary Responsibility of Directors and the Advisors; Indemnification" and "--The Advisory Agreement" in this Section.

     The Board is comprised of five individuals, a majority of whom are independent (the "Independent Directors"). Election of Board members is conducted on an annual basis. Each individual elected to the Board serves a one-year term or until his or her successor is elected. See "Summary of Organizational Documents."




                                     56


DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the Company's Directors and executive officers:

Name                    Age  Position and Office with the Company
----------------------  ---  ---------------------------------------------------

Robert D. Parks         53   President, Chief Executive Officer, Chief
                             Operating Officer and Affiliated Director
G. Joseph Cosenza       53   Affiliated Director
Roland W. Burris        59   Independent Director
Joel G. Herter          59   Independent Director
Heidi N. Lawton         35   Independent Director
Roberta S. Matlin       52   Vice President -- Administration
Kelly Tucek             34   Secretary, Treasurer and Chief Financial  Officer
Patricia A. Challenger  44   Assistant Secretary


     ROBERT D. PARKS. President, Chief Executive Officer, Chief Operating Officer and Affiliated Director of the Company since its formation in 1994.
Mr. Parks joined The Inland Group, Inc. and its Affiliates ("TIGI") in 1968.
He is Director of TIGI and is President, Chairman and Chief Executive Officer of Inland Real Estate Investment Corporation ("IREIC") and is a Director of Inland Securities Corporation. Mr. Parks is responsible for the ongoing administration of existing partnerships, corporate budgeting and administration for IREIC. He oversees and coordinates the marketing of all limited partnership interests nationwide and has overall responsibility for the portfolio management of all partnership investments and investor relations.
Mr. Parks received his B.A. Degree from Northeastern Illinois University and M.A. from the University of Chicago. He is a registered Direct Participation Program Principal with the National Association of Securities Dealers, Inc. and a licensed real estate broker. He is a member of the Real Estate Investment Association and the National Association of Real Estate Investment Trusts.

     G. JOSEPH COSENZA. Affiliated Director of the Company since its formation in 1994. Mr. Cosenza joined TIGI in 1968 and is a Director and Vice Chairman of TIGI. Mr. Cosenza oversees, coordinates and directs Inland's many enterprises and, in addition, immediately supervises a staff of eight persons who engage in property acquisition. Mr. Cosenza has been a consultant to other real estate entities and lending institutions on property appraisal methods. Mr. Cosenza received his B.A. Degree from Northeastern Illinois University and his M.S. Degree from Northern Illinois University. From 1967 to 1968, he taught at the LaGrange School District in Hodgkins, Illinois, and from 1968 to 1972, he served as Assistant Principal and taught in the Wheeling, Illinois School District. Mr. Cosenza has been a licensed real estate broker since 1968 and an active member of various national and local real estate associations, including the National Association of Realtors and the Urban Land Institute. Mr. Cosenza has also been Chairman of the Board of the American National Bank of DuPage and has served on the Board of Directors of Continental Bank of Oakbrook Terrace. He is presently Chairman of the Board of Westbank in Westchester, Illinois.

     ROLAND W. BURRIS. Independent Director since January 1996. Mr. Burris has been the Managing Partner of Jones, Ware & Grenard, a Chicago law firm since June 1995, where he practices primarily in the areas of environmental, banking and consumer protection. After obtaining his law degree from Howard University Law School in 1963, Mr. Burris began a career in the banking industry initially as a federal bank examiner and then at Continental Illinois National Bank where he rose to the position of vice president. From 1973 to 1995, Mr. Burris was involved in State of Illinois government including holding the positions of State



                                     57


Comptroller and Attorney General of the State of Illinois. Mr. Burris completed his undergraduate studies at Southern Illinois University and studied international law as an exchange student at the University of Hamburg in Germany. Mr. Burris serves on many boards, including the Illinois Criminal Justice Authority, the Financial Accounting Foundation, the Law Enforcement Foundation of Illinois, the African American Citizens Coalition on Regional Development and the Boy Scouts of America. He currently serves as chair of the Illinois State Justice Commission. He is also serving as an adjunct professor in the Master of Public Administration Program at Southern Illinois University.

     JOEL G. HERTER. Independent Director since May 1997. Joel G. Herter is senior partner of Wolf & Company LLP ("Wolf"). A business graduate of Elmhurst College, Mr. Herter's experience includes accounting and auditing, tax and general business services including venture and conventional financing, forecasts and projections and strategic planning for a variety of industries. From 1978 to 1991, Mr. Herter served as managing partner for Wolf. In 1992, Mr. Herter became senior partner to focus on managing the development and growth of the firm's consulting practice. Mr. Herter has long been involved in professional and community service activities. He is a member of the American Institute of Certified Public Accountants and the Illinois CPA Society. He is past president and director of the Elmhurst Chamber of Commerce and was appointed by Governor Thompson to serve on the 1992 World's Fair Authority.
Mr. Herter currently serves as chairman of the Board of Trustees, Elmhurst Memorial Hospital; director of Suburban Bank and Trust Company; Chairman Elect of the Board of Trustees, Elmhurst College; chairman of the DuPage Water Commission; treasurer to the House Republican Campaign Committee and Friends of Lee Daniels Committee; treasurer for Attorney General, Jim Ryan; and has been appointed by Governor Edgar to the Illinois Sports Facilities Authority.

     HEIDI N. LAWTON. Independent Director of the Company since October 1994. Ms. Lawton is managing broker, owner and president of Lawton Realty Group, an Oak Brook, Illinois real estate brokerage firm which she founded in 1989. Lawton Realty Group employs four full-time associates and generates sales volume of approximately $20,000,000 annually. The firm specializes in commercial, industrial and investment real estate brokerage. Ms. Lawton is responsible for all aspects of the operations of the company. She also structures real estate investments for clients -- procuring partner/investors, acquiring land and properties and obtaining financing for development and/or acquisition. Prior to founding Lawton Realty Group and while she was earning her B.S. Degree in business management from the National College of Education, she was managing broker for VCR Realty in Addison, Illinois. While there, she was engaged primarily in brokerage of industrial and commercial property. She also provided property management services, including leasing, for a portfolio of more than 100 properties, including condominium complexes, industrial, apartment and small retail shopping centers. At the beginning of her career in real estate, she acted as a general contractor building and selling single-family homes as well as a retail center in Lombard, Illinois. As a licensed real estate professional since 1982, she has served as a member of the Certified Commercial Investment Members, secretary of the Northern Illinois Association of Commercial Realtors, and is a past board member and commercial director of the DuPage Association of Realtors.

     ROBERTA S. MATLIN. Vice President - Administration of the Company since March 1995. Ms. Matlin joined Inland in 1984 as Director of Investor Administration and currently serves as Senior Vice President - Investments of IREIC directing the day-to-day internal operations. She is also Vice-President and a Director of Inland Securities Corporation. Prior to joining Inland, Ms. Matlin spent 11 years with the Chicago Region of the Social Security Administration of the United States Department of Health and Human Services.



                                     58


Ms. Matlin received her B.A. Degree from the University of Illinois. She is registered with the NASD as a general securities principal.

     KELLY TUCEK. Secretary, Treasurer and Chief Financial Officer of the Company since August 1996. Ms. Tucek joined Inland in 1989 and is an Assistant Vice President of IREIC. Ms. Tucek is responsible for the Investment Accounting Department which includes the accounting for the Company and all public limited partnership accounting functions along with quarterly and annual SEC filings. Prior to joining Inland, Ms. Tucek was on the audit staff of Coopers and Lybrand since 1984. She received her B.A. Degree in Accounting and Computer Science from North Central College.

     PATRICIA A. CHALLENGER. Assistant Secretary of the Company since March 1995. Ms. Challenger joined Inland in 1985. She is currently a Senior Vice President of IREIC in the area of asset management. As head of the Asset Management Department, she develops operating and disposition strategies for all investment-owned properties. Ms. Challenger received her B.S. Degree from George Washington University and her Master's Degree from Virginia Tech University. Ms. Challenger was selected and served from 1980 to 1984 as Presidential Management Intern, where she was part of a special government-wide task force to eliminate waste, fraud and abuse in government contracting and also served as Senior Contract Specialist responsible for capital improvements in 109 government properties. Ms. Challenger is a licensed real estate broker, NASD registered securities sales representative and is a member of the Urban Land Institute.

COMMITTEES OF THE BOARD OF DIRECTORS

     Audit Committee. The Board has established an Audit Committee consisting of two Independent Directors, Ms. Lawton and Mr. Burris. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews the plans and results of the audit engagement with the independent public accountants, approves professional services provided by, and the independence of, the independent public accountants, considers the range of audit and non-audit fees and consults with the independent public accountants regarding the adequacy of the Company's internal accounting controls.

     Executive Committee. The Board may establish an Executive Committee consisting of three Directors, including two Independent Directors. The Executive Committee would likely exercise all powers of the Directors except for those which require actions by all of the Directors or the Independent Directors under the Articles or Bylaws or under applicable law.

     Executive Compensation Committee. The Board may establish an Executive Compensation Committee consisting of three Directors, including two Independent Directors, to establish compensation policies and programs for the Company's executive officers. The Executive Compensation Committee will exercise all powers of the Board in connection with establishing and implementing compensation matters, including incentive compensation and benefit plans.

COMPENSATION OF DIRECTORS

     The Company pays its Independent Directors an annual fee of $1,000. In addition, Independent Directors receive $250 for attending (in person or by telephone) at each meeting of the Board or committee thereof. The Directors who are affiliated with the Advisor or its affiliates (Messrs. Parks and Cosenza) do not receive director fees. Each Independent Director has also been granted options to purchase 3,000 Shares at a price of $9.05 per Share under the Company's Independent Director Stock Option Plan. In addition, each year on the date of the annual meeting of the Company's Stockholders, each Independent Director then in




                                     59

office receives an additional grant of options to purchase 500 Shares at an exercise price of $9.05 per Share. See "--Independent Director Stock Option Plan" in this Section.

THE ADVISOR
     The Advisor, an Illinois corporation, is a wholly owned subsidiary of IREIC. The following table sets forth information regarding the executive officers and directors of the Advisor. The biographies of Robert D. Parks, G. Joseph Cosenza, Roberta S. Matlin and Patricia A. Challenger are set forth above.


                Name                 Position and Office with the Advisor
             ---------------         ------------------------------------

             Robert D. Parks         Chairman of the Board and President
             G. Joseph Cosenza       Director
             Norbert J. Treonis      Director
             Roberta S. Matlin       Director
             Patricia A. Challenger  Vice President -- Asset Management
             Catherine L. Lynch      Treasurer and Secretary



     NORBERT J. TREONIS (age 46) has been a director of the Advisor since its formation in 1994. Mr. Treonis joined TIGI and its Affiliates in 1975 and he is currently Chairman and Chief Executive Officer of Inland Property Management Group, Inc., Chairman of the Board of Directors of Inland Commercial Property Management, Inc. and a Director of TIGI. He serves on the Board of Directors of all Inland subsidiaries involved in the property management, acquisitions and maintenance of real estate, including Mid-America Management Corp. and American Building Services, Inc. Mr. Treonis is charged with the responsibility of the overall management and leasing of all apartment units, retail, industrial and commercial properties nationwide. Mr. Treonis is a licensed real estate broker. He is a past member of the Board of Directors of American National Bank of DuPage, the Apartment Builders and Managers Association of Illinois, the National Apartment Association and the Chicago Apartment Association.

     CATHERINE L. LYNCH (age 38) joined Inland in 1989 and is the Treasurer of Inland Real Estate Investment Corporation. Ms. Lynch is responsible for managing the Corporate Accounting Department. Prior to joining Inland, Ms. Lynch worked in the field of public accounting for KPMG Peat Marwick LLP since 1980. She received her B.S. Degree in Accounting from Illinois State University. Ms. Lynch is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and the Illinois CPA Society. She is registered with the National Association of Securities Dealers as a Financial Operations Principal.

     The Advisor is a member of a group of affiliated corporations, The Inland Group, Inc. ("TIGI"), which is engaged in businesses related to many aspects of real estate and mortgage financing. The relevant skills and experience of each of these companies, developed over the course of 30 years in business, primarily in the Chicago metropolitan area, is available to the Company in the conduct of its business.

     The first of the TIGI-affiliated businesses was started by a group of Chicago school teachers in 1967, and incorporated the following year. The founders of TIGI all remain actively involved in overseeing these companies. The businesses of these TIGI-affiliated companies are still centered in the Chicago metropolitan area, since the founders of TIGI believe that sound real estate operations require detailed knowledge of local conditions. Over the past 30 years, TIGI-affiliated companies have experienced significant growth. TIGI-



                                     60


affiliated companies, in the aggregate, in April 1996 were ranked by Crain's Chicago Business as the 32nd largest privately held business group headquartered in the Chicago area. Limited partnerships for which IREIC is the general partner own in excess of 9,800 acres of pre-development land in the Chicago area, as well as 10,500,000 square feet of commercial property in Chicago and nationwide.

     As TIGI-affiliated companies bought and sold properties over the years, necessary expertise in real estate financing was developed. This function was formally recognized in 1977, with the incorporation of IMC. IMC, during its history, has originated more than $1 billion in financing, including loans to third parties and affiliated entities.

     Further delineation of functions and duties associated with financing occurred in 1990, with the separate incorporation of Inland Mortgage Investment Corporation ("IMIC") and Inland Mortgage Servicing Corporation ("IMSC"). IMIC, as of March 31, 1997, owned a $56,878,995 loan portfolio, and IMSC serviced a loan portfolio of 398 loans exceeding approximately $440,000,000.


THE ADVISORY AGREEMENT

     Under the terms of the Advisory Agreement, the Advisor generally has responsibility for the day-to-day operations of the Company, administers the Company's bookkeeping and accounting functions, serves as the Company's consultant in connection with policy decisions to be made by the Directors, manages or causes to be managed the Company's properties and renders other services as the Directors deem appropriate. The Advisor is subject to the supervision of the Directors and has only such functions as are delegated to it.

     The Advisor bears the expenses incurred by it in connection with performing its duties under the Advisory Agreement, including employment expenses of its personnel, certain travel and other expenses of the directors, officers and employees of the Advisor, rent, telephone, and equipment expenses to the extent such expenses relate to the office maintained by both the Company and the Advisor and miscellaneous administrative expenses incurred in supervising, monitoring and inspecting real property or other investments of the Company or relating to its performance under the Advisory Agreement. The Advisor receives reimbursement for certain expenses it incurs. The Company bears its own expenses for functions not required to be performed by the Advisor under the Advisory Agreement, which generally include capital raising and financing activities, corporate governance matters and other activities not directly related to the Company's properties.

     The Advisory Agreement, which was entered into by the Company, with the unanimous approval of the Directors, including the Independent Directors, is renewable for successive one-year terms upon the mutual consent of the parties. The agreement may be terminated by either party, or by mutual consent of the parties or by a majority of the Independent Directors of the Company or the Advisor, as the case may be, upon 60 days' written notice without cause or penalty. If the Advisory Agreement is terminated, the Advisor is required to cooperate with the Company and to take all reasonable steps requested by the Board to assist it in making an orderly transition of the advisory function.

     For any year in which the Company qualifies as a REIT, the Advisor must reimburse the Company: (i) to the extent that the Advisor Asset Management Fee plus Other Operating Expenses paid during the previous calendar year exceed 2% of the Company's Average Invested Assets for that calendar year; or (ii) 25% of the Company's Net Income for that calendar year.




                                     61



     The Advisory Agreement grants the Company the first opportunity to buy any Neighborhood Retail Centers placed under contract by the Advisor or its Affiliates provided the Company is able to close the purchase within 60 days. The Advisory Agreement also provides the Company with the first opportunity to purchase any single-user retail property net leased by a creditworthy tenant located anywhere in the United States which is placed under contract or about to be placed under contract by the Advisor or its Affiliates, provided that:
(i) the Company has funds available to make the purchase; (ii) the Board votes to make the purchase within five days of being offered such property by the Advisor; and (iii) the property meets the Company's acquisition criteria; provided that if more than one real estate investment program sponsored by the Advisor or its Affiliates has funds available to make the purchase, such property will first be offered to the program which has had funds available for the longest period of time.

     If the Advisor or its Affiliates perform services that are outside of the scope of the Advisory Agreement, the Company will compensate the Advisor or the Affiliate at such rates and in such amounts as agreed by the Advisor and the Independent Directors. The Directors (including a majority of its Independent Directors) have approved the payment to the Advisor of an Acquisition Expense reimbursement equal to approximately 0.5% of Gross Offering Proceeds to cover costs incurred in the Advisor's site selection and acquisition activities (including travel and related items) on behalf of the Company. See "Compensation Table."

     Many REITs which are listed on national stock exchange or included for quotation on a national market system are considered "self-administered," since the employees of the REIT perform all significant management functions. In contrast, REITs that are not self-administered, like the Company, typically engage a third-party, such as an advisor, to perform management functions on its behalf. Accordingly, should the Company apply to have the Shares listed for trading on a national stock exchange or included for quotation on a national market system, it may be in the Company's best interest to become self-administered. In this event, if the Independent Directors determine that the Company should become self-administered, the Advisory Agreement permits the Advisor to merge into the Company on terms and conditions agreed to by the Company and the Advisor. In the event the Advisor is merged into the Company, certain key employees of the Advisor would become employees of the Company.

     If the Advisory Agreement is terminated because the Shares are listed for trading on a national stock exchange or market system, the Advisor will no longer be paid any fees. The Advisor and the Management Agent may be merged into the Company at the time of listing and may receive Shares in the Company in an amount which would be determined at that time, based upon the value of all fees forgone or waived by the Advisor and the Management Agent through the merger. In the event the Advisory Agreement is terminated for any reason other than the merger of the Advisor into the Company, all obligations of the Advisor and its Affiliates to offer properties to the Company for purchase will also terminate.

     The Company has agreed to indemnify the Advisor and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to the Advisor with respect to acts or omissions of the Advisor, provided that: (i) the Advisor determined, in good faith, that the course of conduct which caused a loss or liability was in the best interest of the Company; (ii) the Advisor was acting on behalf of or performing services for the Company; (iii) such liability or loss was not the result of misconduct on the part of the Advisor; and (iv) such indemnification or agreement to hold harmless is recoverable only out of the Company's net assets and not from the assets of the Stockholders.




                                     62



THE MANAGEMENT AGENT

     Inland Commercial Property Management, Inc. ("ICPM" or the "Management Agent"), an Affiliate of the Advisor, provides property management services to the Company. ICPM is an Illinois corporation and is a wholly-owned subsidiary of Mid-America Management Corp. ("Mid-America"), which manages approximately 14,600 multi-family units, including approximately 13,600 units in the Chicago metropolitan area which Mid-America believes is more than any other firm in that market. ICPM was incorporated in 1994 to segregate responsibility for Mid-America's growing management portfolio of commercial properties. In August 1988, Mid-America and its Affiliates owned or managed 1.3 million square feet of retail property. This figure had grown to 5.8 million square feet by August 1991 and to 11.8 million square feet in May 1997.

     ICPM is responsible for collecting, leasing and maintaining the commercial properties which it manages. A substantial portion of the portfolio, approximately 7.6 million square feet, consists of properties triple-net leased to creditworthy tenants, which means the tenant operates and maintains the property and pays rent which is net of property taxes, insurance and operating expenses.

     The following table sets forth information with respect to the executive officers and directors of ICPM. The biography of Mr. Norbert J. Treonis is set forth above.


             Name             Age  Position and Office with ICPM
          ------------------  ---  ----------------------------------
          Norbert J. Treonis  46   Chairman of the Board of Directors
          Robert H. Baum      53   Director
          Daniel L. Goodwin   53   Director
          D. Scott Carr       31   President
          Kristi Wells        31   Vice President
          Robert M. Barg      43   Secretary/Treasurer


     ROBERT H. BAUM has been with TIGI and its affiliates since 1968 and is one of the four original principals. Mr. Baum is a Vice Chairman and Executive Vice President-General Counsel of TIGI. In his capacity as General Counsel, Mr. Baum is responsible for supervising the legal activities of TIGI and its affiliates, including supervising the Inland Law Department and serving as liaison with outside counsel. Mr. Baum has served as a member of the North American Securities Administrators Association Real Estate Advisory Committee and as a member of the Securities Advisory Committee to the Secretary of State of Illinois. He is a member of the American Corporation Counsel Association and has also been a guest lecturer for the Illinois State Bar Association. Mr. Baum has been admitted to practice before the Supreme Court of the United States, as well as the bars of several federal courts of appeals and federal district courts and the State of Illinois. Mr. Baum has served as a director of American National Bank of DuPage. Currently, he serves as a director of Westbank and is a member of the Governing Council of Wellness House, a charitable organization that provides emotional support for cancer patients and their families.

     DANIEL L. GOODWIN is Chairman of the Board of Directors of TIGI, a billion dollar real estate and financial organization located in Oak Brook, Illinois. Among Inland's subsidiaries is the largest property management firm in Illinois and one of the largest commercial real estate and mortgage banking firms in the Midwest.

     Mr. Goodwin has served as Director of the Avenue Bank of Oak Park and as a Director of the Continental Bank of Oakbrook Terrace. He was Chairman of the Bank Holding Company of American National Bank of DuPage. Currently, he is the Chairman of the Board of Inland Mortgage Investment Corporation.



                                     63


                                    HOUSING

     Mr. Goodwin has been in the housing industry for more than 28 years and has demonstrated a lifelong interest in housing-related issues. He is a licensed real estate broker and a member of the National Association of Realtors. He has developed thousands of housing units in the Midwest, New England, Florida and the Southwest. He is also the author of a nationally recognized real estate reference book for managing residential properties.

     Mr. Goodwin has served on the Board of the Illinois State Affordable Housing Trust Fund for the past six years. He is an advisor for the Office of Housing Coordination Services of the State of Illinois and a member of the Seniors Housing Committee of the National Multi-Housing Council. Recently, Governor Edgar appointed him Chairman of the Housing Production Committee for the Illinois State Affordable Housing Conference. He also served as a member of the Cook County Commissioner's Economic Housing Development Committee , and he was the Chairman of the DuPage County Affordable Housing Task Force. The 1992 Catholic Charities Award was presented to Mr. Goodwin for his work in addressing affordable housing heeds. The City of Hope designated him as the Man of the Year for the Illinois construction industry. In 1989, the Chicago Metropolitan Coalition on Aging presented Goodwin with an award in recognition of his efforts in making housing more affordable to Chicago's Senior Citizens. On May 4, 1995, PADS, Inc. (Public Action to Deliver Shelter) presented Mr. Goodwin with an award, recognizing The Inland Group as the leading corporate provider of transitional housing for the homeless people of DuPage County. Mr. Goodwin also serves as Chairman of New Directions Housing Corporation, a leading provider of affordable housing in northern Illinois.

                                   EDUCATION

     Mr. Goodwin is a product of Chicago-area schools and obtained his Bachelor's and Masters's Degrees from Illinois Universities. Following graduation, he taught for five years in the Chicago Public Schools. His commitment to education has continued through his work with the Better Boys Foundation's Pilot Elementary School in Chicago and the development of the Inland Vocational Training Center for the Handicapped located at Little City in Palatine, Illinois. He personally established an endowment which funds a perpetual scholarship program for inner-city disadvantaged youth. In 1990, he received the Northeastern Illinois University President's Meritorious Service Award. Mr. Goodwin holds a Master's Degree in Education from Northern Illinois University, and in 1986, he was awarded an Honorary Doctorate from Northeastern Illinois University College of Education. More than 12 years ago, under Mr. Goodwin's direction, Inland instituted a program to educate disabled students about the workplace. Most of those original students are still employed at Inland today, and Inland continues as one of the largest employers of the disabled in DuPage County. Mr. Goodwin has served as a member of the Board of Governors of Illinois State Colleges and Universities, and he is currently a trustee of Benedictine University. He was elected Chairman of the Northeastern Illinois University Board of Trustees in January 1996.


                               ACKNOWLEDGMENTS

     Mr. Goodwin served as a member of Governor Jim Edgar's Transition Team. In 1988, he received the Outstanding Business Leader Award from the Oak Brook Jaycees and has been the General Chairman of the National Football League Players Association Mackey Awards for the benefit of inner-city youth. He served as the recent Chairman of the Speakers Club of the Illinois House of Representatives. In March 1994, he won the Excellence in Business Award for the DuPage Area Association of Business and Industry.



                                     64


Additionally, he was honored by Little Friends on May 17, 1995 for rescuing their Parent-Handicapped Infant Program when they lost their lease. He was the recipient of the 1995 March of Dimes Life Achievement Award and was recently recognized as the 1997 Corporate Leader of the Year by the Oak Brook Area Association of Commerce and Industry.

     D. SCOTT CARR has been an officer of ICPM since its formation. Mr. Carr was appointed Vice President and Secretary of ICPM in July 1994 and was appointed President in July 1995. Mr. Carr joined TIGI and its Affiliates in 1987. Mr. Carr has responsibility for all the portfolio of commercial properties managed by ICPM, including management and leasing. Mr. Carr is a licensed real estate broker. He is a Certified Property Manager candidate with the Institute of Real Estate Management and a member of the International Council of Shopping Centers.

     KRISTI A. WELLS has been an employee of ICPM since its formation. Ms. Wells was appointed Assistant Vice President in July 1994 and in July 1995 was appointed Vice President. Ms. Wells joined TIGI in 1990. Ms. Wells is a licensed real estate broker and is a member of the International Counsel of Shopping Centers.

     ROBERT M. BARG has been the Secretary and Treasurer of ICPM since January 1995. Mr. Barg joined the Inland Property Management Group in January 1986 and is Vice President and Controller of Mid-America. Prior to joining TIGI, Mr. Barg was an Accounting Manager for the Charles H. Shaw Co. He received his B.S. Degree in Business Administration from the University of Illinois - Chicago and a Master's Degree from Western Illinois University. Mr. Barg is a Certified Public Accountant and is a member of the Illinois CPA Society. He holds a real estate sales license and is registered with the NASD as a securities sales representative.

OTHER SERVICES

     In addition to the services described above, Affiliates of the Advisor may provide other property-level services to the Company and may receive compensation for such services, including leasing, development, construction management, loan origination and servicing, property tax reduction and risk management fees. However, under no circumstances will such compensation exceed 90% of that which would be paid to third parties providing such services and all such compensation must have the prior approval of a majority of the Directors, including a majority of the Independent Directors.

INDEPENDENT DIRECTOR STOCK OPTION PLAN

     The Company has an Independent Director Stock Option Plan (the "Independent Director Stock Option Plan") under which non-employee Directors who are "disinterested persons" as defined under Rule 16b-3 of the Exchange Act are eligible to participate.

     A total of 50,000 shares of Common Stock have been authorized and reserved for issuance under the Independent Director Stock Option Plan. If the outstanding shares of Common Stock are increased, decreased or changed into, or exchanged for, a different number or kind of shares or securities of the Company through a reorganization or merger in which the Company is the surviving entity, or through a combination, recapitalization, reclassification, stock split, stock dividend, stock consolidation or otherwise, an appropriate adjustment will be made in the number and kind of shares that may be issued pursuant to options. A corresponding adjustment to the exercise price of the options granted prior to any change will also be made.


                                     65


Any such adjustment, however, will be made without change in the total payment, if any, applicable to the portion of the options not exercised but with a corresponding adjustment in the exercise price for each share.

     The Independent Director Stock Option Plan provides for the grant of non-qualified stock options to purchase 3,000 Shares to each Independent Director as of the date such individuals became Directors (the "Initial Options"), and subsequent grants of options to purchase 500 Shares on the date of each annual stockholder's meeting to each Independent Director then in office (the "Subsequent Options," collectively with the Initial Options referred to herein as "Option" or "Options"). As of the date of this Prospectus, Options to purchase an aggregate of 19,500 Shares at $9.05 per Share (the "Option Price") have been granted, of which options to purchase 12,000 Shares have vested in the current Independent Directors. The Option Price for subsequent options will be equal to the fair market value of the Common Stock on the last business day preceding the annual meeting.

     Options granted under the Independent Director Stock Option Plan are generally exercisable on the second anniversary of the date of grant. To date, options to purchase 3,500 Shares have vested in Joel G. Herter, options to purchase 4,000 Shares have vested in Roland W. Burris, and options to purchase 4,500 Shares have vested in Heidi Lawton. Options granted under the Independent Director Stock Option Plan are exercisable until the first to occur of the tenth anniversary of the date of grant or three months following the date the Independent Director ceases to be a Director and may be exercised by payment of cash or through the delivery of Common Stock. Notwithstanding any other provisions of the Independent Director Stock Option Plan to the contrary, no option issued pursuant thereto may be exercised if such exercise would jeopardize the Company's status as a REIT under the Code.

     No option may be sold, pledged, assigned or transferred by an Independent Director in any manner otherwise than by will or the laws of descent or distribution. Options granted under the Independent Director Stock Option Plan are generally exercisable in the case of death or disability for a period of one year after death or the disabling event or three months after the Independent Director ceases to be a member of the Board for any reason except death or disability.

     Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation or upon sale of all or substantially all of the Company's property, the Independent Director Stock Option Plan will terminate, and any outstanding options will terminate and be forfeited. Notwithstanding the foregoing, the Board may provide in writing in connection with, or in contemplation of, any such transaction for any or all of the following alternatives (separately or in combinations): (i) for the assumption by the successor corporation of the options theretofore granted or the substitution by such corporation for such options of options covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and exercise prices; (ii) for the continuance of the Independent Director Stock Option Plan by such successor corporation in which event the Independent Director Stock Option Plan and the options will continue in the manner and under the terms so provided; or (iii) for the payment in cash or Shares in lieu of and in complete satisfaction of such options.




                                     66

                           SELECTED FINANCIAL DATA


     The following table sets forth selected financial information derived from the financial statements of the Company. Balance sheet data at March 31, 1997 and income statement data for the three months ended March 31, 1997, have been derived from unaudited financial statements of the Company. Balance sheet data at December 31, 1996, 1995 and 1994 and income statement data for the years ended December 31, 1996, 1995 and 1994 have been derived from the audited financial statements of the Company. In addition, the data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the financial statements of the Company and related notes thereto included elsewhere in this Prospectus.



                                                               Year ended December 31,
                                    Three Months Ended   -----------------------------------
                                      March 31, 1997         1996         1995         1994
                                      --------------     ------------  ----------    ---------

Total assets ......................... $151,510,409      $104,508,686  18,750,877    2,402,373

Mortgages payable ....................   53,182,067        30,838,233     750,727            -

Total income .........................    4,857,771         6,327,734   1,180,422            -

Net income ...........................      884,700         2,452,221     496,514            -

Net income per share (b) .............          .09               .55         .53            -

Distributions declared ...............    1,941,390         3,704,943     736,627            -

Distributions per share (b) ..........          .21               .82         .78            -

Funds from Operations (b)(c) .........    1,626,620         3,391,365     666,408            -

Funds available for distribution (c) .    1,598,808         3,709,818     787,011            -

Cash flows from operating
   activities ........................    1,575,693         5,529,709     978,350            -

Cash flows from investing
   activities ........................  (14,970,487)      (68,976,841) (6,577,843)  (1,703,498)

 Cash flows from financing
   activities ........................   27,550,217        71,199,936   6,327,490    1,714,432

 Weighted average number
   of common shares
   outstanding .......................    9,384,792         4,494,620     943,156       20,000

(1) The above selected financial data should be read in conjunction with the financial statements and related notes appearing elsewhere in this Prospectus.




                                      67

(2) The net income and distributions per share are based upon the weighted average number of common shares outstanding. The $.82 per share Distribution for the year ended December 31, 1996, represented 109.3% of the Company's Funds From Operations ("FFO") and 99.9% of funds available for distribution for that period. See Footnote (b) below for information regarding the Company's calculation of FFO. Distributions by the Company to the extent of its current and accumulated earnings and profits for federal income tax purposes will be taxable to Stockholders as ordinary dividend income. Distributions in excess of earnings and profits generally will be treated as a non-taxable reduction of the stockholder's basis in the Shares to the extent thereof, and thereafter as taxable gain (a return of capital). These Distributions will have the effect of deferring taxation of the amount of the Distribution until the sale of the Stockholder's Shares. For 1996, $611,418 (or 16.50% of the $3,704,943 Distribution paid for 1996 represented a return of capital. In order to maintain its qualification as a REIT, the Company must make annual distributions to Stockholders of at least 95% of its taxable income which was approximately $2,938,800 (or 79.32% of the Distribution paid). Taxable income does not include net capital gains. Under certain circumstances, the Company may be required to make Distributions in excess of cash available for distribution in order to meet the REIT distribution requirements. Distributions are determined by the Company's Board of Directors and are dependent on a number of factors, including the amount of funds available for distribution, the Company's financial condition, any decision by the Board of Directors to reinvest funds rather than to distribute the funds, the Company's capital expenditures, the annual distribution required to maintain REIT status under the Code and other factors the Board of Directors may deem relevant.

(3) "FFO" means net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization and other non-cash items. FFO and funds available for distribution are calculated as follows:



                                         March 31, 1997     1996        1995
                                         --------------  -----------  --------
  Net income ..........................     $  884,700   $2,452,221   496,514
  Depreciation ........................        741,920      939,144   169,894
                                            ----------   ----------   -------

    Funds from operations(1) ..........      1,626,620    3,391,365   666,408

  Deferred rent receivable (2) ........        (99,411)    (119,225)  (12,413)
  Rental income received under
    master lease agreements (3) .......         71,599      437,678   133,016
                                            ----------   ----------   -------

    Funds available for distribution ..     $1,598,808   $3,709,818   787,011
                                            ==========   ==========   =======

      (a) FFO does not represent cash generated from operating activities calculated in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs. FFO should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flow as a measure of liquidity.

      (b) Certain tenant leases contain provisions providing for stepped rent increases. GAAP requires the Company to record rental income for the period of occupancy using the effective monthly rent, which is the average monthly rent for the entire period of occupancy during the term of the lease. The accompanying financial statements include increases of $119,225 and $12,413 in 1996 and 1995, of rental income for the period of occupancy for which stepped rent increases apply and $131,638 and $12,413 in related accounts receivable as of December 31, 1996 and 1995, respectively. The Company anticipates collecting these amounts over the terms of the related leases as scheduled rent payments are made.

      (c) As part of several purchases, the Company will receive rent under master lease agreements on the spaces currently vacant for periods ranging from one year to eighteen months or until the spaces are leased. Generally accepted accounting principles require that as these payments are received, they be recorded as a reduction in the purchase price of the properties rather than as rental income. The Company has recorded $437,678 and $133,016 of such payments as of December 31, 1996 and 1995, respectively.




                                      68

                      INVESTMENT OBJECTIVES AND POLICIES


     1. GENERAL. The Company's investment objectives are to: (i) make regular Distributions to the Stockholders, which may be in amounts which may exceed the Company's taxable income due to the non-cash nature of depreciation expense and, to such extent, will constitute a tax-deferred return of capital, but in no event less than 95% of the Company's taxable income; (ii) provide a hedge against inflation by entering into leases which contain clauses for scheduled rent escalations or participation in the growth of tenant sales, permitting the Company to increase Distributions and realize capital appreciation; and (iii) preserve Stockholders' capital.

     2. DISTRIBUTIONS. The Company currently pays regular monthly Distributions to its Stockholders. However, the Company reserves the right, prior to the completion of the acquisition process, to pay Distributions on a quarterly basis out of Cash Flow, in an amount determined by the Board. The properties owned by the Company are currently generating sufficient cash flow to cover operating expenses of the Company plus pay a monthly Distribution of 8.5% per annum on weighted average Shares. The Company's ability to pay Distributions and the size of these Distributions depend upon a variety of factors. There can be no assurance that Distributions will be made. Distributions for the year ended December 31, 1995 and December 31, 1996 totaled $736,627 and $3,704,943, respectively, of which $42,414 and $611,418, respectively constituted a return of capital for federal income tax purposes. In addition, Distributions declared for the three months ended March 31, 1997 totaled $1,941,390, a portion of which may be a return of capital.

     To the extent possible, the Company seeks to avoid the fluctuations in Distributions which might result if Distributions were based on actual cash received during the Distribution period. To implement this policy, the Company may use cash received during prior periods, or cash received subsequent to the Distribution period and prior to the payment date for such Distribution, in order to pay annualized Distributions consistent with the Distribution level established from time to time by the Board. The Company's ability to maintain this policy is dependent upon the Company's Cash Flow and applicable REIT rules. There can be no assurance that there will be Cash Flow available to pay Distributions, or that Distribution amounts will not fluctuate. Monthly Distributions will be calculated with daily record and Distribution declaration dates. However, the Board could, at any time, elect to pay Distributions quarterly, to reduce administrative costs. As a matter of policy, the Company, subject to applicable REIT rules, seeks to reinvest proceeds from the sale, financing, refinancing or other disposition of its properties through the purchase of additional properties. See "--Sale or Disposition of Properties" in this Section.

     3. TYPES OF INVESTMENTS. The Company was formed to acquire existing Neighborhood Retail Centers located primarily within an approximate 150-mile radius of its headquarters in Oak Brook, Illinois, a Chicago suburb, where the Advisor maintains its acquisition and property management headquarters, as well as single-user properties net leased by creditworthy tenants, located throughout the United States. The Company may enter into sale and leaseback transactions, pursuant to which the Company will purchase a property from an entity and lease the property to such entity. The Company intends, whenever possible, to acquire properties free and clear of permanent mortgage indebtedness by paying the entire purchase price in cash or for shares of the Company's stock. The Company has in the past incurred, and may in the future incur, indebtedness to acquire properties where the Board determines that incurring such indebtedness is in the Company's best interest. The Company utilized financing to acquire 15 of its 33 properties. In addition, from time to time, the Company has acquired properties on an all-cash basis and later incurred mortgage indebtedness secured by the property if favorable financing terms are available. The Company intends to continue this strategy. The proceeds from such loans are used to acquire additional properties. Certain of these properties may be subject to "net" leases. "Net" leases typically require tenants to pay all or a majority of the operating expenses including real estate taxes, special assessments and sales and use taxes, utilities, insurance and building repairs related to the property, as well as lease payments. The leases are long-term


                                      69

(typically 15 to 25 years, but generally not less than ten years) and require the lessee to pay a base minimum annual rent with periodic increases. For purposes hereof, a creditworthy tenant is defined as a tenant with a minimum net worth equal to ten times one year's rental payments required under the terms of the lease or, alternatively, a tenant for whom payments under the lease are guaranteed by an affiliate having a minimum net worth of $10 million.

     The Company purchases properties based on an examination and evaluation by the Advisor of the potential value of the site, the financial condition and business history of the property, the demographics of the area in which the property is located or to be located, the proposed purchase price, geographic and market diversification and potential sales. In evaluating a property for acquisition, the Advisor requires the seller to provide a current Phase I environmental report and, if necessary, a Phase II environmental report. In a sale-leaseback situation, the seller of the property generally is assuming the operating risk which may increase the price paid for the property by the Company. All acquisitions from Affiliates must be approved by a majority of the Directors, including a majority of the Independent Directors.

     The Advisor and its Affiliates may purchase properties in their own name, assume loans in connection therewith and temporarily hold title thereto for the purpose of facilitating acquisition or financing by the Company, the completion of construction of the property or any other purpose related to the business of the Company. In no event, however, may the Advisor or its Affiliates transfer any property to the Company which the Advisor or its Affiliates have held in excess of twelve months prior to commencement of this Offering, except as specified herein.

     4. ACQUISITION STANDARDS. Through its experience gained through the acquisition of approximately 750 properties by Company's Affiliates, the Advisor believes the Company has the ability to identify quality properties capable of meeting the investment objectives. In evaluating potential acquisitions, the Company considers a number of factors, including a property's: (i) geographic location and type; (ii) construction quality and condition; (iii) current and projected cash flow; (iv) potential for capital appreciation; (v) rent roll, including the potential for rent increases; (vi) potential for economic growth in the tax and regulatory environment of the community in which the property is located; (vii) potential for expanding the physical layout of the property and/or the number of sites; (viii) occupancy and demand by tenants for properties of a similar type in the same geographic vicinity; (ix) prospects for liquidity through sale, financing or refinancing of the property; (x) competition from existing properties and the potential for the construction of new properties in the area; and (xi) treatment under applicable federal, state and local tax and other laws and regulations.

     Statistics in this section are excerpted from Woods & Poole Economics, Inc., 1997 MSA Profile, Metropolitan Area Forecasts to 2020. Woods & Poole Economics, Inc. is a Washington, D.C.-based independent research firm that specializes in long-term county economic and demographic forecasts. Chicago statistics are for the Chicago Metropolitan Statistical Area/Primary Metropolitan Statistical Area, as defined by the Office of Management and Budget. All earnings, personal income and retail sales data are presented in inflation-adjusted 1992 "constant" dollars.

     In 1994, Chicago had the third largest population among 315 metropolitan areas in the nation with more than 7.6 million people. The Chicago metropolitan area is one of the nation's largest metropolitan areas and retail market. While the rate of growth of this market from 1994 through 2020 is forecast to trail that of the nation as a whole, in absolute numbers Chicago will likely still be a leader in increases in population, jobs, per capita income and retail sales. Population is forecast to increase 0.32% per year in the Chicago metropolitan area, compared to 1.02% for the nation as a whole; for jobs, the forecasted



                                      70

annual increase is 0.93% for Chicago, compared to 1.05% for the nation; for retail sales, the total forecasted increase from 1994 to 2020 is 33% for Chicago and 49% for the nation.

     Woods & Poole Economics, Inc. projects that from 1994 through 2020, the Chicago metropolitan area will add 867,850 persons, the 17th largest increase among the nation's 315 metropolitan areas, with Chicago retaining its current place as third largest metropolitan area in the nation.

     For the same period, Woods & Poole projects that the Chicago area will:
(i) see a 43% rise in per capita income, improving the area's ranking from 21st to 14th among the nation's 315 metropolitan areas; (ii) lead the nation in the number of new jobs, with 1,225,860; and (iii) see a rise in annual retail sales from $64.4 billion to $85.6 billion, the fourth largest increase among any metropolitan area in the nation and will at that time be the largest retail market in the nation.

     5. DESCRIPTION OF LEASES. The Company anticipates that lessees will generally be required to pay a share, either pro rata or fixed, of the real estate taxes, insurance, utilities and common area maintenance of the properties. The Company intends to include provisions which increase the amount of base rent payable at certain points during the lease term and/or provide for the payment of additional rent calculated as a percentage of a tenant's gross sales above predetermined thresholds in most of its leases. The leases with most Anchor Tenants generally have initial terms of ten to twenty-five years, with one or more renewal options available to the lessee.
By contrast, smaller tenant leases typically have three- to five-year terms.

     During the initial term of a "net" lease, which generally covers fifteen to twenty-five years (typically not less than ten years), the tenant is required to pay the Company, as lessor, a predetermined minimum annual rent generally based upon the Company's cost of purchasing the land and building.

     Each "net" lease tenant is required to pay its share of the cost of the liability insurance covering the properties owned by the Company. The third-party liability coverage insures, among others, the Company and the Advisor. Each tenant is required to obtain, at its own expense, property insurance naming the Company as the insured party for fire and other casualty losses in an amount equal to the full value of such property. All such insurance must be approved by the Advisor. In general, the "net" lease may be assigned or subleased with the Company's prior written consent, but the original tenant must remain liable under the lease unless the assignee meets certain income and net worth tests.

     6. PROPERTY ACQUISITION. The Company has acquired to date, and in the future anticipates acquiring, fee interests in real property, although other methods of acquiring a property may be utilized if it is deemed to be advantageous to the Company. For example, the Company may acquire properties through a joint venture or the acquisition of substantially all of the interests of an entity which in turn owns the real property. The Company may also use wholly owned subsidiaries to acquire a property. Such wholly owned subsidiaries will be formed solely for the purpose of acquiring a property or properties. See "--Joint Ventures" in this Section.

     As of the date of this Prospectus, the Company had acquired 28
Neighborhood Retail Centers and five single-user retail properties. A total of two properties, the Eagle Crest Shopping Center and the Walgreen/Decatur property, were acquired from an Affiliate. The prices paid for each of these properties were not the subject of arm's-length negotiations. Under the Articles, the Company is prohibited from purchasing a property from an Affiliate unless a majority of the Directors (including a majority of the Independent Directors) not interested in the transaction approve the purchase as fair and reasonable to the Company and at a price to the Company no greater than the cost of the asset to such Affiliate, or if the price to the Company is in excess of such cost, that substantial justification for such excess exists and that such excess is reasonable. In no event shall the cost of such asset to the Company exceed its current appraised


                                      71



value. A majority of the Directors (including a majority of the then Independent Directors) approved the purchases of the Eagle Crest Shopping Center and the Walgreen/Decatur property as being fair and reasonable to the Company and at a price to the Company no greater than the cost of the assets to such Affiliate. There can be no assurance, however, that the prices paid to the Affiliate for the Eagle Crest Shopping Center and the Walgreens/Decatur property or for future acquisitions of properties from Affiliates, if any, did not or would not exceed that which would be paid by an unaffiliated buyer. See "Real Property Investments."

     In some cases, the Company may commit to purchase properties subject to completion of construction in accordance with terms and conditions specified by the Company. For example, the Company has entered into letter agreements to purchase two Neighborhood Retail Centers which will be redeveloped. See "Potential Property Acquisition - Oak Forest Commons, Oak Park, Illinois -- Downers Grove Plaza, Downers Grove, Illinois" below. In such cases, the Company will be obligated to purchase the property at the completion of construction, provided the construction conforms to definitive plans, specifications and costs approved by the Company and embodied in the construction contract, as well as, in most instances, satisfaction that agreed upon percentages of the property are leased. The Company will receive a certificate of an architect, engineer or other appropriate party, stating that the property complies with all plans and specifications. The Company will not be permitted to construct or develop properties, or render any services in connection with such development or construction.

     If remodeling is required prior to the purchase of a property, the Company will pay a negotiated maximum amount either upon completion or in installments commencing prior to completion. Such amount will be based on the estimated cost of remodeling. In such instances, the Company will also have the right to review the lessee's books during and following completion of the remodeling to verify actual costs. In the event of substantial disparity between estimated and actual costs, an adjustment in purchase price may be negotiated. If remodeling is required after the purchase of a property, an Affiliate of the Advisor may serve as construction manager for a fee no greater than 90% of the fee a third party would charge for such services.

     7. BORROWING. The Company intends, whenever possible, to acquire properties free and clear of permanent mortgage indebtedness by paying the entire purchase price of each property in cash or for shares of the Company's stock. However, if it is determined to be in the best interest of the Company, the Company will, in certain instances, incur indebtedness to acquire properties. With respect to properties purchased on an all-cash basis, the Company may later incur mortgage indebtedness by obtaining loans secured by selected properties, if favorable financing terms are available. The proceeds from such loans would be used to acquire additional properties. The Company may also incur indebtedness to finance improvements to its properties. The Company anticipates that aggregate borrowings secured by all of the Company's properties will not exceed 50% of their combined fair market value; however, the maximum amount of borrowings as a percentage of Net Assets will, in the absence of the consent of a majority of the Stockholders, not exceed 300% of Net Assets.

     If the Company does incur indebtedness secured by its properties, it intends to do so only on a non-recourse basis, which means that a lender's rights on default will generally be limited to foreclosing on the property which secured the obligation. The Company will not borrow funds from a program sponsored by the Advisor or its Affiliates which makes or invests in mortgage loans. The Company also seeks to obtain level payment financing, meaning that the amount of debt service payable would be substantially the same each year, although some mortgages might provide for a so-called "balloon" payment. Any mortgages secured by Company property will comply with the restrictions set forth by the Commissioner of Corporations of the State of California. See "Summary of the Organizational Documents--Restrictions on Borrowing."



                                      72


     8. Sale or Disposition of Properties. The Board will determine whether a particular property should be sold or otherwise disposed of after considering the relevant factors, including performance or projected performance of the property and market conditions, with a view toward achieving the principal investment objectives of the Company.

     In general, the Company holds its properties prior to sale, for a minimum of four years. See "Federal Income Tax Considerations--Taxation of the Company--Prohibited Transactions." Furthermore, the Company generally reinvests proceeds from the sale, financing, refinancing or other disposition of its properties into additional properties or uses these proceeds to fund maintenance or repair of existing properties or to increase reserves for such purposes. The objective of reinvesting the sale, financing and refinancing proceeds in new properties is to increase the real estate assets owned by the Company, and the Company's net income which the Board believes will enhance the Company's chances of listing the Company's Shares on a national securities exchange or market. Notwithstanding this policy, the Board, in its discretion, may distribute to Stockholders all of the proceeds from the sale, financing, refinancing or other disposition of the Company's properties. In determining whether to distribute these proceeds to Stockholders, the Board will consider, among other factors, the desirability of properties available for purchase, real estate market conditions, the likelihood of the listing of the Company's shares on a national stock exchange or including the Shares for quotation on a national market system and compliance with REIT regulations. Because the Company may reinvest the proceeds from the sale, financing or refinancing of its properties, the Company could hold Stockholders' capital indefinitely. However, the affirmative vote of the Stockholders, controlling a majority of the Shares, will force the Company to liquidate its assets and dissolve. See "Summary of the Organizational Documents--Dissolution or Termination of the Company." To date, the Company has reinvested all sale or refinancing proceeds.

     In selling a property, the Company generally seeks to obtain an all-cash sale price. However, a purchase money obligation secured by a mortgage on the property may be taken as partial payment, and there are no limitations or restrictions on the Company taking such purchase money obligations. The terms of payment to the Company will be affected by custom in the area in which the property being sold is located and the then prevailing economic conditions. To the extent the Company receives notes and other property instead of cash from sales, such proceeds (other than any interest payable thereon) will not be included in net sale proceeds until and to the extent the notes or other property are actually paid, sold, refinanced or otherwise disposed of and, therefore, the distribution of the proceeds of a sale to the Stockholders may be delayed until such time. In such cases, the Company will receive payments (cash and other property) in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. To date the Company has not sold any properties.

     9. Change in Investment Objectives. The Stockholders have no voting rights with respect to implementing the investment objectives and policies of the Company, all of which are the responsibility of the Board. The Board will not, however, make any material change in the principal investment objectives described herein under the caption "Investment Objectives and Policies" without first obtaining the written consent or approval of the Stockholders controlling a majority of the Shares.

     10. Certain Investment Limitations. The Company will not: (i) invest more than 10% of its total assets in unimproved real property; (ii) invest in commodities or commodity future contracts; (iii) issue redeemable equity securities; (iv) issue shares on a deferred payment basis or other similar arrangement; and (v) operate in such a manner as to be classified as an "investment company" for purposes of the Investment Company Act of 1940, as amended. See "Summary of the Organizational Documents--Restrictions on Investments."



                                      73


     11. Appraisals. All real property acquisitions made and to be made by the Company have been or will be supported by an appraisal prepared by a competent, independent appraiser who is a member-in-good standing of the American
Institute of Real Estate Appraisers prior to the purchase of the property. The purchase price of each property will not exceed its appraised value.
Appraisals are, however, estimates of value and should not be relied on as measures of true worth or realizable value. The appraisal will be maintained in the Company's records for at least five years, and copies of each appraisal will be available for review by Stockholders upon their request.

     12. Return of Univested Proceeds. Any of the proceeds of this Offering allocable to investments in real property which have not been invested in real property or committed for investment within the later of: (i) twenty-four months from the original effective date of this Prospectus; or (ii) twelve months from the termination of the Offering, will be returned by the Company to the Stockholders. All funds received by the Company out of the escrow account will be available for the general use of the Company from the time of receipt until expiration of the period discussed above and may be used to fund expenses incurred to operate the properties which have been acquired and to reimburse the Advisor for certain expenses of the Company, to the extent allowable under the Advisory Agreement. Funds will not be segregated or held separate from other funds of the Company pending investment, and interest will be payable to the Stockholders if uninvested funds are returned to them.

     13. Additional Offerings and Exchange Listing. The Company anticipates that, by calendar year 1999, the Board of Directors will determine whether it is in the best interests of the Company to apply to have the Shares listed for trading on a national stock exchange or included for quotation on a national market system, provided the Company meets the then applicable listing requirements. The Company believes that an exchange listing may allow the Company to increase its size, portfolio diversity, stockholder liquidity, access to capital and stability, and decrease its operating costs through economies of scale. If listing of the Shares is not feasible by 1999, the Board may decide to: (i) sell the Company's assets individually; or (ii) list the Shares at a future date.

     14. Joint Ventures. The Company is permitted to invest in joint venture arrangements with other public real estate programs formed by the Advisor or any of its Affiliates if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction approve the transaction as being fair and reasonable to the Company and the investment by each such joint venture partner is substantially on the same terms and conditions as those received by other joint venturers.

     The Company is permitted to invest in general partnerships or joint venture arrangements with Affiliates other than publicly registered Affiliates only under the following conditions: (i) the investment is necessary to relieve the Company from any commitment to purchase a property entered into prior to the closing of the Offering; (ii) there are no duplicate property management or other fees; (iii) the investment of each entity is on substantially the same terms and conditions; and (iv) the Company has a right of first refusal if the Advisor or its Affiliates wish to sell the property held in such joint venture. In addition, the Company is permitted to invest in general partnerships or joint venture arrangements with Affiliates as co-owners of a property. The Company will be able to increase its equity participation in such entity as additional proceeds of the Offering are received by the Company with the result that the Company will end up with up to a 100% equity ownership of the property, provided, however that the affiliated general or joint venture partner will not be entitled to any profit or other benefit on such sale of its equity participation to the Company.

     Investors should consider the potential risk of the Company and its joint venture partner being unable to agree on a matter material to the joint venture. Furthermore, there can be no assurance that the Company will have sufficient financial resources to exercise its right of first refusal. The Company will



                                      74


not enter into joint venture arrangements with entities unaffiliated with the Advisor and its Affiliates. See "Risk Factors--Investment Risks--Objectives of Joint Venture Partners May Conflict with the Company's Objectives."

     15. Other Policies. In determining whether to purchase a particular property, the Company may first obtain an option to purchase the property. The amount paid for the option, if any, usually would be surrendered if the property was not purchased and normally would be credited against the purchase price if the property was purchased.

     The Company will not invest in any multi-family residential properties, leisure home sites, farms, ranches, timberlands, unimproved or mining properties. Assuming the Maximum Offering is sold, the Company does not intend to invest more than approximately 20% of the anticipated proceeds in any one property.

     The Company holds all funds, pending investment in properties, in assets which will allow the Company to continue to qualify as a REIT. These investments are highly liquid and provide for appropriate safety of principal and may include, but are not limited to, investments such as GNMA bonds and real estate mortgage investment conduits ("REMICs"). See "Federal Income Tax Considerations--Taxation of the Company--REIT Qualification Tests."

     The Company will not make distributions-in-kind, except for: (i) distributions of readily marketable securities; (ii) distributions of beneficial interest in a liquidating trust established for the dissolution of the Company and the liquidation of its assets in accordance with the terms of the Articles; or (iii) distributions of in-kind property which meet all of the following conditions: (a) the Directors advise each Stockholder of the risks associated with direct ownership of the property; (b) the Directors offer each Stockholder the election of receiving in-kind property distributions; and (c) the Directors distribute in-kind property only to those Stockholders who accept the Directors' offer.


                          REAL PROPERTY INVESTMENTS

     The Company currently owns 28 Neighborhood Retail Centers and five
single-user retail properties.   In each case, the Company received an
appraisal of fair market value prior to acquiring the particular property. Appraisals are, however, estimates of value and should not be relied on as a measure of true worth or realizable value. The terms of the leases at each property vary depending upon tenant size, but in many cases contain contractual provisions which automatically increase the amount of base rent payable at certain points during the term of the lease. These leases may also contain provisions which provide for the payment of additional rent calculated as a percentage of a tenant's gross sales above pre-determined thresholds. The Directors, including the Independent Directors, approved these acquisitions as being fair and reasonable to the Company. A total of two out of these 33 properties, Lansing Square and Maple Park (the "Ten Percent Properties"), individually account for more than 10% of the book value of the Company's total assets or gross revenues for the Company's fiscal year ended March 31, 1997.




                                      75

     The following tables describe the Company's properties and tenants at those properties.



                                PROPERTY MIX
                             (AT JUNE 20, 1997)

                              Gross       % of    Annualized   % of Total
                             Leasable     Total   Base Rental  Base Rental
                      No.  Area (Sq Ft)    GLA      Revenue      Revenue
                      ---  ------------  -------  -----------  -----------
Single User
  Retail Property      5      173,345      8.64%  $ 2,947,095     14.12%
Neighborhood
  Retail Centers      28    1,832,559     91.36%   17,927,569     85.88%
                     ---    ---------    ------   -----------    ------
                      33    2,005,904    100.00%  $20,874,664    100.00%
                     ===    =========    ======   ===========    ======






                                      76

                                                                    Gross                      Percent of        1997
                                                                  Leasable        Percent      GLA leased     Annualized
                                                     Year           Area            of            as of       Base Rental
            Property                Date Acq.        Built        (Sq. Ft.)      Total GLA      06/20/97       Revenue(2)
--------------------------------  -------------  -------------  -------------  -------------  -------------  -------------
SINGLE USER
RETAIL PROPERTY
Walgreens,
  Decatur, IL                         01/95          1988          13,500          0.67            100%        579,495
Zany Brainy,
  Wheaton, IL                         07/96          1995          12,499          0.62%           100%        274,978
Ameritech Outlet,
  Joliet, IL                          05/97          1995           4,504          0.22%           100%        109,492
Schaumburg Dominick's,
  Schaumburg, IL                      05/97          1996          71,400          3.56%           100%      1,108,842
Highland Park Dominick's
  Highland Park, IL                   06/97          1996          71,442          3.56%           100%      1,325,964
NEIGHBORHOOD RETAIL CENTERS
Eagle Crest Shopping Center
  Naperville, IL                      03/95          1991          67,650          3.37%            97%        579,495
Montgomery-Goodyear
  Montgomery, IL                      09/95          1991          12,863          0.64%            77%        115,080

Hartford/Naperville Plaza
  Naperville, IL                      09/95          1995          43,862          2.19%            94%        548,170



                                        Current
                                        No. of
            Property                    Tenants     Anchor Tenants(1)
--------------------------------    --------------  ------------------------
SINGLE USER
RETAIL PROPERTY
Walgreens,
  Decatur, IL                                1        Walgreens
Zany Brainy,
  Wheaton, IL                                1        Zany Brainy
Ameritech Outlet,
  Joliet, IL                                 1        Ameritech
Schaumburg Dominick's,
  Schaumburg, IL                             1        Dominick's Finer Foods
Highland Park Dominick's
  Highland Park, IL                          1        Dominick's Finer Foods
NEIGHBORHOOD RETAIL CENTERS
Eagle Crest Shopping Center
  Naperville, IL                            12        Eagle Foods
Montgomery-Goodyear                                   Goodyear Tire & Rubber
  Montgomery, IL                             2        Merlin Corp.
                                                      Blockbuster Video
Hartford/Naperville Plaza                             Sears Hardware
  Naperville, IL                             7        Keller/Williams Realty



                                      77


                                                                       Gross           Percent       Percent of      1997
                                                                      Leasable          of           GLA Leased   Annualized
                                          Date          Year            Area           Total           as of      Base Rental
         Property                         Acq.          Built         (Sq. Ft.)        GLA           05/31/97       Revenue
--------------------------------          ---           ------        ---------       ------         ---------    -----------
Nantucket Square Shopping Center
  Schaumburg, IL                          09/95          1980          56,981          2.84%            94%        560,955
Antioch Plaza, Antioch, IL                12/95          1995          19,810          0.99%            57%        224,330
Mundelein Plaza, Mundelein, IL            03/96          1990          67,896          3.38%            94%        645,058
Regency Point, Lockport, IL               04/96          1993          49,826          2.74%           100%        630,936
                                          04/96          1995           5,050
Prospect Heights,
  Prospect Heights, IL                    06/96          1985          28,080          1.40%            83%        199,450
Montgomery-Sears
  Montgomery, IL                          06/96          1990          34,600          1.72%            85%        416,640
Salem Square, Countryside, IL             08/96          1973/        112,310          5.60%            97%        682,542
                                                         1985
Hawthorn Village, Vernon Hills, IL        08/96          1979          98,686          4.92%            98%        906,771
Six Corners, Chicago, IL                  10/96          1966          80,650          4.02%            94%        966,416

Spring Hill Fashion Corner
  West Dundee, IL                         11/96          1985         125,198          6.24%            96%      1,153,920
Crestwood Plaza, Crestwood, IL            12/96          1992          20,044          1.00%           100%        203,007

Park St. Claire, Schaumburg, IL           12/96          1994          11,859          0.59%           100%        179,120


                                            Current
                                            No. of
         Property                           Tenants     Anchor Tenants*
--------------------------------            -------     ---------------
Nantucket Square Shopping Center                        Nuttco, Inc.
Schaumburg, IL                                18        Super Trak
Antioch Plaza, Antioch, IL                     4        Blockbuster Video
Mundelein Plaza, Mundelein, IL                 8        Sears, Roebuck & Co.
Regency Point, Lockport, IL                   19        Walgreens
                                                        Ace Hardware
Prospect Heights,
Prospect Heights, IL                           4        Walgreens
Montgomery-Sears                                        Sears Paint & Hardware
Montgomery, IL                                 3        Blockbuster Video
Salem Square, Countryside, IL                  5        TJ Maxx
                                                        Marshalls
Hawthorn Village, Vernon Hills,                         Dominick's
IL                                            21        Walgreens
Six Corners, Chicago, IL                       8        Chicago Health Club
                                                        IL Masonic Health Center
Spring Hill Fashion Corner                              TJ Maxx
West Dundee, IL                               19        Michaels Crafts
Crestwood Plaza, Crestwood, IL                 2        Entenmann's
                                                        Pet Supplies Plus
Park St. Claire, Schaumburg, IL                2        Ameritech
                                                        Hallmark Showcase




                                      78


                                                                       Gross       Percent of      Percent of       1997
                                                                     Leasable          of          GLA leased     Annualized
                                          Date          Year           Area           Total          as of       Base Rental
         Property                         Acq.          Built        (Sq. Ft.)        GLA          05/31/97        Revenue
---------------------------------         ----          -----        ---------     ---------      -----------   ------------
Lansing Square, Lansing, IL               12/96          1991         233,508         11.64             90%      1,794,141

Summit of Park Ridge
  Park Ridge, IL                          12/96          1986          33,252          1.66%            81%        346,774
Grand and Hunt Club, Gurnee, IL           12/96          1996          21,222          1.06%           100%        394,844

Quarry Outlot, Hodgkins, IL               12/96          1996           9,650          0.48%           100%        201,450



Maple Park Place, Bolingbrook, IL         01/97          1992         215,722         10.75%            99%      1,809,262
Aurora Commons, Aurora, IL                01/97          1988         127,510          6.36%            99%      1,180,637
Lincoln Park Place, Chicago, IL           01/97          1990          10,678          0.53%           100%        235,633

Niles Shopping Center, Niles, IL          04/97          1982          26,117          1.30%           100%        361,048

Mallard Crossing,
  Elk Grove Village, IL                   05/97          1993          82,949          4.14%            95%      1,068,112


                                           Percent of        1997
                                           GLA leased     Annualized       Current
                                             as of        Base Rental      No. of
         Property                           05/31/97       Revenue         Tenants       Anchor Tenants*
---------------------------------          ----------     ------------    ---------      ---------------
Lansing Square, Lansing, IL                    90%      1,794,141           18             Sam's Club
                                                                                           Baby Superstore
                                                                                           Office Max

Summit of Park Ridge                                                                       LePeep Restaurant
Park Ridge, IL                                 81%        346,774           12             Giappos Pizza

Grand and Hunt Club, Gurnee, IL               100%        394,844            2             Jewelry 3
                                                                                           Super Crown Books

Quarry Outlot, Hodgkins, IL                   100%        201,450            3             Dunkin Donuts
                                                                                           Baskin Robbins
                                                                                           The Casual Male
                                                                                           Jewelry 3

Maple Park Place, Bolingbrook,  IL             99%      1,809,262           19             Kmart
                                                                                           Engle Foods

Aurora Commons, Aurora, IL                     99%      1,180,637            1             Jewel/Osco

Lincoln Park Place, Chicago, IL               100%        235,633            2             Lechter's Housewares
                                                                                           Nordic Trak

Niles Shopping Center, Niles, IL              100%        361,048            7             Intermac Technologies
                                                                                           Wolf Camera
                                                                                           Jennifer Convertibles
                                                                                           Crown Books
                                                                                           ACEL Cell Phones
Mallard Crossing,
Elk Grove Village, IL                          95%      1,068,112           10             Eagle Foods







                                      79

                                                                       Gross          Percent        Percent of      1997
                                                                     Leasable           of          GLA Leased    Annualized
                                          Date          Year           Area           Total            as of      Base Rental
         Property                         Acq           Built        (Sq. Ft.)         GLA           05/31/97       Rental
--------------------------------         -----         -------       ---------        -------       -----------   -----------
Anchor Tenants*
Cobblers Crossing, Elgin, IL              05/97          1993         102,643          5.12%            91%      1,024,776

Calumet Square, Calumet City, IL          06/97          1967          39,936          1.99%           100%        313,592

Sequoia Plaza, Milwaukee, WI              06/97          1988          35,447          1.77%            96%        409,740


Riversquare, Naperville, IL               06/97          1988          58,557          2.92%           100%        775,670

                                       Current No.
         Property                      of Tenants         Anchor Tenant*
--------------------------------       -----------        -------------
Anchor Tenants*
Cobblers Crossing, Elgin, IL              13              Jewel/Osco

Calumet Square, Calumet City               3              Super Trak
                                                          Aronson Furniture
Sequoia Plaza, Milwaukee, WI              13              U.S. Post Office
                                                          Kinko's
                                                          Play It Again Sports
Riversquare, Naperville, IL               22              Harbour Contractors
                                                          Salon Suites

(1) Anchor tenants only include tenants leasing more than 10% of the gross leasable area of a property.
(2) Annual Base Rental Revenue is the monthly contractual base rent as of January 1, 1997 under existing leases, multiplied by 12.


                                      80

                                   TENANTS


     The following table sets forth, at June 20, 1997, information regarding space leased to retail tenants which, in each case, individually account for more than 1.0% of the Company's 1997 total annualized base rental revenues from the Properties.


                                                                   Percent of
                                                    Annualized      Aggregate
                   Total                 Percent       Base        Annualized
                 Number of      GLA        of         Rental       Base Rental
                  Stores     (Sq. Ft.)  Total GLA   Revenue (1)      Revenue
                 ---------   ---------  ---------  -----------     -----------
  Walgreens         4         51,074      2.55%      426,990          2.05%
  Blockbuster       6         40,415      2.01%      538,788          2.58%
  Sears             3         88,000      4.39%      800,836          3.84%
  Eagle Foods       3        159,764      7.96%    1,586,904          7.60%
  Dominick's        3        189,826      9.46%    2,663,447         12.76%
  Super Trak        4         42,502      2.12%      342,273          1.64%
  Bally's           1         45,803      2.28%      489,176          2.34%
  Ameritech         3         13,195      0.66%      240,861          1.15%
  Sams              1        107,927      5.38%      788,946          3.78%
  Kmart             1        104,231      5.20%      589,157          2.82%
  Jewel             1         64,938      3.24%      636,639          3.05%
  Zany Brainy       1         12,499      0.62%      274,978          1.32%
  TJ Maxx           2         88,696      4.42%      528,872          2.53%
  Illinois Masonic  1         15,338      0.76%      283,538          1.36%
  Michaels Crafts   1         30,000      1.50%      210,000          1.01%
  Crown Books       1         16,722      0.83%      280,094          1.34%
  Jewelry 3         2          9,200      0.46%      227,550          1.09%
  Baby Superstore   1         43,596      2.17%      283,374          1.36%



(1) Amounts shown reflect 1997 annualized base rental revenue. Annualized rental revenue excludes: (a) percentage rents; (b) additional charges paid for by tenants including common area maintenance, real estate taxes and other expense requirements; and (c) future contractual rent escalations. Annualized base rental revenue is the monthly contractual base rent as of January 1, 1997 under existing leases, multiplied by 12.







                                      81








Tenant Lease Expirations

     The following table sets forth lease expirations for the next ten years at the single user retail properties, assuming that no renewal options are exercised.



                                       Approx. GLA of
Year Ending     Number of Leases       Expiring Leases     Annual Base Rent of        Total Annual Base
December 31         Expiring              (Sq. Ft.)        Expiring Leases                Rent (1)
-----------     ----------------       ---------------     -------------------       ------------------
   1997               -                     -                     -                      $2,947,095
   1998               -                     -                     -                       2,950,372
   1999               -                     -                     -                       2,953,761
   2000               -                     -                     -                       2,971,834
   2001               -                     -                     -                       2,985,830
   2002               -                     -                     -                       2,989,535
   2003               -                     -                     -                       3,076,248
   2004               -                     -                     -                       3,139,364
   2005               2                   17,003               $435,591                   3,140,343
   2006               -                     -                     -                       2,787,660



                Average Base Rent      Percent of Total    Percent of Annual
                 Per Square Foot       Building GLA        Base Rent
Year Ending      Under Expiring        Represented by      Represented by
December 31         Leases             Expiring Leases     Expiring Leases
-----------     -----------------      ----------------    ------------------
   1997             -                      -                   -
   1998             -                      -                   -
   1999             -                      -                   -
   2000             -                      -                   -
   2001             -                      -                   -
   2002             -                      -                   -
   2003             -                      -                   -
   2004             -                      -                   -
   2005           $25.62                 9.81%               13.87%
   2006             -                      -                   -


                                      82

     The following table sets forth lease expirations for the next ten years at the Neighborhood Retail Center Properties, assuming that no renewal options are exercised.


                                   Approx. GLA of
Year Ending  Number of Leases      Expiring Leases       Annual Base Rent of   Total Annual Base
December 31      Expiring             (Sq. Ft.)          Expiring Leases            Rent (1)
-----------  ----------------      ---------------       -------------------   -----------------
   1997               22                  57,421             $  574,698           $17,927,569
   1998               47                  96,527              1,365,368            17,400,770
   1999               61                 157,892              2,204,791            16,207,708
   2000               42                 209,779              2,543,156            14,133,355
   2001               28                 114,651              1,431,007            11,651,224
   2002               17                  90,314              1,007,716            10,341,480
   2003               9                   81,597                656,064             9,412,036
   2004               6                   79,805                584,894             8,777,844
   2005               12                  65,600                806,812             8,217,426
   2006               16                 134,629              1,496,385             7,789,965

Average Base Rent     Percent of Total      Percent of Annual
Per Square Foot       Building GLA          Base Rent
Under Expiring        Represented by        Represented by
Leases                Expiring Leases       Expiring Leases
------------------    ----------------      -----------------
      $10.01                 3.13%                 3.21%
       14.14                 5.27%                 7.85%
       13.96                 8.62%                13.60%
       12.12                11.45%                17.99%
       12.48                 6.26%                12.28%
       11.16                 4.93%                 9.74%
        8.04                 4.45%                 6.97%

        7.33                 4.35%                 6.66%
       12.30                 3.58%                 9.82%
       11.11                 7.35%                19.21%

(1) No assumptions were made regarding the releasing of expired leases. It is the opinion of the Company's management that the space will be released at market rates. Annualized base rental revenue is the monthly contractual base rent as of January 1, 1997 under existing leases, multiplied by 12.


        ADDITIONAL INFORMATION REGARDING LANSING SQUARE AND MAPLE PARK.

LANSING SQUARE SHOPPING CENTER, LANSING, ILLINOIS

     On December 31, 1996, the Company acquired a Neighborhood Retail Center located at Torrence Avenue and Interstate 80/94 in Lansing, Illinois known as Lansing Square Shopping Center ("Lansing Square") from Lansing Square RPF II Limited Partnership, an unaffiliated third party, for approximately $16.3 million. The purchase price was funded using cash and cash equivalents as well as the proceeds of a series of loans from LaSalle Bank. The proceeds of the loans from LaSalle Bank (the "LaSalle Loans") totaling $12,850,000, were received on December 30, 1996. The LaSalle Loans are secured by properties the Company previously acquired. Of the total of $12,850,000, approximately $8,000,000 was used in the acquisition of Lansing Square. The LaSalle Loans require the payment of interest only at a rate of 7.6%, fixed for five years and then variable for an additional two years. The purchase price for Lansing Square was approximately $69.80 per square foot, which the Company concluded was fair and reasonable and within the range of values indicated in an appraisal received by the Company and presented to the Company's board of directors.


     Lansing Square was built in 1991 and consists of three one-story buildings aggregating 233,508 rentable square feet. As of May 31, 1997, Lansing Square was 90.3% leased. In evaluating Lansing Square


                                      83


as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, existing rental rates compared to market rates, and the occupancy of the center. The Company believes that the center is located in a vibrant economic area. Although 75.5% of the rentable square feet at Lansing Square is leased to three tenants, the Company's management believes that retenanting of any space which is vacated in the future should be accomplished relatively quickly and at rental rates comparable to those currently paid by the tenants at the facility. The Company did not consider any other factors materially relevant to the decision to acquire the property.

     The Company does not anticipate making any significant repairs and improvements to Lansing Square over the next few years. Nevertheless, a substantial portion of any such cost would be paid by the tenants.

     The table below sets forth certain information with respect to the occupancy rate at Lansing Square expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.


Year Ending                   Effective Annual Rental
December 31,  Occupancy Rate      Per Square Foot
------------  --------------  -----------------------
    1996           89.0%              $5.51
    1995           76.0                5.81
    1994           75.0                7.28
    1993           92.0                7.38
    1992           90.8                7.26

     Tenants leasing more than 10% of the total square footage are Sams Club, which leases 107,927 square feet, or approximately 46% of the rentable square feet, Baby Superstore, which leases 43,596 square feet, or approximately 19% of the rentable square feet, and Office Max, which leases 24,700 square feet, or approximately 11% of the rentable square feet. Sams Club is a national warehouse club, Baby Superstore is a national retailer of merchandise for infants and children and Office Max is a national office supply chain. The lease with Sams Club requires Sams Club to pay base rent equal to $7.31 per square foot per annum payable monthly until November 30, 2011. The Sams Club lease contains no option to renew. The lease with Baby Superstore requires Baby Superstore to pay base rent equal to $6.50 per square foot per annum payable monthly until October 31, 2000 and $7.00 per square foot per annum payable monthly until December 31, 2001. The Baby Superstore lease contains no
option to renew.   The lease with Office Max requires Office Max to pay base
rent equal to $7.75 per square foot per annum payable monthly until April 30, 2002 and $8.25 per square foot per annum payable monthly until January 31, 2008. The Office Max lease contains no option to renew.

     For federal income tax purposes, the Company's depreciable basis in Lansing Square is approximately $13,000,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 years.







                                      84

     Real estate taxes paid in 1996 for the tax year ended 1995 (the most recent tax year for which information is available) were $1,252,577. The real estate taxes payable were calculated by multiplying Lansing Square's assessed value by an equalizer of 2.1243 and a tax rate of 11.494%.

     At May 31, 1997, a total of 210,810 square feet were leased to eighteen tenants at Lansing Square. The following tables set forth certain information with respect to the amount of and expiration of leases at this Neighborhood Retail Center.




                                                                       Current          Rent per
                      Square Feet          Lease        Renewal        Annual            Square
     Lessee             Leased             Ends         Options         Rent              Foot
     ------             ------             ----         -------         ----              ----
Sam's Club               107,927         11/2011          none         $788,946         $  7.31
Office Max                24,700         01/2008          none          191,425            7.75
Baby Superstore           43,596         01/2006          none          283,374            6.50
Furniture Max              8,000         07/2002          none          116,000           14.50
Blockbuster                6,275         12/2001          none          100,400           16.00
Ameritech                  3,600         06/2000          none           59,328           16.48
Wolf Camera                1,200         06/2002         1/5 yr.         23,376           19.48
Norwest Financial          1,500         01/1999         1/5 yr.         19,875           13.25
Racers Row                 1,500         09/2000          none           23,250           15.50
Cost Cutters                 900         11/2001          none           14,751           16.39
Papa Johns                 1,200         01/2007          none           16,800           14.00
Great American Bagels      2,400         10/2000          none           34,800           14.50
Sterling Vision            1,200         05/1999          none           18,600           15.50
Pappy's Gyros              1,200         08/1997         1/5 yr.         19,200           16.00
Dunkin Donuts              1,112         04/2002          none           21,128           19.00
Discus CD's                1,200         06/1999         1/3 yr.         18,000           15.00
Home Systems               1,200         02/1998          none           17,400           14.50
Happiness Is Pets          2,100         03/2007          none           29,400           14.00
Vacant                    22,698           none           none             none            none




                                      85



                                                                                   Percent of
                                                                       Average        Total      Percent of
                              Approx.                                  Base Rent    Building    Annual Base
                              GLA of         Annual Base               Per Square      GLA          Rent
               Number        Expiring         Rent of       Total      Foot Under  Represented  Represented
Year Ending    of Leases      Leases          Expiring    Annual Base   Expiring   by Expiring  by Expiring
December 31,   Expiring   (square feet)        Leases       Rent1        Leases       Leases       Leases
------------   ---------  -------------      -----------  -----------  ----------  -----------  -----------
 1997              1          1,200          $  19,200    $ 1,794,141  $  16.00        .51%        1.07%
 1998              1          1,200             17,400      1,783,586     14.50         .51        1.00
 1999              3          3,900             59,250      1,775,810     15.19        1.67        3.34
 2000              3          7,500            127,663      1,727,680     17.02        3.21        7.39
 2001              2          7,175            132,065      1,635,291     18.41        3.07        8.08
 2002              3         10,312            169,720      1,511,946     16.46        4.42       11.23
 2003             none        none               none       1,346,893      none        none        none
 2004             none        none               none       1,349,043      none        none        none
 2005             none        none               none       1,349,593      none        none        none
 2006              2         45,696            337,722      1,349,643      7.39       19.57       25.02

(1) No assumptions were made regarding the releasing of expired leases. It is the opinion of the Company's management that the space will be released at market rates.

     The Company received a letter appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers which reported a fair market value for the Lansing Square property, as of January 1, 1997, of $16.3 million.

MAPLE PARK PLACE SHOPPING CENTER, BOLINGBROOK, ILLINOIS

     On January 9, 1997, the Company acquired a Neighborhood Retail Center located at Naperville and Boughton Roads in Bolingbrook, Illinois known as Maple Park Place Shopping Center ("Maple Park") from KBS Retail Limited Partnership, a Delaware limited partnership, an unaffiliated third party, for approximately $15.3 million. The Company funded the purchase using: (i) the proceeds of a short-term loan maturing April 7, 1997 in the amount of approximately $8.0 million from Inland Mortgage Investment Corporation ("IMIC"), an Affiliate of the Company (the "Short-Term Loan"); and (ii) cash and cash equivalents. The Company did not pay any fees in connection with the Short-Term Loan, which bears interest at a rate of 9% per annum. The Company repaid the Short-Term Loan on January 25, 1997 using the proceeds of two loans (the "Mortgage Loans") totaling $12,840,000 from an unaffiliated lender. The Company paid a 1.25% fee in connection with these Mortgage Loans. The Mortgage Loans have a term of seven years and, prior to the maturity date, require payments of interest only, at a rate of 7.8% per year, fixed for the first five years with interest for the remaining two years payable at an annual rate equal to the prime rate plus 0.5%. A majority of the Company's board, including a majority of the Independent Directors, have approved the terms and conditions of the Short-Term Loan. The purchase price for Maple Park was approximately $69.52 per square foot, which the Company concluded was fair and reasonable and within the range of values indicated in an appraisal received by the Company and presented to the Company's board of directors.

     Maple Park was built in 1992, with expansions made in 1994, and consists of a one-story building aggregating 215,722 rentable square feet. As of May 31, 1997, Maple Park was 99% leased. In evaluating Maple Park as a potential acquisition, the Company considered a variety of factors including location,




                                      86


demographics, tenant mix, price per square foot, existing rental rates compared to market rates, and the occupancy of the center. The Company believes that the center is located in a vibrant economic area. Although 75.3% of the rentable square feet at Maple Park is leased to two tenants, the Company's management believes that retenanting of any space which is vacated in the future should be accomplished relatively quickly and at rental rates comparable to those currently paid by the tenants at the facility. The Company did not consider any other factors materially relevant to the decision to acquire the property.

     The Company does not anticipate making any significant repairs and improvements to Maple Park over the next few years. Nevertheless, a substantial portion of any such cost would be paid by the tenants.

     The table below sets forth certain information with respect to the occupancy rate at Maple Park expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending                   Effective Annual Rental
December 31,  Occupancy Rate      Per Square Foot
------------  --------------  -----------------------
    1996           100%       $        8.18
    1995            94                 8.15

     Tenants leasing more than 10% of the total square footage are Kmart, which leases 104,231 square feet, or approximately 49.5% of the rentable square feet and Eagle Foods, which leases 56,706 square feet, or approximately 25.8% of the rentable square feet. Kmart is a national discount retailer of household goods and clothing and Eagle Foods is a national grocery store chain. The lease with Kmart requires Kmart to pay base rent equal to $5.40 per square foot per annum payable monthly until January 31, 2020. The Kmart lease contains no option to renew. The lease with Eagle Foods requires Eagle Foods to pay base rent equal to $10.16 per square foot per annum payable monthly until October 31, 2002 and $10.41 per square foot per annum payable monthly until August 31, 2017. The Eagle Foods lease contains no option to renew.

     For federal income tax purposes, the Company's depreciable basis in Maple Park is approximately $12,205,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 years.

     Real estate taxes paid in 1996 for the tax year ended 1995 (the most recent tax year for which information is available) were $358,415. The real estate taxes payable were calculated by multiplying Maple Park's assessed value by an equalizer of 1.00 and a tax rate of 8.0013%.








                                      87

     At May 31, 1997, a total 212,932 square feet were leased to nineteen tenants at Maple Park. The following tables set forth certain information with respect to the amount of and expiration of leases at this Neighborhood Retail Center.




                                                             Current    Rent per
                           Square Feet   Lease    Renewal    Annual     Square
   Lessee                    Leased      Ends     Options     Rent       Foot
   ------                  -----------   -----    -------    -------    --------
Forrestor Vision               1,400     02/2002     none    $22,400    $16.00
Jamaica Me Crazy               1,400     04/1999     none     19,600     14.00
One Hour Cleaners              1,400     03/2002     none     24,500     17.50
Cellular One                   1,610     03/1998   1/5 yr.    20,930     13.00
Fantastic Sams                 1,190     02/2002   2/5 yr.    19,635     16.50
Joann's Hallmark               5,070     10/2000   1/4 yr.    55,770     11.00
Sonia Video                    4,124     10/1997     none     43,302     10.50
GNC                            1,600     10/1999   1/5 yr.    25,600     16.00
Dentist                        1,600     09/2005   2/5 yr.    30,912     19.32
Gold Gym                      13,200     04/2006     none    105,600      8.00
Associates Financial           3,200     10/1999   1/5 yr.    41,600     13.00
Inbound Sports                 4,012     08/1999   1/5 yr.    60,180     15.00
Mail Boxes                     1,200     12/1999   1/5 yr.    20,400     17.00
Prudential Properties          3,600     08/1999   1/5 yr.    46,800     13.00
Once Upon a Child              2,400     03/2000   1/5 yr.    36,000     15.00
Brueggers Bagels               2,295     01/2005     none     36,720     16.00
Prairie Paint, J.C. Licht      2,400     11/1998   1/3 yr.    38,400     16.00
Eagle Foods                   57,000     08/2017     none    576,133     10.16
Kmart                        104,231     01/2020     none    589,157      5.65
Vacant                         2,790        --        --         --        --






                                      88


                                                                     Average
                                                                     Base Rent
                                                                       Per         Percent of      Percent of
                            Approx.                                   Square          Total        Annual Base
                            GLA of       Annual Base                   Foot        Building GLA       Rent
               Number of   Expiring        Rent of      Total          Under       Represented     Represented
Year Ending      Leases     Leases         Expiring     Annual       Expiring      by Expiring     by Expiring
December 31,    Expiring  (square feet)     Leases    Base Rent1      Leases          Leases          Leases
------------   ---------  -------------  -----------  ----------     ---------     ------------    -----------
 1997             4          9,654       $  89,502    $1,809,262     $   12.45          4.39%          4.95%
 1998             2          3,935          58,130     1,728,492         14.77          1.80           3.36
 1999             6         15,012         217,386     1,676,871         14.48          6.82          12.96
 2000             2          7,470          96,705     1,462,096         12.95          3.39           6.61
 2001            none         none           none      1,363,455          none          none           none
 2002             1          1,190          22,015     1,368,279         18.50          0.50           1.61
 2003            none         none           none      1,358,219          none          none           none
 2004            none         none           none      1,359,610          none          none           none
 2005             2          3,895          74,923     1,359,610         19.24          1.77           5.51
 2006             1         13,200         105,600     1,284,687          8.00          6.00           8.22


(1)  No assumptions were made regarding the releasing of expired leases.
It is the opinion of the Company's management that the space will be released at market rates.

     The Company received a letter appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers which reported a fair market value for the Maple Park property, as of December 10, 1996, of not less than $15.3 million.


THE FOLLOWING SETS FORTH INFORMATION REGARDING THE COMPANY'S REMAINING
PROPERTIES.

THE WALGREENS/DECATUR PROPERTY

     On January 31, 1995, the Company acquired the Walgreens/Decatur property from Inland Property Sales, Inc. ("IPS"), an Affiliate of the Advisor, for the purchase price of $1,209,053, including acquisition costs of $482. Although it was originally anticipated that this property would be acquired on an all cash basis, management of the Company made the determination, based on the recommendations of the Advisor, that the investment objectives of the Company would be better met by assuming a portion of the first mortgage loan secured by such property, since: (i) the terms of the current first mortgage loan are more favorable for the Company than mortgage rates currently available from unaffiliated third parties; and (ii) the Company was able to apply its available cash towards the acquisition of an additional property. The Walgreen Company ("Walgreens"), which is the largest drug store chain in the United States based on sales volume and is considered to be creditworthy by the Company, leases 100% of the free-standing building, which has 13,500 square-feet of GLA and was constructed in 1988. IPS purchased the Walgreens/Decatur property in 1990 for a purchase price of $1,152,500, including a cash down payment of $112,500 and first-mortgage debt of $1,040,000. On June 9, 1994, IPS refinanced the Walgreens/Decatur property. The existing first-mortgage loan was retired in the amount of $1,025,498, including nine days of interest at $2,462. A new first mortgage loan was funded in the principal amount of $1,075,000.







                                      89



     The following table describes the formulation of the purchase price paid by the Company:


        IPS 1990 cash down payments for purchase ..........  $  112,500
        1994 excess refinancing proceeds received by IPS ..     (24,044)
        Costs of June 9, 1994 refinancing
             Closing costs paid by IPS to third parties ...      34,364
             Closing costs paid by IPS to Affiliate .......      10,751
        Initial paydown of first mortgage loan ............     300,000
        Acquisition costs .................................         482
        Assumption of first mortgage loan .................     775,000
                                                             ----------

        Total Purchase Price ..............................  $1,209,053
                                                             ==========


     As of May 31, 1997, the balance of the assumed mortgage was approximately $736,000. This mortgage has an interest rate of 7.655%, amortizes over a 25-year period and matures May 31, 2004. The Company is responsible for monthly payments of principal and interest of $5,689.

THE EAGLE CREST SHOPPING CENTER

     On March 1, 1995, the Company acquired the Eagle Crest Shopping Center ("Eagle Crest"), a Neighborhood Retail Center located in Naperville, Illinois, from IPS for $4,816,970, including acquisition costs of $11,059. Although it was originally anticipated that Eagle Crest would be acquired on an all-cash basis, management of the Company determined, based on the recommendation of the Advisor, that the investment objectives of the Company would be better met by assuming a portion of the first mortgage loan held by IPS secured by such property, as well as entering into a loan agreement with IPS for the balance of the purchase price. By utilizing seller financing to purchase Eagle Crest, the Company was able to begin receiving the net income, after debt service payments, from Eagle Crest on an expedited basis, thus increasing the Company's earnings. Eagle Crest aggregates 67,650 square feet of GLA and as of May 31,
1997 was 97% leased.  Its major tenant is Eagle Foods, Inc. ("Eagle").   IPS
purchased Eagle Crest in April 1991 for $3,200,000, including a cash down payment of $457,813, first- and second-mortgage debt of $2,244,139 and a note owed to the seller in the amount of $493,192. In 1992, IPS refinanced the first-mortgage debt in the principal amount of $2,450,000, realizing $76,792 in net refinancing proceeds. Since purchasing Eagle Crest, IPS expended $142,441 for capital improvements at the property. On March 1, 1994, IPS again refinanced Eagle Crest, increasing the principal amount of the first mortgage loan from $2,450,000 to $3,600,000, using the additional $1,150,000 in loan proceeds, plus $50,000 of IPS's funds, to reimburse $1,200,000 to Eagle for the improvements made by Eagle to its store. In return for the reimbursement Eagle began paying an additional $157,500 per annum in rent under its lease.






                                      90



     The following table describes the formulation of the purchase price paid by the Company:


     IPS 1991 cash downpayment for purchase .............. $  457,813
     Cumulative IPS capital improvements to Eagle Crest ..    142,441
     1992 excess refinancing proceeds received by IPS ....    (76,792)
     1994 Refinancing:
          Closing costs paid by IPS to third parties .....     59,995
          Closing costs paid by IPS to Affiliate .........     36,000
     Loan guarantee fee paid by IPS to Affiliate .........     12,500
     Assumption of first mortgage loan ...................  3,600,000
     1994 pay-off of note by IPS to original seller ......    220,000
     Pay-off of unpaid notes owed to original seller .....    353,954   *
     Acquisition costs ...................................      1,059
                                                           ----------


     Total Purchase Price                                  $4,816,970
                                                           ==========

* Amount of principal and accrued interest due as of July 1, 1994. Interest accrued at the rate of $1,970 per month and this amount was adjusted at the time of purchase by the Company.

     The balance of the assumed mortgage was paid in full in April 1995 with interest at 9.5% per annum. The total amount paid was $3,551,100, of which $3,533,760 was principal and $17,340 was interest. The deferred portion of the purchase price, totaling $1,212,427, was paid to IPS in full, including accrued interest of $22,009, in May 1995.

MONTGOMERY-GOODYEAR SHOPPING CENTER

     On September 14, 1995, the Company acquired the Montgomery-Goodyear Shopping Center ("Montgomery-Goodyear"), a Neighborhood Retail Center located in Montgomery, Illinois, from an unaffiliated third party for $1,145,992, including acquisition costs of $5,992. A portion of the purchase price was evidenced by a promissory note payable to Inland Mortgage Investment Corporation, an affiliate of the Advisor ("IMIC"), in the gross amount of $600,000, bearing interest at a rate of 10.9% per annum and maturing on October 14, 1995. The remainder of the purchase price, net of prorations, of approximately $535,000 was funded with proceeds of one of the Prior Offerings. The promissory note was paid in full in October 1995. The total amount paid was $604,260, of which $600,000 was principal and $4,260 was interest. Montgomery-Goodyear, built in 1991, aggregates 12,863 square feet of gross leasable area ("GLA") and, its major tenant is Goodyear Tire & Rubber Co.

THE HARTFORD/NAPERVILLE PLAZA PROPERTY

     On September 14, 1995, the Company acquired Hartford/Naperville Plaza ("Hartford/Naperville") located in Naperville, Illinois from an unaffiliated third party for $4,414,015, including acquisition costs of $14,015. A portion of the purchase price was evidenced by a promissory note payable to IMIC, in the gross amount of $600,000, bearing interest at a rate of 10.9% per annum and maturing on October 14, 1995. In addition, the Company paid closing costs of $13,915 and deposited $150,000 in an escrow account for leasehold improvements to the Blockbuster, Inc. space. The remainder of the purchase price was funded with proceeds of one of the Prior Offerings. The promissory note was paid in full in October 1995. The total amount paid was $605,102, of which $600,000 was principal and $5,102 was interest. Hartford/Naperville aggregates 43,862 square feet of GLA and construction was completed in July 1995. Its anchor tenants include nationally recognized tenants such as Sears Hardware with 21,000 square feet and Blockbuster Video with 6,500 square feet, as well as Keller/Williams Realty with 6,160 square feet.







                                      91



NANTUCKET SQUARE SHOPPING CENTER

     On September 20, 1995, the Company acquired Nantucket Square Shopping Center ("Nantucket Square"), a Neighborhood Retail Center located in Schaumburg, Illinois from an unaffiliated third party for a purchase price of $4,257,918, including acquisition costs of $4,913. A portion of the purchase price was evidenced by a promissory note payable to IMIC in the gross amount of $3,550,000, bearing interest at a rate of 10.5% per annum and maturing on November 19, 1995. The remainder of the purchase price was funded with proceeds of one of the Prior Offerings. The promissory note was paid in full in December 1995. The total amount paid was $3,612,011, of which $3,550,000 was principal and $62,011 was interest. There are two buildings on the property, one of which is a one-story, multi-tenant shopping mall located on approximately 7.75 acres of land containing 53,720 square feet. The other building is a one-story, free-standing building which houses a Burger King restaurant containing approximately 3,260 square feet.

ANTIOCH PLAZA

     On December 28, 1995, the Company purchased the Antioch Plaza property ("Antioch Plaza"), a Neighborhood Retail Center located in Antioch, Illinois from an unaffiliated third party for $1,750,365, including acquisition costs of $365. A portion of the purchase price was evidenced by a promissory note payable to Inland Real Estate Investment Corporation, an affiliate of the Advisor ("IREIC"), in the aggregate principal amount of $660,000, which bore interest at a rate of 9.5% per annum. The remainder of the purchase price, net of prorations of approximately $1,100,000 was funded with proceeds of one of the Prior Offerings. The loan to IREIC was repaid in full on January 9, 1996 including $1,163 in interest. Antioch Plaza, built in 1995, consists of a two-building, free-standing, masonry-constructed strip center aggregating 19,810 square feet of gross leasable area. Its major tenant is Blockbuster Video which leases 6,500 square feet of GLA.

THE MUNDELEIN PLAZA PROPERTY

     On March 29, 1996, the Company purchased the Mundelein Plaza property ("Mundelein Plaza"), a Neighborhood Retail Center located in Mundelein, Illinois from an unaffiliated third party for $5,658,230, including acquisition costs of $8,230, on an all cash basis. Mundelein Plaza, built in 1990, consists of two one-story, multi-tenant brick and block strip centers located on approximately 4.3 acres of land. Mundelein Plaza aggregates 67,896 square feet of GLA and was constructed in 1990. Its anchor tenant is Sears Home Life with 47,000 square feet. The seller is providing a lease guaranty for 6,181 square feet of space, on a net basis, through December 1997. A total of 4,088 square feet of the space which is subject to the lease guaranty is currently leased by Color Tile, Inc., which recently filed for financial and reorganization protection under the federal bankruptcy laws. This tenant continues to occupy its space and is anticipated to pay its monthly rent. The bankruptcy petition filed with the bankruptcy court stated that this tenant planned on closing a number of its other stores. The Company has been advised that Color Tile, Inc. considers the store at Mundelein Plaza to be one of its best performing stores and the Company does not anticipate the closing of the Color Tile store at Mundelein Plaza.

REGENCY POINT SHOPPING CENTER

     On April 5, 1996, the Company acquired Regency Point Shopping Center located in Lockport, Illinois ("Regency Point") from an unaffiliated third party for $5,700,000. As part of the acquisition, the Company assumed the existing first mortgage loan of approximately $4,473,200, along with a related interest rate swap agreement. The remainder of the purchase price of approximately $1,226,800 was funded, after prorations, with proceeds of one of the Prior Offerings. Regency Point is located in the Des Plaines River Valley Enterprise Zone, therefore, the assessed value of the property will remain fixed until the year 2003. The first mortgage










                                      92

loan has a floating interest rate of 180 basis points over the 30-day LIBOR rate, which rate is adjusted monthly and amortizes over 25 years. Regency Point, built in 1993 and 1994, consists of a one-story, multi-tenant brick and block strip center aggregating 54,875 of rentable square feet. Its anchor tenants include nationally recognized tenants such as Walgreens with 13,000 square feet, Ace Hardware with 15,505 square feet and the United States Postal Service with 2,503 square feet.

PROSPECT HEIGHTS PLAZA

     On June 17, 1996, the Company acquired Prospect Heights Plaza ("Prospect Heights"), a Neighborhood Retail Center located in Prospect Heights, Illinois from an unaffiliated third party for a purchase price of $2,165,000 on an all cash basis. Prospect Heights, built in 1985, consists of two one-story, multi-tenant brick buildings aggregating 28,080 rentable square feet. The center's major tenants are Walgreens with 12,600 square feet, United Farm Stands Corp. with 4,680 square feet and Blockbuster Video with 6,250 square feet.

MONTGOMERY-SEARS SHOPPING CENTER

     On June 17, 1996, the Company acquired the Montgomery-Sears Shopping Center ("Montgomery-Sears"), a Neighborhood Retail Center located in Montgomery, Illinois, from an unaffiliated third party for a purchase price of $3,419,000 on an all cash basis. Montgomery-Sears, built in 1990, is a one-story, multi- tenant concrete masonry building aggregating 34,600 rentable square feet. The center's major tenants are Sears Hardware with 20,000 square feet and Blockbuster Video with 7,000 square feet.

THE ZANY BRAINY STORE

     On July 1, 1996, the Company acquired a single-user retail property in Wheaton, Illinois from an unaffiliated third party for a purchase price of $2,455,000 on an all cash basis. This facility has been leased 100% to Children's Concepts, Inc. which does business as Zany Brainy and sells children's books, computer software, toys, and related items. The facility aggregates 12,499 rentable square feet.

SALEM SQUARE SHOPPING CENTER, COUNTRYSIDE, ILLINOIS

     On August 2, 1996, the Company acquired a Neighborhood Retail Center located at the intersection of Plainfield Road and Brainard Avenue in Countryside, Illinois known as Salem Square Shopping Center ("Salem Square") from Salem Square Ltd., an Illinois limited partnership and American National Bank & Trust of Chicago, not individually but as trustee under Trust No. 57190, an unaffiliated third party, for approximately $6.2 million which was funded entirely out of the Company's cash and cash equivalents. Salem Square was built in two phases in 1961 and 1985 and consists of a single-story commercial multi-tenant retail facility aggregating 112,310 rentable square feet. The center's major tenants are Marshall's, which leases 29,827 square feet and T.J. Maxx, which leases 63,535 square feet.

HAWTHORN VILLAGE COMMONS, VERNON HILLS, ILLINOIS

     On August 15, 1996, the Company acquired a Neighborhood Retail Center located at the northeast corner of Town Line Road and Lakeview Parkway in Vernon Hills, Illinois known as Hawthorn Village Commons ("Hawthorn Village") from LaSalle National Trust, N.A., successor to LaSalle National Bank, as Trustee under Trust Agreement known as Trust 106520 and Endowment and Foundation Realty, Ltd. - JMB I, an unaffiliated third party, for approximately $8.4 million. The Company funded the purchase using: (i) the proceeds of a short-term loan maturing August 23, 1996 in the amount of approximately $2.9 million from Inland Mortgage Investment Corporation ("IMIC"), an Affiliate of the Company (the "Short-Term Loan"); and (ii) cash and cash equivalents. The Company did not pay any fees in connection with the Short-Term Loan,









                                      93



which bears interest at a rate of 8% per annum. A majority of the Company's board, including a majority of the Independent Directors, has approved the terms and conditions of the Short-Term Loan. The Company repaid the Short-Term Loan using the proceeds of a loan (the "Mortgage Loan") in the amount of $3,955,000 from LaSalle National Bank, an unaffiliated lender. The Company has paid a 1% origination fee to the lender of the Mortgage Loan. The Mortgage Loan has a term of five years and, prior to the maturity date, requires payments of interest only, at an annual rate of 7.85%. Hawthorn Village was built in 1978 and remodeled in 1993 and consists of two single-story buildings comprising a multi-tenant neighborhood retail facility aggregating 98,686 rentable square feet. The Company's major tenants are Dominick's, a grocery store, which leases 46,984 square feet, and Walgreens, a drug store, which leases 11,974 square feet.

SIX CORNERS PLAZA, CHICAGO, ILLINOIS

     On October 18, 1996, the Company acquired a Neighborhood Retail Center located at 3920 North Cicero Avenue in Chicago, Illinois known as Six Corners Plaza ("Six Corners") from MBL Life Assurance Corporation, an unaffiliated third party, for approximately $6.0 million. The purchase price was funded using cash and cash equivalents. Six Corners was built in 1966 and consists of a two-story building aggregating 80,650 rentable square feet. The center's major tenants are Bally's Chicago Health & Tennis Club, which leases 45,803 square feet, or approximately 57% of the rentable square feet, and Illinois Masonic, which leases 15,338 square feet, or approximately 19% of the rentable square feet.

SPRING HILL FASHION CORNER, WEST DUNDEE, ILLINOIS

     On November 13, 1996, the Company acquired a Neighborhood Retail Center located at 830-890 West Main Street, West Dundee, Illinois known as Spring Hill Fashion Corner ("Spring Hill") from JMB/Spring Hill Associates, an unaffiliated third party, for approximately $9.2 million. The purchase price was funded using cash and cash equivalents, including the proceeds of monies previously drawn against the Company's line of credit provided by LaSalle Bank on September 30, 1996. Spring Hill was built in 1985 and consists of a one-story building aggregating 125,198 rentable square feet. The center's major tenants are Michael's, which leases 30,000 square feet, and T. J. Maxx, which leases 25,161 square feet.

GRAND & HUNT CLUB OUTLOT CENTER, GURNEE, ILLIONOIS

     On December 24, 1996, the Company acquired a Neighborhood Retail Center located at Grand Avenue and Hunt Club Road in Gurnee, Illinois known as Grand & Hunt Club Outlot Center ("Hunt Club") from Butler Real Estate, Inc., an unaffiliated third party, for approximately $3.6 million. The purchase price was funded using cash and cash equivalents. Hunt Club was built in 1996 and consists of a one-story building aggregating 21,222 rentable square feet. The center's main tenants are Super Crown Books, which leases 16,722 square feet and Helzberg's Diamond Shops d/b/a Jewelry 3 ("Jewelry 3"), which leases 4,500 square feet.

THE QUARRY OUTLOT, HODGKINS, ILLINOIS

     On December 24, 1996, the Company acquired a Neighborhood Retail Center located at La Grange Road and Joliet Road in Hodgkins, Illinois known as The Quarry Outlot ("The Quarry") from Butler Real Estate, Inc., an unaffiliated third party, for approximately $1.8 million. The purchase price was funded using cash and cash equivalents. The Quarry was built in 1996 and consists of a one-story building aggregating 9,650 rentable square feet. The center's main tenants are Helzberg's Diamond Shops d/b/a Jewelry 3, which leases 4,700 square feet, Casual Male Big and Tall, which leases 3,150 square feet, and Dunkin Donuts/ Baskin Robbins, which leases 1,800 square feet.




                                      94

CRESTWOOD PLAZA SHOPPING CENTER, CRESTWOOD, ILLINOIS

     On December 27, 1996, the Company acquired a Neighborhood Retail Center located at 13335 South Cicero Avenue in Crestwood, Illinois known as Crestwood Plaza Shopping Center ("Crestwood Plaza") from Inland Property Sales, Inc., an affiliated third party, for approximately $1.81 million. The purchase price was funded using cash and cash equivalents. Crestwood Plaza was built in 1992 and consists of a one-story building aggregating 20,044 rentable square feet. The center's main tenants are Entenmann's Inc., which leases 13,644 square feet, and Pet Supplies Plus, which leases 6,400 square feet.

PARK ST. CLAIR PLAZA, SCHAUMBURG, ILLINOIS

     On December 31, 1996, the Company acquired a Neighborhood Retail Center located at the corner of Higgins and Meacham Roads in Schaumburg, Illinois known as Park St. Clair Plaza ("Park St. Clair") from KHF Land Partnership, an unaffiliated third party, for approximately $1.525 million. The purchase price was funded using cash and cash equivalents. Park St. Clair was built in 1994 and consists of a one-story building aggregating 11,859 rentable square feet. The center's main tenants are Hallmark Cards, which leases 7,669 square feet, and Ameritech Mobile Comm, which leases 4,190 square feet.

THE SUMMIT OF PARK RIDGE, PARK RIDGE, ILLINOIS

     On December 31, 1996, the Company acquired a Neighborhood Retail Center located at 100-150 Euclid Avenue in Park Ridge, Illinois known as The Summit of Park Ridge ("The Summit") from WHPX-S Real Estate Limited Partnership, an unaffiliated third party, for approximately $3.2 million. The purchase price was funded using cash and cash equivalents. The Summit was built in 1986 and consists of a one-story building aggregating 33,248 rentable square feet. The center's main tenants are Giappo's Pizza, which leases 3,683 square feet, and Le Peep Restaurant, which leases 3,621 square feet.

AURORA COMMONS SHOPPING CENTER, AURORA, ILLINOIS

     On January 24, 1997, the Company acquired a Neighborhood Retail Center located at Route 31 and Indian Trail Road in Aurora, Illinois known as Aurora Commons Shopping Center ("Aurora Commons") from Aurora Commons Limited Partnership and Northpoint Two Limited Partnership, unaffiliated third parties, for approximately $11.5 million. The purchase price was funded using cash and cash equivalents as well as by issuing a note assuming the existing first mortgage (the "Mortgage") granted in favor of the John Hancock Life Insurance Company, which has a remaining principal balance of approximately $9.58 million. The Mortgage requires the payment of principal and interest at a rate of 9.0% per annum until the maturity date of October 31, 2001 and is cross defaulted with a separate mortgage on the Southpoint Shopping Center located in Arlington Heights, Illinois, which was simultaneously acquired by an Affiliate of the Advisor. Aurora Commons was built in 1988 and consists of a one-story building aggregating 127,510 rentable square feet. The center's major tenant is Jewel/Osco, which leases 64,965 square feet.

LINCOLN PARK PLACE SHOPPING CENTER, CHICAGO, ILLINOIS

     On January 24, 1997, the Company acquired a Neighborhood Retail Center located at 666-670 West Diversey Parkway in Chicago, Illinois known as Lincoln Park Place Shopping Center ("Lincoln Park") from Clark & Diversey Limited Partnership, an unaffiliated third party, for approximately $2.1 million.
The Company funded the purchase using: (i) the proceeds of a short-term loan maturing February 3, 1997 in the amount of approximately $2.0 million from Inland Mortgage Investment Corporation ("IMIC"), an Affiliate of the Company (the "Short-Term Loan"); and (ii) cash and cash equivalents. The Company did not pay any fees in connection with the Short-Term Loan, which bears interest at a rate of 9% per annum. A majority of the




                                      95


Company's board, including a majority of the Independent Directors, have approved the terms and conditions of the Short-Term Loan. The Company repaid the Short-Term Loan on January 25, 1997 using the proceeds of two loans (the "Mortgage Loans") totaling $12,840,000 from an unaffiliated lender. The Company paid a 1.25% fee in connection with these Mortgage Loans. The Mortgage Loans have a term of seven years and, prior to the maturity date, require payments of interest only, at a rate of 7.8% per year, fixed for the first five years with interest for the remaining two years payable at an annual rate equal to the prime rate plus 0.5%. Lincoln Park was built in 1990 consists of a one-story building aggregating 10,678 rentable square feet. The center has two tenants which lease all of the leasable area, Nordic Trak and Lechter's.

NILES SHOPPING CENTER, NILES, ILLINOIS

     On April 11, 1997, the Company acquired a Neighborhood Retail Center located at 8351 West Golf Road in Niles, Illinois known as Niles Shopping Center ("Niles Center") from American National Bank and Trust Company as Trustee for Trust No. 77302, an unaffiliated third party, for approximately $3.28 million. The purchase price was funded using cash and cash equivalents. Niles Center was built in 1982 and consists of a one-story building aggregating 26,117 rentable square feet. The center's major tenants are Intermac Technologies, which leases 7,000 square feet; Wolf Camera, which leases 6,600 square feet; Jennifer Convertibles, which leases 3,375 square feet; Crown Books, which leases 3,367 square feet; and ACEL Cell Phones, which leases 3,275 square feet.

COBBLERS MALL, ELGIN, ILLINOIS

     On May 6, 1997, the Company acquired a Neighborhood Retail Center located at Summit Road and Route 58 in Elgin, Illinois known as Cobblers Mall from Hamilton Partners, an unaffiliated third party, for approximately $10.953 million. The purchase price was funded using cash and cash equivalents. Cobblers Mall was built in 1993 and consists of a one-story, multi-tenant retail facility aggregating 102,643 rentable square feet. The center's major tenant is a Jewel/Osco, which leases 64,938 square feet.

MALLARD MALL, ELK GROVE VILLIGE, ILLINOIS

     On May 6, 1997, the Company acquired a Neighborhood Retail Center located at the northeast corner of Meacham Road and Nerge Road in Elk Grove Village, Illinois known as Mallard Mall from Hamilton Partners, an unaffiliated third party, for approximately $8.1 million. The purchase price was funded using cash and cash equivalents. Mallard Mall was built in 1993 and consists of a one-story, multi-tenant retail facility aggregating 82,949 rentable square feet. The center's major tenant is Eagle Foods, which leases 56,668 square feet.

AMERITECH OUTLOT BUILDING, JOLIET, ILLINOIS

     On May 9, 1997, the Company acquired a Neighborhood Retail Center located at 3330 West Mall Loop Drive in Joliet, Illinois known as Ameritech Outlot Building ("Ameritech Outlot") from LJ Partners, an unaffiliated third party, for approximately $1.050 million. The purchase price was funded using cash and cash equivalents. Ameritech Outlot was built in 1995 and consists of a one-story, single tenant retail outlot building aggregating 4,504 rentable square feet. The center's only tenant (leasing 100% of the leasable area) is Ameritech Cellular.

DOMINICK'S FINER FOODS, SCHAUMBURG, ILLINOIS

     On May 29, 1997, the Company acquired a Neighborhood Retail Center located at 1293 East Higgins Road in Schaumburg, Illinois which is leased to Dominick's Finer Foods from Rybychi, L.P., an unaffiliated










                                      96



third party, for approximately $10.691 million. The purchase price was funded using cash and cash equivalents. Due to the nature of the property, the Property Management Fee charged by on of the Advisor's Affiliates will be reduced from 4.5% of the property's gross revenues to 2.0% of the property's gross revenues. This Property Management Fee will not be subordinated to Distributions. This store was built in 1996 and consists of a one-story, single-tenant retail facility aggregating 71,400 rentable square feet.

CALUMET SQUARE SHOPPING CENTER, CALUMET CITY, ILLINOIS

     On June 2, 1997, the Company acquired a Neighborhood Retail Center located at 777 River Oaks Drive in Calumet City, Illinois known as Calumet Square Shopping Center from River Oaks Limited Partnership, an unaffiliated third party, for approximately $2.108 million. The purchase price was funded using cash and cash equivalents. Calumet Square was built in 1967, with upgrades in 1987 and 1994, and consists of a one-story two tenant retail facility and an outlot building, aggregating 39,936 rentable square feet. The center's two tenants are Super Trak, which leases 18,828 square feet, and Aronson Furniture, which leases 18,828 square feet.

DOMINICK'S FINER FOODS, HIGHLAND PARK, ILLINOIS

     On June 17, 1997, the Company acquired a Neighborhood Retail Center located at the southwest corner of West Park Avenue and Skokie Road in Highland Park, Illinois which is leased to Dominick's Finer Foods from Rybychi L.P., an unaffiliated third party, for approximately $12.8 million. The purchase price was funded using cash and cash equivalents. Due to the nature of the property, the Property Management Fee charged by on of the Advisor's Affiliates will be reduced from 4.5% of the property's gross revenues to 2.0% of the property's gross revenues. This Property Management Fee will not be subordinated to Distributions. This store was built in 1996 and consists of a one-story, single tenant retail facility aggregating 71,838 rentable square feet.

SEQUOIA PLAZA SHOPPING CENTER, MILWAUKEE, WISCONSIN

     On June 17, 1997, the Company acquired a Neighborhood Retail Center located at 6807 West Brown Deer Road in Milwaukee, Wisconsin known as Sequoia Plaza Shopping Center from Chicago Title & Trust Company as a qualified intermediary for The Sequoia Company, an unaffiliated third party, for
approximately $3.010 million.   The purchase price was funded using cash and
cash equivalents. Sequoia Plaza was built in 1988 and consists of a one-story, multi-tenant retail facility aggregating 35,447 rentable square feet. The center's major tenants are Play It Again Sports, which leases 3,984 square feet, U.S. Post Office, which leases 5,580 square feet and Kinko's, which leases 4,960 square feet.

RIVER SQUARE SHOPPING CENTER, NAPERVILLE, ILLINOIS

     On June 20, 1997, the Company acquired a Neighborhood Retail Center located at Washington Street and Chicago Avenue in Naperville, Illinois known as River Square Shopping Center from General American Life Insurance Company, an unaffiliated third party, for approximately $6.050 million. The purchase
price was funded using cash and cash equivalents.   River Square was built in
1988 and consists of a two-story, multi-tenant retail facility aggregating 58,566 rentable square feet. The center's major tenants are Harbour Contractors, which leases 11,730 square feet and Salon Suites, which leases 7,720 square feet.

POTENTIAL PROPERTY ACQUISITIONS

     OAK FOREST COMMONS, OAK FOREST, ILLINOIS. The Company has entered into a letter agreement to purchase a Neighborhood Retail Center located at the northeast corner of 159th Street and Central Avenue in









                                      97

Oak Forest, Illinois known as Oak Forest Commons ("Oak Forest"). Under the terms of the acquisition, the Company would purchase Oak Forest from T-L Oak Forest Commons, Inc., an unaffiliated third party, for approximately $11.84 million. The Company has made an initial deposit on the purchase of approximately 10% of the purchase price using cash and cash equivalents. The Company anticipates that the remainder of the purchase price will be payable in stages as the property is redeveloped and the anticipated main tenant, Dominick's Finer Foods, Inc., begins paying rent under a lease agreement. The Company anticipates that redevelopment of the property will be completed, the balance of the purchase price will be paid and title to the property will be transferred, within one year after a definitive agreement is signed. Execution of a definitive agreement is subject to completion of business and legal due diligence, which the Advisor is undertaking on behalf of the Company, and receipt of a final environmental report indicating no environmental concerns on the property. No acquisition fees will be payable in connection with the acquisition of Oak Forest. There can be no assurance that the Company will complete the acquisition of Oak Forest. Oak Forest is anticipated to be completed within one year after a definitive purchase agreement is signed, and is expected to consist of a one-story building comprising a multi-tenant community retail facility aggregating approximately 106,200 rentable square feet. The center is expected to be anchored by a Dominick's "Fresh Store," which is expected to lease approximately 70,000 square feet.

     DOWNERS GROVE PLAZA, DOWNERS GROVE, ILLINOIS. The Company has entered into a letter agreement to purchase a Neighborhood Retail Center located at the northwest corner of Ogden Avenue and Williams Street in Downers Grove, Illinois known as Downers Grove Plaza ("Downers Grove"). Under the terms of the acquisition, the Company would purchase Downers Grove from T-L Downers Grove Plaza, Inc., an unaffiliated third party, for approximately $16.65 million. The Company has made an initial deposit on the purchase of approximately 10% of the purchase price using cash and cash equivalents. The Company anticipates that the remainder of the purchase price will be payable in stages as the property is redeveloped and the anticipated main tenant, Dominick's Finer Foods, Inc., begins paying rent under a lease agreement. The Company anticipates that redevelopment of the property will be completed, the balance of the purchase price will be paid and title to the property will be transferred, within one year after a definitive agreement is signed. Execution of a definitive agreement is subject to completion of business and legal due diligence, which the Advisor is undertaking on behalf of the Company, and receipt of a final environmental report indicating no environmental concerns on the property. No acquisition fees will be payable in connection with the acquisition of Downers Grove. There can be no assurance that the Company will complete the acquisition of Downers Grove.

     Downers Grove is anticipated to be completed within one year after a definitive purchase agreement is signed, and is expected to consist of a one-story building comprising a multi-tenant community retail facility aggregating approximately 102,385 rentable square feet. The center is expected to be anchored by a Dominick's "Fresh Store," which is expected to lease approximately 72,000 square feet.









                                      98

                                CAPITALIZATION


     The following table sets forth the historical capitalization of the Company as of March 31, 1997 and the pro forma capitalization of the Company as of that date as adjusted to give effect to the sale of all Shares in the Prior Offerings and in this Offering (as if all 21,000,000 Shares, including 1,000,000 Shares to be issued pursuant to the DRP, and the application of the estimated Net Proceeds as described in "Estimated Use of Proceeds." The information set forth in the following table should be read in conjunction with the historical financial statements of the Company included elsewhere in this Prospectus and the discussion set forth in "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."


                                                                    MARCH 31, 1997
                                                                 ---------------------
                                                                 HISTORICAL  PRO FORMA
                                                                 ----------  ---------
                                                                     (IN THOUSANDS)


DEBT:
   Mortgage notes payable .....................................   $ 53,182   $ 53,182
                                                                  --------   --------

STOCKHOLDER'S EQUITY:
   Preferred Stock, $.01 par value, 6,000,000 authorized,
      none outstanding ........................................         --         --
   Common Stock, $.01 par value, 100,000,000 authorized,
      10,855,216 shares issued and outstanding historical;
      36,240,000 shares issued and outstanding pro forma (1) ..        108        360
   Paid-in capital ............................................     94,623    317,511
   Accumulated Distributions in Excess of Net Income ..........     (2,549)    (2,549)
      Total stockholders' equity ..............................     92,182    315,322
                                                                  --------   --------
      Total capitalization ....................................    145,364    368,504
                                                                  ========   ========

-----------------------------
     (1) Does not include Shares issuable upon the exercise of outstanding options granted under the Company's Stock Option Plan for Independent Directors, but does include Share issued pursuant to the Company's Distribution Reinvestment Program.
     (2) The Company was originally capitalized in 1994 through the cash contribution of $200,000 by the Advisor, for which the Advisor received 20,000 Shares.








                                      99

                            PRINCIPAL STOCKHOLDERS


     The following table sets forth certain information regarding the beneficial ownership of Shares as of the date of this Prospectus: (i) each stockholder known by the Company to own beneficially in excess of 5% of the outstanding Shares; (ii) each Director; (iii) each executive officer; and (iv) all Directors and executive officers as a group. Except as otherwise indicated in the footnotes to the table, the persons named below have sole voting and investment power with respect to the Shares beneficially owned by such person.


                                                                       SHARES TO BE
                                                                    BENEFICIALLY OWNED
                                                                     AFTER COMPLETION
                                                                      OF THE OFFERING
                                         SHARES BENEFICIALLY           (ASSUMING THE
                                       OWNED AS OF THE DATE OF       MAXIMUM OFFERING
                                           THIS PROSPECTUS               IS SOLD)
                                      --------------------------  -----------------------
NAME AND ADDRESS OF BENEFICIAL OWNER     NUMBER       PERCENT      NUMBER       PERCENT
------------------------------------  --------------------------  -----------------------
Robert D. Parks (a)(b)                  9,647.0571      *        9,647.0571        *
G. Joseph Cosenza (a)(b)               22,569.0610      *       22,569.0610        *
Roland W. Burris (c)(f)                   1,000.00      *          1,000.00        *
Joel G. Herter (d)                              --      *                --        *
Heidi N. Lawton (e)(f)                          --      *                --        *
Kelly Tucek(a)                                  --      *                --        *
Roberta S. Matlin (a)                     145.7250      *          145.7250        *
Directors and Executive Officers
as a Group
     (seven persons)

--------------
(a) The business address of each of Messrs. Parks and Cosenza, Ms. Tucek and Ms. Matlin is c/o The Inland Group, Inc., 2901 Butterfield Road, Oak Brook, Illinois 60523.

(b) Includes 20,000 Shares owned by the Advisor, of which Messrs. Parks and Cosenza disclaim beneficial ownership. The Advisor is a wholly-owned subsidiary of IREIC, which is an affiliate of TIGI. Messrs. Parks and Cosenza are control persons with respect to TIGI. See, generally, "Management -- the Advisor."

(c) The business address of Mr. Burris is c/o Jones, Ware & Grenard, 180 North LaSalle Street, Suite 3800, Chicago, Illinois 60601.

(d) The business address of Joel G. Herter is 2100 Clearwater Drive, Oakbrook, Illinois 60523.

(e) The business address of Ms. Lawton is c/o Lawton Realty Group, 2100 Clearwater Drive, Suite 106, Oak Brook, Illinois 60523.

(f) Does not include 3,500, 4,000, and 4,500 Shares issuable upon exercise of options granted to Mr. Herter, Mr. Burris and Ms. Lawton, respectively, pursuant to the Company's Independent Director Stock Option Plan.

* Less than 1% of the Company's outstanding Shares, as of the date of this Prospectus.










                                     100


                   MANAGEMENT'S DISCUSSION AND ANALYSIS OF
              THE FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     Certain statements in this "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in this Prospectus constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among other things, limitations on the area in which the Company may acquire properties; risks associated with borrowings secured by the Company's properties; competition for tenants and customers; federal, state or local regulations; adverse changes in general economic or local conditions; competition for property acquisitions with third parties that have greater financial resources than the Company; inability of lessees to meet financial obligations; uninsured losses; risks of failing to qualify as a REIT; and potential conflicts of interest between the Company and its affiliates including the Advisor.

LIQUIDITY AND CAPITAL RESOURCES

     As of July 24, 1996, the Company had received subscriptions for a total of 5,000,000 Shares, thereby completing the initial Offering. On July 24, 1996, the Company commenced a follow-on Offering of 10,000,000 shares plus an additional 1,000,000 shares available for distribution through the DRP. As of March 31, 1997, the Company had received subscriptions for a total of 5,878,866 Shares of the follow-on Offering, resulting in $108,357,364 in Gross Offering Proceeds. As of March 31, 1997, the Company has repurchased 6,350 Shares through the Share Repurchase Program.

     The Company's capital needs and resources are expected to undergo changes as a result of the completion of the initial public offering of Shares, the commencement of the follow-on Offering and the acquisition of properties. Operating cash flow is expected to increase as these additional properties are added to the portfolio. Distributions to Stockholders are determined by the Company's Board of Directors and are dependent on a number of factors, including the amount of funds available for distribution, the Company's financial condition, capital expenditures, and the annual distribution required to maintain REIT status under the Code.


     As of March 31, 1997, the Company had acquired twenty-four properties utilizing approximately $86,523,702 of cash and cash equivalents. Cash and cash equivalents consists of cash and short-term investments. Cash and cash equivalents at March 31, 1997 and December 31, 1996 were $22,647,158 and $8,491,735 respectively. This increase was due to the additional sales proceeds raised and $38,510,000 in loan proceeds from financing the properties. Partially offsetting the increase in cash and cash equivalents was the purchase of seventeen additional properties since March 31, 1996 and the payment of Offering costs.

     The Company intends to use cash and cash equivalents to purchase additional properties, to pay distributions and to pay offering costs.

     The properties owned by the Company are currently generating sufficient cash flow to cover operating expenses of the Company plus pay a monthly distribution on weighted average shares. Commencing with the fourth quarter of 1996, the Company increased the monthly distributions from 8.0% to 8.3% per annum on weighted average shares. Beginning March 1, 1997, the Company increased the monthly distribution paid to 8.5% per annum on weighted average shares. Distributions declared for the three months ended March 31,






                                     101


1997 were $1,941,390, a portion of which represents a return of capital for federal income tax purposes. The return of capital portion of the distributions cannot be determined at this time and will be calculated at year end.

     Management of the Company monitors the various qualification tests the Company must meet to maintain its status as a real estate investment trust. Large ownership of the Company's stock is tested upon purchase to determine that no more than 50% in value of the outstanding stock is owned directly, or indirectly, by five or fewer persons or entities at any time. Management of the Company also determines, on a quarterly basis, that the Gross Income, Asset and Distribution Tests as described in the section of the Prospectus entitled "Federal Income Tax Considerations--Taxation of the Company--REIT Qualification Tests" are met. On an ongoing basis, as due diligence is performed by management of both the Company and the Advisor on potential real estate purchases or temporary investment of uninvested capital, management of both entities determines that the income from the new asset will qualify for REIT purposes. Beginning with the year ended December 31, 1995, the Company qualified as a REIT.

CASH FLOWS FROM OPERATING ACTIVITIES

     Net cash provided by operating activities increased by approximately $980,000 for the three months ended March 31, 1997 to $1,575,693 from $596,106 for the same period in 1996. This increase is due primarily to an increase in net income for the three months ended March 31, 1997, as compared to the net income for the three months ended March 31, 1996. This increase in net income is due to the purchase of additional properties. As of March 31, 1997, the Company had acquired twenty-four properties, as compared to seven properties as of March 31, 1996.

CASH FLOWS FROM INVESTING ACTIVITIES

     During the three months ended March 31, 1997, the Company utilized $11,429,015 in investing activities for the purchase of three properties, as compared to the $5,657,980 utilized in the three months ended March 31, 1996 for the purchase of one property.

CASH FLOWS FROM FINANCING ACTIVITIES

     For the three months ended March 31, 1997, the Company generated $27,550,217 of cash flows from financing activities as compared to $7,413,866 of cash flows generated from financing activities for the three months ended March 31, 1996. This increase is due primarily to the increase in proceeds raised from the Offering of $27,207,053 for the three months ended March 31, 1997, as compared to $9,084,592 of Offering proceeds raised for the three months ended March 31, 1996. This increase is partially offset by an increase in the cash used for the payment of Offering costs for the three months ended March 31, 1997. The increase is also partially offset by an increase in the amount of distributions paid for the three months ended March 31, 1997 of $1,740,481 as compared to the distributions paid for the three months ended March 31, 1996 of $422,750.

     The Advisor has guaranteed payment of all public offering expenses (excluding selling commissions, the marketing contribution and the due diligence expense allowance fee) in excess of 5.5% of the Gross Offering Proceeds of the Offering (the "Gross Offering Proceeds") or all organization and offering expenses (including such selling expenses) which together exceed 15% of the Gross Offering Proceeds. As of March 31, 1997, organizational and offering costs did not exceed this limitation.








                                     102

RESULTS OF OPERATIONS

     As of March 31, 1997, subscriptions for a total of 10,878,866 Shares were received from the public resulting in $108,357,364 in Gross Offering Proceeds, which includes the Advisor's capital contribution of $200,000 and Shares purchased through the DRP.

     Funds from operations ("FFO") means net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and other non-cash items. FFO and funds available for distribution for the three months ended March 31, 1997 and 1996 are calculated as follows:


                                                      March 31,
                                                ---------------------
                                                   1997       1996
                                                ----------  ---------

           Net income ........................  $  884,700   235,266
           Depreciation ......................     741,920   103,091
                                                ----------   -------

             Funds from operations(l) ........   1,626,620   338,357

           Deferred rent receivable (2) ......     (99,411)   (7,295)
           Rental income received under
             Master lease agreements (3) .....      71,599   109,333
                                                ----------   -------


           Funds available for distribution ..  $1,598,808   440,395



(1) FFO does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs. FFO should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flow as a measure of liquidity.

(2) Reference is made to Note (5) of the Notes to Financial Statements of the Company.

(3) As part of the purchase of some of the properties, the Company will receive rent under master lease agreements on some of the spaces currently vacant for periods ranging from one to two years or until the spaces are leased. Generally accepted accounting principles require that as these payments are received, they be recorded as a reduction in the purchase price of the properties rather than as rental income. For the three months ended March 31, 1997 and 1996, the Company has recorded $71,599 and $109,333, respectively of such payments. Reference is made to Note (5) of the Notes to Financial Statements of the Company.

     Total income for the three months ended March 31, 1997 and 1996 was $4,857,771 and $761,079, respectively. This increase was due to the purchase of additional properties. As of March 31, 1997, the Company had acquired twenty-four properties, as compared to seven properties as of March 31, 1996. The purchase of additional properties also resulted in increases in property operating expenses to Affiliates and non-affiliates and depreciation expense.

     The increase in mortgage interest to Affiliates and non-affiliates for the three months ended March 31, 1997, as compared to the three months ended March 31, 1996, is due to several factors. The Company assumed mortgages as part of the purchases of Regency Point and Aurora Commons. The Company also obtained $38,510,000 of financing from an unaffiliated lender, on fourteen properties previously acquired. The







                                     103

Company continues to have a mortgage collateralized by the Walgreens, Decatur property payable to an Affiliate.

     Interest income is the result of cash and cash equivalents being invested in short-term investments until a property is purchased.

     The increases in professional services to non-affiliates and general and administrative expenses to Affiliates and non-affiliates for the three months ended March 31, 1997, as compared to the three months ended March 31, 1996, is due to the management of an increased number of real estate assets.

     The following is a list of approximate physical occupancy levels for the Company's investment properties as of the end of each quarter during 1996 and 1997. N/A indicates the property was not owned by the Company at the end of the quarter.



                                        1996             1997
                             --------------------------  -----
                              at     at     at     at     at
Properties                   03/31  06/30  09/30  12/31  03/31
---------------------------  -----  -----  -----  -----  -----

Walgreens                     100%   100%   100%   100%  100%
 Decatur, Illinois
Eagle Crest                   100%   100%   100%   100%   97%*
 Naperville, Illinois
Montgomery-Goodyear           100%   100%   100%   100%   77%
 Montgomery, Illinois
Hartford/Naperville Plaza     100%   100%   100%   100%  100%
 Naperville, Illinois
Nantucket Square               81%    81%    94%    85%   94%
 Schaumburg, Illinois
Antioch Plaza                  49%    49%    49%    57%   59%*
 Antioch, Illinois
Mundelein Plaza               100%   100%   100%   100%  100%
 Mundelein, Illinois
Regency Point                  N/A    97%    97%    97%  100%
 Lockport, Illinois
Prospect Heights               N/A    78%   100%   100%   83%*
 Prospect Heights, Illinois
Montgomery-Sears               N/A    85%    85%    85%   85%*
 Montgomery, Illinois
Zany Brainy                    N/A    N/A   100%   100%  100%
 Wheaton, Illinois
Salem Square                   N/A    N/A    97%    97%   97%*
 Countryside, Illinois
Hawthorn Village               N/A    N/A    99%    98%   97%
 Vernon Hills, Illinois



                                     104

                                        1996             1997
                             --------------------------  -----
                              at     at     at     at     at
Properties                   03/31  06/30  09/30  12/31  03/31
---------------------------  -----  -----  -----  -----  -----

Six Corners                    N/A    N/A    N/A    92%   94%
 Chicago, Illinois
Spring Hill Fashion Ctr.       N/A    N/A    N/A    95%   96%
 West Dundee, Illinois
Crestwood Plaza                N/A    N/A    N/A   100%  100%
 Crestwood, Illinois
Park St. Claire                N/A    N/A    N/A   100%  100%
 Schaumburg, Illinois
Lansing   Square               N/A    N/A    N/A    89%   90%
 Lansing, Illinois
Summit of Park Ridge           N/A    N/A    N/A    81%   82%*
 Park Ridge, Illinois
Grand and Hunt Club            N/A    N/A    N/A   100%  100%
 Gurnee, Illinois
Quarry Outlot                  N/A    N/A    N/A   100%  100%
 Hodgkins, Illinois
Maple Park Place               N/A    N/A    N/A   N/A    99%
 Bolingbrook, Illinois
Aurora Commons                 N/A    N/A    N/A   N/A    99%
 Aurora, Illinois
Lincoln Park Place             N/A    N/A    N/A   N/A   100%
 Chicago, Illinois



      *As part of the purchase of these properties the Company receives rent under master lease agreements on the space which was vacant at the time of the purchase, resulting in 100% economic occupancy at March 31, 1997 for Antioch, Montgomery-Sears and Salem Square.

      As part of the purchase of Summit of Park Ridge, a portion of the Seller's proceeds were escrowed for the monthly release of master lease payments. The master lease agreements along with credits for signed leases resulted in 93% economic occupancy at March 31, 1997.

      The master lease agreements are for periods ranging from one to two years or until the spaces are leased.

      The Company has received termination fees resulting in 100% economic occupancy for Eagle Crest and Prospect Heights.

SUBSEQUENT EVENTS

     On April 11, 1997, the Company purchased the Niles Shopping Center from an unaffiliated third party for approximately $3,280,000. The property is located in Niles, Illinois and contains 26,117 square feet of leasable space.

     On May 6, 1997, the Company purchased the Mallard Crossing Shopping Center from an unaffiliated third party for approximately $8,000,000. The property is located in Elk Grove Village, Illinois and contains 82,949 square feet of leasable space. Its anchor tenant is Eagle Foods.









                                     105



     On May 6, 1997, the Company purchased Cobblers Crossing Shopping Center from an unaffiliated third party for approximately $10,800,000. The property is located in Elgin, Illinois and contains 102,642 square feet of leasable space. Its anchor tenant is Jewel/Osco.

     On May 9, 1997, the Company purchased Ameritech Outlot from an unaffiliated third party for approximately $1,050,000. The property is located in Joliet, Illinois. It consists of a 4,504 square foot building occupied solely by Ameritech.

     On May 29, 1997, the Company purchased the Schaumburg Dominick's Finer Foods Store, located in Schaumburg, Illinois, from an unaffiliated third party for approximately $10,691,000. The property contains 71,400 square feet of leasable space and is 100% leased to Dominick's Finer Foods.

     On May 30, 1997, the Company purchased Calumet Square from an unaffiliated third party for approximately $2,108,000. The property is located in Calumet City, Illinois and contains 39,936 rentable square feet. Its anchor tenants include Super Trak and Aronson Furniture.

     On June 17, 1997, the Company purchased the Highland Park Dominick's Finer Foods Store, located in Highland Park, Illinois, from an unaffiliated third party for approximately $12,800,000. The property contains 71,442 square feet of leasable space and is 100% leased to Dominick's Finer Foods.

     On June 17, 1997, the Company purchased Sequoia Plaza Shopping Center, located in Milwaukee, Wisconsin, from an unaffiliated third party for approximately $3,010,000. The property contains 35,447 square feet of leasable space and its anchor tenants include Play It Again Sports, U.S. Post Office and Kinko's.

     On June 20, 1997, the Company purchased River Square Shopping Center, located in Naperville, Illinois, from our unaffiliated third party for approximately $6,050,000. The property contains 58,566 square feet of leasable space and its anchor tenants include Harbour Contractors and Salon Suites.

     On the behalf of the Company, the Advisor is currently exploring the purchase of additional shopping centers from unaffiliated third parties.


                      FEDERAL INCOME TAX CONSIDERATIONS

     The Company has been organized and intends to operate in a manner that will permit it to continue to qualify as a REIT under the applicable provisions of the Code and Regulations (the "REIT Requirements") and receive the beneficial tax treatment described below. However, no assurance can be given that the activities and operations of the Company will allow it to continue to meet the REIT Requirements, which are highly technical and complex. The following sets forth the rules with which the Company must comply in order to qualify for treatment as a REIT for tax purposes, the federal income tax consequences to the Company and its Stockholders from the Company's status as a REIT and all material federal income tax consequences to an investor in the Offering. The discussion is qualified in its entirety by the applicable REIT qualification provisions contained in the Code, the rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof. Shefsky & Froelich Ltd. has acted as tax counsel to the Company in connection with the organization of the Company and its election to be taxed as a REIT for federal income tax purposes and has rendered the opinion set forth below. The tax implications of an investment in the Company's Shares is set forth in "--Taxation of Stockholders" in this Section. Each prospective purchaser of Shares, however, is urged to consult his tax advisor with respect to the federal, state, local, foreign and other tax consequences of the purchase, ownership and disposition of Shares which may be to his particular tax situation.






                                     106



     In general, a corporation that invests primarily in real estate can qualify as a REIT, if it complies with the detailed REIT provisions in Code Sections 856-860, and as a REIT can claim tax deductions for the dividends it pays to its stockholders. Such a corporation is, therefore, generally not taxed on its "REIT taxable income" to the extent such income is currently distributed to stockholders, thereby substantially eliminating the "double taxation" that to which a corporation is generally subject. However, as discussed in greater detail below, such an entity could be subject to tax in certain circumstances even if it qualifies as a REIT and would likely suffer adverse consequences, including a reduction in cash available for distribution to the Stockholders. See "--Taxation of the Company--Failure to Qualify" in this Section. The Company represents that it filed the election to be recognized as a real estate investment trust with its tax return for the year ending December 31, 1995, which tax return was filed on a timely basis. The Company intends to continue operating in a manner that permitted it to elect REIT status beginning with its taxable year ending December 31, 1995 and to continue to maintain this status in each taxable year thereafter so long as REIT status remains advantageous to the Company and the Stockholders.

     Shefsky & Froelich Ltd. is of the opinion that as of June 24, 1997, and based on the assumptions and representations described in this Section and throughout the Prospectus, that the Company has been organized in conformity with the requirements for qualification as a REIT, beginning with its taxable year ending December 31, 1995 and that its prior, current and anticipated methods of operation (as described in this Prospectus and represented by the Company and its management) has enabled and will enable it to continue to satisfy the REIT Requirements. This opinion has been filed as an exhibit to the Registration Statement of which this Prospectus is a part, and is based and conditioned on various assumptions and representations as to certain factual matters made by the Company and the Advisor to Shefsky & Froelich Ltd. The Company's qualification and taxation as a REIT will depend upon the Company's ability to meet the REIT Requirements, through the operation of its current properties and those properties it acquires in the future. Shefsky & Froelich

Ltd. will not review compliance with these tests on a continuing basis after the initial effectiveness date of the Registration Statement or issue additional opinions unless expressly requested to do so. Accordingly, no assurance can be given that the actual operating results of the Company will allow the Company to satisfy the REIT Requirements in each tax year. In addition, this opinion represents counsel's legal judgment and is not binding on the Service.

     Management of the Company and the Advisor currently expects that the Company has operated and will continue to operate in a manner that permits the Company to elect, and that it has elected, REIT status for its taxable year ending December 31, 1995, and each taxable year thereafter. There can be no assurance, however, that this expectation will be fulfilled, since qualification as a REIT depends on the Company's ability to continue to satisfy numerous asset, income and distribution tests described below, which in turn will be dependant on part on the Company's operating results.

TAXATION OF THE COMPANY

     General. In any year in which the Company qualifies as a REIT and has a valid election in place, it will claim deductions for the dividends it pays to the Stockholders, and therefore will not be subject to federal income tax on that portion of its "REIT taxable income" or capital gain which is, in effect, distributed to the Stockholders. The Company will, however, be subject to tax at normal corporate rates on any taxable income or capital gain not distributed.

     Although the Company, if it maintains REIT status, can eliminate (or substantially reduce) its federal income tax liability by maintaining its REIT status and paying sufficient dividends, the Company could be subject to tax on certain items of income. If the Company fails to satisfy either the 95% Test or the 75% Test (as defined below), yet maintains its REIT status by meeting other requirements, it will be subject to a 100% tax on the greater of the amount by which the Company fails either the 95% Test or the 75% Test. The








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Company will also be subject to a 100% tax on the net income from any "prohibited transaction," as described below. In addition, if the Company fails to annually distribute at least the sum of: (i) 85% of its REIT ordinary income for such year; (ii) 95% of its REIT capital gain net income for such year; and (iii) any undistributed taxable income from prior years, it would be subject to an excise tax equal to 4% of the difference between the amount required to be distributed under such formula and the amount actually distributed. The Company may also be subject to the corporate alternative minimum tax. Additionally, the Company will be subject to tax at the highest corporate rate on any non-qualifying income from "foreclosure property," although the Company will not own any "foreclosure property" unless it makes loans secured by interests in real property and forecloses on the property following a default on the loan. Any tax the Company pays due to any of the aforementioned provisions will reduce the cash available to pay dividends.

     If the Company acquires any asset from a C corporation (generally, a corporation subject to full corporate-level tax) in a transaction in which the basis of the asset in the Company's hands is determined by reference to the basis of the asset (or any other property) in the hands of the transferor corporation (or if a REIT such as the Company holds such an asset beginning on the first day of the first taxable year for which the Company qualifies as a
REIT), and the Company recognizes gain on the disposition of such an asset during the 10-year period beginning on the date on which such asset was acquired by the Company (or the date that the Company first qualified as a REIT) (the "Recognition Period"), then, pursuant to guidelines to be issued by the Service, the excess of the fair market value as of the beginning of the applicable Recognition Period over the Company's adjusted basis in such asset at the beginning of such Recognition Period will be subject to tax at the highest regular corporate tax rates.

     REIT Qualification Tests. The Code defines a REIT as a corporation, trust or association:

            (i) that is managed by one or more trustees or directors;

            (ii) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

            (iii) that would be taxable as a domestic corporation but for its status as a REIT;

            (iv) that is neither a financial institution nor an insurance company;

            (v) the beneficial ownership of which is held by 100 or more persons on at least 335 days in each full taxable year, proportionately adjusted for a partial taxable year;

            (vi) at all times during the second half of each taxable year, no more than 50% in value of the outstanding stock is owned, directly, or indirectly, by five or fewer persons or entities; and

            (vii) the Gross Income, Asset and Distribution Tests, described in greater detail below, are met.

     Conditions (i) through (iv) and (vii) must be met during each taxable year for which REIT status is sought while conditions (v) and (vi) do not have to be met until after the first taxable year for which a REIT election is made.

     Although the Voting Test (as defined below) generally prevents a REIT from owning more than 10% of the voting stock of an entity, the Code provides an exception for ownership of voting stock in a qualified REIT subsidiary (a "QRS"), a corporation that is wholly-owned by a REIT throughout the subsidiary's existence. For purposes of the Asset and Gross Income Tests described below, all assets, liabilities and tax










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attributes of a QRS are treated as belonging to the REIT. A QRS is not subject to federal income tax, but may be subject to state or local tax. The Company may in the future hold direct or indirect interests in one or more partnerships or joint ventures. In general, a partnership is not subject to federal income tax and instead, allocates its tax attributes to its partners. The partners are subject to tax on their allocable share of the income and gain, without regard to whether they receive distributions from the partnership. Each partner's share of a partnership's tax attributes is determined in accordance with the partnership agreement. In addition, for purposes of the Asset and Income Tests, the Company will be deemed to own and earn (based on its capital interest) an undivided interest in each asset and a share of each item of gross income.

     The Company, in satisfying the general tests described above, must meet, among others, the following requirements:

     A. Share Ownership Tests. The Shares and any other capital stock the Company issues (with the Shares, "Capital Stock") must be held by at least 100 persons (determined without attribution to the owners of any entity owning Capital Stock) for at least 335 days in each full taxable year, proportionately adjusted for partial taxable years. In addition, at all times during the second half of each taxable year, no more than 50% in value of the Capital Stock may be owned, directly or indirectly, by five or fewer individuals (determined with attribution to the owners of any entity owning Capital Stock). However, these two requirements do not apply until after the first taxable year an entity seeks REIT status. The Company represents that it: (i) has issued sufficient Capital Stock pursuant to the Offering to allow the Company to satisfy these requirements; (ii) did not admit investors as Stockholders until the admission allowed there to be sufficient Stockholders to meet these requirements; and (iii) has thereafter admitted only those Stockholders that allow the Company to continue to meet these requirements. In addition, the Company's Articles contain provisions restricting the transfer of Capital Stock, which provisions are intended to assist the Company in satisfying these requirements and the Company utilizes computerized systems designed to prevent violations of these requirements. Furthermore, the Distribution Reinvestment Program contains provisions that prevent its operations from causing a violation of these tests as do the terms of the options granted to the Independent Directors and the terms of the Soliciting Dealer Warrants. Moreover, the Company maintains records which disclose the actual ownership of the outstanding Capital Stock, and the Company has demanded and will demand written statements each year from the record holders of 5% or more of the Capital Stock disclosing the beneficial owners thereof. Those Stockholders failing or refusing to comply with the Company's written demand are required by the Code and the Articles to submit, with their tax returns, a similar statement disclosing the actual ownership of Capital Stock and certain other information. See "Description of Securities--Restrictions on Transfer."

     B. Asset Tests. The Company must satisfy, on the last day of each calendar quarter, two tests based on the composition of its assets. After initially meeting the Asset Tests at the close of any quarter, the Company will not lose its status as a REIT for failure to satisfy the Asset Tests at the end of a later quarter if it did not acquire any additional assets and the failure is due solely to changes in the value of its existing assets. In addition, if the failure to satisfy the Asset Tests results from an acquisition during a quarter, the failure can be cured by disposing of non-qualifying assets within 30 days after the close of that quarter. The Company intends to maintain adequate records of the value of its assets to insure compliance with the Asset Tests, and will take such other actions as may be required to cure any non-compliance.

        1. 75% Asset Test. At least 75% of the value of the Company's total assets must be represented by "real estate assets," cash, cash items (including receivables from the operations of the Company) and government securities (the "75% Asset Test"). Real estate assets include interests in real property (including undivided interests in real property, leaseholds of land and options to acquire land), interests in mortgages on real property, shares in other qualifying REITs and property attributable to certain temporary investments of new capital for a one year period beginning on the date the REIT received the new capital. Property will qualify as attributable to the temporary investment of new capital if the property is stock or a debt








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instrument and the money used to purchase such stock or debt instrument is received by the REIT in exchange for stock in the REIT (other than amounts received pursuant to a dividend reinvestment plan) or in a public offering of debt obligations which have a maturity of at least five years. The Company owns the properties, and the Company represents that the purchase contracts apportion no more than 5% of the purchase price of any property to property other than "real property," as defined in the Code to reflect the fair market value of such non-real estate assets. In addition, the Company represents that it does not and will not rent personal property to any tenant at any property, and has maintained and will maintain depreciation schedules which corroborate this
representation.    In addition, the Company has and will invest funds not used to acquire properties in cash sources, GNMA certificates, REMIC interests, "new capital" investments or other liquid investments which will allow it to qualify under the 75% Asset Test. Therefore, the Company's investment in the properties will constitute "real estate assets" and should allow the Company to meet the 75% Asset Test.

        2. Limitation Tests. The remaining 25% of the Company's assets generally may be invested without restriction, although if invested in securities, such securities may not exceed either: (i) 5% of the value of the Company's total assets as to any one non-government issuer; or (ii) 10% of the outstanding voting securities of any one issuer. A partnership interest held by a REIT is not considered a "security" for purposes of these tests. The Company represents that as of the date hereof, it does not own any stock or securities of any other company, and will not acquire securities which would cause the Company to violate these limitation tests.

     C. Gross Income Tests. The Company must satisfy for each calendar year three separate tests based on the composition of its gross income, as determined under its method of accounting. For purposes of these tests, if the Company invests in a partnership, it will be treated as receiving its share of the income and loss of the partnership, and the gross income of the partnership will retain the same character in the hands of the Company as it has in the hands of the partnership.

        1. The 75% Gross Income Test (the "75% Test"). At least 75% of the Company's gross income for the taxable year must constitute "rents from real property" (as defined below), interest on obligations secured by real property mortgages, gains from the sale of interests in real property and real estate mortgages (other than gain from property held primarily for sale to customers in the ordinary course of the Company's trade or business), dividends from other qualifying REITs, certain other investments relating to real property or mortgages thereon, and, for a limited time, income from the investment of new capital. Income will qualify as attributable to the temporary investment of "new capital" if the income is attributable to the ownership of a stock or debt instrument, but only during the one year period beginning on the date the REIT receives such "new capital." New capital is defined as amounts received in exchange for the issuance of stock (other than amounts received pursuant to a dividend reinvestment plan) or a public offering of debt obligations which have a maturity of at least five years. The Company will invest funds not otherwise invested in properties in cash sources, GNMA certificates, REMIC interests, "new capital" investments or other liquid investments which will allow the Company to qualify under the 75% Test.

     Income attributable to a lease of real property will generally qualify as "rent from real property" under the 75% Test (and the 95% Test described below) subject to the rules discussed below:

           (i) Rent from a particular tenant will not qualify if the Company, or an owner of 10% or more of the stock of the Company, directly or indirectly owns 10% or more of the stock, assets or net profits of the tenant.

           (ii) The portion of rent attributable to personal property rented with real property will not qualify unless the portion attributable to personal property is 15% or less of the total rent received under the lease.







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           (iii) Rent will not qualify if it is based in whole, or in part, on the income or profits of any person. However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits.

           (iv) Rental income will not qualify if the Company furnishes or renders services to tenants, other than through an "independent contractor" from whom the Company derives no revenue. The "independent contractor" requirement, however, does not apply to the extent that the services provided by the Company are "usually or customarily rendered" in connection with the rental of space, and are not otherwise considered "rendered to the occupant."

      The Company represents that:

           (i) The leases provided to Counsel represent the only arrangements between the Company and tenants with regard to the rental of the properties or any portion thereof;

           (ii) It has not and will not directly or indirectly own 10% or more of any tenant that leases space in the properties;

           (iii) The portion of any payments received under each lease which are attributable to personal property constitutes less than 15% of the total rent received under such lease, and the depreciation schedules maintained for each property corroborate this representation;

           (iv) It has not and will not charge rent that is based on the income or profits of any person in certain properties and that the percentage rent clauses, if any, in its current leases are not intended to provide the Company with a prohibited share of income or profits; and

           (v) Services received by tenants in connection with their leases to the properties are usually or customarily rendered in connection with the rental of space, and therefore the provision of these services will not cause the rents received with respect to the properties to fail to qualify as rents from real property for purposes of the 75% and 95% Tests. The Company intends to hire "independent contractors" to render services which it believes are not "usually or customarily rendered" in connection with the rental of space, including physical development or redevelopment activities.

        2. The 95% Gross Income Test (the "95% Test"). In addition to deriving 75% of its gross income from the sources listed above, at least 95% of the Company's gross income for the taxable year must be derived from the above-described qualifying income, or from dividends, interest or gains from the sale or disposition of stock or other securities that are not Dealer Property (as defined below). Dividends and interest on obligations not collateralized by an interest in real property qualify under the 95% Test, but not under the 75% Test. The Company will invest funds not otherwise invested in properties in cash sources, GNMA certificates, REMIC interests, "new capital" investments or other liquid investments which will allow the Company to qualify under the 95% Test. For purposes of determining whether the Company complies with the 75% and 95% Tests, gross income does not include income from prohibited transactions.

      The Company's share of income from the properties will primarily give rise to rental income qualifying under the 75% and 95% Tests, and gains on sales of the properties, substantially all of which will generally qualify under the 75% and 95% Tests. The Company's anticipated operations indicate that it is unlikely that the Company will have sufficient, if any, non-qualifying income
to cause adverse consequences.   The Company







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represents that the only income it has received has been from the leases entered into with tenants at the properties, and interest income from the investment of amounts not otherwise invested in properties.

     If the Company fails to satisfy either the 75% or 95% Tests for any taxable year, it may retain its status as a REIT for such year if the failure was due to reasonable cause and not due to willful neglect, the Company attached to its return a schedule of the sources of its income, and any incorrect information on the schedules was not due to fraud. If this relief provision was available, the Company would remain subject to tax with respect to the excess net income.

           3. The 30% Test. The Company must derive less than 30% of its gross income for each taxable year from the sale or other disposition of: (i) real property held for less than four years (other than foreclosure property and property disposed of through involuntary conversions); (ii) stock or securities held for less than one year; and (iii) property in a prohibited transaction. The Company currently intends to hold the properties for more than four years and not to own any property that will cause a prohibited transaction and will structure its activities to comply with this test. In addition, the Company will invest amounts not invested in properties in investments that will allow it to comply with this test, and therefore may maintain increased cash reserves or make lower earning liquid investments in order to prevent violations of this test.

      D. Annual Distribution Requirements (the "Distribution Test"). In addition to the other tests described above, the Company is required to distribute dividends (other than capital gain dividends) to the Stockholders each year in an amount at least equal to the difference between: (i) the sum of: (a) 95% of the Company's REIT taxable income (computed without regard to the dividends paid deduction and the REIT's net capital gain); and (b) 95% of the net income (after tax), if any, from foreclosure property; and (ii) the sum of certain items of non-cash income. Whether sufficient amounts have been distributed is based on amounts paid in the taxable year to which they relate, or in the following taxable year if the Company files an election before it timely files its tax return for such year and if paid on or before the first regular Distribution payment after such declaration. If the Company fails to meet the Distribution Test as a result of an adjustment to the Company's tax return by the Service, the Company may cure the failure by paying a "deficiency dividend" (plus penalties and interest to the Service) within a specified period. To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its REIT taxable income, as adjusted, it will be subject to tax on the undistributed portion.

      The Company intends to pay sufficient dividends each year to satisfy the Distribution Test. See "Investment Objectives and Policies--Distributions."
It is possible that the Company may not have sufficient cash or other liquid assets to meet the Distribution Test due to tax accounting rules and other timing differences. The Company will closely monitor the relationship between its REIT taxable income and cash flow and, if necessary to comply with the Distribution Test, will borrow funds to provide cash flow needed to satisfy the distribution requirement. The Company represents that to date, it has distributed dividends in excess of its real estate investment trust taxable income, which thereby has allowed it to meet the Distribution Test.

      Failure to Qualify. If the Company fails to qualify for taxation as a REIT in any taxable year and the relief provisions are not available or cannot be met, the Company will not be able to deduct its dividends and will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates, thereby reducing cash available for Distributions. Unless entitled to relief under specific statutory provisions, the Company will not be eligible to elect REIT status for the four taxable years following the year during which qualification was lost.

      Prohibited Transactions. As discussed above, the Company will be subject to a 100% tax on any net income from "prohibited transactions." Net income from a prohibited transaction arises from the sale or exchange by a REIT of property held for sale to customers in the ordinary course of its trade or business














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("Dealer Property") unless such property is foreclosure property. In addition, there is an exception for certain sales of Dealer Property so long as the property sold: (i) is a real estate asset under the 75% Asset Test; (ii) has been held for at least four years; (iii) has capitalized expenditures not in excess of 30% of the net sales price; (iv) was held for production of rental income for at least four years; and (v) when combined with other sales in the year, does not cause the REIT to have made more than seven sales of Dealer Property during the taxable year. Although the Company will eventually sell each of the properties, its primary intention in acquiring and operating the properties is the production of rental income and it does not expect to hold any property for sale to customers in the ordinary course of its trade or business.

TAXATION OF STOCKHOLDERS

     Taxation of Taxable Domestic Stockholders. As long as the Company qualifies as a REIT, Distributions paid to the Company's taxable domestic Stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be ordinary dividend income. Distributions in excess of current and accumulated earnings and profits are treated first as a tax-deferred return of capital to the Stockholder, reducing the Stockholder's tax basis in its Shares by the amount of such distribution. Because earnings and profits are reduced for depreciation and other non-cash items, it is possible that a portion of each Distribution will constitute a tax-deferred return of capital. Distributions in excess of the Stockholder's tax basis are taxable as capital gains, although the adjustment in tax basis will result in increased gain or decreased loss upon the sale of the Shares.

     Dividend income is characterized as "portfolio" income under the passive loss rules and cannot be offset by a Stockholder's current or suspended passive losses. Corporate Stockholders cannot claim the dividends received deduction for such dividends unless the Company loses its REIT status. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Company's actual net capital gain for the taxable year). However, corporate Stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Although Stockholders generally recognize taxable income in the year that a Distribution is received, any Distribution declared by the Company in October, November or December of any year and payable to a Stockholder of record on a specific date in any such month shall be treated as both paid by the Company and received by the Stockholder on December 31 of the year it was declared even if paid by the Company during January of the following calendar year. Because the Company is not a pass-through entity for tax purposes, Stockholders may not use any operating or capital losses of the Company to reduce their tax liabilities.

     In general, the sale of Shares held for more than 12 months will produce long-term capital gain or loss, while all other sales will produce short-term gain or loss, in each case with the gain or loss equal to the difference between the amount of cash received form the sale and the Stockholder's adjusted tax basis in the Shares sold. However, any loss from a sale or exchange of Shares by a Stockholder who has held such stock for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent of distributions from the Company that the Stockholder treated as long-term capital gains. In addition, please note that Distributions in excess of earnings and profits that reduce a Stockholder's basis will increase the gain or decrease the loss upon the sale of Shares.

     Backup Withholding. The Company will report to its domestic Stockholders and to the Service the amount of dividends paid during each calendar year, and the amount (if any) of tax it withheld. A Stockholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such
Stockholder:  (a) is a corporation or comes within other exempt categories; or
(b) provides a taxpayer identification number, certifies as to no loss of exemption, and otherwise complies with applicable requirements. A Stockholder that does not provide the Company with its correct taxpayer identification number may also be subject to penalties imposed by the Service. Any amount paid as backup withholding can be











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credited against the Stockholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distributions made to any Stockholders who fail to certify their non-foreign status to the Company. See "--Taxation of Foreign Stockholders" in this Section.

     Taxation of Tax-Exempt Stockholders. Distributions by the Company to a Stockholder that is a tax-exempt entity should not constitute UBTI unless the tax-exempt entity borrows funds to acquire its Shares (or otherwise incurs acquisition indebtedness within the meaning of the Code with respect to its acquisition of the Shares), or the Shares are otherwise used in an unrelated trade or business of the tax-exempt entity.

     Notwithstanding the foregoing, if the Company constitutes a "Pension-Held REIT", Qualified Plans that hold 10% or more of the Shares could recognize UBTI even without incurring debt to acquire Shares. The Company will constitute a
Pension-Held REIT if either:   (i) at least one Qualified Plan holds more than
25% (by value) of the Shares; or (ii) one or more Qualified Plans (each of which owns more than 10% by value of the Shares) hold an aggregate of more than 50% (by value) of the Shares. If the Company constitutes a Pension-Held REIT, then a portion of the dividends received by any Qualified Plan that holds 10% or more of the Shares will constitute UBTI based on the ratio of the Company's gross income (less allowable deductions) which is considered UBTI itself, bears to the Company's total gross income (less allowable deductions). Notwithstanding the foregoing, the Ownership Limit contained in the Articles should prevent the Company from unintentionally constituting a Pension-Held REIT because no Stockholder, whether a Qualified Plan or otherwise, is permitted to own more than 9.8% (by value) of the Shares without requesting and obtaining prior Board approval.

     Taxation of Foreign Stockholders. The following discussion is intended only as a summary of the rules governing income taxation of non-resident alien individuals, foreign corporations, foreign partnerships, and foreign trusts and estates (collectively, "Foreign Stockholders"). Prospective Foreign Stockholders should consult their own tax advisors to determine the impact of United States, state, and local income tax laws on an investment in the Company, including any reporting requirements, as well as the tax consequences in other countries in which they are subject to tax.

     In general, Foreign Stockholders will be subject to regular U.S. income tax with respect to their investment in the Company if the investment is "effectively connected" with the conduct of a trade or business in the U.S. A corporate Foreign Stockholder that receives income that is treated as effectively connected with a U.S. trade or business may also be subject to the "branch profits tax" under Code Section 884. The following discussion applies to Foreign Stockholders whose investment in the Company is not considered "effectively connected."

     Generally, any dividend that constitutes ordinary income for tax purposes will be subject to a U.S. tax equal to the lesser of 30% of the dividend or the rate in an applicable tax treaty. A Distribution in excess of the Company's earnings and profits is treated first as a return of capital that will reduce a Foreign Stockholder's basis in its Shares (but not below zero) and then as gain from the disposition of such Shares, subject to the rules discussed below for dispositions.

     Distributions by the Company that are attributable to gain from the sale or exchange of a U.S. real property interest are taxed to a Foreign Stockholder as if the Distributions were gains "effectively connected" with a United States trade or business. Accordingly, a Foreign Stockholder will be taxed at the capital gain rates applicable to a U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). In addition, such dividends may also be subject to a 30% branch profits tax when made to a corporate Foreign Stockholder that is not entitled to treaty exemptions.










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     Although tax treaties may reduce the Company's withholding obligations, the Company will generally be required to withhold from dividends to Foreign Stockholders, and remit to the Service, 34% of designated capital gain dividends and 30% of ordinary dividends paid out of earnings and profits. In addition, if the Company designates prior dividends as capital gain dividends, subsequent dividends, up to the amount of such prior dividends, will be treated as capital gain dividends for purposes of withholding. If the amount of tax withheld by the Company with respect to a distribution to a Foreign Stockholder exceeds its U.S. tax liability with respect to such distribution, the Foreign Stockholder may file for a refund of such excess from the Service. The 34% withholding tax rate on capital gain dividends currently corresponds to the maximum income tax rate applicable to corporations, but is higher than the 28% maximum rate on capital gains of individuals.

     Unless the Shares constitute a U.S. real property interest under Code
Section 897, a sale of Shares by a Foreign Stockholder generally will not be subject to U.S. income taxation. The Shares will not constitute a U.S. real property interest if the Company is a "domestically controlled REIT." A domestically controlled REIT is a REIT in which at all times during a specified testing period less than 50% in value of its shares is held directly or indirectly by Foreign Stockholders. It is currently anticipated that the Company will be a domestically controlled REIT, and therefore that the sale of Shares will not be subject to such taxation. However, because the Shares may be publicly traded, no assurance can be given that the Company will continue to be a domestically controlled REIT. Notwithstanding the foregoing, capital gain not subject to such rules will be taxable to a Foreign Stockholder if the Foreign Stockholder is a non-resident alien individual who is present in the U.S. for 183 days or more during the taxable year and certain other conditions apply, in which case the non-resident alien individual will be subject to a 30% tax on his or her U.S. source capital gains. If the Company did not constitute a domestically-controlled REIT, whether a Foreign Stockholder's sale of stock would be subject to tax as a sale of a U.S. real property interest would depend on whether the Shares were "regularly traded" on an established securities market and on the size of the selling Stockholder's interest in the Company.
If the gain on the sale of Shares was subject to taxation under these rules, the Foreign Stockholder would be subject to the same treatment as a U.S. Stockholder with respect to the gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). In addition, Distributions that are treated as gain from the disposition of stock and are subject to tax under Code Section 897 may also be subject to a 30% branch profits tax when made to a foreign corporate stockholder that is not entitled to treaty exemptions. In any event, a purchaser of Shares from a Foreign Stockholder will not be required to withhold on the purchase price if the purchased shares are "regularly traded" on an established securities market or if the Company is a domestically-controlled REIT. Otherwise, the purchaser of stock may be required to withhold 10% of the purchase price and remit this amount to the Service.

     If the proceeds of a disposition of Shares are paid by or through a U.S. office of a broker-dealer, the payment is subject to information reporting and to backup withholding unless the disposing Foreign Stockholder certifies as to his name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a non-U.S. office of a non-U.S. broker-dealer. U.S. information reporting requirements (but not backup withholding) will apply, however, to a payment of disposition proceeds outside the U.S. if (i) the payment is made through an office outside the U.S. of a broker-dealer that is either (a) a U.S. person, (b) a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the U.S. or (c) a "controlled foreign corporation" for U.S. federal income tax purposes, and (ii) the broker-dealer fails to initiate documentary evidence that the Stockholder is a Foreign Stockholder and that certain conditions are met or that the Foreign Stockholder otherwise is entitled to an exemption.








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OTHER TAX CONSIDERATIONS

     Company - Purchase with Shares. If the Company acquires properties with Shares, the Company, will not have any gain or loss on the issuance of its Shares in return for such properties, regardless of the tax consequences for the seller. If the transaction is structured as a tax-free transaction for the seller, such as a merger, the Company will take a carry-over basis for tax purposes in the assets. Such a carry-over basis will produce a lower basis for purposes of depreciation then would arise if the Company acquired the real estate in a taxable transaction, in which event, the Company's basis in the acquired property would be the same as if the property was purchased outright. This lower basis will result in lower depreciation deductions on an annual basis which, all things equal, will increase the Company's income, and, therefore, increase the amount of distributions the Company must pay in order to maintain its status as a REIT as compared to the effects on income and distributions had the property been acquired in a taxable transaction. In addition, if the Company acquires the property in a tax-free transaction, the rules described above regarding Section 1374 will apply, and, therefore, the Company will only acquire those properties which it intends to hold for more than ten (10) years.

     Distribution Reinvestment Program. Stockholders who purchased Shares pursuant to the Company's Prior Offerings as well as Stockholders who purchase shares in the Offering and participate in the Distribution Reinvestment Program will recognize taxable dividend income in the amount they would have received had they not elected to participate, even though they receive no cash. These deemed dividends will be treated as actual dividends from the Company to the participating Stockholders and will retain the character and tax effects applicable to all dividends. See "--Taxation of Stockholders" in this Section. Capital Stock received under the program will have a holding period beginning with the day after purchase, and a tax basis equal to their cost, which is the gross amount of the deemed Distribution.

     State and Local Taxes. The Company and its Stockholders may be subject to state or local taxation in various jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Company and its Stockholders may not conform to the federal income tax consequences discussed above. Consequently, prospective Stockholders should consult their own tax advisors regarding the effect of state and local tax laws on a investment in the Shares of the Company.

                             ERISA CONSIDERATIONS

     The following is a summary of material considerations arising under ERISA and the prohibited transaction provisions of Code Section 4975 that may be relevant to a prospective purchaser. This discussion does not deal with all aspects of ERISA or Code Section 4975 or, to the extent not preempted, state law that may be relevant to particular employee benefit plan Stockholders (including plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Code Section 4975, and governmental plans and church plans that are exempt from ERISA and Code Section 4975 but that may be subject to state law requirements) in light of their particular circumstances.

     In considering whether to invest a portion of the assets of a pension, profit-sharing, retirement or other employee benefit plan ("Plan"), fiduciaries of the Plan should consider, among other things whether the investment: (i) will be in accordance with the documents and instruments covering the investments by such Plan; (ii) will allow the Plan to satisfy the diversification requirements of ERISA, if applicable; (iii) will result in UBTI to the Plan (see "Federal Income Tax Considerations--Taxation of Stockholders--Taxation of Tax-Exempt Stockholders"); (iv) will provide sufficient liquidity; and (v) is prudent under the general ERISA standards. In addition to imposing general fiduciary standards of investment prudence and diversification, ERISA and the corresponding provisions of the Code prohibit a wide range of transactions involving the assets of the Plan and persons who have certain specified relationships to the Plan ("parties in interest" within the











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meaning of ERISA, "disqualified persons" within the meaning of the Code). Thus, a designated Plan fiduciary considering an investment in the Shares should also consider whether the acquisition or the continued holding of the Shares might constitute or give rise to a direct or indirect prohibited transaction.

     The fiduciary of an IRA or of an employee benefit plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees (a "Non-ERISA Plan") should consider that such an IRA or Non-ERISA Plan may only make investments that are authorized by the appropriate governing documents, not prohibited under Code Section 4975 and permitted under applicable state law.

     The Department of Labor (the "DOL") has issued final regulations (the "DOL Regulations") which provide guidance on the definition of "plan assets" under ERISA. Under the DOL Regulations, if a Plan acquires an equity interest in an entity, which is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the Plan's assets would include, for ERISA purposes, both the equity interest and an undivided interest in each of the entity's underlying assets unless certain specified exceptions apply. The DOL Regulations define a publicly-offered security as a security that is "widely-held", "freely-transferable," and either part of a class of securities registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or sold pursuant to an effective registration statement under the Act (provided the securities are registered under the Exchange Act within 190 days after the end of the fiscal year of the issuer during which the offering occurred). The Shares are being sold in an offering registered under the Act and will be registered under the Exchange Act.

     The DOL Regulations provide that a security is "widely-held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be "widely-held" because the number of independent investors falls below 100 subsequent to the initial offering as a result of events beyond the issuer's control. The Company represents that the Shares are held by over 100 independent investors and therefore are currently considered "widely-held."

     The DOL Regulations provide that whether a security is "freely-transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL Regulations further provide that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this Offering, certain restrictions ordinarily will not, alone or in combination, affect the finding that such securities are freely-transferable. The DOL Regulations provide that a restriction or prohibition against a transfer or assignment which would result in a termination or reclassification of an entity for federal or state income tax purposes will not affect whether securities are freely transferable. The Company believes that the Ownership Limit imposed under the Articles on the transfer of the Shares are designed to prevent violations of the five-or-fewer rule (which would cause a termination of REIT status for tax purposes) or which are otherwise permitted under the DOL Regulations and, therefore, will not cause the Shares to not be "freely-transferable." The DOL Regulations are interpretive in nature and, therefore, no assurance can be given that the DOL and the United States Department of the Treasury will not conclude that the Shares are not freely-transferable.

     Assuming that the Shares are "widely-held," the Company believes that the Shares will be "publicly offered securities" for purposes of the Regulations and that the assets of the Company will not be deemed to be "plan assets" of any Plan that invests in the Shares.










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                          DESCRIPTION OF SECURITIES

GENERAL

     The Company is authorized to issue 106,000,000 Shares of capital stock comprised of 100,000,000 shares of common stock, $.01 par value per share (the "Common Stock"), and 6,000,000 shares of preferred stock, $.01 par value per share (the "Preferred Stock"). The Shares of Common Stock offered hereby are duly authorized, fully paid and nonassessable when issued for the consideration contemplated herein. As of the date of this Prospectus, the Company has issued 15,351,687.72 shares of Common Stock, reserved 875,000 shares of Common Stock for issuance pursuant to the exercise of options or warrants granted or issued by the Company and reserved an additional 1,000,000 shares of Common Stock for issuance pursuant to the Company's Distribution Reinvestment Program.

     Stockholders have no preemptive rights to purchase or subscribe for securities of the Company, and the Common Stock is not convertible or subject to redemption at the option of the Company. The Common Stock is entitled to one vote per share and Shares do not have cumulative voting rights. Subject to the rights of the holders of any class of capital stock of the Company having any preference or priority over the Common Stock, the Stockholders are entitled to Distributions in such amounts as may be declared by the Board from time to time out of funds legally available for such payments and, in the event of liquidation, to share ratably in any assets of the Company remaining after payment in full of all creditors and provisions for any liquidation preferences on any outstanding Preferred Stock.

     The Company may, at the discretion of the Board, authorize the listing of the Common Stock on a national securities exchange or market. The Company does not intend to list the Common Stock prior to the termination of this Offering. However, the Company anticipates that by 1999 it will apply to have the Common Stock listed, or included on the Nasdaq National Market subject to the Company meeting the applicable listing requirements and the Board determining that such action is in the best interest of the Company.

     The Directors, without further action by the Stockholders, are authorized to issue up to 6,000,000 shares of Preferred Stock in one or more series and to determine and fix, as to any series, all the relative rights and preferences of shares including, without limitation, preferences, limitations or relative rights with respect to redemption rights, conversion rights, if any, voting rights, if any, dividend rights and preferences on liquidation.

     The Company intends to issue the Shares and Soliciting Dealer Warrants (including the Shares issuable on exercise of the warrants) as described below, although it may from time to time issue other securities through public offerings or private placements. The Company may also issue shares of either Common Stock or Preferred Stock in whole or partial payment for a property if, in the judgment of the Board, such a transaction would be advantageous to the Company.

     All Shares are fully transferable, subject only to restrictions which would cause loss of REIT status. See "--Restrictions on Transfer" in this Section. However, each person acquiring Shares must notify the Company of any such transfer and provide his name, address, taxpayer identification number, number of Shares acquired, Service Form W-9 and the name of the transferor Stockholder prior to any Share transfer being recorded on the books and records of the Company. Additionally, the transferee Stockholder must present the stock certificate representing such Shares or an affidavit of lost certificate. Such properly executed documentation must be presented one calendar month prior to the last date of the current quarter











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to be effective as of the first day of the next quarter. Failure to provide such information could result in a transfer not being recognized by the Company on a timely basis.

SOLICITING DEALER WARRANTS

     The Company has agreed to issue and sell to the Dealer Manager, one warrant to purchase one Share for every 40 Shares sold by the Dealer Manager (the "Soliciting Dealer Warrants") up to a maximum of 875,000 (375,000 of which are warrants which were to have been, but were not issued pursuant to Warrant Purchase Agreements dated July 22, 1996 and October 14, 1994) warrants to purchase an equivalent number of Shares. The Dealer Manager has agreed to pay the Company $0.0008 for each Soliciting Dealer Warrant. These warrants will be issued on a quarterly basis commencing 60 days after the date on which the Shares are first sold pursuant to this Offering. The Dealer Manager may retain or reallow Soliciting Dealer Warrants to Soliciting Dealers except where prohibited by either federal or state securities laws. The Company will not issue Soliciting Dealer Warrants to the Dealer Manager, and the Dealer Manager will not transfer Soliciting Dealer Warrants, in connection with the sale of Shares to residents of the States of Minnesota, South Carolina, Nebraska or Texas.

     The holder of a Soliciting Dealer Warrant will be entitled to purchase one Share from the Company at a price of $12 (120% of the public offering price per Share) during the time period beginning from the date the Soliciting Dealer Warrants are issued and ending on July 13, 2002 (the "Exercise Period"). A Soliciting Dealer Warrant may not be exercised unless the Shares to be issued upon the exercise of the Soliciting Dealer Warrant have been registered or are exempt from registration in the state of residence of the holder of the Soliciting Dealer Warrant or if a prospectus required under the laws of such state cannot be delivered to the buyer on behalf of the Company. Notwithstanding the foregoing, no Soliciting Dealer Warrants will be exercisable until one year from the date of issuance. In addition, holders of Soliciting Dealer Warrants may not exercise the Soliciting Dealer Warrants to the extent such exercise would jeopardize the Company's status as a REIT under the Code. The Company has previously issued no warrants in connection with the Prior Offerings.

     The terms of the Soliciting Dealer Warrants, including the exercise price and the number and type of securities issuable upon exercise of a Soliciting Dealer Warrant and the number of such Warrants may be adjusted in the event of stock dividends, certain subdivisions, combinations and reclassification of Shares or the issuance to Stockholders of rights, options or warrants entitling them to purchase Shares or securities convertible into Shares. The terms of the Soliciting Dealer Warrants also may be adjusted if the Company engages in certain merger or consolidation transactions or if all or substantially all of the Company's assets are sold. Soliciting Dealer Warrants are not transferable or assignable except by the Dealer Manager, the Soliciting Dealers, their successors in interest, or to individuals who are both officers and directors of such a person. Exercise of these Soliciting Dealer Warrants will be under the terms and conditions detailed in this Prospectus and in the Warrant Purchase Agreement, which is an exhibit to the Registration Statement.

     As holders of Soliciting Dealer Warrants, persons do not have the rights of Stockholders, may not vote on Company matters and are not entitled to receive Distributions.












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ISSUANCE OF ADDITIONAL SECURITIES AND DEBT INSTRUMENTS

     The Directors are authorized to issue additional shares or convertible securities for cash, property or other consideration on such terms as they may deem advisable and to classify or reclassify any unissued shares of capital stock of the Company without approval of the holders of such outstanding securities. The Directors may cause the Company to issue debt obligations with conversion privileges on more than one class of capital stock. The Directors may issue debt obligations with conversion privileges on such terms and conditions as the Directors may determine whereby the holders thereof may acquire Shares. Subject to certain restrictions, the Directors may also cause the Company to issue warrants, options and rights to buy Shares on such terms as they deem advisable (notwithstanding the possible dilution in the value of the outstanding Shares which may result from the exercise of such warrants, options or rights to buy Shares) as part of a ratable issue to Stockholders, as part of a public or private offering or as part of a financial arrangement with parties other than the Advisor or Directors, officers or employees of the Company or the Advisor.

RESTRICTIONS ON TRANSFER

     For the Company to qualify as a REIT under the Code, Shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year) or during a proportionate part of a shorter taxable year. Further, not more than 50% of the value of the issued and outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of a taxable year (other than the first year) or during a proportionate part of a shorter taxable year.

     Since the Board believes it is essential for the Company to continue to qualify as a REIT, the Articles provide that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% (the "Ownership Limit") of the number or value of any class of the issued and outstanding stock of the Company. The Directors, upon receipt of a ruling from the Service, an opinion of counsel or other evidence satisfactory to the Directors and upon other conditions as the Directors may direct, may also exempt a proposed transferee from the Ownership Limit. As a condition of this exemption, the intended transferee must give written notice to the Company of the proposed transfer no later than 15 days prior to any transfer which, if effected, would result in the intended transferee owning shares in excess of the Ownership Limit. The Directors may require opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Company's status as a REIT. Any transfer of Shares that would: (i) create a direct or indirect ownership of Shares in excess of the Ownership Limit; (ii) result in the Shares being owned by fewer than 100 persons; or (iii) result in the Company being "closely-held" within the meaning of Code Section 856(b), shall be null and void, and the intended transferee will acquire no right to the Shares. The foregoing restrictions on transferability and ownership will not apply if the Directors determine that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT.

Any purported transfer of Shares that would result in a person owning Shares in excess of the Ownership Limit or cause the Company to become "closely-held" under Code Section 856(b) that is not otherwise permitted as provided above will constitute excess shares ("Excess Shares"). Upon the Company determining the existence of Excess Shares, it shall make a demand upon such Stockholders to sell such Excess Shares. Within 30 days after the Company requests such holder to sell such Excess Shares, the Excess Shares shall be deemed to have been offered for sale to the Company, or its designee, at a price per Share equal to the lesser of: (a) the price per Share in the transaction that created such Excess Shares (or,













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in the case of a devise or gift, the market price at the time of such devise or gift); and (b) the market price of the equity shares to which such Excess Shares relates on the date the Company, or its designee, accepts such offer. The Company shall have the right to accept such offer for a period of 30 days after the later of: (i) the date of Transfer which resulted in such Excess Shares; and (ii) the date the Board determines in good faith that a Transfer resulting in Excess Shares has occurred, if the Company does not receive a notice of such Transfer pursuant to the terms of the Articles but in no event later than a permitted Transfer pursuant to and in compliance with the terms of the Articles. If the Company accepts such offer, it shall be required to pay the full purchase price for such Shares within such 30 day period.

     All persons who own, directly or by virtue of the attribution provisions of the Code, more than 9.8% (or such other percentage between 1/2 of 1% and 5%, as provided in the rules and regulations promulgated under the Code) of the number or value of the outstanding Shares must give the Company written notice by January 31st of each year. In addition, each Stockholder shall, upon demand, be required to disclose to the Company in writing all information regarding the direct, indirect and constructive ownership of Shares as the Directors deem reasonably necessary to comply with the provisions of the Code applicable to a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

     These ownership limitations could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the Shares might receive a premium for their Shares over the then prevailing market price or a price which such holders might believe to be otherwise in their best interest.

                   SUMMARY OF THE ORGANIZATIONAL DOCUMENTS

     Each Stockholder is bound by and deemed to have agreed to the terms of the Organizational Documents by his, her or its election to become a Stockholder. The Organizational Documents, consisting of the Articles and Bylaws, were reviewed and ratified by a majority of the Directors (including a majority of the Independent Directors) at the first meeting of the Board. The following is a summary of certain provisions of the Organizational Documents and does not purport to be complete. This summary is qualified in its entirety by specific reference to the Organizational Documents filed as Exhibits to the Company's Registration Statement.

CERTAIN ARTICLE AND BYLAW PROVISIONS

     Stockholders' rights and related matters are governed by the Maryland General Corporation Law ("MGCL"), the Articles and Bylaws. Certain provisions of the Articles and Bylaws, which are summarized below, may make it more difficult to change the composition of the Board and may discourage or make more difficult any attempt by a person or group to obtain control of the Company.

STOCKHOLDERS' MEETINGS

     An annual meeting of the Stockholders will be held not less than 30 days after the delivery of the Company's annual report, but within six months after the end of each fiscal year, for the purpose of electing Directors and for the transaction of such other business as may become before the meeting. A special meeting of the Stockholders may be called by the chief executive officer, a majority of the Directors or a majority of the Independent Directors, and shall be called by an officer of the Company upon written request










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of the Stockholders holding in the aggregate not less than 10% of the outstanding Shares. Upon receipt of a written request, either in person or by mail, stating the purpose(s) of the meeting, the Company shall provide all Stockholders, within ten days after receipt of the request, written notice, either in person or by mail, of a meeting and the purpose of such meeting to be held on a date not less than fifteen nor more than 60 days after the distribution of such notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to the Stockholders. At any meeting of the Stockholders, each Stockholder is entitled to one vote for each Share owned of record on the applicable record date. In general, the presence in person or by proxy of a majority of the outstanding Shares shall constitute a quorum, and the majority vote of the Stockholders will be binding on all Stockholders of the Company.

BOARD OF DIRECTORS

     The Articles and Bylaws provide that the number of directors of the Company may not be fewer than three nor more than nine, a majority of which will be independent. This provision may only be amended by a vote of a majority of the Board. A vacancy in the Board caused by the death, resignation or incapacity of a Director or by an increase in the number of Directors (within the limits described above) may be filled by the vote of a majority of the remaining Directors. With respect to a vacancy created by the death, resignation or incapacity of an Independent Director, the remaining Independent Directors must nominate a replacement. Vacancies occurring as a result of the removal of a Director by Stockholders must be filled by a majority vote of the Stockholders. Any Director may resign at any time and may be removed with or without cause by the Stockholders owning at least a majority of the outstanding Shares.

     A Director must have at least three years of relevant experience and demonstrate the knowledge required to successfully acquire and manage the type of assets being acquired by the Company. At least one of the Independent Directors shall have three years of relevant real estate experience.

STOCKHOLDER VOTING RIGHTS

     Except as otherwise provided, all Shares have equal voting rights. Stockholders are entitled to vote by written consent and do not have cumulative voting rights. The voting rights per share of equity securities of the Company (other than the Shares) sold in a private offering may not exceed voting rights which bear the same relationship to the voting rights of the Shares of the Company as the consideration paid to the Company for each privately offered Company share bears to the book value of each Share.

     All elections for Directors are decided by the affirmative vote of a majority of votes cast at a meeting or without a meeting, provided that a quorum is present (defined as a majority of the aggregate number of votes entitled to be cast thereon). Any or all Directors may be removed, with or without cause, by the affirmative vote of the holders of at least a majority of the outstanding Shares entitled to vote at an annual or special meeting. All other questions must be decided by a majority of the votes cast at a meeting. If no meeting is held, 100% of the Stockholders must consent in writing.

     Without approval of a majority of the outstanding Shares, the Directors may not: (a) amend the Articles, except for amendments which do not adversely affect the rights, preferences and privileges of the Stockholders, including amendments to provisions relating to Director qualification, fiduciary duties, liability and indemnification, conflicts of interest, investment policies or investment restrictions; (b) sell all or substantially all of the Company's assets other than in the ordinary course of the Company's business or in connection with liquidation and dissolution; (c) cause a merger or other reorganization of the Company; or (d) dissolve or liquidate the Company, other than before the initial investment in a property by the










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Company. For purposes of (b) above, a sale of all or substantially all of the Company's assets means the sale of two-thirds or more of the Company's assets based on the total number of properties or the current fair market value of these assets.

     With respect to Shares owned by the Advisor, the Sponsor, the Directors or any Affiliate, neither the Advisor, the Sponsor, the Directors, nor any Affiliate may vote or consent on matters submitted to the Stockholders regarding the removal of the Advisor, the Sponsor, the Directors or any Affiliate or any transaction between the Company and any of them. In determining the requisite percentage and interest of Shares necessary to approve a matter on which the Advisor, the Sponsor, the Directors and any Affiliate may not vote or consent, any Shares owned by them shall not be included.

     Each Stockholder entitled to vote may do so: (i) at a meeting in person or by written proxy received by the Board prior to the meeting signed by the Stockholder directing the manner in which he or she desires that his or her vote be cast; or (ii) without a meeting by a consent in writing signed by the Stockholder directing the manner in which he or she desires that his or her vote be cast. The written consent must be received by the Directors prior to the date the votes of the Stockholders are to be counted.

STOCKHOLDER LISTS; INSPECTION OF BOOKS AND RECORDS

     An alphabetical list of names, record addresses and business telephone numbers (if any) of all Stockholders with the number of Shares held by each, is maintained as part of the books and records of the Company at the Company's principal office. This list is updated at least quarterly and is open for inspection by a Stockholder or his designated agent upon such Stockholder's request. This list will also be mailed to any Stockholder requesting the list within ten days of receipt of a request. The Company may impose a reasonable charge for expenses incurred in reproducing the list and may require the Stockholder requesting the list to represent that the request is related to Stockholders' voting rights under the Articles and the exercise of Stockholders' rights under federal proxy laws.

     Any Stockholder and any designated representative thereof is permitted access to all records of the Company at all reasonable times and may inspect and copy any of them. In addition, the books and records of the Company are open for inspection by state securities administrators upon reasonable notice and during normal business hours at the principal place of business of the Company.

AMENDMENT OF THE ORGANIZTIONAL DOCUMENTS

     The Articles may be amended by the affirmative vote of a majority of the then outstanding Shares, without the concurrence of the Directors. Unless otherwise stated in the Articles, the Bylaws may be amended in a manner not inconsistent with the Articles by a majority vote of the Directors, except that any amendment which requires greater than a majority vote of the Directors must be amended by the requisite vote and no Bylaw adopted by the Stockholders may be amended by the Directors if the provision of such Bylaw provides that it may not be amended without a Stockholder vote.

DISSOLUTION OR TERMINATION OF THE COMPANY

     The Company is an infinite-life REIT which may be dissolved pursuant to the procedures set forth in the MGCL at any time by the affirmative vote of a majority of the Stockholders. However, the Company anticipates that, by 1999, the Board of Directors will determine whether it is in the best interests of the Company to: (i) apply to have the Shares listed for trading on a national stock exchange or included for










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quotation on a national market system, provided the Company meets the then applicable listing requirements; and/or (ii) commence subsequent offerings after completion of this Offering. If listing of the Shares is not feasible by 1999, the Board may decide to: (i) sell the Company's assets individually; (ii) list the Shares at a future date to provide liquidity for Stockholders; or (iii) liquidate the Company within ten years of the date thereof.


ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

     The Bylaws provide that: (a) with respect to an annual meeting of Stockholders, nominations of persons for election to the Board and the proposal of business to be considered by Stockholders may be made only: (i) pursuant to the Company's notice of the meeting; (ii) by the Board; or (iii) by a Stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws; and (b) with respect to special meetings of Stockholders, only the business specified in the Company's notice of meeting may be brought before the meeting of Stockholders, and nominations of persons for election to the Board may be made only: (i) pursuant to the Company's notice of the meeting; (ii) by the Board; or (iii) provided that the Board has determined that directors shall be elected at such meeting, by a Stockholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the Bylaws.

RESTRICTIONS ON CERTAIN CONVERSION TRANSACTIONS AND ROLL-UPS

     The Articles require that certain exchange offers, mergers, consolidations or similar transactions involving the Company in which the Stockholders receive securities in a surviving entity having a substantially longer duration or materially different investment objectives and policies, or that provides significantly greater compensation to management from that which is described in this Prospectus be approved by all of the Independent Directors and by the holders of 66 2/3 of the Shares, except for any such transaction effected because of changes in applicable law, or to preserve tax advantages for a majority in interest of the Stockholders. In should be noted that standards such as "substantially longer life," "materially different investment objectives and policies" or "provides significantly greater compensation to management" are not defined and are by their nature potentially ambiguous. Any ambiguities will be resolved by the Directors.

     In connection with a proposed Roll-Up, as defined below, an appraisal of all of the Company's assets must be obtained from a person with no current or prior business or personal relationship with the Advisor or the Directors. Further, the person must be engaged, to a substantial extent, in the business of rendering valuation opinions of assets held by the Company (an "Independent Expert"). The appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, as defined below, and filed with the Commission and the state regulatory commissions as an exhibit to the registration statement for the offering. Accordingly, an issuer using the appraisal will be subject to liability for violation of Section 11 of the Act and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal. The Company's assets must be appraised in a consistent manner and the appraisal must be based on an evaluation of all relevant information indicating the value of the Company's assets as of a date immediately prior to the announcement of the proposed Roll-Up transaction. The appraisal must assume an orderly liquidation of the Company's assets over a 12-month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Company and its Stockholders. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Stockholders in connection with a proposed Roll-Up. A Roll-Up is a transaction involving the acquisition, merger, conversion or consolidation, either












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directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity, as defined below. A Roll-Up does not include: (i) a transaction involving securities of the Company that have been listed on a national securities exchange or traded through the Nasdaq National Market for at least twelve months; or (ii) a transaction involving the conversion of the Company to corporate, trust or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: (a) Stockholders' voting rights; (b) the term and existence of the Company; (c) Sponsor or Advisor compensation; or (d) the Company's investment objectives. A Roll-Up Entity is a partnership, real estate investment trust, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed Roll-Up.

     Notwithstanding the foregoing, the Company may not participate in any proposed Roll-Up which would:

       (i) result in the Stockholders having rights to meetings less frequently or which are more restrictive to Stockholders than those provided in the Articles;

      (ii) reduce in the Stockholders' voting rights below those provided in the Articles;

      (iii) result in the Stockholders having greater liability than as provided in the Articles;

      (iv) result in the Stockholders having rights to receive reports that are less than those provided in the Articles;

      (v) result in the Stockholders having access to records that are more limited than those provided in the Articles;

      (vi) include provisions which would operate to materially impede or frustrate the accumulation of Shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity);

     (vii) limit the ability of an investor to exercise the voting rights of its securities in the Roll-Up Entity on the basis of the number of the Shares held by that investor;

     (viii) result in investors in the Roll-Up Entity having rights of access to the records of the Roll-Up Entity that are less than those provided in the Articles; or

      (ix) place any of the costs of the transaction on the Company if the Roll-Up is not approved by the Stockholders;

provided, however, that the Company may participate in a proposed Roll-Up if the Stockholders would have rights and be subject to restrictions comparable to those contained in the Articles, with the prior approval of a majority of the Stockholders.

     Stockholders who vote "no" on the proposed Roll-Up must have the choice of:

       (i) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up; or

      (ii)  one of either:








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               (a) remaining as Stockholders of the Company and preserving their interests therein on the same terms and conditions as previously existed; or

               (b) receiving cash in an amount equal to the Stockholders' pro rata share of the appraised value of the net assets of the Company.

     The foregoing provisions in the Articles, Bylaws and the MGCL could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the Shares might receive a premium for their Shares over the then prevailing market price or which these holders might believe to be otherwise in their best interests.

LIMITATION ON TOTAL OPERATING EXPENSES

     The Articles provide that, subject to the conditions described in the following paragraph, the annual Total Operating Expenses of the Company may not exceed in any fiscal year the greater of 2% of the Average Invested Assets of the Company or 25% of the Company's Net Income. The Independent Directors have a fiduciary responsibility to limit the Company's annual Total Operating Expenses to amounts that do not exceed these limitations. The Independent Directors may, however, determine that a higher level of Total Operating Expenses is justified for a particular period because of unusual and non-recurring expenses. Any such finding by the Independent Directors and the reasons in support thereof must be recorded in the minutes of the meeting of Directors. If Total Operating Expenses exceed these limitations during any fiscal quarter on a rolling twelve-month basis, then within 60 days after the end of the fiscal quarter in question, the Company must send a written report to the Stockholders, together with an explanation of the facts the Independent Directors considered in arriving at the conclusion that the higher operating expenses were justified. If the Total Operating Expenses exceed the limitations described above and if the Independent Directors are unable to conclude that the excess was justified then, within 60 days after the end of the Company's fiscal year, the Advisor must reimburse the Company in the amount by which the aggregate annual Total Operating Expenses paid or incurred by the Company exceed the limitation.

TRANSACTIONS WITH AFFILIATES

     The Articles impose certain restrictions on transactions between the Company and the Advisor, the Sponsor, any Director or Affiliates thereof. In particular, the Company may not:

      (i) borrow money from the Advisor, the Sponsor, any Director or Affiliates thereof, unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction determines that it is fair and reasonable and no less favorable to the Company than from unaffiliated parties under the same or similar circumstances;

      (ii) invest in joint ventures with an Affiliated program except in compliance with the requirements set forth in the Articles. See "Investment Objectives and Policies--Joint Ventures";

     (iii) enter into any other transaction with the Advisor, the Sponsor, any Director or Affiliates thereof, unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction determines that the transaction is fair and reasonable to the Company and is on terms and conditions no less favorable than from unaffiliated third parties, except for advisory arrangements with the Advisor. Notwith-











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           standing the above, the Company was permitted to acquire the Eagle Crest Shopping Center and the Walgreens/Decatur property from IPS. See "Conflicts of Interest--Acquisitions from Affiliates" and "--Non-Arm's-Length Agreements" and "Real Property Investments"; or

      (iv) sell property to or loan money to the Advisor, the Sponsor, any Director or Affiliates thereof (except as provided in the Articles).

RESTRICTIONS ON BORROWING

     The Company may not incur indebtedness to make Distributions except as necessary to satisfy the requirement that the Company distribute at least 95% of its REIT Taxable Income, or otherwise as necessary or advisable to assure that the Company maintains its qualification as a REIT for federal income tax purposes. The aggregate borrowings of the Company, secured and unsecured, must be reasonable in relation to the Net Assets of the Company and reviewed by the Board at least quarterly. The Company anticipates that aggregate borrowings secured by all of the Company's properties will not exceed 50% of their combined fair market value. The maximum amount of indebtedness as a percentage of Net Assets may not, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, exceed 300% of Net Assets. Any borrowings in excess of 300% may only be incurred with the consent of a majority of the Stockholders. See "Investment Objectives and Policies--Borrowing." The Company may not borrow funds from the Advisor, the Sponsor, any Director or Affiliates thereof, unless a majority of the Directors (including a majority of the Independent Directors), not otherwise interested in the transaction, determines that such transaction is fair and reasonable and no less favorable to the Company than from unaffiliated parties under the same or similar circumstances.

RISTRICTIONS ON INVESTMENTS

     The investment policies set forth in the Articles have been approved by a majority of Independent Directors. The Articles prohibit investments in: (i) any foreign currency or bullion; (ii) short sales; and (iii) any security in any entity holding investments or engaging in activities prohibited by the Articles.

     In addition to other investment restrictions imposed by the Directors from time to time consistent with the Company's objective to qualify as a REIT, the Company observes the following restrictions on its investments set forth in its
Articles:

       (i) Not more than 10% of the Company's total assets may be invested in unimproved real property or mortgage loans on unimproved real property. For purposes of this paragraph, "unimproved real properties" does not include properties under construction, under contract for development or plan for development within one year;

      (ii) The Company may not invest in commodities or commodity future contracts. This limitation does not apply to interest rate futures when used solely for hedging purposes;

      (iii) The Company may not invest in or make mortgage loans unless an appraisal of the underlying property is obtained. Mortgage indebtedness on any property may not exceed the property's appraised value. In cases in which the majority of Independent Directors so determine, and in all cases in which the mortgage loan involves the Advisor, the Sponsor, the Directors or any Affiliates, the appraisal must be obtained from an Independent Expert. The appraisal must








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            be maintained in the Company's records for at least five years, and must be available for inspection and duplication by any Stockholder. In addition to the appraisal, a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained. The Company may not invest in real estate contracts of sale otherwise known as land sale contracts;

       (iv) The Company may not make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans outstanding secured by the property, including the loans of the Company, would exceed an amount equal to 85% of the appraised value of the property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria provided that such loans would in no event exceed the appraised value of the property at the date of the loans;

        (v) The Company may not make or invest in any mortgage loans that are subordinate to any mortgage or equity interest of the Advisor, the Sponsor, any Director or Affiliates thereof;

       (vi) The Company may not invest in equity securities unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable. Investments in entities affiliated with the Advisor, the Sponsor, any Director or Affiliates thereof are subject to the restrictions on joint venture investments. Notwithstanding these restrictions, the Company may purchase its own securities, when traded on a national securities exchange or market, if a majority of the Directors (including a majority of the Independent Directors) determine such purchase to be in the best interests of the Company;

      (vii) The Company may not issue: (a) redeemable equity securities; (b) debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known charges is sufficient to properly service the higher level of debt; (c) options or warrants to purchase Shares to the Advisor, the Sponsor, any Director or Affiliates thereof except on the same terms as sold to the general public, provided that the Company may issue options or warrants to persons not affiliated with the Company at exercise prices not less than the fair market value of such securities on the date of grant and for consideration (which may include securities) that in the judgment of the Independent Directors have a market value not less than the value of such option on the date of grant); options or warrants issuable to the Advisor, the Sponsor, any Director or Affiliates thereof shall not exceed an amount equal to ten percent (10%) of the outstanding Shares on the date of grant of any options or warrants; or (d) Shares on a deferred payment basis or similar arrangement;

     (viii) To the extent the Company invests in real property acquired from an Affiliate, a majority of the Directors (including a majority of the Independent Directors) must determine that the consideration paid for the real property is equal to fair market value as determined by a qualified independent real estate appraiser selected by the Independent Directors;

       (ix) The Company may not invest in indebtedness (herein called "Junior Debt") secured by a mortgage on real property which is subordinate to the lien of other indebtedness (herein called "Senior Debt"), except where the amount of the Junior Debt, plus the outstanding amount of the Senior Debt, does not exceed 90% of the appraised value of the property and, if after giving effect thereto, the value of all such investments of the Company (as shown






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            on the books of the Company in accordance with generally accepted accounting principles, after all reasonable reserves but before provision for depreciation) would not then exceed 25% of the Company's tangible assets. The value of all investments in Junior Debt of the Company which does not meet these requirements is limited to 10% of the Company's tangible assets (which would be included within the 25% limitation);

      (x)   engage in trading, as compared with investment activities; and

      (xi) engage in underwriting or the agency distribution of securities issued by others.

Subject to the above restrictions, a majority of the Independent Directors may alter the investment policies if they determine that a change is in the best interests of the Company.

                             PLAN OF DISTRIBUTION

GENERAL

     Of the 21,875,000 Shares offered by this Prospectus, the Company is offering 20,000,000 Shares on a "best efforts" basis at a purchase price of $10.00 per Share with a minimum initial investment of $3,000 ($1,000 in the case of Tax-Exempt Entities, except for Iowa where the minimum investment for IRAs will be $3,000 and for Minnesota where the minimum investment for IRAs and qualified plan accounts will be $2,000); 1,000,000 Shares at a purchase price of $9.50 per Share are being offered for issuance through the Distribution Reinvestment Program; 875,000 Soliciting Dealer Warrants to purchase 875,000 Shares and the Shares underlying the Soliciting Dealer Warrants (which includes 375,000 Soliciting Dealer Warrants and the Shares underlying the Soliciting Dealer Warrants pursuant to Warrant Purchase Agreement from the Prior Offerings) are being offered. See "Description of Securities -- Soliciting Dealer Warrants." "Best efforts" means that the Dealer Manager is not guaranteeing that any specified amount of capital will be raised. The Offering will commence as of the date of this Prospectus and will terminate not later than July 13, 1999. The Company reserves the right to terminate the Offering at any time.

ESCROW CONDITIONS

     Subscription proceeds for qualified subscriptions will be deposited in a segregated escrow account with the LaSalle National Bank, N.A., 120 South LaSalle Street, Chicago, Illinois, and will be held in trust for the benefit of the subscribers pending release to the Company, and will not be commingled. Subscription proceeds are expected to be released to the Company as subscriptions are accepted. All subscriptions will be accepted or rejected within ten days (and generally within twenty-four hours) after receipt by the Company.

ADVISOR CAPITAL CONTRIBUTION

     The Advisor made a capital contribution to the Company in the amount of $200,000 prior to an offering of Shares by the Company which commenced on October 14, 1994 and terminated on July 22, 1996. The Advisor received 20,000 Shares in consideration of this capital contribution. The Advisor may not sell or otherwise transfer these Shares while it remains the Advisor except to an Affiliate. The Advisor and its Affiliates may purchase additional Shares for their own accounts. However, at no time will the Advisor own 9.8% or more of the total number of the Company's outstanding Shares. Any purchases of











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Shares by the Advisor during the Offering will be for investment purposes only and not with a view toward distribution.

SUBCRIPTION PROCESS

     The Shares are being offered to the public by the Dealer Manager and the Soliciting Dealers. The form of Soliciting Dealers Agreement between the Dealer Manager and the Soliciting Dealers requires the Soliciting Dealers to make diligent inquiries, as required by law, of all prospective purchasers in order to ascertain whether a purchase of Shares is suitable for the person and transmit promptly to the Company the completed subscription documentation and any supporting documentation reasonably required by the Company.

     The Shares are being sold when, as and if subscriptions therefor are received and accepted by the Company, subject to the satisfaction by the Company of certain other conditions and approval by counsel of certain legal matters. The Company has the unconditional right to accept or reject any subscription. Subscriptions will be accepted or rejected within ten days (and generally within 24 hours) after its receipt of a copy of the Subscription Agreement, fully completed, and payment in good funds for the number of subscribed Shares. If the subscription is accepted, a confirmation will be mailed not more than five business days after acceptance by the Company. A sale of the Shares may not be completed until at least five business days after the date the subscriber receives a Prospectus and, as may be required by certain state regulatory authorities, a copy of the Organizational Documents. If for any reason the subscription is rejected, the check and subscription agreement will be returned to the subscriber, without interest or deduction, within ten days after receipt.

     Shares will only be sold to persons who initially purchase a minimum of 300 Shares ($3,000) or Tax-Exempt Entities which purchase a minimum of 100 Shares ($1,000), except for investors in the State of Iowa where the minimum investment for IRAs will be 300 Shares ($3,000) and investors in the State of Minnesota where the minimum investment for IRAs and qualified plan accounts will be 200 Shares ($2,000). Subscriptions will be accepted for fractional Shares only in the discretion of the Company.

DETERMINATION OF INVESTOR SUITABILITY

     The Company, the Dealer Manager and each Soliciting Dealer will make every reasonable effort to determine that those persons being offered or sold the Shares satisfy the suitability standards set forth herein and that an investment in the Shares is an appropriate investment for the investor. The Soliciting Dealers must ascertain that the investors can reasonably benefit from an investment in the Company. In making the determination, the Soliciting Dealers will consider whether: (i) the investor has the capability of understanding the fundamental aspects of the Company based on the investor's employment experience, education, access to advice from qualified sources such as attorneys, accountants and tax advisors and prior experience with investments of a similar nature; (ii) the investor has apparent understanding of: (a) the fundamental risks and possible financial hazards of this type of investment; (b) the lack of liquidity of this investment; (c) the Advisor's role in directing or managing the investment; and (d) the tax consequences of the investment; and (iii) the investor has the financial capability to invest in the Company.

     By executing the subscription agreement, each Soliciting Dealer acknowledges its determination that the Shares are a suitable investment for the investor. Each Soliciting Dealer is required to represent and warrant that it has complied with all applicable laws in determining the suitability of the Shares as an investment for the subscriber. The Company and its Affiliates will coordinate the processes and procedures











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utilized by the Dealer Manager and Soliciting Dealers and, where necessary, implement such additional reviews and procedures deemed necessary to determine that investors meet the suitability standards set forth herein. The Dealer Manager and/or the Soliciting Dealers must maintain a record of the information obtained to determine that an investor meets the suitability standards and a representation of the investor that the investor is investing for the investor's own account or, in lieu of such representation, information indicating that the investor for whose account the investment was made met the suitability standards for at least six years.

COMPENSATION

The Company will pay the Dealer Manager selling commissions equal to up to seven percent (7%) on all Shares sold for serving as the dealer manager of the Offering and for the sale of Shares through its efforts. A portion of these selling commissions may be retained or reallowed to Soliciting Dealers, as compensation for their services in soliciting and obtaining subscribers for the purchase of Shares. Up to an additional 2.0% of the Gross Offering Proceeds, a portion of which may be reallowed to Soliciting Dealers, may be paid to the Dealer Manager as a Marketing Contribution for marketing fees, wholesaling fees, expense reimbursements, bonuses and incentive compensation and volume discounts. In addition, the Dealer Manager and the Soliciting Dealers may be reimbursed by the Company for bona fide due diligence expenses not to exceed a maximum of 0.5% of the Gross Offering Proceeds. The Dealer Manager may award sales incentive items to Soliciting Dealers in connection with their sales activities. The value of each item will be less than $50 per annum per participating salesperson. The Dealer Manager may pay incentive compensation to its regional marketing representatives for their activities as wholesalers in connection with the distribution of the Shares, subject to the overall restrictions on commissions described herein. The Dealer Manager may also reallow commissions to Soliciting Dealers on an incentive basis. Any incentive compensation will be paid quarterly and will not exceed 1% of the price of the Shares. Marketing and due diligence costs paid by the Dealer Manager on behalf of, or to, the Soliciting Dealers will be deducted from any incentive compensation.

     Except in the case of Shares sold to residents of the States of Minnesota, Nebraska, South Carolina or Texas where the Company will not issue and the Dealer Manager will not transfer Soliciting Dealer Warrants, Soliciting Dealers will also receive one Soliciting Dealer Warrant for each forty (40) Shares sold by such Soliciting Dealer during the Offering, subject to federal and state securities laws subject to a maximum of 875,000 warrants. The holder of a Soliciting Dealer Warrant will be entitled to purchase one Share from the Company at a price of $12 during the period commencing with the first date upon which the Soliciting Dealer Warrants are issued and ending on the Exercise Period. Subject to certain limitations, the Soliciting Dealer Warrants may not be transferred, assigned, pledged or hypothecated for a period of one year following issuance thereof. In addition, no Soliciting Dealer Warrant will be exercisable until one year from the date of issuance. Holders of the Soliciting Dealer Warrants, therefore, have, at nominal cost, the opportunity to profit from a rise in the market price for the Common Stock without assuming the risk of ownership. Exercise of these warrants will dilute the interest of other security holders. Moreover, the holders of the Soliciting Dealer Warrants might be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain needed capital by a new offering of its securities on terms more favorable than those provided by the Soliciting Dealer Warrants. See "Description of Securities--Soliciting Dealer Warrants."

     The maximum compensation to be paid in connection with the Offering will not exceed: (i) a total of 7% of the Gross Offering Proceeds for selling commissions; and (ii) a total of 2% of the Gross Offering Proceeds for marketing fees, wholesaling fees, expense reimbursements, bonuses and incentive compensation








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and volume discounts. The aggregate of these commissions and expenses plus the value attributable to the warrants that may be issued to the Dealer Manager and the Soliciting Dealers will not exceed 10% of the Gross Offering Proceeds. In addition, the Dealer Manager and the Soliciting Dealers may be reimbursed for bona fide due diligence expenses not to exceed a maximum of 0.5% of the Gross Offering Proceeds.

     The Company may not pay or award, directly or indirectly, any commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such advisor to advise the investor to purchase Shares; provided that nothing herein shall prohibit the registered broker-dealer or other properly licensed person from earning a sales commission in connection with sale of the Shares.

VOLUME DISCOUNTS

     Investors purchasing at least $250,000 worth of Shares (25,000 Shares) will be entitled to a reduction in the selling commission payable in connection with the sale of these Shares in accordance with the following schedule:

          Amount of
    Purchaser's Investment                      Maximum Commission
   ------------------------                     ------------------
      From           To                              per Share
   -----------  -----------                     ------------------
   $   250,000      499,999                                    5.5%
       500,000      999,999                                    4.0%
     1,000,000     and over                                    2.5%


Any reduction in the selling commission in respect of volume discounts otherwise payable to the Dealer Manager, some or all of which may be reallowed to a Soliciting Dealer in respect of an investor's subscription will be credited to the investor in the form of additional whole Shares or fractional Shares purchased net of commissions.

     Subscriptions may be combined for the purpose of crediting an investor with additional Shares and determining commissions payable to the Dealer Manager and reallowable to Soliciting Dealers so long as all combined purchases are made through the same Soliciting Dealer. Investors which are Tax-Exempt Entities may combine their subscriptions for purposes of computing a discount of the entities seeking to combine subscriptions if investment decisions are made by the same person. If the investor fails to mark the "Additional Purchase" space on the Subscription Agreement/Signature Page, the Company cannot be held responsible for failing to properly combine subscriptions.

     Employees and associates of the Company and its Affiliates will be permitted to purchase Shares net of sales commissions and the Marketing Contribution and Due Diligence Expense Allowance Fee ($9.05 per Share).

TRANSFER OF SHARES

     A Stockholder may assign all or some of his Shares, subject to the Ownership Limit contained in the Articles. An assignment will confer upon the assignee, the right to become a Stockholder in the following manner and subject to certain conditions, including the following: (i) an instrument of assignment executed by both the assignor and assignee of the Shares satisfactory in form to the Company delivered to the Company; (ii) reimbursement of the Company for reasonable expenses and filing costs incurred in connection with such transfer not to exceed $100; (iii) no assignment will be effective until the first day of










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the month following the month in which the Company actually receives the instrument of assignment which complies with the requirements of (i) and (ii) above; (iv) no assignment will be effective if such assignment would, in the opinion of counsel to the Company, result in the termination of the Company's status as a REIT under the Code; (v) an assignment may be rejected if it would cause 25% or more of the issued and outstanding Shares to be held by Tax-Exempt Entities that are considered "benefit plan investors" under ERISA or otherwise cause the assets of the Company to be Plan Assets; and (vi) no assignment will be effected if the assignment would, to the knowledge of the Company, violate the provisions of any applicable federal or state securities laws.

     The Shares will not initially be listed on a national stock exchange or included for quotation on a national market system. The Company anticipates that by 1999 the Board will determine whether it is in the best interests of the Company to apply to have the Shares listed for trading on a national stock exchange or included for quotation on a national market system, provided the Company meets the then applicable listing requirements.

INDEMNIFICATION

     The Company will indemnify the Dealer Manager and the Soliciting Dealers against certain liabilities, including liabilities under the Act; provided, however, that the Company will not indemnify the Dealer Manager or any Soliciting Dealer from any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and a court of competent jurisdiction has approved indemnification of the litigation costs; or (ii) the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court has approved indemnification of the litigation costs; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and approves indemnification of the settlement and related costs after being advised of the position of the Commission and the published opinions of any state securities regulatory authority in which securities of the Company were offered and sold as to indemnification for securities law violations. The Soliciting Dealer will be required to indemnify the Company and the Advisor against certain such liabilities. In the opinion of the Commission, indemnification for liabilities arising under the Act is against public policy and, therefore, unenforceable. The Dealer Manager and each of the Soliciting Dealers may be deemed to be an "underwriter" as that term is defined in the Act.


                               HOW TO SUBSCRIBE

     Shares may be purchased by investors who meet the suitability standards described above under "Plan of Distribution--Suitability of the Investment" by proceeding as follows:

     1. Read the entire Prospectus and the current supplement(s), if any, accompanying the Prospectus.

     2. Complete the execution copy of the Subscription Agreement. A specimen copy of the Subscription Agreement, including instructions for completing the Subscription Agreement, is included in the Prospectus as Exhibit I.














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     3. Deliver a check for the full purchase price of the Shares being subscribed for, payable to "LNB/Escrow Agent for IREC," along with the completed Subscription Agreement to the Soliciting Dealer whose name appears on the Subscription Agreement.

     4. By executing the Subscription Agreement and by paying the full purchase price for the Shares subscribed for, each investor attests that he or she meets the suitability standards as stated in the Subscription Agreement and agrees to be bound by all of the terms of the Subscription Agreement.

     Within ten days (and generally within twenty-four hours) of the Company's receipt of each completed Subscription Agreement, the Company will accept or reject the subscription. If the subscription is accepted, a confirmation will be mailed within five days. If for any reason the subscription is rejected, the check and Subscription Agreement will be promptly returned to the subscriber, without interest or deduction, within ten days after receipt.

     Subscriptions made through IRAs, Keogh plans and 401(k) plans must be processed through and forwarded to the Company by an approved trustee. In the case of IRA, Keogh plans and 401(k) plan Stockholders, the confirmation will be sent to the trustee.


                               SALES LITERATURE

     In addition to and apart from this Prospectus, the Company may use certain supplemental sales material in connection with the Offering. This material, prepared by the Advisor may consist of a brochure describing the Advisor and its Affiliates and the objectives of the Company. It would contain pictures and summary descriptions of properties similar to those to be acquired by the Company that Affiliates of the Company have previously acquired. This material may also include pictures and summary descriptions of properties similar to those to be acquired by the Company as well as a brochure, audiovisual materials and taped presentations highlighting and explaining various features of the Offering, properties of prior real estate programs and real estate investments in general; and articles and publications concerning real estate. Business reply cards, introductory letters and seminar invitation forms may be sent to Soliciting Dealers and prospective investors. No person has been authorized to prepare for, or furnish to, a prospective investor any sales literature other than: (i) that described herein; and (ii) newspaper advertisements or solicitations of interest limited to identifying the Offering and the location of sources of further information.

     The use of any sales materials is conditioned upon filing with and, if required, clearance by appropriate regulatory agencies. Such clearance (if provided), however, does not indicate that the regulatory agency allowing the use of the materials has passed on the merits of the Offering or the adequacy or accuracy of the materials.

     This Offering is made only by means of this Prospectus. Except as described herein, the Company has not authorized the use of other supplemental literature or sales material in connection with this Offering. Although it is believed that the information contained in such literature does not conflict with any of the information set forth in this Prospectus, such material does not purport to be complete, and should not be considered as a part of this Prospectus, or as incorporated in this Prospectus by reference, or as forming the basis of the Offering described herein.












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           DISTRIBUTION REINVESTMENT AND SHARE REPURCHASE PROGRAMS

DISTRIBUTION REINVESTMENT PROGRAM

     The Distribution Reinvestment Program (the "DRP") provides the Company's Stockholders with an opportunity to purchase additional Shares by reinvesting Distributions. Stockholders who elect to take part in the DRP ("Participants") will authorize the Company to use Distributions payable to them to purchase additional Shares. A Participant will not be able to acquire Shares under the DRP to the extent such purchase would cause it to exceed the Ownership Limit.

     Purchases under the DRP are made at a price equal to $9.50 per Share, a reduction from the $10 offering price which price reflects a decrease in costs associated with these issuances. Participants in the DRP may also purchase fractional Shares, so that 100% of Distributions will be used to acquire Shares. Shares will be purchased under the DRP on the record date for the Distribution used to purchase the Shares. Distributions for Shares acquired under the DRP are currently paid monthly and are calculated with a daily record and Distribution declaration date. Each Participant agrees that if, at any time prior to listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on a national market system, he or she fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the Subscription Agreement, he or she will promptly so notify the Company in writing.

     Commencing with the first Distribution paid after the effective date of the Offering and continuing until the termination of the Offering, Participants will acquire Shares from the Company at a fixed price of $9.50 per Share. It is possible that a secondary market will develop for the Shares, and that Shares may be bought and sold on the secondary market at prices lower or higher than the $9.50 per Share price which will be paid under the DRP. Neither the Company nor its Affiliates will receive a fee for selling Shares under the DRP. The Company does not warrant or guarantee that Participants will be acquiring Shares at the lowest possible price. A Participant may terminate participation in the DRP at any time without penalty, by delivering written notice to the Company. Prior to listing of the Shares on a national stock exchange or including the Shares for quotation on a national market system, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. Upon termination, Distributions will be distributed to the Stockholder instead of being used to purchase Shares under the DRP. Within 90 days after the end of the Company's fiscal year, the Company will: (i) issue certificates evidencing ownership of Shares purchased through the DRP during the prior fiscal year (ownership of these Shares will be in book-entry form prior to the issuance of certificates); and (ii) provide each Participant with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of distribution and amount of Distributions received during the prior fiscal year. The individualized statement to Participants include receipts and purchases relating to each Participant's participation in the DRP including the tax consequences relative thereto. The Directors by majority vote (including a majority of Independent Directors) may amend or terminate the DRP upon 30 days notice to Participants. The Board anticipates amending or terminating the DRP upon completion of this Offering.

     Stockholders who participate in the DRP will recognize dividend income, taxable to the extent of the Company's current or accumulated earnings and profits, in the amount and as though they had elected to participate, even though they receive no cash. These deemed dividends will be treated as actual dividends from the Company to the participating Stockholders and will retain the character and tax effects applicable to all dividends. Shares received under the program will have a holding period beginning with the day after








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purchase, and a tax basis equal to their cost, which is the gross amount of the deemed Distribution. See "Federal Income Tax Considerations--Taxation of Stockholders--Taxation of Taxable Domestic Stockholders" for a full discussion of the tax effects of dividend distributions.

     If the Company's Shares are listed on a national stock exchange or included for quotation on a national market system, Shares purchased by the Company for the DRP will be purchased on such exchange or market, at the prevailing market price, and will be sold to Stockholders at such price.

SHARE REPURCHASE PROGRAM

     The Share Repurchase Program ("SRP") may, subject to certain restrictions, provide eligible Stockholders with limited, interim liquidity by enabling them to sell Shares back to the Company at a price of $9.05 per Share (a reduction of $.95 from the $10 Offering price, reflecting selling commissions and the Marketing Contribution and Due Diligence Expense Allowance Fee).

     Repurchases under the SRP are made quarterly by the Company on a first-come, first-served basis, and will be limited in the following ways: (i) not more than $500,000 worth of the outstanding Shares may be repurchased in any given year; and (ii) the funds available for repurchase are limited to available proceeds received by the Company from the sale of Shares under the DRP. The determination of available funds from sales under the DRP is made at the sole discretion of the Board. In making this determination, the Board considers the need to use proceeds from the Share sales under the DRP for investment in additional properties, or for maintenance or repair of existing properties. Such property-related uses are given priority over the need to allocate funds to the SRP. To be eligible to offer Shares for purchase to the SRP, the Stockholder must have beneficially held the Shares for at least one year.

     The Company cannot guarantee that funds will be available for repurchase. If no funds are available for the SRP at the time when repurchase is requested, the Stockholder could: (i) withdraw his request for repurchase; or (ii) ask that the Company honor the request at such time, if any, when funds are available. Such pending requests will be honored on a first come, first served basis. There is no requirement that Stockholders sell their Shares to the Company. The SRP is only intended to provide interim liquidity for Stockholders until a secondary market develops for the Shares. No such market presently exists and no assurance can be given that one will develop. The SRP will exist during the Offering period and will be terminated following the close of the Offering period: (i) at such time as a secondary market-maker quotes a bid and ask price for at least 30 continuous trading days; or (ii) the listing of the Shares on a national securities exchange or inclusion for quotation on a national market system.

     Shares purchased by the Company under the SRP will be canceled, and will have the status of authorized but unissued Shares. Shares acquired by the Company through the SRP will not be reissued unless they are first registered with the Commission under the Act and under appropriate state securities laws or otherwise issued in compliance with such laws.

     In the event that the Company begins selling its properties, the purchase price paid by the SRP for Shares will be adjusted accordingly. Since the availability of purchase funds for the SRP cannot be predetermined, and because the demand for repurchase by Stockholders cannot be predetermined, there can be no assurance that the Company will be able to establish and maintain the SRP.













                                     136


                           REPORTS TO STOCKHOLDERS


     The Advisor will keep, or cause to be kept, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles ("GAAP"). All of such books of account, together with a copy of the Articles and any amendments thereto, will at all times be maintained at the principal office of the Company, and will be open to inspection, examination and duplication at reasonable times by the Stockholders or their agents.

     The Advisor will submit to each Stockholder audited annual reports of the Company within 120 days following the close of each fiscal year. The annual reports will contain the following: (i) audited financial statements; (ii) the ratio of the costs of raising capital during the period to the capital raised;
(iii) the aggregate amount of advisory fees and the aggregate amount of fees paid to the Advisor and any Affiliate of the Advisor by the Company and including fees or charges paid to the Advisor and any Affiliate of the Advisor by third parties doing business with the Company; (iv) the Total Operating Expenses of the Company, stated as a percentage of the Average Invested Assets and as a percentage of Net Income; (v) a report from the Independent Directors that the policies being followed by the Company are in the best interests of its Stockholders and the basis for such determination; and (vi) separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving the Company, the Directors, the Advisor and any Affiliate thereof occurring in the year for which the Annual Report is made. Independent Directors shall be specifically charged with the duty to examine and comment in the report on the fairness of such transactions.

     In addition, unaudited quarterly reports containing the information required by Form 10-Q will be submitted to each Stockholder within 60 days after the end of the first three fiscal quarters of each fiscal year.

     Concurrently with any Distribution, the Company shall provide Stockholders with a statement disclosing the source of the funds distributed. If such information is not available concurrently with the making of a Distribution, a statement setting forth the reasons why such information is not available shall be provided concurrently. In no event shall such information be provided to Stockholders more than 60 days of making such Distribution.

     Within 60 days following the end of any calendar quarter during the period of the Offering in which the Company has closed an acquisition of a property, a report will be submitted to each Stockholder containing: (i) the location and a description of the general character of the property acquired during the quarter; (ii) the present or proposed use of such property and its suitability and adequacy for such use; (iii) the terms of any material lease affecting the property; (iv) the proposed method of financing, if any, including estimated down payment, leverage ratio, prepaid interest, balloon payment(s), prepayment penalties, "due-on-sale" or encumbrance clauses and possible adverse effects thereof and similar details of the proposed financing plan; and (v) a statement that title insurance has been or will be obtained on the property acquired. In addition, a report will be sent to each Stockholder and submitted to prospective investors at such time as the Advisor believes a reasonable probability exists that a property will be acquired: (i) on specified terms (i.e., upon completion of due diligence which includes review of the title insurance commitment, appraisal and environmental analysis); and (ii) involving the use of 10% or more, on a cumulative basis, of the net proceeds of this Offering.

     After the completion of the last acquisition, the Advisor shall, upon request, send to the Commissioner of Corporations of the State of California a schedule, verified under the penalty of perjury,














                                     137



reflecting: (i) each acquisition made; (ii) the purchase price paid for the property; (iii) the aggregate of all Acquisition Fees paid on each transaction; and (iv) a computation showing compliance with the Articles. The Company shall, upon request, submit to the Commissioner of Corporations of the State of California or to any of the various state securities administrators any report or statement required to be distributed to Stockholders pursuant to the Articles or any applicable law or regulation.

     The Company's federal tax return (and any applicable state income tax returns) will be prepared by the accountants regularly retained by the Company. Appropriate tax information will be submitted to the Stockholders within 30 days following the end of each fiscal year of the Company. A specific reconciliation between GAAP and income tax information will not be provided to the Stockholders; however, such reconciling information will be available in the office of the Company for inspection and review by any interested Stockholder. Concurrent with the dissemination of appropriate tax information to Stockholders, the Company will annually provide each Stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of distribution and amounts of Distributions received during the prior fiscal year. The individualized statement to Stockholders will include any purchases of Shares under the DRP. Stockholders requiring individualized reports on a more frequent basis may request such reports. The Company will make every reasonable effort to supply more frequent reports, as requested, but the Company, at its sole discretion, may require payment of an administrative charge which will be paid:
(i) directly by the Stockholder; or (ii) through pre-authorized deductions from Distributions payable to the Stockholder making the request.


                                LEGAL MATTERS

     Legal matters in connection with the Company's status as REIT for federal income tax purposes have been passed upon, on behalf of the Company, by Shefsky & Froelich Ltd. (counsel to the Company). Shefsky & Froelich Ltd. does not purport to represent Stockholders or potential investors who should consult their own counsel. See "Conflicts of Interest--Legal Counsel for the Company and the Advisor is the Same Law Firm." The legality of the Shares offered hereby will be passed upon for the Company by Shapiro and Olander, Baltimore, Maryland.

     The statements in the section in the Prospectus titled "Federal Income Tax Considerations" and elsewhere as they relate to federal income tax matters and the statements in the section in the Prospectus titled "ERISA Considerations" have been reviewed by Shefsky & Froelich Ltd.


                                   EXPERTS

     The financial statements of the Company as of December 31, 1996 and 1995, for the years ended 1996 and 1995 and for the period from May 12, 1994 (formation of the Company) to December 31, 1994 and the statement of gross income and direct operating expenses of Maple Park Place Shopping Center for the year ended December 31, 1996, the statement of gross income and direct operating expenses of Niles Shopping Center for the year ended December 31, 1996, the statement of gross income and direct operating expenses of Cobblers Mall for the year ended December 31, 1996, the statement of gross income and direct operating expenses for Mallard Mall for the year ended December 31, 1996, the statement of gross income and direct operating expenses for Sequoia Shopping Center for the year ended December 31, 1996 and the statement of gross income and direct operating expenses for River Square Shopping Center for the year ended December 31, 1996 have been included herein in reliance upon the reports of KPMG Peat Marwick












                                     138



LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.


                            ADDITIONAL INFORMATION

     This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto with respect to the offer and sale of Shares which the Company has filed with the Commission and which may be inspected and copied at the Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, http://www.sec.gov, and at the Regional Offices of the Commission at 500 West Madison Street, Fourteenth Floor, Chicago, Illinois 60661 and 75 Park Place, Suite 1400, New York, New York 10007. This material, as well as copies of all other documents filed with the Commission, may be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 upon payment of the fee prescribed by the Commission.












                                     139


                                   GLOSSARY


The definitions used in the Prospectus are set forth below:

"ACQUISITION EXPENSES" means expenses related to the Company's selection, evaluation and acquisition of, and investment in, properties, whether or not acquired or made, including but not limited to legal fees and expenses, travel and communications expenses, cost of appraisals and surveys, non-refundable option payments on property not acquired, accounting fees and expenses, computer use related expenses, architectural and engineering reports, environmental and asbestos audits, title insurance and escrow fees, and personnel and miscellaneous expenses related to the selection and acquisition of properties.

"ADA" means the Americans with Disabilities Act of 1990.

"ADVISOR" means the person(s) or entity responsible for directing or performing the day-to-day business affairs of the Company, including a person or entity to which an Advisor subcontracts substantially all such functions. The Advisor is Inland Real Estate Advisory Services, Inc. or anyone which succeeds it in such capacity.

"ADVISOR ASSET MANAGEMENT FEE" means an amount equal to 1% of the Average Invested Assets.

"ADVISORY AGREEMENT" means the agreement between the Company and the Advisor pursuant to which the Advisor will act as the Sponsor of the Company.

"AFFILIATE" means: (i) any Person directly or indirectly owning, controlling or holding, with the power to vote 10% or more of the outstanding voting securities of such other Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

"AFFILIATED DIRECTORS" means those Directors affiliated with the Company or its Affiliates.

"ANCHOR TENANT" means tenants generally occupying approximately 30% or more of the GLA of a Neighborhood Retail Center, or the tenant of any single-user property.

"ARTICLES" means the Company's Articles of Incorporation, as amended and restated to date.

"AVERAGE INVESTED ASSETS" shall mean, for any period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in equity interests and in loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.

"BOARD" means the Board of Directors of the Company.

"BYLAWS" means the Amended and Restated Bylaws of the Company.













                                     140



"CASH FLOW" means, with respect to any period: (i) all cash receipts derived from investments made by the Company; plus (ii) cash receipts from operations (including any interest from temporary investments of the Company) without deduction for depreciation or amortization; less (iii) cash receipts used to pay operating expenses (including the Advisor Asset Management Fee).

"CODE" means the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent revenue laws.

"COMMISSION" means the Securities and Exchange Commission.

"COMPANY" means Inland Real Estate Corporation f/k/a Inland Monthly Income Fund III, Inc., a Maryland corporation.

"COMPETITIVE REAL ESTATE COMMISSION" means the real estate or brokerage commission paid for the purchase or sale of a property which is reasonable, customary and competitive in light of the size, type and location of such property.

"COMPANY FIXED ASSETS" means the real estate, together with the buildings, leasehold interests, improvements, equipment, furniture, fixtures and personal property associated therewith, used by the Company in the conduct of its business.

"CONTRACT PRICE FOR THE PROPERTY" means the amount actually paid or allocated to the purchase, development, construction or improvement of a property exclusive of Acquisition Expenses.

"CONTROL SHARES" means voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power except solely by virtue of irrevocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (i) 1/5 or more but less than 1/3; (ii) 1/3 or more but less than a majority; or (iii) a majority of all voting power.

"CONTROL SHARE ACQUISITION" means the acquisition of Control Shares subject to certain exceptions.

"COUNSEL" means Shefsky & Froelich Ltd.

"CUMULATIVE RETURN" means a cumulative, non-compounded return, equal to 8% per annum on Invested Capital commencing upon acceptance of the investor's subscription.

"CURRENT RETURN" means a non-cumulative, non-compounded return, equal to 8% per annum on Invested Capital.

"DEALER MANAGER" means Inland Securities Corporation.

"DEVELOPMENT FEE" means a fee for the packaging of a property of the Company, including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances and necessary financing for the specific property, either initially or at a later date.

"DIRECTORS" means the members of the Board of Directors of the Company (including the Independent Directors).














                                     141



"DISTRIBUTIONS" means any cash distributed to Stockholders arising from their interest in the Company.

"DUE DILIGENCE EXPENSE ALLOWANCE FEE" means an amount up to 0.5% of the Gross Offering Proceeds paid to the Dealer Manager, a portion of which may be reallowed to Soliciting Dealers, to reimburse the Dealer Manager or Soliciting Dealers for bona fide due diligence expenses.

"EQUITY STOCK" shall mean stock that is either Common Stock and/or Preferred Stock.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"EXCESS SHARES" means shares held by a Stockholder in excess of 9.8% of the outstanding Shares entitled to vote.

"EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

"EXERCISE PERIOD" means the period commencing upon the issuance of the Soliciting Dealer Warrants and ending upon July 13, 2002.

"FIRPTA" means the Foreign Investment in Real Property Tax Act of 1980.

"FUNDS FROM OPERATIONS OR FFO" means net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.

"GAAP" means generally accepted accounting principles.

"GLA" means gross leasable area.

"GROSS DOLLARS INVESTED IN PROPERTIES" means the amount actually paid or allocated to the purchase, development, construction or improvement of properties acquired by the Company.

"GROSS OFFERING PROCEEDS" means the total proceeds from the sale of Shares during the public offering period (and from sales under the Distribution Reinvestment Program during such period) before deductions for Organization and Offering Expenses. For purposes of calculating Gross Offering Proceeds, the purchase price for all Shares, including those for which volume discounts apply, shall be deemed to be $10 per Share, except for Shares purchased under the Distribution Reinvestment Program in which case the purchase price for such Shares shall be $9.50 per Share.

"GROSS REVENUES FROM PROPERTIES" means all cash receipts derived from the operation of Company Fixed Assets.

"INCENTIVE ADVISORY FEE" means an amount equal to 15% of the net proceeds from the sale of a property after the Stockholders have first received: (i) their Cumulative Return; and (ii) a return of their Invested Capital.














                                     142



"INDEPENDENT DIRECTORS" means the Directors who: (i) are not affiliated, directly or indirectly, with the Company or the Advisor, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or as an officer or director of the Company, the Advisor or its Affiliates; (ii) do not serve as a director for more than two other REITs organized by the Company or the Advisor; and (iii) perform no other services for the Company, except as Directors. For this purpose, an indirect relationship shall include circumstances in which a member of the immediate family of a Director has one of the foregoing relationships with the Company or the Advisor. For purposes of determining whether or not the business or professional relationship is material, the gross revenue derived by the prospective Independent Director from the Sponsor and Advisor and Affiliates shall be deemed material per se if it exceeds five percent of the prospective Independent Directors: (i) annual gross revenue, derived from all sources, during either of the last two years; or (ii) net worth, on a fair market value basis.

"INDEPENDENT EXPERT" shall mean a person with no current or prior business or personal relationship with the Advisor or the Directors and who is engaged, to a substantial extent, in the business of rendering opinions regarding the value of assets of the type held by the Company.

"INTERESTED STOCKHOLDER" means for purposes of the MGCL, any person who owns 10% or more of the voting power of the then outstanding voting stock of the Company.

"INVESTED CAPITAL" means the original issue price of the Shares reduced by prior distributions from the sale or financing of Company fixed assets.

"IRA" means an individual retirement account established pursuant to Code
Section 408.

"LEVERAGE" shall mean the aggregate amount of indebtedness of the Company for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.

"MANAGEMENT AGENT" means an entity which provides property management services to the Company. The Management Agent is Inland Commercial Property Management, Inc., an Affiliate of the Advisor, or anyone which succeeds it in such capacity.

"MARKETING CONTRIBUTION" means an amount up to 2.39% of the Gross Offering Proceeds paid to the Dealer Manager, a portion of which may be reallowed to Soliciting Dealers to pay expenses associated with marketing fees, wholesaling fees, expense reimbursements, bonuses and incentive compensation and volume discounts.

"MINIMUM INITIAL PURCHASE" means the minimum amount which must be purchased by a person who is not a Stockholder at the time of purchase.

"MAXIMUM OFFERING" means 21,875,000 Shares (which includes 1,000,000 Shares available for distribution under the Distribution Reinvestment Program and 875,000 Shares which may be issued upon the exercise of warrants granted to the Dealer Manager).

"MGCL" means the Maryland General Corporation Law, as amended from time to time.

"NASD" shall mean the National Association of Securities Dealers, Inc.

















                                     143



"NEIGHBORHOOD RETAIL CENTER" shall mean any property located primarily within an approximate 150-mile radius of the Oak Brook, Illinois headquarters of the Advisor leased primarily to one or more retail tenants providing for the sale of household goods (food, drugs, apparel, etc.) and personal services (laundry, dry cleaning, etc.) for the day-to-day living needs of the immediate neighborhood with GLA ranging from approximately 5,000 to 150,000 square feet.

"NET ASSETS" or "NET ASSET VALUE" means the total assets of the Company (other than intangibles) at cost before deducting depreciation or other non-cash reserves less total liabilities of the Company, calculated at least quarterly on a basis consistently applied.

"NET INCOME" means, for any period, total revenues applicable to such period, less the expenses applicable to such period other than additions to or allowances for reserves for depreciation, amortization or bad debts or other similar non-cash reserves; provided, however, that Net Income shall not include the gain from the sale of the Company's assets.

"NET PROCEEDS" means the proceeds received by the Company with respect to the sale of Shares less Organization and Offering Expenses.

"NON-U.S. STOCKHOLDER" means a Stockholder which is a foreign corporation or a nonresident alien of the United States.

"OFFERING" means the offering of 21,000,000 Shares of the Company (including 1,000,000 Shares available for distribution under the Distribution Reinvestment Program) pursuant to this Prospectus plus the 875,000 Soliciting Dealer Warrants and 875,000 Shares which are issuable on exercise of Soliciting Dealer Warrants.

"ORGANIZATION AND OFFERING EXPENSES" means those expenses incurred by and to be paid from the assets of the Company in connection with and in preparing the Company for registration and subsequently offering and distributing Shares to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositaries, experts, expenses of qualification of the sale of the securities under federal and state laws, including taxes and fees, and accountants' and attorneys' fees.

"OTHER OPERATING EXPENSES" means Total Operating Expenses less the Advisor Asset Management Fee.

"OWNERSHIP LIMIT" means the beneficial ownership of no more than 9.8% of the outstanding Shares of the Company.

"PARTICIPANT" means a Stockholder who elects to participate in the DRP.

"PERSON" means any natural person, partnership, corporation, association, trust, limited liability company or other legal entity.

"PRIOR OFFERING" means the: (i) Company's public offering of 6,000,000 Shares (including 1,000,000 Shares available under the DRP) which commenced October 14, 1994 and was completed July 22, 1996; and (ii) the Company's public offering of 11,375,000 Shares (including 1,000,000 Shares available for distribution under the DRP and 375,000 Shares issuable on the exercise of warrants granted to soliciting dealers) which commenced July 24, 1996 and was completed on July 10, 1997.















                                     144



"PROPERTY DISPOSITION FEE" means a real estate disposition fee, payable (under certain conditions) to the Advisor and its Affiliates upon the sale of the Company's property in an amount equal to the lesser of: (i) 3% of the contracted for sales price of the property; or (ii) 50% of the commission paid to third parties which is reasonable, customary and competitive in light of the size, type and location of such property.

"PROPERTY MANAGEMENT FEE" shall mean any fee paid to an Affiliate or third party as compensation for management of the Company's properties. The Property Management Fee shall be a percentage of the aggregate gross revenues from the properties, not to exceed 5.0% if paid to a third party or 4.5% if paid to an Affiliate of the Advisor.

"PROSPECTUS" means the final prospectus of the Company dated July 14, 1997 as may be supplemented in connection with the registration of Shares offered hereby.

"QUALIFIED PLAN" means any qualified pension, profit-sharing or other retirement plan (including a Keogh plan) and any trust, bank commingled trust fund for such a plan.

"REGISTRATION STATEMENT" means the registration of the Shares and warrants offered hereby on Form S-11 and related exhibits, as amended, filed by the Company on May 8, 1997 with the Commission.

"REIMBURSABLE EXPENSES" means those certain expenses of the Advisor and its Affiliates which will be reimbursed by the Company.

"REIT" means a corporation, trust, association or other legal entity (other than a real estate syndication) which is engaged primarily in investing in equity interests in real estate (including fee ownership and leasehold interests) or in loans secured by real estate or both.

"REIT PROVISIONS" means Code Sections 856 through 860.

"REIT TAXABLE INCOME" means the taxable income as computed for a corporation which is not a REIT: (i) without the deductions allowed by Code Sections 241 through 247, 249 and 250 (relating generally to the deduction for dividends received); (ii) excluding amounts equal to: (a) the net income from foreclosure property; and (b) the net income derived from prohibited transactions; (iii) deducting amounts equal to: (x) any net loss derived from prohibited transactions; and (y) the tax imposed by Code Section 857(b)(5) upon a failure to meet the 95% and/or the 75% gross income tests; and (iv) disregarding the dividends paid, computed without regard to the amount of the net income from foreclosure property which is excluded from REIT Taxable Income.

"REMICS" means real estate mortgage investment conduits.

"ROLL-UP" means a transaction involving the acquisition, merger, conversion or consolidation either directly or indirectly of the Company and the issuance of securities of a Roll-Up Entity. Such term does not include:

      (i) a transaction involving securities of the Company that have been for at least 12 months listed on a national securities exchange or traded through The Nasdaq Stock Market - Nasdaq National Market; or















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      (ii) a transaction involving the conversion to corporate, trust or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

           (a)  Stockholders' voting rights;

           (b)  the term and existence of the Company;

           (c)  Sponsor or Advisor compensation; or

           (d)  the Company's investment objectives.

"ROLL-UP ENTITY" means a partnership, real estate investment trust, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed Roll-Up transaction.

"SELLING COMMISSION" means an amount equal to up to 7% of the Gross Offering Proceeds payable to the Dealer Manager which may be retained, or reallowed to Soliciting Dealers for each Share sold.

"SERVICE" means the Internal Revenue Service of the United States of America.

"SHARES" means the common stock, par value $.01 per share, of the Company.

"SOLICITING DEALERS" means the dealer members of the National Association of Securities Dealers, Inc. designated by the Dealer Manager.

"SPONSOR" means any Person directly or indirectly instrumental in organizing, wholly or in part, the Company or any Person who will control, manage or participate in the management of the Company, and any Affiliate of such Person. Not included is any Person whose only relationship with the Company is as that of an independent property manager of the Company's assets, and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services. A Person may also be deemed a Sponsor of the Company by:

     i. taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Company, either alone or in conjunction with one or more other Persons;

    ii. receiving a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property;

   iii. having a substantial number of relationships and contacts with the Company;

    iv.   possessing significant rights to control Company properties;

     v. receiving fees for providing services to the Company which are paid on a basis that is not customary in the industry; or














                                     146



    vi. providing goods or services to the Company on a basis which was not negotiated at arm's-length with the Company.

"STOCKHOLDERS" means holders of shares of Common Stock.

"TAX-EXEMPT ENTITIES" means any investor that is exempt from federal income taxation, including without limitation a Qualified Plan, an endowment fund or a charitable, religious, scientific or education organization.

"TERMINATION DATE" means July 13, 1999.

"TOTAL OPERATING EXPENSES" means the aggregate expenses of every character paid or incurred by the Company as determined under generally accepted accounting principles, including Advisor Asset Management Fees, but excluding:

      a. the expenses of raising capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses, and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of the Shares;

      b.   interest payments;

      c.   taxes;

      d. non-cash expenditures such as depreciation, amortization and bad debt reserves;

      e.   incentive fees payable to the Advisor; and

      f. Acquisition Expenses, real estate commissions on resale of property and other expenses connected with the acquisition, disposition and ownership of real estate interests, mortgage loans or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

"UBTI" means unrelated business taxable income as described in the Code.

"USRPI" means a United States real property interest described in Code Section
897. Generally, such an interest would be a direct interest in real property located in the United States or an interest in a domestic corporation which owns other USRPI's with a fair market value equal to at least 50% of the sum of the fair market value of its USRPI's, foreign real property and assets used in a trade or business.














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INDEX TO FINANCIAL STATEMENTS
                                                                            PAGE
INLAND REAL ESTATE CORPORATION




   Balance Sheets at March 31, 1997 (unaudited) and December 31, 1996 ........    F-1

   Statements of Operations for the three months ended
   March 31, 1997 and 1996 (unaudited) .......................................    F-3


   Statements of Stockholders' Equity at March 31, 1997 (unaudited) and
   ** 23 December 31, 1996 ...................................................    F-4


   Statements of Cash Flows for the three months ended
   March 31, 1997 and 1996 (unaudited) ........................................   F-5

   Notes to Financial Statements at March 31, 1997 (unaudited) ................   F-6

   Independent Auditors' Report ...............................................  F-16


   Balance Sheets at December 31, 1996 and 1995 ...............................  F-17


   Statements of Operations for the years ended December 31, 1996 and 1995 ....  F-19


   Statements of Stockholders' Equity for the years ended December 31, 1996 and
   1995 and the period from May 12, 1994 (formation of the Company) to
   December 31, 1994 ..........................................................  F-20


   Statements of Cash Flows for the years ended December 31, 1996 and
   1995 and the period from May 12, 1994 (formation of the Company) to
   December 31, 1994 ..........................................................  F-21


   Notes to Financial Statements for the years ended December 31, 1996 and 1995 and for the period from May 12, 1994 (formation of the Company)
   to December 31, 1994 .......................................................  F-23


   Pro Forma Balance Sheet at  March 31,  1997 (unaudited) ....................  F-35

   Notes to Pro Forma Balance Sheet at  March 31, 1997 (unaudited) ............  F-37

   Pro forma Statement of Operations for the three months ended
   March 31, 1997 (unaudited) .................................................  F-40

   Notes to Pro Forma Statement of Operations for the three months ended March 31, 1997 (unaudited) ...........................................  F-42






                                      F-i


      Pro Forma Statement of Operations for the year ended
      December 31, 1996 (unaudited) ...........................................  F-45

      Notes to Pro Forma Statement of Operations for the year
      ended December 31, 1996 (unaudited) .....................................  F-47

MAPLE PARK PLACE SHOPPING CENTER

      Independent Auditors' Report ............................................  F-58


      Historical Summary of Gross Income and Direct Operating Expenses for the
      year ended December 31, 1996 of Maple Park Place Shopping Center ........  F-59


      Notes to Historical Summary of Gross Income and Direct Operating Expenses
      for the year ended December 31, 1996 of Maple Park Place Shopping Center   F-60




NILES SHOPPING CENTER


      Independent Auditors' Report ............................................  F-62


      Historical Summary of Gross Income and Direct Operating Expenses for the
      year ended December 31, 1996 of Niles Shopping Center ...................  F-63


      Notes to Historical Summary of Gross Income and Direct Operating Expenses
      for the year ended December 31, 1996 of Niles Shopping Center ...........  F-64


COBBLERS MALL

      Independent Auditors' Report ............................................  F-66


      Historical Summary of Gross Income and Direct Operating Expenses for the
      year ended December 31, 1996 of Cobblers Mall ...........................  F-67


      Notes to Historical Summary of Gross Income and Direct Operating Expenses
      for the year ended December 31, 1996 of Cobblers Mall ...................  F-68


MALLARD MALL

      Independent Auditors' Report ............................................  F-70


      Historical Summary of Gross Income and Direct Operating Expenses for the
      year ended December 31, 1996 of Mallard Mall ............................  F-71




                                     F-ii




      Notes to Historical Summary of Gross Income and Direct Operating Expenses
      for the year ended December 31, 1996 of Mallard Mall ....................  F-72



SEQUOIA SHOPPING CENTER

      Independent Auditors' Report ............................................  F-74

      Historical Summary of Gross Income and Direct Operating Expenses for the
      year ended December 31, 1996 of Sequoia Shopping Center .................  F-75

      Notes to Historical Summary of Gross Income and Direct Operating Expenses
      for the year ended December 31, 1996 of Sequoia Shopping Center .........  F-76



RIVER SQUARE SHOPPING CENTER

      Independent Auditors' Report ............................................  F-78

      Historical Summary of Gross Income and Direct Operating Expenses
      for the year ended December 31, 1996 of River Square Shopping Center.....  F-79

      Notes to Historical Summary of Gross Income and Direct Operating
      Expenses for the year ended December 31, 1996 of River Square
      Shopping Center .........................................................  F-80








                                     F-iii




                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                                Balance Sheets

                     March 31, 1997 and December 31, 1996
                                  (unaudited)


                                    Assets
                                    ------

                                                       1997          1996
Investment properties (Notes 1, 4 and 5):              ----          ----
  Land............................................ $ 31,859,748   24,705,743
  Building and improvements.......................   91,746,576   69,927,238
                                                   ------------- ------------
                                                    123,606,324   94,632,981
  Less accumulated depreciation...................    1,850,958    1,109,038
                                                   ------------- ------------
  Net investment properties.......................  121,755,366   93,523,943
                                                   ------------- ------------
Cash and cash equivalents including amounts
  held by property manager (Note 1)...............   22,647,158    8,491,735
Restricted cash (Note 1)..........................    1,117,333      122,043
Accounts and rents receivable (Notes 1 and 5).....    2,666,872    1,914,756
Deposits and other assets (Note 7)................    2,808,079       95,828
Deferred organization costs (net of accumulated
  amortization of $6,865 and $5,492 at March 31,
  1997 and December 31, 1996, respectively)
  (Note 1)........................................       20,597       21,970
Loan fees (net of accumulated amortization
  of $48,866 and $11,875 at March 31, 1997 and
  December 31, 1996, respectively) (Note 1).......      495,004      338,411
                                                   ------------- ------------

    Total assets.................................. $151,510,409  104,508,686
                                                   ============= ============









                See accompanying notes to financial statements.









                                      F-1






                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                                Balance Sheets
                                  (continued)

                     March 31, 1997 and December 31, 1996
                                  (unaudited)



                     Liabilities and Stockholders' Equity
                     ------------------------------------

                                                       1997          1996
Liabilities:                                           ----          ----
  Accounts payable................................ $    445,536      289,912
  Accrued offering costs to Affiliates............      838,302      298,341
  Accrued offering costs to non-affiliates........       29,926        4,236
  Accrued interest payable to Affiliates..........        4,699        4,718
  Accrued interest payable to non-affiliates......         -          52,402
  Accrued real estate taxes.......................    3,134,066    2,770,889
  Distributions payable (Note 8)..................      749,856      548,947
  Security deposits...............................      320,966      247,769
  Mortgage payable (Note 6).......................   53,182,067   30,838,233
  Unearned income.................................      375,570       64,590
  Other liabilities...............................         -          32,820
  Due to Affiliates (Note 2)......................      247,191      255,591
                                                   ------------- ------------
    Total liabilities.............................   59,328,179   35,408,448
                                                   ------------- ------------

Stockholders' Equity (Notes 1 and 2):
  Common stock, $.01 par value, 24,000,000 Shares
    authorized; 10,885,216 and 10,878,866, issued
    and outstanding at March 31, 1997 and 8,144,116
    and 8,137,766 issued and outstanding at
    December 31, 1996, respectively...............      108,280       81,000
  Additional paid-in capital (net of offering
    costs of $13,568,479 and $10,500,108 at March
    31, 1997 and December 31, 1996, respectively,
    of which $10,926,010 and $8,096,213 was paid
    to Affiliates, respectively)..................   94,623,475   70,512,073
  Accumulated distributions in excess
    of net income.................................   (2,549,525)  (1,492,835)
                                                   ------------- ------------
    Total stockholders' equity....................   92,182,230   69,100,238
                                                   ------------- ------------
Total liabilities and stockholders' equity........ $151,510,409  104,508,686
                                                   ============= ============



                See accompanying notes to financial statements.



                                      F-2






                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                           Statements of Operations

              For the three months ended March 31, 1997 and 1996
                                  (unaudited)

                                                       1997          1996
                                                       ----          ----
Income:
  Rental income (Notes 1 and 5)................... $ 3,603,584       475,038
  Additional rental income........................   1,061,507       242,290
  Interest income.................................     156,436        43,751
  Other income....................................      36,244          -
                                                   ------------  ------------
                                                     4,857,771       761,079
                                                   ------------  ------------
Expenses:
  Professional services to Affiliates.............       9,500         2,000
  Professional services to non-affiliates.........      30,410        26,068
  General and administrative expenses
    to Affiliates.................................      16,936         7,903
  General and administrative expenses
    to non-affiliates.............................      28,312         2,197
  Advisor asset management fee....................     233,337        48,540
  Property operating expenses to Affiliates.......     172,537        29,136
  Property operating expenses to non-affiliates...   1,686,924       281,477
  Mortgage interest to Affiliates.................      44,454        15,043
  Mortgage interest to non-affiliates.............     961,287          -
  Depreciation....................................     741,920       103,091
  Amortization....................................      38,364         1,373
  Acquisition costs expensed......................       9,090         8,985
                                                   ------------  ------------
                                                     3,973,071       525,813
                                                   ------------  ------------
    Net income.................................... $   884,700       235,266
                                                   ============  ============

Net income per weighted average common stock shares
  outstanding (9,384,792 and 2,000,073 for the
  three months ended March 31, 1997 and 1996,
  respectively.................................... $       .09           .12
                                                   ============  ============









                See accompanying notes to financial statements.



                                      F-3






                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                      Statements of Stockholders' Equity

                     March 31, 1997 and December 31, 1996
                                  (unaudited)


                                                     Accumulated
                                          Additional Distributions
                               Common       Paid-in  in excess of
                                Stock      Capital    net income   Total
                             ----------- ----------- ----------- ------------

Balance January 1, 1996..... $   19,996  16,835,183    (240,113)  16,615,066

Net income..................       -           -      2,452,221    2,452,221

Distributions declared
  ($.82 for the year ended
  December 31, 1996 per
  weighted average common
  stock shares outstanding).       -           -     (3,704,943)  (3,704,943)

Proceeds from Offering (net
  of Offering costs of
  $7,378,933................     61,038  53,707,177        -      53,768,215

Repurchases of Shares.......        (34)    (30,287)       -         (30,321)
                             ----------- ----------- ----------- ------------
Balance December 31, 1996...     81,000  70,512,073  (1,492,835)  69,100,238

Net income..................       -           -        884,700      884,700

Distributions declared
  ($.21 for the three months
  ended March 31, 1997 per
  weighted average common
  stock shares outstanding).       -           -     (1,941,390)  (1,941,390)

Proceeds from Offering (net
  of Offering costs of
  $3,068,371)...............     27,280  24,111,402        -      24,138,682
                             ----------- ----------- ----------- ------------

Balance March 31, 1997...... $  108,280  94,623,475  (2,549,525)  92,182,230
                             =========== =========== =========== ============





                See accompanying notes to financial statements.



                                      F-4






                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                            Statement of Cash Flows

              For the three months ended March 31, 1997 and 1996
                                  (unaudited)


                                                       1997          1996
Cash flows from operating activities:                  ----          ----
  Net income....................................   $   884,700       235,266
  Adjustments to reconcile net income to net cash
      provided by operating activities:
    Depreciation................................       741,920       103,091
    Amortization................................        38,364         1,373
    Rental income under master lease agreements.        71,599       109,333
    Changes in assets and liabilities:
      Accounts and rents receivable...............    (752,116)     (158,258)
      Other assets................................    (218,111)      135,814
      Accrued interest payable....................     (52,421)         (471)
      Accrued real estate taxes...................     363,177        89,571
      Accounts payable............................     155,624        36,669
      Unearned income.............................     310,980       (26,578)
      Other current liabilities...................     (32,820)         -
      Due to Affiliates...........................      (8,400)       53,646
      Security deposits...........................      73,197        16,650
                                                   ------------  ------------
Net cash provided by operating activities.........   1,575,693       596,106
                                                   ------------  ------------
Cash flows from investing activities:
  Restricted cash.................................    (995,290)         -
  Additions to investment properties..............     (52,042)     (153,450)
  Purchase of investment properties............... (11,429,015)   (5,657,980)
  Deposits on investment properties...............  (2,494,140)         -
                                                   ------------  ------------
Net cash used in investing activities............. (14,970,487)   (5,811,430)
                                                   ------------  ------------
Cash flows from financing activities:
  Repayment of note to Affiliate..................        -         (360,000)
  Proceeds from offering..........................  27,207,053     9,084,592
  Payments of offering costs......................  (2,502,720)     (885,260)
  Loan proceeds...................................  12,840,000          -
  Loan fees.......................................    (193,584)         -
  Distributions paid..............................  (1,740,481)     (422,750)
  Principal payments of debt......................  (8,060,051)       (2,716)
                                                   ------------  ------------
Net cash provided by financing activities.........  27,550,217     7,413,866
                                                   ------------  ------------
Net increase in cash and cash equivalents.........  14,155,423     2,198,542

Cash and cash equivalents at beginning of period..   8,491,735       738,931
                                                   ------------  ------------
Cash and cash equivalents at end of period........ $22,647,158     2,937,473
                                                   ============  ============

                See accompanying notes to financial statements.


                                      F-5






                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                            Statement of Cash Flows
                                  (continued)

              For the three months ended March 31, 1997 and 1996
                                  (unaudited)


Supplemental schedule of noncash investing and financing activities:


                                                       1997           1996
                                                       ----           ----
Purchase of investment properties................ $(28,992,900)    (5,657,980)
  Assumption of mortgage debt....................    9,563,885           -
  Note payable to Affiliate......................    8,000,000           -
                                                  -------------  -------------
                                                  $(11,429,015)    (5,657,980)
                                                  =============  =============

Distributions payable............................ $    749,856        183,457
                                                  =============  =============

Cash paid for interest........................... $  1,058,162         15,513
                                                  =============  =============




























                See accompanying notes to financial statements.


                                      F-6






                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements

                                March 31, 1997
                                  (unaudited)


Readers of this Quarterly Report should refer to the Company's audited financial statements for the fiscal year ended December 31, 1996, which are included in the Company's 1996 Annual Report, as certain footnote disclosures which would substantially duplicate those contained in such audited financial statements have been omitted from this Report.

(1)    Organization and Basis of Accounting

Inland Real Estate Corporation (the "Company") was formed on May 12, 1994 to invest in neighborhood retail centers located within an approximate 150-mile radius of its headquarters in Oak Brook, Illinois. The Company may also acquire single-user retail properties in locations throughout the United States, certain of which may be sale and leaseback transactions, net leased to creditworthy tenants. Inland Real Estate Advisory Services, Inc. (the "Advisor"), an Affiliate of the Company, is the advisor to the Company. On October 14, 1994, the Company commenced an initial public offering, on a best efforts basis, ("Offering") of 5,000,000 shares of common stock ("Shares") at a price of $10 per Share and 1,000,000 Shares at a price of $9.05 per Share to be distributed pursuant to the Company's distribution reinvestment program (the "DRP"). As of July 24, 1996, the Company had received subscriptions for a total of 5,000,000 Shares, thereby completing the initial Offering. On July 24, 1996, the Company commenced an offering of an additional 10,000,000 Shares, on a best efforts basis, (the "Second Offering") plus an additional 1,000,000 Shares for distribution through the DRP. As of March 31, 1997, the Company had received subscriptions for a total of 5,878,866 Shares from the Second Offering, resulting in $108,357,364 in gross offering proceeds, including Shares purchased through the Distribution Reinvestment Program. As of March 31, 1997, the Company has repurchased 6,350 Shares through the Share Repurchase Program.

The Company qualified as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended, for federal income tax purposes commencing with the tax year ending December 31, 1995. Since the Company qualified for taxation as a REIT, the Company generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate tax rates. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.


                                      F-7






                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)

                                March 31, 1997
                                  (unaudited)


The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents and are carried at cost, which approximates fair value.

Restricted cash at March 31, 1997 includes $995,290 held in escrow for the principal payments on the Aurora Commons mortgage payable. Restricted cash at March 31, 1997 and December 31, 1996 also includes amounts held in escrow for tenant improvements, concessions and leasing commissions at Antioch Plaza. Such amounts will be added to the basis of the property as tenant improvements are completed.

The Partnership adopted Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121") as required in the first quarter of 1996. SFAS 121 requires that the Partnership record an impairment loss on its property to be held for investment whenever its carrying value cannot be fully recovered through estimated undiscounted future cash flows from their operations and sale. The amount of the impairment loss to be recognized would be the difference between the property's carrying value and the property's estimated fair value. The adoption of SFAS 121 did not have any effect on the Partnership's financial position, results of operations or liquidity.

Depreciation expense is computed using the straight-line method. Buildings and improvements are based upon estimated useful lives of 30 years. Tenant improvements will be depreciated over the related lease period.

Loan fees are amortized on a straight line basis over the life of the related loans.

Deferred organization costs are amortized over a 60-month period.

Offering costs are offset against the Stockholders' equity accounts. Offering costs consist principally of printing, selling and registration costs.

Rental income is recognized on a straight-line basis over the term of each lease. The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements is recorded as deferred rent receivable.









                                      F-8






                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)

                                March 31, 1997
                                  (unaudited)


(2)    Transactions with Affiliates

As of March 31, 1997, the Company had incurred $13,568,479 of organization and offering costs. Pursuant to the terms of the offering, the Advisor is required to pay organizational and offering expenses (excluding sales commissions, the marketing contribution and the due diligence expense allowance fee) in excess of 5.5% of the gross proceeds of the Offering (the "Gross Offering Proceeds") or all organization and offering expenses (including selling commissions) which together exceed 15% of gross offering proceeds. As of the completion of the initial Offering, organizational and offering did not exceed the 5.5% or 15% limitations. As of March 31, 1997, organizational and offering costs of the Second Offering did not exceed the 5.5% and 15% limitations. The Company anticipates that these costs will not exceed these limitations upon completion of the offerings, however, any excess amounts will be reimbursed by the Advisor.

The Advisor and its Affiliates are entitled to reimbursement for salaries and expenses of employees of the Advisor and its Affiliates relating to the Offering. Such costs to Affiliates incurred relating to the offering were $964,824 and $692,248 as of March 31, 1997 and December 31, 1996, respectively, of which $260,555 and $120,269 were unpaid as of March 31, 1997 and December 31, 1996, respectively. In addition, an Affiliate of the Advisor serves as dealer manager of the offering and is entitled to receive selling commissions, a marketing contribution and a due diligence expense allowance fee from the Company in connection with the offering. Such amounts incurred were $9,961,186 and $7,403,965 as of March 31, 1997 and December 31, 1996, respectively, of which $577,747 and $270,365 was unpaid as of March 31, 1997 and December 31, 1996, respectively. As of March 31, 1997, approximately $8,436,000 of these commissions had been passed through from the Affiliate to unaffiliated soliciting broker/dealers.

The Advisor and its Affiliates are entitled to reimbursement for salaries and expenses of employees of the Advisor and its Affiliates relating to the administration of the Company. Such costs are included in professional services to Affiliates, general and administrative expenses to Affiliates and acquisition costs expensed of which $13,854 remained unpaid at March 31, 1997.

As of March 31, 1997, the Advisor has contributed $200,000 to the capital of the Company for which it received 20,000 Shares.








                                      F-9






                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)

                                March 31, 1997
                                  (unaudited)


The Advisor may receive an annual Advisor Asset Management Fee of not more than 1% of the Average Invested Assets, paid quarterly. For any year in which the Company qualifies as a REIT, the Advisor must reimburse the Company: (i) to the extent that the Advisor Asset Management Fee plus Other Operating Expenses paid during the previous calendar year exceed 2% of the Company's Average Invested Assets for the calendar year or 25% of the Company's Net Income for that calendar year; and (ii) to the extent that Stockholders have not received an annual Distribution equal to or greater than the 8% Current Return. For the three months ended March 31, 1997, the Company has incurred $233,337 of such fees, all of which remains unpaid at March 31, 1997.

An Affiliate of the Advisor is entitled to receive Property Management Fees for management and leasing services. The Company incurred and paid Property Management Fees of $172,537 and $29,136 for the three months ended March 31, 1997 and 1996, respectively, all of which has been paid.


(3)    Stock Option and Dealer Warrant Plan

The Company adopted an Independent Director Stock Option Plan which granted each Independent Director an option to acquire 3,000 Shares as of October 19, 1994 and an additional 500 Shares on the date of each annual stockholders' meeting commencing with the annual meeting in 1995 if the Independent Director is a member of the Board on such date. The options for the initial 3,000 Shares granted shall be exercisable as follows: 1,000 Shares on the date of grant and 1,000 Shares on each of the first and second anniversaries of the date of grant. The succeeding options are exercisable on the second

anniversary of the date of  grant.    As  of  March 31, 1997, options for 1,000
Shares have been exercised $9.05.

In addition to  sales  commissions,  Soliciting  Dealers  will also receive one
Soliciting Dealer Warrant for each 40 Shares sold by such Soliciting Dealer during the offerings, subject to state and federal securities laws. The holder of a Soliciting Dealer Warrant will be entitled to purchase one Share from the Company at a price of $12 during the period commencing with the first date upon which the Soliciting Dealer Warrants are issued and ending upon the first to occur of: (i) October 14, 1999 or (ii) the closing date of a secondary offering of the Shares by the Company. Notwithstanding the foregoing no Soliciting Dealer Warrant will be exercisable until one year from the date of issuance. As of December 31, 1996, none of these warrants were exercised.







                                     F-10





                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                        Notes to Financial Statements
                                 (continued)

(4) Investment Properties

                                                                                  Gross amount at which carried
                                          Initial Cost (A)                            at end of period
                                     --------------------------     Net      -----------------------------------------
                                                    Buildings   Adjustments      Land        Buildings
                              Date                     and           to           and           and
                               Acq       Land     improvements   Basis (B)   improvements  improvements      Total
                             ------- ------------ ------------- ------------ ------------- ------------- -------------
Single-user Retail
------------------
  Walgreens/Decatur
    Decatur, IL.............  01/95  $    78,330    1,130,723         -           78,330     1,130,723     1,209,053

  Zany Brainy
    Wheaton, IL.............  07/96      838,000    1,626,033         -          838,000     1,626,033     2,464,033

Neighborhood Retail Centers
---------------------------
  Eagle Crest Shopping Center
    Naperville, IL..........  03/95    1,878,618    2,938,352         -        1,878,618     2,938,352     4,816,970

  Montgomery-Goodyear
    Montgomery, IL..........  09/95      315,000      834,659      (12,692)      315,000      821,967      1,136,967

  Hartford/Naperville Plaza
    Naperville, IL..........  09/95      990,000    3,427,961       11,244       990,000     3,439,205     4,429,205

  Nantucket Square
    Schaumburg, IL..........  09/95    1,908,000    2,349,918      (72,214)    1,908,000     2,277,704     4,185,704

  Antioch Plaza
    Antioch, IL.............  12/95      268,000    1,360,445     (161,464)      268,000     1,198,981     1,466,981

  Mundelein Plaza
    Mundelein, IL...........  03/96    1,695,000    3,965,560      (30,620)    1,695,000     3,934,940     5,629,940

  Regency Point
    Lockport, IL............  04/96    1,000,000    4,720,800      (24,225)    1,000,000     4,696,575     5,696,575

  Prospect Heights
    Prospect Heights, IL....  06/96      494,300    1,683,755      (11,989)      494,300     1,671,766     2,166,066

  Montgomery-Sears
    Montgomery, IL..........  06/96      768,000    2,714,173      (46,150)      768,000     2,668,023     3,436,023
                                     ------------ ------------  -----------  ------------  ------------  ------------
    Subtotal                         $10,233,248   26,752,379     (348,110)   10,233,248    26,404,269    36,637,517



                                     F-11






                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                        Notes to Financial Statements
                                 (continued)

(4) Investment Properties (continued)

                                                                               Gross amount at which carried
                                          Initial Cost (A)                            at end of period
                                     --------------------------     Net      -----------------------------------------
                                                    Buildings   Adjustments      Land        Buildings
                              Date                     and           to           and           and
                               Acq       Land     improvements   Basis (B)   improvements  improvements      Total
                             ------- ------------ ------------- ------------ ------------- ------------- -------------
  Subtotal                           $10,233,248   26,752,379     (348,110)   10,233,248    26,404,269    36,637,517
  Salem Square
    Countryside, IL.........  08/96    1,735,000    4,449,217      (12,075)    1,735,000     4,437,142     6,172,142

  Hawthorn Village
    Vernon Hills, IL........  08/96    2,619,500    5,887,640         -        2,619,500     5,887,640     8,507,140

  Six Corners
    Chicago, IL.............  10/96    1,440,000    4,538,152         -        1,440,000     4,538,152     5,978,152

  Spring Hill Fashion Corner
    West Dundee, IL.........  11/96    1,794,000    7,415,396       (3,500)    1,794,000     7,411,896     9,205,896

  Crestwood Plaza
    Crestwood, IL...........  12/96      325,577    1,483,183          750       325,577     1,483,933     1,809,510

  Park St. Claire
    Schaumburg, IL..........  12/96      319,578    1,205,672        5,537       319,578     1,211,209     1,530,787

  Lansing Square
    Lansing, IL.............  12/96    4,075,000   12,179,383        3,158     4,075,000    12,182,541    16,257,541

  Summit of Park Ridge
    Park Ridge, IL..........  12/96      672,000    2,497,950          187       672,000     2,498,137     3,170,137

  Grand and Hunt Club
    Gurnee, IL..............  12/96      969,840    2,622,575      (53,343)      969,840     2,569,232     3,539,072

  Quarry Outlot
    Hodgkins, IL............  12/96      522,000    1,278,431        5,099       522,000     1,283,530     1,805,530

  Maple Park Place
    Bolingbrook, IL.........  01/97    3,115,005   12,220,332         -        3,115,005    12,220,332    15,335,337

  Aurora Commons
    Aurora, IL..............  01/97    3,220,000    8,318,661         -        3,220,000     8,318,661    11,538,661

  Lincoln Park Place
    Chicago, IL.............  01/97      819,000    1,299,902         -          819,000     1,299,902     2,118,902
                                     ------------ ------------  -----------  ------------  ------------  ------------
    Total                            $31,859,748   92,148,873     (402,297)   31,859,748    91,746,576   123,606,324
                                     ============ ============  ===========  ============  ============  ============

                                     F-12






                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)

                                March 31, 1997
                                  (unaudited)


(4) Investment Properties (continued)

(A) The initial cost to the Company, represents the original purchase price of the property, including amounts incurred subsequent to acquisition, which were contemplated at the time the property was acquired.

(B) Adjustments to basis includes additions to investment properties and payments received under master lease agreements. As part of several purchases, the Company will receive rent under master lease agreements on the spaces currently vacant for periods ranging from one to two years or until the spaces are leased. Generally Accepted Accounting Principles ("GAAP") require that as these payments are received, they be recorded as a reduction in the purchase price of the properties rather than as rental income. The cumulative amount of such payments was $642,293 and $570,694 as of March 31, 1997 and December 31, 1996, respectively. (Note 5)


(5) Operating Leases


As part of the purchases of several of the properties, the Company will receive rent under master lease agreements on spaces currently vacant for periods ranging from one to two years or until the spaces are leased and tenants begin paying rent. GAAP requires the Company to reduce the purchase price of the properties as these payments are received, rather than record the payments as rental income.

Certain tenant leases contain provisions providing for stepped rent increases. GAAP requires the Company to record rental income for the period of occupancy using the effective monthly rent, which is the average monthly rent for the entire period of occupancy during the term of the lease. The accompanying financial statements include increases of $99,411 and $7,295 for the three months ended March 31, 1997 and 1996, of rental income for the period of occupancy for which stepped rent increases apply and $230,732 and $131,638 in related accounts receivable as of March 31, 1997 and December 31, 1996, respectively. The Company anticipates collecting these amounts over the terms of the related leases as scheduled rent payments are made.










                                     F-13






                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)

                                March 31, 1997
                                  (unaudited)

(6) Mortgages and Note Payable

Mortgages payable consist of the following at March 31, 1997 and December 31, 1996:
                        Current              Current          Balance at
Property as             Interest   Maturity  Monthly    March 31,  December 31,
Collateral                Rate       Date   Payment(a)     1997        1996
-----------            ---------- --------- ---------- ----------- ------------
Mortgage payable to Affiliate:
  Walgreens               7.655%   05/2004  $  5,689   $   736,611     739,543
Mortgages payable to non-affiliates:
  Regency Point           7.2375%  08/2000     (b)       4,412,963   4,428,690
  Eagle Crest             7.850%   10/2003    15,373     2,350,000   2,350,000
  Nantucket Square        7.850%   10/2003    14,392     2,200,000   2,200,000
  Antioch Plaza           7.850%   10/2003     5,724       875,000     875,000
  Mundelein Plaza         7.850%   10/2003    18,382     2,810,000   2,810,000
  Montgomery-Goodyear     7.850%   10/2003     4,121       630,000     630,000
  Montgomery-Sears        7.850%   08/2003    10,761     1,645,000   1,645,000
  Hartford/Naperville     7.850%   08/2003    15,111     2,310,000   2,310,000
  Zany Brainy             7.590%   01/2004     7,875     1,245,000   1,245,000
  Prospect Heights
    Plaza                 7.590%   01/2004     6,926     1,095,000   1,095,000
  Hawthorn Village
    Commons               7.590%   01/2004    27,071     4,280,000   4,280,000
  Six Corners Plaza       7.590%   01/2004    19,608     3,100,000   3,100,000
  Salem Square
    Shopping Center       7.590%   01/2004    19,797     3,130,000   3,130,000
  Lansing Square          7.800%   01/2004    52,975     8,150,000        -
  Spring Hill Fashion
    Mall                  7.800%   01/2004    30,485     4,690,000        -
  Aurora Commons (c)      9.000%   10/2001    85,423     9,522,493        -
                                                       ----------- ------------
Mortgages Payable....................................  $53,182,067  30,838,233
                                                       =========== ============

(a) All payments are interest only, with the exception of the loans secured by the Walgreens, Regency Point and Aurora Commons properties.

(b) Payments on this mortgage are based on a floating interest rate of 180 basis points over the 30-day LIBOR rate, which adjusts monthly, amortizing over 25 years.

(c) The Company received a credit for interest expense on the debt at closing, which is included in restricted cash, along with an amount set aside by the Company for principal payments on the debt. Interest income earned on the restricted cash amounts, when netted with interest expense on the debt, results in an adjusted interest rate on the debt of approximately 8.2%.


                                     F-14






                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)

                                March 31, 1997
                                  (unaudited)


(7) Deposits on Investment Properties

On February 7, 1997, the Company made an initial deposit of $1,228,510 for the purchase of Forest Commons. The balance of the purchase price, approximately $10,607,000 will be paid upon completion of the redevelopement of the center and when the anticipated main tenant, Dominick's Finer Foods, Inc., begins paying rent under a lease agreement.

On February 7, 1997, the Company made an initial deposit of $1,265,630 for the purchase of Downers Grove Plaza. The balance of the purchase price, approximately $15,382,000 will be paid upon completion of the redevelopement of the center and when the anticipated main tenant, Dominick's Finer Foods, Inc. begins paying rent under a lease agreement.

The Company earns interest on these deposits at the rate of 9.3% per annum.


(8) Subsequent Events

As of May 13, 1997, subscriptions for a total of 12,462,632 Shares were received, bringing total gross offering proceeds to $124,445,135.

In April 1997, the Company paid a distribution of $749,856 to the Stockholders.

On April 11, 1997, the Company purchased the Niles Shopping Center from an unaffiliated third party for approximately $3,280,000. The property is located in Niles, Illinois and contains 26,117 square feet of leasable space.

On May 6, 1997, the Company purchased the Mallard Crossing Shopping Center from an unaffiliated third party for approximately $8,000,000. The property is located in Elk Grove Village, Illinois and contains 82,949 square feet of leasable space. Its anchor tenant is Eagle Foods.

On May 6, 1997, the Company purchased Cobblers Crossing Shopping Center from an unaffiliated third party for approximately $10,800,000. The property is located in Elgin, Illinois and contains 102,642 square feet of leasable space. Its anchor tenant is Jewel/Osco.

On May 9, 1997, the Company purchased Ameritech Outlot from an unaffiliated third party for approximately $1,050,000. The property is located in Joliet, Illinois. It consists of a 4,504 square foot building occupied solely by Ameritech.





                                     F-15












                         INDEPENDENT AUDITORS' REPORT




The Board of Directors
Inland Real Estate Corporation:

We have audited the financial statements of Inland Real Estate Corporation (the Company) as listed in the accompanying index. In connection with the audits of the financial statements, we also have audited the financial statement schedule as listed in the accompanying index. These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Inland Real Estate Corporation as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years ended December 31, 1996 and 1995 and for the period from May 12, 1994 (formation date) to December 31, 1994 in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.




KPMG Peat Marwick


Chicago, Illinois
January 23, 1997
  except as to Note 7 which is as of March 24, 1997






                                     F-16






                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                                Balance Sheets

                          December 31, 1996 and 1995


                                    Assets
                                    ------

                                                       1996          1995
                                                       ----          ----
Investment properties (Notes 1 and 4):
Land............................................   $ 24,705,743     5,437,948
  Building and improvements.......................   69,927,238    12,074,484
                                                   ------------- -------------
                                                     94,632,981    17,512,432
  Less accumulated depreciation...................    1,109,038       169,894
                                                   ------------- -------------
  Net investment properties.......................   93,523,943    17,342,538
                                                   ------------- -------------
Cash and cash equivalents including amounts
  held by property manager (Note 1)...............    8,491,735       738,931
Restricted cash (Note 1)..........................      122,043       150,000
Accounts and rents receivable (Note 5)............    1,914,756       333,823
Deposits and other assets (Note 4)................       95,828       158,123
Deferred organization costs (net of
  accumulated amortization of $5,492 and $0 at
  December 31, 1996 and 1995, respectively)
  (Note 1)........................................       21,970        27,462
Loan fees (net of accumulated amortization
  of $11,875 at December 31, 1996) (Note 1).......      338,411          -
                                                   ------------- -------------

    Total assets.................................. $104,508,686    18,750,877
                                                   ============= =============





















                See accompanying notes to financial statements.


                                     F-17






                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                                Balance Sheets
                                  (continued)

                          December 31, 1996 and 1995



                     Liabilities and Stockholders' Equity
                     ------------------------------------

                                                       1996          1995
Liabilities:                                           ----          ----
  Accounts payable................................ $    289,912         6,875
  Accrued offering costs to Affiliates (Note 2)...      298,341       222,353
  Accrued offering costs to non-affiliates........        4,236         6,444
  Accrued interest payable to Affiliates..........        4,718         5,242
  Accrued interest payable to non-affiliates......       52,402          -
  Accrued real estate taxes.......................    2,770,889       374,180
  Distributions payable (Note 7)..................      548,947       129,532
  Security deposits...............................      247,769        54,483
  Note payable to Affiliates (Note 6).............         -          360,000
  Mortgages payable (Notes 4 and 6)...............   30,838,233       750,727
  Unearned income.................................       64,590        39,846
  Other liabilities...............................       32,820       178,852
  Due to Affiliates (Note 2)......................      255,591         7,277
                                                   ------------- -------------
    Total liabilities.............................   35,408,448     2,135,811
                                                   ------------- -------------

Stockholders' Equity (Notes 1 and 2):
  Common stock, $.01 par value, 24,000,000 Shares
    authorized; 8,144,116 and 8,137,766 issued and
    outstanding at December 31, 1996 and 2,003,073
    and 2,000,073 Shares issued and outstanding
    at December 31, 1995, respectively............       81,000        19,996
  Additional paid-in capital (net of offering
    costs of $10,500,108 and $3,121,175 at
    December 31, 1996 and 1995, respectively, of
    which $8,096,213 and $2,129,264 was paid
    to Affiliates, respectively)..................   70,512,073    16,835,183
  Accumulated distributions in excess
    of net income.................................   (1,492,835)     (240,113)
                                                   ------------- -------------
    Total stockholders' equity....................   69,100,238    16,615,066
                                                   ------------- -------------
Commitments and contingencies (Notes 3, 5 and 7)..
                                                   ------------- -------------
Total liabilities and stockholders' equity........ $104,508,686    18,750,877
                                                   ============= =============



                See accompanying notes to financial statements.


                                     F-18






                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                           Statements of Operations

                For the years ended December 31, 1996 and 1995


                                                       1996          1995
  Income:                                              ----          ----
   Rental income (Notes 1 and 5).................. $ 4,467,903       869,485
   Additional rental income.......................   1,336,809       228,024
   Interest income................................     438,188        82,913
   Other income...................................      84,834          -
                                                   ------------  ------------
                                                     6,327,734     1,180,422
                                                   ------------  ------------
  Expenses:
   Professional services to Affiliates............      16,476         7,277
   Professional services to non-affiliates........      46,790         1,615
   General and administrative expenses to
    Affiliates....................................      42,904          -
   General and administrative expenses
    to non-affiliates.............................      77,389        13,880
   Advisor asset management fee...................     238,108          -
   Property operating expenses to Affiliates......     229,307        46,791
   Property operating expenses to non-affiliates..   1,643,867       279,930
   Mortgage interest to Affiliates................      64,165       146,821
   Mortgage interest to non-affiliates............     533,320        17,340
   Depreciation...................................     939,144       169,894
   Amortization...................................      17,367          -
   Acquisition costs expensed.....................      26,676           360
                                                   ------------  ------------
                                                     3,875,513       683,908
                                                   ------------  ------------
    Net income.................................... $ 2,452,221       496,514
                                                   ============  ============

  Net income per weighted average
   common stock shares outstanding
   (4,494,620 and 943,156 for the years
   ended December 31, 1996 and 1995,
   respectively).................................. $       .55           .53
                                                   ============  ============










                See accompanying notes to financial statements.


                                     F-19








                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                      Statements of Stockholders' Equity

                For the years ended December 31, 1996, 1995 and
          for the period from May 12, 1994 (formation of the Company)
                             to December 31, 1994



                                                     Accumulated
                                          Additional Distributions
                               Common       Paid-in  in excess of
                                Stock      Capital    net income   Total
                             ----------- ----------- ----------- ------------

Proceeds from initial
  offering.................. $      200     199,800        -         200,000
                             ----------- ----------- ----------- ------------
Balance December 31, 1994...        200     199,800        -         200,000

Net income..................       -           -        496,514      496,514

Distributions declared
  ($.78 per weighted average
  common stock shares
  outstanding)..............       -           -       (736,627)    (736,627)

Proceeds from Offering (net
  of Offering costs of
  $3,121,175)..............      19,826  16,662,162        -      16,681,988

Repurchases of Shares.......        (30)    (26,779)       -         (26,809)
                             ----------- ----------- ----------- ------------
Balance December 31, 1995...     19,996  16,835,183    (240,113)  16,615,066

Net income..................       -           -      2,452,221    2,452,221

Distributions declared
  ($.82 per weighted average
  common stock shares
  outstanding)..............       -           -     (3,704,943)  (3,704,943)

Proceeds from Offering (net
  of Offering costs of
  $10,500,108)..............     61,038  53,707,177        -      53,768,215

Repurchases of Shares.......        (34)    (30,287)       -         (30,321)
                             ----------- ----------- ----------- ------------
Balance December 31, 1996... $   81,000  70,512,073  (1,492,835)  69,100,238
                             =========== =========== =========== ============



                See accompanying notes to financial statements.


                                     F-20






                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                           Statements of Cash Flows

                For the years ended December 31, 1996 and 1995
        and for the period from May 12, 1994 (formation of the Company)
                             to December 31, 1994

                                          1996          1995          1994
Cash flows from operating activities:     ----          ----          ----
  Net income........................ $  2,452,221       496,514          -
  Adjustments to reconcile net income
  to net cash provided by operating
  activities:
    Depreciation....................      939,144       169,894          -
    Amortization....................       17,367          -             -
    Rental income under master
      lease agreements..............      437,678       133,016          -
    Straight line rental income.....     (119,225)      (12,413)         -
    Changes in assets and liabilities:
      Accounts and rents receivable.   (1,461,708)     (321,410)         -
      Deposits and other assets.....       62,295        (4,006)         -
      Accounts payable..............      283,038         6,875          -
      Accrued interest payable......       51,878         5,242          -
      Accrued real estate taxes.....    2,396,709       374,180          -
      Security deposits.............      193,286        54,483          -
      Other liabilities.............        3,968        28,852          -
      Due to Affiliates.............      248,314         7,277          -
      Unearned income...............       24,744        39,846          -
                                     ------------- ------------- -------------
Net cash provided by operating
  activities........................    5,529,709       978,350          -
                                     ------------- ------------- -------------
Cash flows from investing activities:
  Escrowed funds....................         -             -       (1,699,381)
  Payments for acquisition expenses.         -             -           (4,117)
  Purchase of investment properties.  (68,717,979)   (6,376,708)         -
  Tenant improvements...............     (136,819)      (51,135)         -
  Deposit for tenant improvements...     (122,043)     (150,000)         -
                                     ------------- ------------- -------------
Net cash used in investing
  activities........................  (68,976,841)   (6,577,843)   (1,703,498)
                                     ------------- ------------- -------------
Cash flows from financing activities:
  Repayment of loan from Advisor....         -         (193,300)      193,300
  Proceeds from offering............   61,147,147    19,803,163       200,000
  Subscriptions received............         -             -        1,699,381
  Repurchase of Shares..............      (30,321)      (26,809)         -
  Payments of offering costs........   (7,305,153)   (2,514,129)     (378,249)
  Loan proceeds.....................   25,670,000          -             -
  Loan fees.........................     (350,286)         -             -




                See accompanying notes to financial statements.


                                     F-21






                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                           Statements of Cash Flows
                                  (continued)

                For the years ended December 31, 1996 and 1995
        and for the period from May 12, 1994 (formation of the Company)
                             to December 31, 1994

                                          1996          1995          1994
                                          ----          ----          ----
  Distributions paid................   (3,285,528)     (607,095)         -
  Repayment of notes from Affiliate.   (3,271,185)         -             -
  Principal payments of debt........   (1,374,738)  (10,106,878)         -
  Payment of deferred organization
    costs...........................         -          (27,462)         -
                                     ------------- ------------- -------------
Net cash provided by financing
  activities........................   71,199,936     6,327,490     1,714,432
                                     ------------- ------------- -------------
Net increase in cash and
  cash equivalents..................    7,752,804       727,997        10,934
Cash and cash equivalents at
  beginning of period...............      738,931        10,934          -
                                     ------------- ------------- -------------
Cash and cash equivalents at
  end of period..................... $  8,491,735       738,931        10,934
                                     ============= ============= =============


Supplemental schedule of noncash investing and financing activities:


                                         1996          1995           1994
                                         ----          ----           ----
Purchase of investment properties.. $(77,421,408)  (17,594,313)         -
  Assumption of mortgage debt......    5,803,429     4,595,178          -
  Note payable to Affiliate........    2,900,000     6,622,427          -
                                    ------------- -------------  ------------
                                    $(68,717,979)   (6,376,708)         -
                                    ============= =============  ============

Distributions payable.............. $     548,947      129,532          -
                                    ============= =============  ============

Cash paid for interest............. $     545,607      158,919          -
                                    ============= =============  ============








                See accompanying notes to financial statements.


                                     F-22






                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements

                For the years ended December 31, 1996, 1995 and
          for the period from May 12, 1994 (formation of the Company)
                             to December 31, 1994


(1) Organization and Basis of Accounting

Inland Real Estate Corporation (the "Company") was formed on May 12, 1994 to invest in neighborhood retail centers located within an approximate 150-mile radius of its headquarters in Oak Brook, Illinois. The Company may also acquire single-user retail properties in locations throughout the United States, certain of which may be sale and leaseback transactions, net leased to creditworthy tenants. Inland Real Estate Advisory Services, Inc. (the "Advisor"), an Affiliate of the Company, is the advisor to the Company. On October 14, 1994, the Company commenced an initial public offering, on a best efforts basis, ("Offering") of 5,000,000 shares of common stock ("Shares") at a price of $10 per Share and 1,000,000 Shares at a price of $9.05 per Share to be distributed pursuant to the Company's distribution reinvestment program (the "DRP"). As of July 24, 1996, the Company had received subscriptions for a total of 5,000,000 Shares, thereby completing the initial Offering. On July 24, 1996, the Company commenced an offering of an additional 10,000,000 Shares, on a best efforts basis, (the "Second Offering") plus an additional 1,000,000 Shares for distribution through the DRP. As of December 31, 1996, the Company had received subscriptions for a total of 3,137,776 Shares from the Second Offering, resulting in $81,150,311 in gross offering proceeds, which includes $1,470,938 received for 162,534 Shares purchased through the Distribution Reinvestment Program. As of December 31, 1996, the Company has repurchased 6,350 Shares through the Share Repurchase Program.

The Company qualified as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended, for federal income tax purposes commencing with the tax year ending December 31, 1995. Since the Company qualified for taxation as a REIT, the Company generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate tax rates. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.






                                     F-23






                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)


The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents and are carried at cost, which approximates fair value. Cash and equivalents include $865,521 and $142,720 at December 31, 1996 and 1995, respectively, which are held by the Company's affiliated property manager. Such amounts are unrestricted and held in the Company's name.

Restricted cash at December 31, 1996 represents amounts held in escrow for tenant improvements, concessions and leasing commissions at Antioch Plaza. Such amounts will be added to the basis of the property as tenant improvements are completed. Restricted cash at December 31, 1995 represents amounts held in escrow for tenant improvements at Naperville/Hartford Plaza. The Company has recorded a corresponding payable as a component of other liabilities.

The Partnership adopted Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121") as required in the first quarter of 1996. SFAS 121 requires that the Partnership record an impairment loss on its property to be held for investment whenever its carrying value cannot be fully recovered through estimated undiscounted future cash flows from their operations and sale. The amount of the impairment loss to be recognized would be the difference between the property's carrying value and the property's estimated fair value. The adoption of SFAS 121 did not have any effect on the Partnership's financial position, results of operations or liquidity.

Depreciation expense is computed using the straight-line method. Buildings and improvements are based upon estimated useful lives of 30 years. Tenant improvements will be depreciated over the related lease period.

Loan fees are amortized on a straight line basis over the life of the related loans.

Deferred organization costs are amortized over a 60-month period.

Offering costs are offset against the Stockholders' equity accounts. Offering costs consist principally of printing, selling and registration costs.

Rental income is recognized on a straight-line basis over the term of each lease. The difference between rental income earned and the cash rent due under the provisions of the lease agreements is recorded as deferred rent receivable.










                                     F-24






                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)


The Company believes that the interest rates associated with the mortgages payable and notes payable to Affiliates approximate the market interest rates for these types of debt instruments, and as such, the carrying amount of the mortgages payable and notes payable to Affiliates approximate their fair value.

The carrying amount of cash and cash equivalents, restricted cash, accounts and rents receivable, accounts payable and other liabilities, accrued offering costs to Affiliates, accrued offering costs to non-Affiliates, accrued interest payable to Affiliates, accrued real estate taxes, and distributions payable approximate fair value because of the relatively short maturity of these instruments.

Certain amounts in  the  1995  financial  statements  have been reclassified to
conform with the 1996 presentation.   Such reclassifications did not change the
1995 reported results.


(2) Transactions with Affiliates

As of December 31, 1996, the Company had incurred $10,500,108 of organization and offering costs. Pursuant to the terms of the offering, the Advisor is required to pay organizational and offering expenses (excluding sales commissions, the marketing contribution and the due diligence expense allowance fee) in excess of 5.5% of the gross proceeds of the Offering (the "Gross Offering Proceeds") or all organization and offering expenses (including selling commissions) which together exceed 15% of gross offering proceeds. As of the completion of the initial Offering, organizational and offering did not exceed the 5.5% or 15% limitations. As of December 31, 1996, organizational and offering costs of the Second Offering did exceed the 5.5% and 15% limitations. The Company anticipates that these costs will not exceed these limitations upon completion of the offerings, however, any excess amounts will be reimbursed by the Advisor.

The Advisor and its Affiliates are entitled to reimbursement for salaries and expenses of employees of the Advisor and its Affiliates relating to the Offering. Such costs to Affiliates incurred relating to the offering were $692,248 and $409,858 as of December 31, 1996 and 1995, respectively, of which $27,976 and $120,269 were unpaid as of December 31, 1996 and 1995, respectively. In addition, an Affiliate of the Advisor serves as dealer manager of the offering and is entitled to receive selling commissions, a marketing contribution and a due diligence expense allowance fee from the Company in connection with the offering. Such amounts incurred were $7,403,965 and $1,719,406 for the years ended December 31, 1996 and 1995, respectively, of which $270,365 and $102,084 was unpaid as of December 31, 1996 and 1995, respectively. As of December 31, 1996, approximately $6,296,000 of these commissions had been passed through from the Affiliate to unaffiliated soliciting broker/dealers.



                                     F-25






                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)


The Advisor and its Affiliates are entitled to reimbursement for salaries and expenses of employees of the Advisor and its Affiliates relating to the administration of the Company. Such costs are included in professional services to Affiliates, general and administrative expenses to Affiliates and acquisition costs expensed of which $749 remained unpaid at December 31, 1996.

As of December 31, 1996, the Advisor has contributed $200,000 to the capital of the Company for which it received 20,000 Shares.

During 1994, the Advisor advanced $193,300 to the Company for costs incurred with the Offering. These advances were repaid to the Advisor in January 1995 with interest ranging from 7.75% to 9.50%. The principal of $193,300 and interest totaling $3,162 were paid from Gross Offering Proceeds.

The Advisor may receive an annual Advisor Asset Management Fee of not more than 1% of the Average Invested Assets, paid quarterly. For any year in which the Company qualifies as a REIT, the Advisor must reimburse the Company: (i) to the extent that the Advisor Asset Management Fee plus Other Operating Expenses paid during the previous calendar year exceed 2% of the Company's Average Invested Assets for the calendar year or 25% of the Company's Net Income for that calendar year; and (ii) to the extent that Stockholders have not received an annual Distribution equal to or greater than the 8% Current Return. For the year ended December 31, 1996, the Company has incurred $238,108 of such fees, all of which remains unpaid at December 31, 1996.

An Affiliate of the Advisor is entitled to receive Property Management Fees for management and leasing services. The Company incurred and paid Property Management Fees of $229,307 and $46,791 for the years ended December 31, 1996 and 1995, respectively, all of which has been paid.

The Company has incurred costs to Affiliates relating to the acquisition of the properties, of which $16,734 is unpaid at December 31, 1996.


















                                     F-26






                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)


(3) Stock Option and Dealer Warrant Plan

The Company adopted an Independent Director Stock Option Plan which granted each Independent Director an option to acquire 3,000 Shares as of October 19, 1994 and an additional 500 Shares on the date of each annual stockholders' meeting commencing with the annual meeting in 1995 if the Independent Director is a member of the Board on such date. The options for the initial 3,000 Shares granted shall be exercisable as follows: 1,000 Shares on the date of grant and 1,000 Shares on each of the first and second anniversaries of the date of grant. The succeeding options are exercisable on the second anniversary of the date of grant. As of December 31, 1996, options for 1,000 Shares have been exercised $9.05.

In addition to  sales  commissions,  Soliciting  Dealers  will also receive one
Soliciting Dealer Warrant for each 40 Shares sold by such Soliciting Dealer during the offerings, subject to state and federal securities laws. The holder of a Soliciting Dealer Warrant will be entitled to purchase one Share from the Company at a price of $12 during the period commencing with the first date upon which the Soliciting Dealer Warrants are issued and ending upon the first to occur of: (i) October 14, 1999 or (ii) the closing date of a secondary offering of the Shares by the Company. Notwithstanding the foregoing no Soliciting Dealer Warrant will be exercisable until one year from the date of issuance. As of December 31, 1996, none of these warrants were exercised.



























                                     F-27





                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                        Notes to Financial Statements
                                 (continued)

(4) Investment Properties

                                          Initial Cost (A)                     Gross amount at which carried
                                     --------------------------                       at end of period
                                                                    Net      -----------------------------------------
                                                    Buildings   Adjustments      Land        Buildings
                              Date                     and           to           and           and
                               Acq       Land     improvements   Basis (B)   improvements  improvements      Total
                             ------- ------------ ------------- ------------ ------------- ------------- -------------
Single-user Retail
------------------
  Walgreens/Decatur
    Decatur, IL.............  01/95  $    78,330    1,130,723         -           78,330     1,130,723     1,209,053

  Zany Brainy
    Wheaton, IL.............  07/96      838,000    1,626,033         -          838,000     1,626,033     2,464,033

Neighborhood Retail Centers
---------------------------
  Eagle Crest Shopping Center
    Naperville, IL..........  03/95    1,878,618    2,938,352         -        1,878,618     2,938,352     4,816,970

  Montgomery-Goodyear
    Montgomery, IL..........  09/95      315,000      834,659      (12,692)      315,000       821,967     1,136,967

  Hartford/Naperville Plaza
    Naperville, IL..........  09/95      990,000    3,427,961       11,244       990,000     3,439,205     4,429,205

  Nantucket Square
    Schaumburg, IL..........  09/95    1,908,000    2,349,918      (72,214)    1,908,000     2,277,704     4,185,704

  Antioch Plaza
    Antioch, IL.............  12/95      268,000    1,360,445     (130,984)      268,000     1,229,461     1,497,461

  Mundelein Plaza
    Mundelein, IL...........  03/96    1,695,000    3,965,560      (22,820)    1,695,000     3,942,740     5,637,740

  Regency Point
    Lockport, IL............  04/96    1,000,000    4,720,800      (21,900)    1,000,000     4,698,900     5,698,900

  Prospect Heights
    Prospect Heights, IL....  06/96      494,300    1,683,755      (11,989)      494,300     1,671,766     2,166,066

  Montgomery-Sears
    Montgomery, IL..........  06/96      768,000    2,714,173      (31,525)      768,000     2,682,648     3,450,648
                                     ------------ ------------- ------------ ------------- ------------- ------------
    Subtotal                         $10,233,248   26,752,379     (292,880)   10,233,248    26,459,499    36,692,747



                                     F-28






                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                        Notes to Financial Statements
                                 (continued)



(4) Investment Properties (continued)

                                                                              Gross amount at which carried
                                         Initial Cost (A)                            at end of period
                                     --------------------------     Net      -----------------------------------------
                                                    Buildings   Adjustments      Land        Buildings
                              Date                     and           to           and           and
                               Acq       Land     improvements   Basis (B)   improvements  improvements      Total
                             ------- ------------ ------------- ------------ ------------- ------------- -------------
  Subtotal                           $10,233,248   26,752,379     (292,880)   10,233,248    26,459,499    36,692,747

  Salem Square
    Countryside, IL.........  08/96    1,735,000    4,449,217       (6,900)    1,735,000     4,442,317     6,177,317

  Hawthorn Village
    Vernon Hills, IL........  08/96    2,619,500    5,887,640         -        2,619,500     5,887,640     8,507,140

  Six Corners
    Chicago, IL.............  10/96    1,440,000    4,538,152         -        1,440,000     4,538,152     5,978,152

  Spring Hill Fashion Corner
    West Dundee, IL.........  11/96    1,794,000    7,415,396       (9,000)    1,794,000     7,406,396     9,200,396

  Crestwood Plaza
    Crestwood, IL...........  12/96      325,577    1,483,183         -          325,577     1,483,183     1,808,760

  Park St. Claire
    Schaumburg, IL..........  12/96      319,578    1,205,672       (3,463)      319,578     1,202,209     1,521,787

  Lansing Square
    Lansing, IL.............  12/96    4,075,000   12,179,383       (9,800)    4,075,000    12,169,583    16,244,583

  Summit of Park Ridge
    Park Ridge, IL..........  12/96      672,000    2,497,950       (2,364)      672,000     2,495,586     3,167,586

  Grand and Hunt Club
    Gurnee, IL..............  12/96      969,840    2,622,575      (58,333)      969,840     2,564,242     3,534,082

  Quarry Outlot
    Hodgkins, IL............  12/96      522,000    1,278,431         -          522,000     1,278,431     1,800,431
                                     ------------ ------------- ------------ ------------- ------------- ------------
    Total                            $24,705,743   70,309,978     (382,740)   24,705,743    69,927,238    94,632,981
                                     ============ ============  ===========  ============  ============  ============





                                     F-29






                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)

                               December 31, 1996


(4) Investment Properties (continued)

(A) The initial cost to the Company, represents the original purchase price of the property, including amounts incurred subsequent to acquisition, which were contemplated at the time the property was acquired.

(B) Adjustments to basis includes additions to investment properties and payments received under master lease agreements. As part of several purchases, the Company will receive rent under master lease agreements on the spaces currently vacant for periods ranging from one to two years or until the spaces are leased. Generally Accepted Accounting Principles ("GAAP") require that as these payments are received, they be recorded as a reduction in the purchase price of the properties rather than as rental income. As of December 31, 1996, the cumulative amount of such payments was $570,694. (Note 5)



Cost and accumulated depreciation of the above properties are summarized as follows:

                                                      1996          1995
                                                      ----          ----
    Single User Retail Properties:
         Cost.................................... $ 3,673,086     1,209,053
         Less accumulated depreciation...........     112,871        34,550
                                                  ------------  ------------
                                                    3,560,215     1,174,503
                                                  ------------  ------------
    Neighborhood Retail Centers:
         Cost....................................  90,959,895    16,303,379
         Less accumulated depreciation...........     996,167       135,344
                                                  ------------  ------------
                                                   89,963,728    16,168,035
                                                  ------------  ------------
         Total................................... $93,523,943    17,342,538
                                                  ============  ============











                                     F-30






                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)

(5) Operating Leases

Master Lease Agreements

As part of the purchases of several of the properties, the Company will receive rent under master lease agreements on spaces currently vacant for periods ranging from one to two years or until the spaces are leased and tenants begin paying rent. GAAP requires the Company to reduce the purchase price of the properties as these payments are received, rather than record the payments as rental income.

Minimum lease payments under operating leases to be received in the future, excluding rental income under master lease agreements and assuming no expiring leases are renewed:

                                                                   Number of
                                                    Minimum Lease    Leases
                                                       Payments     Expiring
                                                    ------------- ------------
         1997...................................... $ 10,796,526       20
         1998......................................   10,269,714       33
         1999......................................    9,264,471       23
         2000......................................    8,471,277       23
         2001......................................    6,891,348       17
         Thereafter................................   45,063,881       60
                                                    -------------
         Total..................................... $ 90,757,217
                                                    =============

No assumptions were made regarding the releasing of expired leases. It is the opinion of the Company's management that the space will be released at market rates.

Remaining lease terms range from one year to thirty two years. Pursuant to the lease agreements, tenants of the property are required to reimburse the Company for some or all of their pro rata share of the real estate taxes and operating expenses of the property. Such amounts are included in additional rental income.

Certain tenant leases contain provisions providing for stepped rent increases. GAAP requires the Company to record rental income for the period of occupancy using the effective monthly rent, which is the average monthly rent for the entire period of occupancy during the term of the lease. The accompanying financial statements include increases of $119,225 and $12,413 in 1996 and 1995, of rental income for the period of occupancy for which stepped rent increases apply and $131,638 and $12,413 in related accounts receivable as of December 31, 1996 and 1995, respectively. The Company anticipates collecting these amounts over the terms of the related leases as scheduled rent payments are made.


                                     F-31






                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)


(6) Mortgages and Note Payable

Mortgages payable consist of the following at December 31, 1996 and 1995:


                                                             Balance at
                                                            December 31,
Property as             Interest   Maturity  Monthly        ------------
Collateral                Rate       Date   Payment(a)    1996        1995
----------------       ---------- --------- ---------- -----------------------
Mortgage payable to Affiliate:

  Walgreens               7.655%   05/2004  $  5,689   $   739,543    750,727

Mortgages payable to non-affiliates:

  Regency Point           (b)      08/2000     (b)       4,428,690       -

  Eagle Crest             7.850%   10/2003    15,373     2,350,000       -

  Nantucket Square        7.850%   10/2003    14,392     2,200,000       -

  Antioch Plaza           7.850%   10/2003     5,724       875,000       -

  Mundelein Plaza         7.850%   10/2003    18,382     2,810,000       -

  Montgomery-Goodyear     7.850%   10/2003     4,121       630,000       -

  Montgomery-Sears        7.850%   08/2003    10,761     1,645,000       -

  Hartford/Naperville     7.850%   08/2003    15,111     2,310,000       -

  Zany Brainy             7.590%   01/2004     7,875     1,245,000       -

  Prospect Heights
    Plaza                 7.590%   01/2004     6,926     1,095,000       -

  Hawthorn Village
    Commons               7.590%   01/2004    27,071     4,280,000       -

  Six Corners Plaza       7.590%   01/2004    19,608     3,100,000       -

  Salem Square
    Shopping Center       7.590%   01/2004    19,797     3,130,000       -
                                                       ----------- ------------
Mortgages Payable....................................  $30,838,233    750,727
                                                       =========== ============



                                     F-32






                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)


Note payable to Affiliates consists of the following at December 31, 1996 and 1995:


9.5% promissory note payable to Inland
  Real Estate Investment Corporation, paid
  in full on January 9, 1996.......................... $     -         360,000
                                                       ----------- ------------
Note payable to Affiliate............................. $     -         360,000
                                                       =========== ============


(a) All payments are interest only, with the exception of the loans secured by the Walgreens and Regency Point properties.

(b) Payments on this mortgage are based on a floating interest rate of 180 basis points over the 30-day LIBOR rate, which adjusts monthly, amortizing over 25 years.


As of December 31, 1996, the required future principal payments on the Partnership's long-term debt over the next five years are as follows:

              1997.................................... $    71,495
              1998....................................      74,454
              1999....................................      84,911
              2000....................................   4,252,170
              2001....................................      16,380






















                                     F-33






                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)


(7) Subsequent Events

As of March 24, 1997, subscriptions for a total of 10,628,676 Shares were received, bringing total gross offering proceeds to $106,137,967.

In  January  1997,  the  Company  paid   a  distribution  of  $548,947  to  the
Stockholders.

On January 9, 1997, the Company purchased the Maple Park Place Shopping Center from an unaffiliated third party for approximately $15,260,000. The property is located in Bolingbrook, Illinois and contains 220,095 square feet of leasable space. Its anchor tenants include Kmart, Eagle Foods and Powerhouse Gym.

On January 24, 1997, the Company purchased Lincoln Park Place from an unaffiliated third party for approximately $2,100,000. The property is located in Chicago, Illinois. It consists of a 10,678 square foot building occupied by two tenants, Lechters and Nordic Track.

On January 24, 1997, the Company purchased Aurora Commons Shopping Center from an unaffiliated third party for approximately $11,500,000. The property is located in Aurora, Illinois and consists of three buildings comprising 127,292 square feet. Its anchor tenants include Jewel/Osco, Boston Market and Blockbuster.

In January 1997, the Company obtained additional financing secured by the Lansing Square and Spring Hill Fashion Corner properties totaling $12,840,000 from an unaffiliated lender. The Company paid a 1 1/4% fee in connection with these mortgage loans. The mortgage loans have a term of seven years and, prior to maturity date, require payments of interest only, at 7.8%, fixed for the first five years with the remaining two years at prime plus 1/2%.

On February 7, 1997, the Company made an initial deposit of $1,228,510 for the purchase of Forest Commons. The balance of the purchase price, approximately $10,607,000, will be paid upon completion of the redevelopment of the center and when the anticipated main tenant, Dominick's Finer Foods, Inc., begins paying rent under a lease agreement.

On February 7, 1997, the Company made an initial deposit of $1,265,630 for the purchase of Downers Grove Plaza. The balance of the purchase price, approximately $15,382,000, will be paid upon completion of the redevelopment of the center and when the anticipated main tenant, Dominick's Finer Foods, Inc., begins paying rent under a lease agreement.







                                     F-34






                        Inland Real Estate Corporation
                            Pro Forma Balance Sheet
                                March 31, 1997
                                  (unaudited)


The following unaudited Pro Forma Balance Sheet of the Company is presented to give effect to the acquisitions of the Niles Shopping Center, Cobblers Mall, Mallard Mall, Ameritech Outlot, Calumet Square, Sequoia Plaza, Highland Park Dominicks, Schaumburg Dominicks and River Square as though these transactions occurred after March 31, 1997. This unaudited Pro Forma Balance Sheet should be read in conjunction with the March 31, 1997 Financial Statements and the notes thereto as included herein.

This unaudited Pro Forma Balance Sheet is not necessarily indicative of what the actual financial position would have been at March 31, 1997, nor does it purport to represent the future financial position of the Company. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.






































                                     F-35






                            Inland Real Estate Corporation
                                Pro Forma Balance Sheet
                                    March 31, 1997
                                      (unaudited)


                                                             March 31,
                                 March 31,                     1997
                                   1997        Pro Forma     Pro Forma
                               Historical(A) Adjustments(B) Balance Sheet
                               ------------- ------------- --------------
Assets
------
Net investment in
  properties.................. $121,755,366    58,041,900   179,797,266
Cash and cash equivalents.....   22,647,158          -       22,647,158
Restricted cash...............    1,117,333          -        1,117,333
Accounts and rents
  receivable..................    2,666,872     1,551,196     4,218,068
Other assets..................    3,323,680          -        3,323,680
                               ------------- ------------- -------------
Total assets.................. $151,510,409    59,593,096   211,103,505
                               ============= ============= =============

Liabilities and Stockholders' Equity
------------------------------------
Accounts payable and accrued
  expenses.................... $  1,318,463          -        1,318,463
Accrued real estate taxes.....    3,134,066     1,650,996     4,785,062
Distributions payable (C).....      749,856          -          749,856
Security deposits.............      320,966        14,250       335,216
Mortgages payable.............   53,182,067          -       53,182,067
Unearned income...............      375,570          -          375,570
Due to Affiliates.............      247,191          -          247,191
                               ------------- ------------- -------------
Total liabilities.............   59,328,179     1,665,246    60,993,425
                               ------------- ------------- -------------
Common Stock (D)..............      108,280        67,358       175,638
Additional paid in capital
  (net of Offering costs) (D).   94,623,475    57,860,492   152,483,967
Accumulated distributions in
  excess of net income........   (2,549,525)         -       (2,549,525)
                               ------------- ------------- -------------
Total Stockholders' equity....   92,182,230    57,927,850   150,110,080
                               ------------- ------------- -------------
Total liabilities and
  Stockholders' equity........ $151,510,409    59,593,096   211,103,505
                               ============= ============= =============





                  See accompanying notes to pro forma balance sheet.



                                     F-36






                        Inland Real Estate Corporation
                       Notes to Pro Forma Balance Sheet
                                  (continued)
                                March 31, 1997
                                  (unaudited)

(A) The March 31, 1997 Historical column represents the historical balance sheet as presented in the unaudited March 31, 1997 10-Q as filed with the SEC.

(B) The following pro forma adjustment relates to the acquisition of the subject properties as though they were acquired on March 31, 1997. The terms are described in the notes that follow.


                                 Pro Forma Adjustments
                         --------------------------------------
                            Niles
                          Shopping      Cobblers     Mallard
                           Center         Mall         Mall
                         ------------ ------------ ------------
Assets
------
Net investment in
  properties............ $ 3,280,000   10,953,000    8,099,900
Accounts and rents
  receivable............     154,001      493,734      397,602
                         ------------ ------------ ------------
Total assets............ $ 3,434,001   11,446,734    8,497,502
                         ============ ============ ============

Liabilities and Stockholders' Equity
------------------------------------
Accrued real estate
  taxes................. $   154,001      542,971      429,322
Security deposits.......      14,250         -            -
                         ------------ ------------ ------------
Total liabilities.......     168,251      542,971      429,322
                         ------------ ------------ ------------
Common Stock............       3,797       12,679        9,382
Additional paid in capital
  (net of Offering
  Costs)................   3,261,953   10,891,084    8,058,798
                         ------------ ------------ ------------
Total Stockholders'
  equity................   3,265,750   10,903,763    8,068,180
                         ------------ ------------ ------------
Total liabilities and
  Stockholders' equity.. $ 3,434,001   11,446,734    8,497,502
                         ============ ============ ============







                                     F-37






                        INLAND REAL ESTATE CORPORATION
                       Notes to Pro Forma Balance Sheet
                                 (continued)
                                March 31, 1997
                                 (unaudited)

(B) Continued


                                                     Pro Forma Adjustments
                        --------------------------------------------------------------------------
                                                                Highland                               Total
                         Ameritech     Calumet      Sequoia       Park      Schaumburg    River      Pro Forma
                           Outlot       Square       Plaza      Dominicks   Dominicks     Square    Adjustments
                        -----------  -----------  ------------ ----------- ----------- ------------ -------------
Assets
------
Net investment in
  properties...........  1,050,000    2,108,000     3,010,000   12,800,000  10,691,000   6,050,000    58,041,900
Accounts and rents
  receivable...........      6,941      176,750       123,968         -           -        198,200     1,551,196
                        -----------  -----------  ------------ ----------- ----------- ------------ -------------
Total assets...........  1,056,941    2,284,750     3,133,968   12,800,000  10,691,000   6,248,200    59,593,096
                        ===========  ===========  ============ =========== =========== ============ =============

Liabilities and Stockholders' Equity
------------------------------------
Accrued real estate
  taxes................ $    6,941      176,750       132,411         -           -        208,600     1,650,996
Security deposits......       -            -             -            -           -           -           14,250
                        -----------  -----------  ------------ ----------- ----------- ------------ -------------
Total liabilities......      6,941      176,750       132,411         -           -        208,600     1,665,246
                        -----------  -----------  ------------ ----------- ----------- ------------ -------------
Common Stock...........      1,221        2,451         3,490       14,884      12,431       7,023        67,358
Additional paid in capital
  (net of Offering
  Costs)............... $1,048,779    2,105,549     2,998,067   12,785,116  10,678,569   6,032,577    57,860,492
                        -----------  -----------  ------------ ----------- ----------- ------------ -------------
Total Stockholders'
  equity...............  1,050,000    2,108,000     3,001,557   12,800,000  10,691,000   6,039,600    57,927,850
                        -----------  -----------  ------------ ----------- ----------- ------------ -------------
Total liabilities and
  Stockholders' equity.  1,056,941    2,284,750     3,133,968   12,800,000  10,691,000   6,248,200    59,593,096
                        ============ ============ ============ =========== =========== ============ =============









                                     F-38






                        Inland Real Estate Corporation
                       Notes to Pro Forma Balance Sheet
                                  (continued)
                                March 31, 1997
                                  (unaudited)


    Acquisition of Properties:

    On April 11, 1997, the Company acquired Niles Shopping Center, Niles, Illinois from an unaffiliated third party for the purchase price of $3,280,000 on an all cash basis, funded from cash and cash equivalents.

    On May 6, 1997, the Company acquired Cobblers Mall, Elgin, Illinois from an unaffiliated third party for the purchase price of $10,953,000 on an all cash basis, funded from cash and cash equivalents.

    On May 6, 1997, the Company acquired Mallard Mall, Elk Grove Village, Illinois from an unaffiliated third party for the purchase price of $8,099,900 on an all cash basis, funded from cash and cash equivalents.

    On May 9, 1997, the Company acquired Ameritech Outlot, Joliet, Illinois from an unaffiliated third party for the purchase price of $1,050,000 on an all cash basis, funded from cash and cash equivalents.

    On May 30, 1997, the Company acquired Schaumburg Dominick's, Schaumburg, Illinois from an unaffiliated third party for the purchase price of $10,691,000 on an all cash basis, funded from cash and cash equivalents.

    On June 2, 1997, the Company acquired Calumet Square, Calumet, Illinois from an unaffiliated third party for the purchase price of $2,108,000 on an all cash basis, funded from cash and cash equivalents.

    On June 16, 1997, the Company acquired Sequoia Plaza, Milwaukee, Wisconsin from an unaffiliated third party for the purchase price of $3,010,000 on an all cash basis, funded from cash and cash equivalents.

    On June 16, 1997, the Company acquired Highland Park Dominick's, Highland Park, Illinois from an unaffiliated third party for the purchase price of $12,800,000 on an all cash basis, funded from cash and cash equivalents.

    On June 19, 1997, the Company acquired River Square, Naperville, Illinois from an unaffiliated third party for the purchase price of $6,050,000 on an all cash basis, funded from cash and cash equivalents.


(C) No pro forma assumptions have been made for the additional payment of distributions resulting from the additional proceeds raised.

(D) Additional Offering Proceeds of $67,358,000, net of additional Offering costs of $9,430,150 are reflected as received as of March 31, 1997, prior to the purchase of the properties. Offering costs consist principally of registration costs, printing and selling costs, including commissions.




                                     F-39






                        Inland Real Estate Corporation
                       Pro Forma Statement of Operations
                   For the three months ended March 31, 1997
                                  (unaudited)


The following unaudited Pro Forma Statement of Operations of the Company is presented to effect the acquisitions of Maple Park Place Shopping Center, Aurora Commons Shopping Center, Lincoln Park Place Shopping Center, Niles Shopping Center, Cobblers Mall, Mallard Mall, Ameritech Outlot, Calumet Square, Sequoia Plaza, Highland Park Dominicks, Schaumburg Dominicks and River Square as though they occurred on January 1, 1997. This unaudited Pro Forma Statement of Operations should be read in conjunction with the March 31, 1997 Financial Statements and the notes thereto as filed on Form 10-Q.

This unaudited Pro Forma Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the three months ended March 31, 1997, nor does it purport to represent the future financial position of the Company. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.





































                                     F-40






                        Inland Real Estate Corporation
                       Pro Forma Statement of Operations
                   For the three months ended March 31, 1997
                                 (unaudited)


                                Pro Forma Adjustments
                               -----------------------

                      1997        1997
                   Historical  Acquisitions   1997
                      (A)          (B)      Pro Forma
                   ----------- ----------- -----------

Rental income..... $3,603,584   1,541,859    5,145,443
Additional rental
  income..........  1,061,507     543,025    1,604,532
Interest
  income(C).......    156,436        -         156,436
Other income......     36,244        -          36,244
                   ----------- ----------- ------------
  Total income....  4,857,771   2,084,884    6,942,655
                   ----------- ----------- ------------
Professional services
  and general and
  administrative
  fees............     85,158        -          85,158
Advisor asset
  management fee..(F) 233,337     145,105      378,442
Property operating
  expenses........  1,859,461     605,341    2,464,802
Interest expense..  1,005,741      26,718    1,032,459
Depreciation (D)..    741,920     389,312    1,131,232
Amortization......     38,364        -          38,364
Acquisition costs
  expensed........      9,090        -           9,090
                   ----------- ----------- ------------
Total expenses....  3,973,071   1,166,476    5,139,547
                   ----------- ----------- ------------
  Net income...... $  884,700     918,408    1,803,108
                   =========== =========== ============

Weighted average
  common stock shares
  outstanding (E).  9,384,792               16,120,592
                   ===========             ============

Net income per weighted
  average common stock
  outstanding (E). $      .09                      .11
                   ===========             ============


            See accompanying notes to pro forma statement of operations.



                                     F-41






                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                   For the three months ended March 31, 1997
                                  (unaudited)


(A) The  1997  Historical  column   represents   the  historical  statement  of
    operations of the Company for the three months ended March 31, 1997 (unaudited), as filed with the SEC on Form 10-Q.

(B) Total pro forma adjustments for the three months ended March 31, 1997 are as though the 1997 acquisitions of the following properties occurred on January 1, 1997 on an all cash basis except for Maple Park, Aurora Commons and Lincoln Park Place. Proforma adjustments for interest expense on these properties were based on the following terms.

    Maple Park Shopping Center

    The Company funded the purchase using (i) the proceeds of a short-term loan maturing April 7, 1997 in the amount of $8 million from Inland Mortgage Investment Corporation ("IMIC"), an affiliate of the Company (the "Short-Term Loan"), and (ii) cash and cash equivalents. The Short-Term Loan bears interest at a rate of 9.0% per annum and requires a loan fee of 1/4%.

    Aurora Commons Shopping Center

    As part of the acquisition of Aurora Commons Shopping Center, the Company assumed the existing mortgage loan, maturing December 31, 2001, with the balance funded with cash and cash equivalents. The loan bears interest at a rate of 9% per annum with monthly payments of principal and interest on the first day of each month.

    Lincoln Park Place Shopping Center

    The Company funded the purchase of Lincoln Park Place Shopping Center using the proceeds of a short-term loan maturing February 7, 1997 in the amount of $2,016,110 from Inland Mortgage Investment Corporation ("IMIC"), an affiliate of the Company (the "Short-Term Loan"). The Company did not pay any fees in connection with the Short-Term Loan, which bears interest at a rate of 9% per annum.

















                                     F-42




                        INLAND REAL ESTATE CORPORATION
                  Notes to Pro Forma Statement of Operations
                                 (continued)
                  For the three months ended March 31, 1997
                                 (unaudited)


(B) Total pro forma adjustments for 1997 acquisitions are as though they were acquired January 1, 1997.

                                                          Niles
                    Maple Park    Aurora     Lincoln    Shopping     Cobblers    Mallard      Calumet
                      Place       Commons   Park Place   Center        Mall        Mall        Square
                   ----------- ----------- ----------- ----------- ----------- ------------ -----------
Rental income.....     39,736      82,740      14,159      98,780     255,790      267,028      78,398
Additional rental
  income..........      8,168      26,594       5,714      39,507     142,382      103,809      87,939
                   ----------- ----------- ----------- ----------- ----------- ------------ -----------
Total income......     47,904     109,334      19,873     138,287     398,172      370,837     166,337
                   ----------- ----------- ----------- ----------- ----------- ------------ -----------
Advisor asset
  management fee..       -           -           -           -           -            -           -
Property operating
  expenses........     10,039      30,055       6,352      43,952     153,892      121,290      91,467
Interest expense..       -           -           -           -           -            -           -
Depreciation......       -           -           -           -           -            -           -
                   ----------- ----------- ----------- ----------- ----------- ------------ -----------
Total expenses....     10,039      30,055       6,352      43,952     153,892      121,290      91,467
                   ----------- ----------- ----------- ----------- ----------- ------------ -----------
Net income (loss).     37,865      79,279      13,521      94,335     244,280      249,547      74,870
                   =========== =========== =========== =========== =========== ===========  ============

                                                                                               Total
                                                        Highland                               1997
                    Ameritech   Schaumburg   Sequoia      Park        River     Pro Forma   Acquisitions
                    Outlot      Dominicks     Plaza     Dominicks     Square   Adjustments   Pro Forma
                   ----------- ----------- ----------- ----------- ----------- ------------ -----------
Rental income.....     27,576     161,706      99,580     220,994     195,372         -       1,541,859
Additional rental
  income..........      6,068        -         36,786        -         86,058         -         543,025
                   ----------- ----------- ----------- ----------- ----------- ------------ ------------
Total income......     33,644     161,706     136,366     220,994     281,430         -       2,084,884
                   ----------- ----------- ----------- ----------- ----------- ------------ ------------
Advisor asset
  management fee..       -           -           -           -           -         145,105      145,105
Property operating
  expenses........      7,309       3,234      42,744       4,420      90,587         -         605,341
Interest expense..       -           -           -           -           -          26,718       26,718
Depreciation......       -           -           -           -           -         389,312      389,312
                   ----------- ----------- ----------- ----------- ----------- ------------ ------------
Total expenses....      7,309       3,234      42,744       4,420      90,587      561,135    1,166,476
                   ----------- ----------- ----------- ----------- ----------- ------------ ------------
Net income (loss).     26,335     158,472      93,622     216,574     190,843     (561,135)     918,408
                   =========== =========== =========== =========== =========== ============ ============

                                     F-43






                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                   For the three months ended March 31, 1997
                                  (unaudited)


(C) No pro forma adjustment has been made relating to interest income which would have been earned on the additional Offering Proceeds raised.

(D) Depreciation expense is computed using the straight-line method, based upon an estimated useful life of thirty years.

(E) The pro forma weighted average common stock shares for the three months ended March 31, 1997 was calculated by estimating the additional shares sold to purchase each of the Company's properties on a weighted average basis.

(F) Advisor Asset Management Fees are calculated as 1% of the Average Invested Assets (as defined).





































                                     F-44






                        Inland Real Estate Corporation
                       Pro Forma Statement of Operations
                     For the year ended December 31, 1996
                                  (unaudited)


The following unaudited Pro Forma Statement of Operations of the Company is presented to effect the acquisitions of Mundelein Plaza, Regency Point Shopping Center, Prospect Heights Plaza, Montgomery-Sears Shopping Center, the Zany Brainy store, Salem Square, Hawthorn Village Commons, Six Corners Plaza, Spring Hill Fashion Corner, Crestwood Plaza Shopping Center, Park St. Claire, Lansing Square Shopping Center, Summit of Park Ridge, Maple Park Place Shopping Center, Aurora Commons Shopping Center, Lincoln Park Place Shopping Center, Niles Shopping Center, Cobblers Mall, Mallard Mall, Calumet Square, Ameritech Outlot, Sequoia Plaza, Highland Park Dominicks, Schaumburg Dominicks and River Square as though they occurred the earlier of January 1, 1996 or the date operations commenced. Grand and Hunt Club and the Quarry Outlot were constructed in 1996, and had not commenced significant operations prior to acquisition, therefore, no operations relating to these properties are presented on the unaudited Pro Forma Statement of Operations for December 31, 1996. This unaudited Pro Forma Statement of Operations should be read in conjunction with the December 31, 1996 Financial Statements and the notes thereto as filed on Form 10-K.

This unaudited Pro Forma Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the year ended December 31, 1996, nor does it purport to represent the future financial position of the Company. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.































                                     F-45






                        Inland Real Estate Corporation
                       Pro Forma Statement of Operations
                     For the year ended December 31, 1996
                                 (unaudited)


                                Pro Forma Adjustments
                               ------------------------

                       1996       1996         1997
                   Historical  Acquisitions Acquisitions   1996
                      (A)          (B)          (C)      Pro Forma
                   ----------- ------------ ----------- -----------

Rental income..... $4,467,903   6,127,326    8,636,819   19,232,048
Additional rental
  income..........  1,336,809   3,198,250    2,531,865    7,066,924
Interest
  income(E).......    438,188        -            -         438,188
Other income......     84,834        -            -          84,834
                   ----------- -----------  ----------- ------------
  Total income....  6,327,734   9,325,576   11,168,684   26,821,994
                   ----------- -----------  ----------- ------------
Professional services
  and general and
  administrative
  fees............    183,559        -            -         183,559
Advisor asset
  management fee..(I) 238,108     708,222      869,040    1,815,370
Property operating
  expenses........  1,873,174   3,656,698    3,107,123    8,636,995
Interest expense..    597,485     949,958    1,784,433    3,331,876
Depreciation (F)..    939,144   1,448,017    2,232,111    4,619,272
Amortization (H)..     17,367      11,428        6,457       35,252
Acquisition costs
  expensed........     26,676        -            -          26,676
                   ----------- -----------  ----------- ------------
Total expenses....  3,875,513   6,774,323    7,999,164   18,649,000
                   ----------- -----------  ----------- ------------
  Net income...... $2,452,221   2,551,253    3,169,520    8,172,994
                   =========== ===========  =========== ============

Weighted average
  common stock shares
  outstanding (G).  4,494,620                            12,110,720
                   ===========                          ============

Net income per weighted
  average common stock
  outstanding (G). $      .55                                   .67
                   ===========                          ============


            See accompanying notes to pro forma statement of operations.



                                     F-46






                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                     For the year ended December 31, 1996
                                  (unaudited)

(A) The  1996  Historical  column   represents   the  historical  statement  of
    operations of the Company for the year ended December 31, 1996, as filed with the SEC on Form 10-K.

(B) Total pro forma adjustments for the year ended December 31, 1996 are as though the 1996 acquisitions of the following properties occurred on January 1, 1996 on an all cash basis except for Regency Point, Hawthorn Village Commons, Crestwood and Lansing Square. Proforma adjustments for interest expense on these properties were based on the following terms.

    Regency Point

    In the purchase of Regency Point the Company assumed the existing first mortgage loan of $4,473,200, along with a related interest rate swap agreement. The first mortgage loan has a floating interest rate of 180 basis points over the 30-day LIBOR rate, which rate is adjusted monthly. The interest rate swap agreement, in conjunction with the first mortgage, provides for Bank One, Chicago, to receive from or pay to the Company the difference between 6.11% and the 30-day LIBOR rate, so that the first mortgage loan has an effective rate of 7.91% per annum. The pro forma adjustment for interest expense for 1996 was estimated using the described loan terms. The related interest rate swap agreement was terminated on April 18, 1996 resulting in $48,419 proceeds to the Company. The pro forma adjustment does not give effect to the termination of this agreement.

    Hawthorn Village Commons

    The Company funded the purchase of Hawthorn Village Commons using: (i) the proceeds of a short-term loan maturing August 23, 1996 in the amount of $2.9 million from Inland Mortgage Investment Corporation ("IMIC"), an Affiliate of the Company (the "Short-Term Loan"), and (ii) cash and cash equivalents. The Company did not pay any fees in connection with the Short-Term Loan, which bears interest at a rate of eight percent per annum.

    Crestwood Plaza Shopping Center

    As part of the December 27, 1996 purchase of Crestwood Plaza, the Company assumed the existing first mortgage loan of $1,330,253.














                                     F-47






                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1996
                                  (unaudited)


    Lansing Square Shopping Center

    The Company funded the purchase using: (i) the proceeds of five long-term loans totaling $12,850,000 from LaSalle Bank of which approximately
    $8,000,000 was used to purchase this property and (ii) cash and cash equivalents. The Company paid a one point fee in connection with these long-term loans. The loans have a term of seven years and, prior to the maturity date, require payments of interest only, at 7.6%, fixed for five years with the remaining two years at prime plus 1/2%.


    Total pro forma adjustments for 1996 acquisitions are as though they were acquired the earlier of January 1, 1996 or date that operations commenced (related to Zany Brainy).


                    Mundelein    Regency    Prospect   Montgomery-    Zany
                      Plaza       Point     Heights       Sears      Brainy
                   ----------- ----------- ----------- ----------- -----------
Rental income..... $  163,381     139,271      89,105     163,700     137,489
Additional rental
  income..........     32,975      16,034      83,593      57,012      24,144
                   ----------- ----------- ----------- ----------- -----------
Total income......    196,356     155,305     172,698     220,712     161,633
                   ----------- ----------- ----------- ----------- -----------
Property operating
  expenses........     53,986      19,046      91,364      66,944      30,331
                   ----------- ----------- ----------- ----------- -----------
Total expenses....     53,986      19,046      91,364      66,944      30,331
                   ----------- ----------- ----------- ----------- -----------
Net income........ $  142,370     136,259      81,334     153,768     131,302
                   =========== =========== =========== =========== ===========


















                                     F-48






                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1996
                                  (unaudited)


                                 Hawthorn
                      Salem      Village       Six        Spring
                      Square     Commons     Corners       Hill     Crestwood
                   ----------- ----------- ----------- ----------- -----------
Rental income..... $  422,146     548,667     790,888     948,906     203,007
Additional rental
  income..........    260,832     270,570     517,804     234,837      69,315
                   ----------- ----------- ----------- ----------- -----------
Total income......    682,978     819,237   1,308,692   1,183,743     272,322
                   ----------- ----------- ----------- ----------- -----------
Property operating
  expenses........    270,756     293,132     640,772     300,842      78,450
                   ----------- ----------- ----------- ----------- -----------
Total expenses....    270,756     293,132     640,772     300,842      78,450
                   ----------- ----------- ----------- ----------- -----------
Net income........ $  412,222     526,105     667,920     882,901     193,872
                   =========== =========== =========== =========== ===========


                                                                     Total
                                                                      1996
                      Park       Lansing      Park      Pro Forma  Acquisitions
                   St. Claire    Square       Ridge    Adjustments   Pro Forma
                   ----------- ----------- ----------- ----------- ------------
Rental income..... $  178,596   2,001,855     340,315        -      6,127,326
Additional rental
  income..........     62,194   1,332,149     236,791        -      3,198,250
                   ----------- ----------- ----------- ----------- -----------
Total income......    240,790   3,334,004     577,106        -      9,325,576
                   ----------- ----------- ----------- ----------- -----------
Advisor asset
  management fee..       -           -           -        708,222     708,222
Property operating
  expenses........    103,386   1,507,941     299,748        -      3,656,698
Interest Expense..       -           -           -        949,958     949,958
Depreciation......       -           -           -      1,448,017   1,448,017
Amortization......       -           -           -         11,428      11,428
                   ----------- ----------- ----------- ----------- -----------
Total expenses....    103,386   1,507,941     299,748   3,117,625   6,774,323
                   ----------- ----------- ----------- ----------- -----------
Net income (loss). $  137,404   1,826,063     277,358  (3,117,625)  2,551,253
                   =========== =========== =========== =========== ===========








                                     F-49





                        INLAND REAL ESTATE CORPORATION
                  Notes to Pro Forma Statement of Operations
                                 (continued)
                     For the year ended December 31, 1996
                                 (unaudited)


(C) Total pro forma adjustments for 1997 acquisitions are as though they were acquired the earlier of January 1, 1996 or the date operations commenced.



                                                          Niles
                    Maple Park    Aurora     Lincoln    Shopping     Cobblers    Mallard     Calumet
                      Place       Commons   Park Place   Center        Mall        Mall       Square
                   ----------- ----------- ----------- ----------- ----------- ----------- -----------
Rental income.....  1,844,314   1,341,448     228,218     375,349   1,014,342     992,972     222,072
Additional rental
  income..........    405,864     534,247     111,997     104,619     376,560     412,024     179,854
                   ----------- ----------- ----------- ----------- ----------- ----------- -----------
Total income......  2,250,178   1,875,695     340,215     479,968   1,390,902   1,404,996     401,926
                   ----------- ----------- ----------- ----------- ----------- ----------- -----------
Advisor asset
  management fee..    152,621     115,000      21,000      32,800     109,530      80,999      21,080
Property operating
  expenses........    444,390     632,131     130,176     141,974     548,023     420,090     214,748
Interest expense..    720,000     882,983     181,450        -           -           -           -
Depreciation......    404,905     334,573      42,260      81,600     273,825     202,498      52,700
Amortization......      2,857        -          3,600        -           -           -           -
                   ----------- ----------- ----------- ----------- ----------- ----------- -----------
Total expenses....  1,724,773   1,964,687     378,486     256,374     931,378     703,587     228,528
                   ----------- ----------- ----------- ----------- ----------- ----------- -----------
Net income (loss).    525,405     (88,992)    (38,271)    223,594     459,524     701,409     113,398
                   =========== =========== =========== =========== =========== =========== ===========

                                                                                  Total
                                                        Highland                  1997
                    Ameritech   Schaumburg   Sequoia      Park        River    Acquisitions
                     Outlot     Dominicks     Plaza     Dominicks    Square     Pro Forma
                   ----------- ----------- ----------- ----------- ----------- ------------
Rental income.....    106,283     646,825     361,986     883,976     619,034   8,636,819
Additional rental
  income..........     18,265        -        135,404        -        253,031   2,531,865
                   ----------- ----------- ----------- ----------- ----------- -----------
Total income......    124,548     646,825     497,390     883,976     872,065  11,168,684
                   ----------- ----------- ----------- ----------- ----------- -----------
Advisor asset
  management fee..     10,500     106,910      30,100     128,000      60,500     869,040
Property operating
  expenses........     18,500      12,937     164,126      17,680     362,348   3,107,123
Interest expense..       -           -           -           -           -      1,784,433
Depreciation......     26,250     267,000      75,250     320,000     151,250   2,232,111
Amortization......       -           -           -           -           -          6,457
                   ----------- ----------- ----------- ----------- ----------- -----------
Total expenses....     55,250     386,847     269,476     465,680     574,098   7,999,164
                   ----------- ----------- ----------- ----------- ----------- -----------
Net income (loss).     69,298     259,978     227,914     418,296     297,967   3,169,520
                   =========== =========== =========== =========== =========== ===========


                                     F-50






                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1996
                                  (unaudited)


    Acquisition of Maple Park Shopping Center, Bolingbrook, Illinois

    The Company funded the purchase using (i) the proceeds of a short-term loan maturing April 7, 1997 in the amount of $8 million from Inland Mortgage Investment Corporation ("IMIC"), an affiliate of the Company (the "Short-Term Loan"), and (ii) cash and cash equivalents. The Short-Term Loan bears interest at a rate of 9.0% per annum and requires a loan fee of 1/4%.

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1996 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                               Maple Park Place
                                       -------------------------------------
                                           *As       Pro Forma
                                         Reported   Adjustments     Total
                                       -----------  -----------  -----------
    Rental income....................  $1,844,314         -       1,844,314
    Additional rental income.........     405,864         -         405,864
                                       -----------  -----------  -----------
    Total income.....................   2,250,178         -       2,250,178
                                       -----------  -----------  -----------
    Advisor asset management fee.....        -         152,621      152,621
    Property operating expenses......     444,390         -         444,390
    Interest expense.................        -         720,000      720,000
    Depreciation.....................        -         404,905      404,905
    Amortization.....................        -           2,857        2,857
                                       -----------  -----------  -----------
    Total expenses...................     444,390    1,280,383    1,724,773
                                       -----------  -----------  -----------
    Net income (loss)................  $1,807,788   (1,280,383)     525,405
                                       ===========  ===========  ===========


    Acquisition of Aurora Commons Shopping Center, Aurora, Illinois

    As part of the acquisition of Aurora Commons Shopping Center, the Company assumed the existing mortgage loan, maturing December 31, 2001, with the balance funded with cash and cash equivalents. The loan bears interest at a rate of 9% per annum with monthly payments of principal and interest on the first day of each month.

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1996 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                                 Aurora Commons
                                       -------------------------------------
                                           *As       Pro Forma
                                         Reported   Adjustments     Total
                                       -----------  -----------  -----------
    Rental income....................  $1,314,448         -       1,341,448
    Additional rental income.........     534,247         -         534,247
                                       -----------  -----------  -----------
    Total income.....................   1,875,695         -       1,875,695
                                       -----------  -----------  -----------
    Advisor asset management fee.....        -         115,000      115,000
    Property operating expenses......     659,205      (27,074)     632,131
    Interest expense.................        -         882,983      882,983
    Depreciation.....................        -         334,573      334,573
                                       -----------  -----------  -----------
    Total expenses...................     659,205    1,193,482    1,964,687
                                       -----------  -----------  -----------
    Net income (loss)................  $1,216,490   (1,193,482)     (88,992)
                                       ===========  ===========  ===========




                                     F-51






                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1996
                                  (unaudited)

    Acquisition of Lincoln Park Place Shopping Center, Chicago, Illinois

    The Company funded the purchase of Lincoln Park Place Shopping Center using the proceeds of a short-term loan maturing February 7, 1997 in the amount of $2,016,110 from Inland Mortgage Investment Corporation ("IMIC"), an affiliate of the Company (the "Short-Term Loan"). The Company did not pay any fees in connection with the Short-Term Loan, which bears interest at a rate of 9% per annum.

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1996 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                               Lincoln Park Place
                                       -------------------------------------
                                           *As       Pro Forma
                                         Reported   Adjustments     Total
                                       -----------  -----------  -----------
    Rental income....................  $  228,218         -         228,218
    Additional rental income.........     111,997         -         111,997
                                       -----------  -----------  -----------
    Total income.....................     340,215         -         340,215
                                       -----------  -----------  -----------
    Advisor asset management fee.....        -          21,000       21,000
    Property operating expenses......     130,176         -         130,176
    Interest expense.................        -         181,450      181,450
    Depreciation.....................        -          42,260       42,260
    Amortization.....................        -           3,600        3,600
                                       -----------  -----------  -----------
    Total expenses...................     130,176      248,310      378,486
                                       -----------  -----------  -----------
    Net income (loss)................  $  210,039     (248,310)     (38,271)
                                       ===========  ===========  ===========


    Acquisition of Niles Shopping Center, Niles, Illinois

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1996 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                               Niles Shopping Center
                                       -------------------------------------
                                           *As       Pro Forma
                                         Reported   Adjustments     Total
                                       -----------  -----------  -----------
    Rental income....................  $  375,349         -         375,349
    Additional rental income.........     104,619         -         104,619
                                       -----------  -----------  -----------
    Total income.....................     479,968         -         479,968
                                       -----------  -----------  -----------
    Advisor asset management fee.....        -          32,800       32,800
    Property operating expenses......     141,974         -         141,974
    Depreciation.....................        -          81,600       81,600
                                       -----------  -----------  -----------
    Total expenses...................     141,974      114,400      256,374
                                       -----------  -----------  -----------
    Net income (loss)................  $  337,995     (114,400)     223,594
                                       ===========  ===========  ===========





                                     F-52






                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1996
                                  (unaudited)

    Acquisition of Cobblers Mall, Elgin, Illinois

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1996 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                                  Cobblers Mall
                                       -------------------------------------
                                           *As       Pro Forma
                                         Reported   Adjustments     Total
                                       -----------  -----------  -----------
    Rental income....................  $1,014,342         -       1,014,342
    Additional rental income.........     376,560         -         376,560
                                       -----------  -----------  -----------
    Total income.....................   1,390,902         -       1,390,902
                                       -----------  -----------  -----------
    Advisor asset
      management fee.................        -         109,530      109,530
    Property operating
      expenses.......................     548,023         -         548,023
    Depreciation.....................        -         273,825      273,825
                                       -----------  -----------  -----------
    Total expenses...................     548,023      383,355      931,378
                                       -----------  -----------  -----------
    Net income (loss)................  $  842,879     (383,355)     459,524
                                       ===========  ===========  ===========


    Acquisition of Mallard Mall, Elk Grove Village, Illinois

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1996 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                                  Mallard Mall
                                       -------------------------------------
                                           *As       Pro Forma
                                         Reported   Adjustments     Total
                                       -----------  -----------  -----------
    Rental income....................  $  992,972         -         992,972
    Additional rental income.........     412,024         -         412,024
                                       -----------  -----------  -----------
    Total income.....................   1,404,996         -       1,404,996
                                       -----------  -----------  -----------
    Advisor asset
      management fee.................        -          80,999       80,999
    Property operating
      expenses.......................     420,090         -         420,090
    Depreciation.....................        -         202,498      202,498
                                       -----------  -----------  -----------
    Total expenses...................     420,090      283,497      703,587
                                       -----------  -----------  -----------
    Net income (loss)................  $  984,906     (283,497)     701,409
                                       ===========  ===========  ===========




                                     F-53





                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1996
                                  (unaudited)

    Acquisition of Calumet Square Shopping Center, Calumet City, Illinois

    This pro forma adjustment reflects the purchase of Calumet Square as if the Company had acquired the property as of January 1, 1996 and is based on information provided by the Seller.

                                         Calumet Square
                               -------------------------------------
                                Year ended
                               December 31, Pro Forma
                                  1996     Adjustments    Total
                               ----------- ----------- -----------
    Rental income............. $  222,072        -        222,072
    Additional rental income..    179,854        -        179,854
                               ----------- ----------- -----------
    Total income..............    401,926        -        401,926
                               ----------- ----------- -----------
    Advisor asset
      management fee..........       -         21,080      21,080
    Property operating
      expenses................    214,748        -        214,748
    Depreciation..............       -         52,700      52,700
                               ----------- ----------- -----------
    Total expenses............    214,748      73,780     288,528
                               ----------- ----------- -----------
    Net income (loss)......... $  187,178     (73,780)    113,398
                               =========== =========== ===========


    Acquisition of Ameritech Outlot, Joliet, Illinois

    This pro forma adjustment reflects the purchase of Ameritech as if the Company had acquired the property as of January 1, 1996 and is based on information provided by the Seller.

                                         Ameritech Outlot
                               -------------------------------------
                                Year ended
                               December 31, Pro Forma
                                  1996     Adjustments    Total
                               ----------- ----------- -----------
    Rental income............. $  106,283        -        106,283
    Additional rental income..     18,265        -         18,265
                               ----------- ----------- -----------
    Total income..............    124,548        -        124,548
                               ----------- ----------- -----------
    Advisor asset
      management fee..........       -         10,500      10,500
    Property operating
      expenses................     18,500        -         18,500
    Depreciation..............       -         26,250      26,250
                               ----------- ----------- -----------
    Total expenses............     18,500      36,750      55,250
                               ----------- ----------- -----------
    Net income (loss)......... $  106,048     (36,750)     69,298
                               =========== =========== ===========




                                     F-54






                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1996
                                  (unaudited)

    Acquisition of Dominicks, Schaumburg, Illinois

    This pro forma adjustment reflects the purchase of Schaumburg Dominicks as if the Company had acquired the property as of June 1, 1996, the date operations commenced and is based on information provided by the Seller.

                                        Schaumburg Dominicks
                               -------------------------------------
                                Year ended
                               December 31, Pro Forma
                                  1996     Adjustments    Total
                               ----------- ----------- -----------
    Rental income............. $  646,825        -        646,825
    Additional rental income..       -           -           -
                               ----------- ----------- -----------
    Total income..............    646,825        -        646,825
                               ----------- ----------- -----------
    Advisor asset
      management fee..........       -        106,910     106,910
    Property operating
      expenses................     12,937        -         12,937
    Depreciation..............       -        267,000     267,000
                               ----------- ----------- -----------
    Total expenses............     12,937     373,910     386,847
                               ----------- ----------- -----------
    Net income (loss)......... $  633,888    (373,910)    259,978
                               =========== =========== ===========


    Acquisition of Sequoia Plaza, Milwaukee, Wisconsin

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1996 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:


                                          Sequoia Plaza
                               -------------------------------------
                                   *As      Pro Forma
                                 Reported  Adjustments    Total
                               ----------- ----------- -----------
    Rental income............. $  361,986        -        361,986
    Additional rental income..    135,404        -        135,404
                               ----------- ----------- -----------
    Total income..............    497,390        -        497,390
                               ----------- ----------- -----------
    Advisor asset
      management fee..........       -         30,100      30,100
    Property operating
      expenses................    164,126        -        164,126
    Depreciation..............       -         75,250      75,250
                               ----------- ----------- -----------
    Total expenses............    164,126     105,350     269,476
                               ----------- ----------- -----------
    Net income (loss)......... $  333,264    (105,350)    227,914
                               =========== =========== ===========




                                     F-55






                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1996
                                  (unaudited)

    Acquisition of Dominicks, Highland Park, Illinois

    This pro forma adjustment reflects the purchase of Highland Park Dominicks as if the Company had acquired the property as of May 1, 1996, the date operations commenced and is based on information provided by the Seller.

                                     Highland Park Dominicks
                               -------------------------------------
                                Year ended
                               December 31, Pro Forma
                                  1996     Adjustments    Total
                               ----------- ----------- -----------
    Rental income............. $  883,976        -        883,976
    Additional rental income..       -           -           -
                               ----------- ----------- -----------
    Total income..............    883,976        -        883,976
                               ----------- ----------- -----------
    Advisor asset
      management fee..........       -        128,000     128,000
    Property operating
      expenses................     17,680        -         17,680
    Depreciation..............       -        320,000     320,000
                               ----------- ----------- -----------
    Total expenses............     17,680     448,000     465,680
                               ----------- ----------- -----------
    Net income (loss)......... $  866,296    (448,000)    418,296
                               =========== =========== ===========


    Acquisition of River Square, Naperville, Illinois

    This pro forma adjustment reflects the purchase of Highland Park Dominicks as if the Company had acquired the property as of May 1, 1996, the date operations commenced and is based on information provided by the Seller.

                                        River Square
                               -----------------------------------
                                   *As      Pro Forma
                                 Reported  Adjustments    Total
                               ----------- ----------- -----------
    Rental income............. $  619,034        -        619,034
    Additional rental income..    253,031        -        253,031
                               ----------- ----------- -----------
    Total income..............    872,065        -        872,065
                               ----------- ----------- -----------
    Advisor asset
      management fee..........       -         60,500      60,500
    Property operating
      expenses................    362,348        -        362,348
    Depreciation..............       -        151,250     151,250
                               ----------- ----------- -----------
    Total expenses............    362,348     211,750     574,098
                               ----------- ----------- -----------
    Net income (loss)......... $  509,717    (211,750)    297,967
                               =========== =========== ===========




                                     F-56






                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1996
                                  (unaudited)


(E) No pro forma adjustment has been made relating to interest income which would have been earned on the additional Offering Proceeds raised.

(F) Depreciation expense is computed using the straight-line method, based upon an estimated useful life of thirty years.

(G) The pro forma weighted average common stock shares for the year ended December 31, 1996 was calculated by estimating the additional shares sold to purchase each of the Company's properties on a weighted average basis.

(H) Loan fees are amortized over the term of the related loan.

(I) Advisor Asset Management Fees are calculated as 1% of the Average Invested Assets (as defined).




































                                     F-57











                         Independent Auditors' Report


The Board of Directors
Inland Real Estate Corporation:


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Maple Park Place for the year ended December 31, 1996. This Historical Summary is the responsibility of the management of the Inland Real Estate Corporation. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation, as described in note 2. It is not intended to be a complete presentation of Maple Park Place's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Maple Park Place for the year ending December 31, 1996, in conformity with generally accepted accounting principles.




                                                          KPMG Peat Marwick LLP



Chicago, Illinois
January 8, 1997









                                     F-58






                               Maple Park Place
       Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1996




Gross income:
  Base rental income.............................. $1,844,314
  Operating expense and real estate
    tax recoveries................................    405,223
  Other income....................................        641
                                                   -----------
  Total Gross Income..............................  2,250,178
                                                   -----------
Direct operating expenses:
  Real estate taxes...............................    189,477
  Operating expenses..............................    104,640
  Management fees.................................     77,853
  Utilities.......................................     49,355
  Insurance.......................................     23,065
                                                   -----------
  Total direct operating expenses.................    444,390
                                                   -----------
Excess of gross income over direct
  operating expenses.............................. $1,805,788
                                                   ===========



See accompanying notes to historical summary of gross income and direct operating expenses.

























                                     F-59






                               Maple Park Place
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1996


1.  Business

    Maple Park Place (Maple Park) is located in Bolingbrook, Illinois. It consists of approximately 220,000 square feet of gross leasable area and was 100% leased and occupied at December 31, 1996. Inland Real Estate Corporation has signed a sale and purchase agreement for the purchase of Maple Park from an unaffiliated third party (Seller).

2.  Basis of Presentation

    The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation and is not intended to be a complete presentation of Maple Park's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of Maple Park to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

3.  Gross Income

    Maple Park leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. Certain of the leases include provisions under which Maple Park is reimbursed for common area, real estate, and insurance costs. In addition, Maple Park collects common area and insurance costs from a tenant of the parcel located adjacent to Maple Park. Operating expenses and real estate tax recoveries reflected in the Historical Summary include amounts for 1996 expenses for which the tenants have not yet been billed. Certain leases contain renewal options for various periods at various rental rates.

    Base rentals are reported as income over the lease term as they become receivable under the provisions of the leases. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by $43,819 for the year ended December 31, 1996.













                                     F-60






                               Maple Park Place
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1996


    Minimum rents to be received from tenants under operating leases in effect at December 31, 1996 are as follows:

                                Year           Amount
                                ----           ------

                                1997        $ 1,773,056
                                1998          1,741,306
                                1999          1,682,846
                                2000          1,500,349
                                2001          1,434,626
                              Thereafter     20,758,807
                                            -----------
                                            $28,890,990
                                            ===========


4.  Direct Operating Expenses

    Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Maple Park. Costs such as mortgage interest, depreciation, amortization, and professional fees are excluded from the Historical Summary.

    Maple Park has not received its final real estate tax bill for 1996. Real estate tax expense is estimated based upon bills for 1995. The difference between this estimate and the final bill is not expected to have a material impact on the Historical Summary.

    Maple Park is managed pursuant to the terms of a management agreement for an annual fee of 3.75% of rental income (as defined), less a deduction of $10,000 for unleased space during the year, plus a fixed amount of $20,000 for the salary of the property manager. Subsequent to the sale of Maple Park (note 1), the current management agreement will cease. Any new management agreement may cause future management fees to differ from the amounts reflected in the Historical Summary.


















                                     F-61











                         Independent Auditors' Report


The Board of Directors
Inland Real Estate Corporation:


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Niles Shopping Center for the year ended December 31, 1996. This Historical Summary is the responsibility of the management of Inland Real Estate Corporation. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation, as described in note 2. The presentation is not intended to be a complete presentation of Niles Shopping Center's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Niles Shopping Center for the year ended December 31, 1996, in conformity with generally accepted accounting principles.


                                                        KPMG Peat Marwick LLP


Chicago, Illinois
March 13, 1997












                                     F-62






                             Niles Shopping Center
       Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1996




Gross income:
  Base rental income.............................. $  375,349
  Operating expense and real estate
    tax recoveries................................    104,619
                                                   ----------
  Total Gross Income..............................    479,968
                                                   ----------
Direct operating expenses:
  Real estate taxes...............................    121,981
  Operating expenses..............................     11,932
  Insurance.......................................      6,808
  Utilities.......................................      1,253
                                                   ----------
  Total direct operating expenses.................    141,974
                                                   ----------
Excess of gross income over direct
  operating expenses.............................. $  337,995
                                                   ==========



See accompanying notes to historical summary of gross income and direct operating expenses.



























                                     F-63






                             Niles Shopping Center
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1996


1.  Business

    Niles Shopping Center (Niles Center) is located in Niles, Illinois. It consists of approximately 26,092 square feet of gross leasable area and was 100% occupied at December 31, 1996. Inland Real Estate Corporation has signed a sale and purchase agreement for the purchase of Niles Center from an unaffiliated third party (Seller).

2.  Basis of Presentation

    The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation and is not intended to be a complete presentation of Niles Center's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of Niles Center to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

3.  Gross Income

    Niles Center leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which Niles Center is reimbursed for certain common area, real estate, and insurance costs. Certain leases contain renewal options for various periods at various rental rates.

    Base rentals are reported as income over the lease term as they become receivable under the lease provisions. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by $28,244 for the year ended December 31, 1996.

















                                     F-64






                             Niles Shopping Center
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1996


    Minimum rents to be received from tenants under operating leases in effect at December 31, 1996 are approximately as follows:

                                Year          Amount
                                ----          ------
                                1997        $   387,032
                                1998            368,175
                                1999            352,750
                                2000            318,930
                                2001            279,197
                              Thereafter        199,925
                                            -----------
                                            $ 1,906,009
                                            ===========


4.  Direct Operating Expenses

    Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Niles Center. Costs such as mortgage interest, depreciation, amortization, management fees and professional fees are excluded from the Historical Summary.

    Niles Center has not received its final real estate tax bill for 1996. Real estate tax expense is estimated based upon the 1995 bill. The difference between this estimate and the final bill is not expected to have a material impact on the Historical Summary.

























                                     F-65












                         Independent Auditors' Report


The Board of Directors
Inland Real Estate Corporation:


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Cobblers Mall for the year ended December 31, 1996. This Historical Summary is the responsibility of the management of Inland Real Estate Corporation. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation as described in note 2. The presentation is not intended to be a complete presentation of Cobblers Mall's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Cobblers Mall for the year ended December 31, 1996, in conformity with generally accepted accounting principles.


                                                        KPMG Peat Marwick LLP


Chicago, Illinois
April 25, 1997













                             F-66





                                 Cobblers Mall
       Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1996




Gross income:
  Base rental income.............................. $1,014,342
  Operating expense and real estate
    tax recoveries................................    376,560
                                                   ----------
  Total gross income..............................  1,390,902
                                                   ----------
Direct operating expenses:
  Real estate taxes...............................    430,076
  Operating expenses..............................     80,537
  Utilities.......................................     32,225
  Insurance.......................................      5,185
                                                   ----------
  Total direct operating expenses.................    548,023
                                                   ----------
Excess of gross income over direct
  operating expenses.............................. $  842,879
                                                   ==========



See accompanying notes to historical summary of gross income and direct operating expenses.


























                                     F-67




                                 Cobblers Mall
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1996


1.  Business

    Cobblers Mall (Cobblers) is located in Elgin, Illinois. It consists of approximately 103,000 square feet of gross leasable area and was approximately 91% leased and occupied at December 31, 1996. Inland Real Estate Corporation has signed a sale and purchase agreement for the purchase of Cobblers from an unaffiliated third party (Seller).

2.  Basis of Presentation

    The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation and is not intended to be a complete presentation of Cobbler's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of Cobblers to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

3.  Gross Income

    Cobblers leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which Cobblers is reimbursed for common area, real estate, and insurance costs. Operating expenses and real estate tax recoveries reflected in the Historical Summary include amounts for 1996 expenses for which the tenants have not yet been billed. Certain leases contain renewal options for various periods at various rental rates.

    Base rentals are reported as income over the lease term as they become receivable under the lease provisions. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by $6,385 for the year ended December 31, 1996.















                                     F-68




                                 Cobblers Mall
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1996


    Minimum rents to be received from tenants under operating leases in effect at December 31, 1996, are as follows:

                                Year          Amount
                                ----          ------
                                1997        $ 1,002,043
                                1998            989,849
                                1999            930,840
                                2000            861,813
                                2001            817,835
                              Thereafter      7,893,319
                                            -----------
                                            $12,495,699
                                            ===========

4.  Direct Operating Expenses

    Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Cobblers. Costs such as mortgage interest, depreciation, amortization, management fees, and professional fees are excluded from the Historical Summary.

    Cobblers has not received its final real estate tax bill for 1996. Real estate tax expense is estimated based upon the 1995 bill. The difference between this estimate and the final bill is not expected to have a material impact on the Historical Summary.


























                                     F-69











                         Independent Auditors' Report


The Board of Directors
Inland Real Estate Corporation:


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Mallard Mall for the year ended December 31, 1996. This Historical Summary is the responsibility of the management of Inland Real Estate Corporation. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation as described in note 2. The presentation is not intended to be a complete presentation of Mallard Mall's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Mallard Mall for the year ended December 31, 1996, in conformity with generally accepted accounting principles.


                                                        KPMG Peat Marwick LLP


Chicago, Illinois
April 25, 1997










                                     F-70





                                 Mallard Mall
       Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1996




Gross income:
  Base rental income.............................. $  992,972
  Operating expense and real estate
    tax recoveries................................    412,024
                                                   ----------
  Total gross income..............................  1,404,996
                                                   ----------
Direct operating expenses:
  Real estate taxes...............................    340,057
  Operating expenses..............................     63,829
  Utilities.......................................     11,804
  Insurance.......................................      4,400
                                                   ----------
  Total direct operating expenses.................    420,090
                                                   ----------
Excess of gross income over direct
  operating expenses.............................. $  984,906
                                                   ==========



See accompanying notes to historical summary of gross income and direct operating expenses.


























                                     F-71




                                 Mallard Mall
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1996


1.  Business

    Mallard Mall (Mallard) is located in Elk Grove Village, Illinois. It consists of approximately 83,000 square feet of gross leasable area and was approximately 92% leased and occupied at December 31, 1996. Inland Real Estate Corporation has signed a sale and purchase agreement for the purchase of Mallard from an unaffiliated third party (Seller).

2.  Basis of Presentation

    The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation and is not intended to be a complete presentation of Mallard's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of Mallard to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

3.  Gross Income

    Mallard leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which Mallard is reimbursed for common area, real estate, and insurance costs. Operating expenses and real estate tax recoveries reflected in the Historical Summary include amounts for 1996 expenses for which the tenants have not yet been billed. Certain leases contain renewal options for various periods at various rental rates.

    Base rentals are reported as income over the lease term as they become receivable under the lease provisions. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by $4,632 for the year ended December 31, 1996.















                                     F-72




                                 Mallard Mall
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1996


    Minimum rents to be received from tenants under operating leases in effect at December 31, 1996, are as follows:

                                Year          Amount
                                ----          ------
                                1997        $ 1,067,063
                                1998          1,002,188
                                1999            960,074
                                2000            933,976
                                2001            934,328
                              Thereafter      8,459,805
                                            ------------
                                            $13,357,434
                                            ============

4.  Direct Operating Expenses

    Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Mallard. Costs such as mortgage interest, depreciation, amortization, management fees, and professional fees are excluded from the Historical Summary.

    Mallard has not received its final real estate tax bill for 1996. Real estate tax expense is estimated based upon the 1995 bill. The difference between this estimate and the final bill is not expected to have a material impact on the Historical Summary.


























                                     F-73







                         Independent Auditors' Report


The Board of Directors
Inland Real Estate Corporation:


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Sequoia Shopping Center for the year ended December 31, 1996. This Historical Summary is the responsibility of the management of Inland Real Estate Corporation. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation as described in note 2. The presentation is not intended to be a complete presentation of Sequoia Shopping Center's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Sequoia Shopping Center for the year ended December 31, 1996, in conformity with generally accepted accounting principles.


                                                        KPMG Peat Marwick LLP


Chicago, Illinois
April 10, 1997












                                     F-74
















                            Sequoia Shopping Center
       Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1996




Gross income:
  Base rental income.............................. $  361,986
  Operating expense and real estate
    tax recoveries................................    135,404
                                                   -----------
  Total gross income..............................    497,390
                                                   -----------
Direct operating expenses:
  Real estate taxes...............................    104,880
  Operating expenses..............................     32,526
  Management fees.................................     16,094
  Utilities.......................................      5,252
  Insurance.......................................      5,374
                                                   -----------
  Total direct operating expenses.................    164,126
                                                   -----------
Excess of gross income over direct
  operating expenses.............................. $  333,264
                                                   ===========


See accompanying notes to historical summary of gross income and direct operating expenses.



                                     F-75




                            Sequoia Shopping Center
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1996



1.  Business

    Sequoia Shopping Center (Sequoia) is located in Milwaukee, Wisconsin. It consists of approximately 35,000 square feet of gross leasable area and was approximately 93% leased and occupied at December 31, 1996. Inland Real Estate Corporation has signed a sale and purchase agreement for the purchase of Sequoia from an unaffiliated third party (Seller).

2.  Basis of Presentation

    The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation and is not intended to be a complete presentation of Sequoia's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of Sequoia to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

3.  Gross Income

    Sequoia leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which Sequoia is reimbursed for common area, real estate, and insurance costs. Operating expenses and real estate tax recoveries reflected in the Historical Summary include amounts for 1996 expenses for which the tenants have not yet been billed.

    Base rentals are reported as income over the lease term as they become receivable under the lease provisions. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by $15,079 for the year ended December 31, 1996.



                                     F-76



                            Sequoia Shopping Center
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1996


    Minimum rents to be received from tenants under operating leases in effect at December 31, 1996, are approximately as follows:

                                Year          Amount
                                ----          ------
                                1997        $   342,684
                                1998            332,688
                                1999            264,909
                                2000            252,985
                                2001            110,684
                              Thereafter        147,092
                                            ------------
                                            $ 1,451,042
                                            ============

4.  Direct Operating Expenses

    Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Sequoia. Costs such as mortgage interest, depreciation, amortization and professional fees are excluded from the Historical Summary.

    Sequoia Center has not received its final real estate tax bill for 1996. Real estate tax expense is estimated based upon bills for 1995. The difference between this estimate and the final bill is not expected to have a material impact on the Historical Summary.

    Sequoia is managed pursuant to the terms of a verbal management agreement for an annual fee of 4% of gross revenues (as defined). Subsequent to the sale of Sequoia (note 1), the current management agreement will cease. Any new management agreement may cause future management fees to differ from the amounts reflected in the Historical Summary.


                                     F-77



                         Independent Auditors' Report


The Board of Directors
Inland Real Estate Corporation:


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of River Square Shopping Center for the year ended December 31, 1996. This Historical Summary is the responsibility of the management of Inland Real Estate Corporation. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation as described in note 2. The presentation is not intended to be a complete presentation of River Square Shopping Center's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of River Square Shopping Center for the year ended December 31, 1996, in conformity with generally accepted accounting principles.


                                                        KPMG Peat Marwick LLP


Chicago, Illinois
April 11, 1997












                                     F-78





                         River Square Shopping Center
       Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1996




Gross income:
  Base rental income.............................. $  619,034
  Operating expense and real estate
    tax recoveries................................    253,031
                                                   -----------
  Total gross income..............................    872,065
                                                   -----------
Direct operating expenses:
  Real estate taxes...............................    166,906
  Operating expenses..............................    112,459
  Utilities.......................................     51,035
  Management fees.................................     31,948
                                                   -----------
  Total direct operating expenses.................    362,348
                                                   -----------
Excess of gross income over direct
  operating expenses.............................. $  509,717
                                                   ===========



See accompanying notes to historical summary of gross income and direct operating expenses.

                                     F-79


                         River Square Shopping Center
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1996


1.  Business

    River Square Shopping Center (River Square) is located in Naperville, Illinois. It consists of approximately 59,000 square feet of gross leasable area and was approximately 95% leased and occupied at December 31, 1996. Inland Real Estate Corporation has signed a sale and purchase agreement for the purchase of River Square from an unaffiliated third party (Seller).

2.  Basis of Presentation

    The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation and is not intended to be a complete presentation of River Square's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of River Square to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

3.  Gross Income

    River Square leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which River Square is reimbursed for common area and real estate tax costs. Operating expenses and real estate tax recoveries reflected in the Historical Summary include amounts for 1996 expenses for which the tenants have not yet been billed.

    Base rentals are reported as income over the lease term as they become receivable under the lease provisions. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by $54,318 for the year ended December 31, 1996.


                                     F-80





                         River Square Shopping Center
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1996


    Minimum rents to be received from tenants under operating leases in effect at December 31, 1996, are as follows:

                                Year          Amount
                                ----          ------
                                1997        $   710,195
                                1998            741,175
                                1999            623,650
                                2000            368,690
                                2001            261,982
                              Thereafter        877,731
                                            ------------
                                            $ 3,583,423
                                            ============

4.  Direct Operating Expenses

    Direct operating expenses include only those costs expected to be comparable to the proposed future operations of River Square. Costs such as mortgage interest, depreciation, amortization and professional fees are excluded from the Historical Summary.

    River Square has not received its final real estate tax bill for 1996. Real estate tax expense is estimated based upon bills for 1995. The difference between this estimate and the final bill is not expected to have a material impact on the Historical Summary.

    River Square is managed pursuant to the terms of a management agreement for an annual fee of 3% of gross revenues (as defined). Subsequent to the sale of River Square (note 1), the current management agreement will cease. Any new management agreement may cause future management fees to differ from the amounts reflected in the Historical Summary.


                                     F-81



                           PRIOR PERFORMANCE TABLES



     The prior performance tables contain information concerning public real estate limited partnerships sponsored by Affiliates of the Advisor. This information has been summarized, in part, in narrative form under "Prior
Performance of the Company's Affiliates."   The purpose of the tables is to
provide information on the performance of those partnerships in evaluating the experience of the Affiliates of the Advisor as sponsors of such programs. However, the inclusion of these tables does not imply that the Company will make investments comparable to those reflected in the tables or that investors in the Company will experience return comparable to those experienced in the
programs referred to in these tables.   Persons who purchase Shares in the
Company will not thereby acquire any ownership in any of the partnerships to which these tables relate. The tables consist of:


     Table I    Experience in Raising and Investing Funds

     Table II   Compensation to IREIC and Affiliates

     Table III  Operating Results of Prior Programs

     Table IV   Results of Completed Programs

     Table V    Sales or Disposals of Properties

     Table VI   Acquisition of Properties by Programs*

   * Prospective investors in the Company may obtain copies of Table VI by contacting the Advisor.

     Except with respect to Inland Land Appreciation Fund, L.P., Inland Land Appreciation Fund II, L.P., and Inland Capital Fund, L.P. the partnerships presented in the tables are public real estate limited partnership formed primarily to acquire, operate and sell existing residential and commercial real properties. Generally, the investment objectives of those partnerships were as follows:

     (1)  Capital appreciation; and
     (2)  Cash distributions for limited partners.

     In addition, with respect to private limited partnerships, an objective was the generation of tax loss deductions which generally will be used to offset taxable income from other sources.

     The Company's investment  objectives  are  to:   (i) provide regular
Distributions to Stockholders in amounts which may exceed the Company's taxable income due to the non-cash nature of depreciation expense and, to such extent, will constitute a tax-deferred return of capital, but in no event less than 95% of the Company's taxable income, pursuant to the REIT qualification requirements; (ii) provide a hedge against inflation by entering into leases which contain clauses for scheduled rent escalations or participation in the growth of tenant sales, permitting the Company to increase Distributions and provide capital appreciation; and (iii) preserve Stockholders' capital.













                                     A-1



                                   TABLE I

                   EXPERIENCE IN RAISING AND INVESTING FUNDS

     Table I presents information on a dollar and percentage basis showing the experience of Inland Real Estate Investment Corporation (IREIC), of which the Advisor is a wholly owned subsidiary, in raising and investing funds in prior partnerships where the offering closed in the three years prior to December 31, 1996. The Table particularly focuses upon the dollar amount available for investment in properties expressed as a percentage of total dollars raised.

     Since 1986, Inland Real Estate Investment Corporation has organized and completed the offerings of four public partnerships which have primarily invested in existing residential real property and three public partnerships which have invested in undeveloped land. All public partnership offerings closed prior to the three years ended December 31, 1996.















                                     A-2



                                   TABLE II

                    COMPENSATION TO IREIC AND AFFILIATES (A)

     Table II summarizes the amount and type of compensation paid to IREIC during the three years ended December 31, 1996 in connection with prior partnerships.

     Some partnerships acquired their properties from Affiliates of the Advisor which had purchased such properties from unaffiliated third parties.

















                                     A-3



                                   TABLE II

                    COMPENSATION TO IREIC AND AFFILIATES (A)
                                (000'S OMITTED)

                                                                                  Public
                                                                                 Programs
                                                                                ----------
                                                                                7 Programs
                                                                                ----------
Date offering commenced ......................................................         -
Dollar amount raised .........................................................  $181,706
                                                                                ========

Amounts paid or payable to general partner or affiliates from proceeds of offerings:
       Selling commissions and underwriting fees (B) .........................  $  6,058
       Other offering expenses (C) ...........................................     2,474
       Acquisition cost and expense (D) ......................................    11,035
                                                                                ========

Dollar amount of cash available (deficiency) from operations before deducting (adding) payments to (from) general partner or
   affiliates (E) ............................................................  $ 15,399
                                                                                ========

Amounts paid to (received from) general partner or affiliates related to operations:
       Property management fees (F) ..........................................  $  1,013
       Partnership subsidies received (G) ....................................      (280)
       Accounting services ...................................................       312
       Data processing service ...............................................       220
       Legal services ........................................................       192
       Other administrative services .........................................       825
       Property upgrades .....................................................       464
       Property operating expenses ...........................................         3

Dollar amount of property sales and refinancings before payments to general partner and affiliates (H):
       Cash ..................................................................  $ 16,735
       Equity in notes and undistributed sales proceeds ......................     8,858

Dollar amounts paid or payable to general partner or affiliates from sales and refinancings (I):
       Sales commissions .....................................................  $    467
       Property upgrade ......................................................        77
       Mortgage brokerage fee ................................................         0
       Participation in cash distributions ...................................         0










                                     A-4


                             TABLE II--(CONTINUED)

                      COMPENSATION TO IREIC AND AFFILIATES
                                (000'S OMITTED)

                               NOTES TO TABLE II


(A) The figures in this Table II relating to proceeds of the offerings are cumulative and are as of December 31, 1996 and the figures relating to cash available from operations are for the three years ending December
     31, 1996. The dollar amount raised represents the cash proceeds collected by the partnerships. Amounts paid or payable to IREIC or affiliates from proceeds of the offerings represent payments made or to be made to IREIC and affiliates from investor capital contributions.

(B) The total amount of selling commissions paid to an affiliate of the general partner include $2,711,791, which was in turn paid to third party soliciting dealers.

(C) Consists of legal, accounting, printing and other offering expenses, including amounts to be paid to Inland Securities Corporation to be used as incentive compensation to its regional marketing representatives and amounts for reimbursement of the general partner for marketing, salaries and direct expenses of its employees while directly engaged in registering and marketing the Units and other marketing and organization expenses.

(D) Represents initial cash down payments and future principal payments and prepaid items and fees paid to IREIC and its affiliates in connection with the acquisition of properties less amounts paid to unaffiliated third parties to acquire such properties. Cash down payments include amounts received at closing.




                                                                         Public
                                                                        Programs
                                                                       ----------
                                                                       7 Programs
                                                                       ----------
Acquisition fees ....................................................  $ 10,922
Reimbursement (at cost) for upgrades and acquisition due diligence ..       113
Partnership down payments ...........................................    44,585
Inland down payments ................................................   (44,585)
                                                                       --------

Acquisition cost and expense ........................................  $ 11,035
                                                                       ========


(E)  See Note (F) to Table III.

(F) An Affiliate of the Advisor provides property management services for all properties acquired by the partnerships. Management fees have not exceeded 6% of the gross receipts from the properties managed. With respect to Inland Capital Fund, L.P., Inland Land Appreciation Fund II, L.P. and Inland Land Appreciation Fund, L.P., IREIC receives an annual asset management fee equal to one-quarter of 1% of the original cost to the partnership of undeveloped land, limited to a cumulative total over the life of the partnership of 2% of the land's original cost to the partnership.












                                     A-5


                             TABLE II--(CONTINUED)

                      COMPENSATION TO IREIC AND AFFILIATES
                                (000'S OMITTED)

                               NOTES TO TABLE II


(G) The amounts shown in the table represents supplemental capital contributions from IREIC in accordance with the terms of the partnership agreements.

(H) See Table V and Notes thereto regarding sales and disposals of properties.

(I) Real estate sales commissions and participations in cash distributions are paid or payable to IREIC and/or its affiliates in connection with the sales of properties. Payments of all amounts shown are subordinated to the receipt by the limited partners of their original capital investment. See Table V and Notes thereto.













                                     A-6



                                  TABLE III

                      OPERATING RESULTS OF PRIOR PROGRAMS

     Table III presents operating results for limited partnership the offerings of which closed during each of the five years ended prior to December 31, 1996. The operating results consist of:


     --   The components of taxable income (loss);
     --   Taxable income or loss from operations and property sales;
     -- Cash available and source, before and after cash distributions to investors; and
     --   Tax and distribution data per $1,000 invested.
















                                     A-7


                             TABLE III--(CONTINUED)

                      OPERATING RESULTS OF PRIOR PROGRAMS
       (000'S OMITTED, EXCEPT FOR AMOUNTS PRESENTED PER $1,000 INVESTED)




                                                        Inland Capital
                                                          Fund, L.P.
                                             -----------------------------------
                                              1996  1995  1994  1993  1992  1991
                                             -----  ----  ----  ----  ----  ----

Gross revenues ............................  $ 411   457   744   564   104     0
Profit on sale of properties ..............      0   229     0     0     0     0

Less:
  Operating expenses ......................    145   146    64     4     1     0
  Interest expense ........................      0     0     0     0     0     0
  Partnership expenses ....................    170   167   175    86     1     0
  Depreciation and amortization ...........      2     5     4     3     3     1

Net income (loss)-GAAP basis ..............  $  94   368   501   471    99    (1)
                                             =====  ====  ====  ====  ====  ====

Taxable income (loss) (A):
  Allocated to investors from operations ..     93   137   495   466   100    (1)
  Allocated to general partner from
     operations ...........................      1     1     5     5     1     0
                                             -----  ----  ----  ----  ----  ----

Total from operations .....................     94   138   500   471   101    (1)

From gain on sale:
  Capital (allocated to investors) ........      0   231     0     0     0     0
  Capital (allocated to general partner) ..      0     0     0     0     0     0
  Ordinary (recapture) ....................      0     0     0     0     0     0
                                             -----  ----  ----  ----  ----  ----

                                             $  94   369   500   471   101    (1)
                                             =====  ====  ====  ====  ====  ====

Cash available (deficiency) from
  operations (F) ..........................    130   172   633   397    94     0
Cash available from sales (B) .............      0   646     0     0     0     0
Cash (deficiency) from refinancings .......      0     0     0     0     0     0
                                             -----  ----  ----  ----  ----  ----
Total cash available before distributions
  and special items .......................    130   818   633   397    94     0

Less distributions to investors:
  From operations .........................      0     0     0     0     0     0
  From sales and refinancings .............      0   646     0     0     0     0
  From return of capital ..................      0     0     0     0     0     0
  From supplemental capital contribution
     (return on capital) ..................      0     0     0     0     0     0









                                     A-8


                             TABLE III--(CONTINUED)

                      OPERATING RESULTS OF PRIOR PROGRAMS
       (000'S OMITTED, EXCEPT FOR AMOUNTS PRESENTED PER $1,000 INVESTED)




                                                             Inland Capital
                                                               Fund, L.P.
                                              -------------------------------------------
                                               1996    1995   1994    1993   1992    1991
                                              -----    ----   ----    ----   ----    ----
   Less distributions to general partner:
     From operations .....................        0       0      0       0      0       0
     From sales and refinancings .........        0       0      0       0      0       0
                                              -----     ---    ---     ---    ---     ---
   Cash available after distributions
     before special items ................      130     172    633     397     94       0

   Special items:
     Fixed asset additions (C) ...........        0       0      0       0      0       0
     Advances (repayments) from (to)
        general partner or affiliates ....      (20)     23      2       1    (85)     85
     Repurchase of units (G) .............      (20)      0     (2)      0      0       0
     Use of partnership reserves .........        0       0      2       0      0       0
     Use of cash available for offering
        purposes .........................        0       0      0       0      0       0
                                              -----     ---    ---     ---    ---     ---
   Cash available after distributions
     and special items ...................    $  90     195    635     398      9      85
                                              =====     ===    ===     ===    ===     ===

   Tax and distribution data per $1,000
        invested (D):
     Federal income tax results:
     Ordinary income (loss):
        From operations ..................        3       4     15      14      3       0
        From recapture ...................        0       0      0       0      0       0
        Capital gain .....................        0       7      0       0      0       0

   Cash distributions to investors:
     Source (on GAAP basis):
        Investment income ................        0       0      0       0      0       0
        Return of capital ................        0      20      0       0      0       0
        Supplemental capital contributions
         (return on capital) .............        0       0      0       0      0       0
     Source (on cash basis):
        Sales ............................        0      20      0       0      0       0
        Refinancings .....................        0       0      0       0      0       0
        Operations .......................        0       0      0       0      0       0
        Return of capital ................        0       0      0       0      0       0
        Supplemental capital contributions
         (return on capital) .............        0       0      0       0      0       0

   Percent of properties remaining
     unsold (E) ..........................    98.43%
                                              =====






                                     A-9

                      OPERATING RESULTS OF PRIOR PROGRAMS
                                (000'S INCLUDED)

                               NOTES TO TABLE III

   (A) "Taxable income (loss)" represents the aggregate amounts shown on the partnership's tax returns for such years. One of the principal differences between the tax basis of reporting and generally accepted accounting principles (GAAP) is that depreciation is based upon the rates established by the Accelerated Cost Recovery System (ACRS) for property placed in service after January 1, 1981. Use of ACRS usually results in a higher charge against operations than would be the result if the depreciation rate was based upon the economic useful life as required by GAAP. Further, under GAAP, to the extent that interest rates on notes received in connection with the sale of a property are deemed to be below market interest rates at the date of sale, such notes would be required to be discounted based upon market interest rates.

   (B) See Table V and Notes thereto regarding sales and disposals of properties.

   (C) Fixed asset additions represent betterments and improvements to properties which have been paid for from the operations of the respective properties.

   (D) Tax data per $1,000 is based on the income (loss) allocated to investors for federal income tax purposes. Tax and distribution data per $1,000 invested is based on total capital raised.

   (E) Percent of properties remaining unsold represents original total acquisition costs of properties retained divided by original total acquisition cost of all properties in the program, plus the total of uninvested offering proceeds (if any). (F) "Cash Available (Deficiency) from Operations," represents all cash revenues and funds received by the partnerships, including but not limited to operating income less operating expenses, and interest income. These amounts do not include payments made by the partnerships from offering proceeds nor do they include proceeds from sales or refinancings. These amounts also exclude advances from or repayments to IREIC and affiliates which are disclosed elsewhere in the table and include principal payments on long-term debt. For example:

                                                 Inland Capital Fund, L.P.
                                           --------------------------------------


                                            1996  1995   1994   1993   1992  1991
                                           -----  ----   ----   ----   ----  ----
Net cash provided by operating activities
  per the Form 10-K annual report or
  10-Q quarterly report .................  $ 110   195    635    398      9    85
Payments to (from) general partner
  and affiliates ........................     20   (23)    (2)    (1)    85   (85)
Principal payments on long-term debt.          0     0      0      0      0     0
Payments for deferred loan fees .........      0     0      0      0      0     0
                                           -----  ----   ----   ----   ----  ----

                                           $ 130   172    633    397     94     0
                                           =====  ====   ====   ====   ====  ====



                                     A-10



                            TABLE III--(CONTINUED)

                      OPERATING RESULTS OF PRIOR PROGRAMS
                                (000'S INCLUDED)

                               NOTES TO TABLE III


   (G) Each entity established a unit repurchase program which provides limited liquidity to eligible investors who have suffered severe adverse financial conditions or who have died or become legally incapacitated. These funds were utilized by the partnerships to repurchase units, on a limited basis, for pre-determined amounts pursuant to the terms of the prospectus.














                                     A-11


                                   TABLE IV

                         RESULTS OF COMPLETED PROGRAMS


     Table IV is a summary of operating and disposition results of prior public partnerships sponsored by Affiliates of the Advisor, which during the five years ended prior to December 31, 1996 have sold their properties and either hold notes with respect to such sales or have liquidated. No public partnership has disposed of all its properties during the five years ended prior to December 31, 1996.












                                     A-12

                                   TABLE V

                        SALES OR DISPOSALS OF PROPERTIES


     Table V presents information on the results of the sale or disposals of public partnership properties during the three years ended prior to December 31, 1996. Since 1994, partnerships sponsored by Affiliates of the Advisor have sold 11 properties in whole or in part. The table provides certain information to evaluate property performance over the holding period such as:


     -- Sales proceeds received by the partnerships in the form of cash down payments at the time of sale after expenses of sale and secured notes received at sale;

     --   Cash invested in properties;

     --   Cash flow (deficiency) generated by the property;

     --   Taxable gain (ordinary and total); and

     --   Terms of notes received at sale.












                                     A-13




                             TABLE V (CONTINUED)

                      SALES OR DISPOSALS OF PROPERTIES (A)
                                (000'S OMITTED)




                                                                          Selling Price, net of closing costs
                                                               ---------------------------------------------------------
                                                               Cash       Selling
                                                               Received,  Commissions            Secured
                                                               net of     paid or      Mortgage  Notes         Net
                                           Date      Date of   Closing    payable to   at Time   Received      Selling
                                           Acquired  Sale      Costs (B)  Inland       of Sale   at Sale(C)    Price
                                           --------  --------  ---------  -----------  --------  ------------  -------

Land II 10 Acres of Parcel #22 ..........  10/30/92  01/06/94     166         0            0           0          166
Land II .258 Acres of Parcel #6 .........  04/16/91  10/01/94      10         0            0           0           10
Land II 11 Acres of Parcel #15 ..........  09/04/91  12/01/94     274         0            0           0          274
Growth Fund I-Country Club, 31 Units ....  12/30/85  Var 94     2,432         0            0           0        2,432
Land I 35.88 Acres of Parcel #23 ........  05/08/90  Var 94     1,149         0            0         156        1,305
Monthly Income Fund I-
   Schaumburg Terrace, 22 Buildings .....  06/24/88  Var 94       701         0            0       4,912  (F)   5,613
Land I 3.44 Acres of Parcel #23 .........  05/08/90  Var 95       139         0            0           0          139
Monthly Income Fund I-
   Schaumburg Terrace, 16 Buildings .....  06/24/88  Var 95       409         0            0       3,790  (F)   4,199
Land II 60 Acres of Parcel #23 ..........  10/30/92  Var 95     4,196         0            0           0        4,196
Land II Parcel #25 ......................  01/28/93  10/31/95   3,292         0            0           0        3,292
Capital Fund Parcel #10A ................  09/16/94  04/21/95     286         0            0           0          286
Capital Fund 17.742 Acres of Parcel #2 ..  11/09/93  08/02/95     361         0            0           0          361
Land I 27.575 Acres of Parcel #4 ........  04/18/89  08/25/95     542         0            9           0          542
Land II 5.538 Acres of Parcel #22 .......  10/30/92  01/05/96     154         0            0           0          154
Land I 4.629 Acres of Parcel #24 ........  05/23/90  04/01/96      53         0            0           0           53
Land II .87 Acres of Parcel #8 ..........  06/14/91  04/03/96      10         0            0           0           10
Land I 3.52 Acres of Parcel #1 ..........  01/19/89  12/24/96     501         0            0           0          501
Land I 10.53 Acres of Parcel #15 ........  01/03/90  Var 96       533         0            0           0          533
Land II 8.25 Acres of Parcel #23 ........  10/30/92  Var 96     1,527         0            0           0        1,527

                                                        Selling Price,
                                                        net of closing
                                                             costs
                                                        --------------
                                                          Cost of Properties including closing
                                                            costs and other cash expenditures
                                                        ----------------------------------------
                                                        Original      Partnership
                                                        Mortgage        Capital
                                                        Financing     Invested(D)      Total
                                                        ------------  ------------  ------------
Land II 10 Acres of Parcel #22 ..........                      0           105           105
Land II .258 Acres of Parcel #6 .........                      0             4             4
Land II 11 Acres of Parcel #15 ..........                      0           122           122
Growth Fund I-Country Club, 31 Units ....                    658           843         1,501
Land I 35.88 Acres of Parcel #23 ........                      0           971           971
Monthly Income Fund I-
   Schaumburg Terrace, 22 Buildings .....                      0         5,019         5,019
Land I 3.44 Acres of Parcel #23 .........                      0            98            98
Monthly Income Fund I-
   Schaumburg Terrace, 16 Buildings .....                      0         3,683         3,683
Land II 60 Acres of Parcel #23 ..........                      0         2,900         2,900
Land II Parcel #25 ......................                      0         1,730         1,730
Capital Fund Parcel #10A ................                      0           221           221
Capital Fund 17.742 Acres of Parcel #2 ..                      0           196           196
Land I 27.575 Acres of Parcel #4 ........                      0           231           231
Land II 5.538 Acres of Parcel #22 .......                      0            60            60
Land I 4.629 Acres of Parcel #24 ........                      0            23            23
Land II .87 Acres of Parcel #8 ..........                      0            10            10
Land I 3.52 Acres of Parcel #1 ..........                      0           281           281
Land I 10.53 Acres of Parcel #15 ........                      0           265           265
Land II 8.25 Acres of Parcel #23 ........                      0         1,104         1,104

                                     A-14




                             TABLE V (CONTINUED)

                      SALES OR DISPOSALS OF PROPERTIES (A)
                                (000'S OMITTED)




                                          Excess
                                       (deficiency)
                                        of property
                                         operating       Amount of
                                           cash          subsidies      Total
                                         receipts       included in    Taxable   Ordinary
                                         over cash       operating      Gain      Income    Capital
                                      expenditures(E)  cash receipts  from Sale  from Sale   Gain
                                      ---------------  -------------  ---------  ---------  -------

Land II 10 Acres of Parcel #22 .....               0              0          61          0       61
Land II .258 Acres of Parcel #6 ....               0              0           6          0        6
Land II 11 Acres of Parcel #15 .....               1              0         152          0      152
Growth Fund I-Country Club, 31 Units             775              0       1,223          0    1,223
Land I 35.88 Acres of Parcel #23 ...               4              0         360        360        0
Monthly Income Fund I-Schaumburg
    Terrace, 22 Buildings ..........           1,556              0       1,609          0    1,609
Land I 3.44 Acres of Parcel #23 ....               0              0          33         33        0
Monthly Income Fund I-Schaumburg
    Terrace, 16 Buildings ..........           1,152              0       1,398          0    1,398
Land II 60 Acres of Parcel #23 .....             (80)             0       1,100      1,100        0
Land II Parcel #25 .................              60              0       1,562          0    1,562
Capital Fund Parcel #10A ...........              (9)             0          67         67        0
Capital Fund 17.742 Acres
    of Parcel #2 ...................               1              0         164          0      164
Land I 27.575 Acres of Parcel #4 ...              14              0         311          0      311
Land II 5.538 Acres of Parcel #22 ..               0              0          94          0       94
Land I 4.629 Acres of Parcel #24 ...               0              0          30          0       30
Land II .87 Acres of Parcel #8 .....               0              0           0          0        0
Land I 3.52 Acres of Parcel #1 .....               0              0         220          0      220
Land I 10.53 Acres of Parcel #15 ...               0              0         268          0      268
Land II 8.25 Acres of Parcel #23 ...               0              0         423          0      423








                                     A-15


                            TABLE V - (CONTINUED)

                        SALES OR DISPOSALS OF PROPERTIES
                                (000'S OMITTED)

                                NOTES TO TABLE V


   (A) The table includes all sales of properties by the partnerships during the three years ended December 31, 1996. All sales have been made to parties unaffiliated with the partnership.

   (B) Consists of cash payments received from the buyers and the assumption of certain liabilities by the buyers at the date of sale, less expenses of sale.

   (C)  The stated principal amount  of  the  notes  is  shown in the
        table under  "Secured Notes Received at Sale."   All sales with
        notes received at sale are being reported for tax purposes on the installment basis.

   (D)  Amounts represent the dollar amount  raised from the offerings of limited partnership units, less sales commissions and other offering expenses.
   (E)  Represents  "Cash  Available   (Deficiency)  from  Operations
        (including subsidies)" as adjusted for applicable "Fixed Asset Additions" through the year of sale.

   (F)  As of December 31, 1995, the Partnership has sold all of the
        thirty-eight  six-unit  condominium   buildings   comprising   the
        Schaumburg  Terrace  condominium complex  to  unaffiliated  third
        parties.    The partnership  received $249,596 from one  all  cash
        sale  in  1994.   In addition, the  Partnership received  $823,518
        in down payment proceeds, and provided mortgage loans totaling $8,701,439 to the purchasers for the thirty-seven additional
        sales.   The  principal  balances  of  these  loans range from
        approximately  $211,000  to  $256,000.     These  loans  require
        monthly principal and interest payments totaling $67,763 with an interest rate of 8.625% per annum for ten years (based on a thirty year amortization) and payment of all remaining principal at the end of that period.













                                     A-16

                        INLAND REAL ESTATE CORPORATION
                      DISTRIBUTION REINVESTMENT PROGRAM


     Inland Real Estate Corporation, a Maryland corporation (the "Company"), pursuant to its Second Articles of Amendment and Restatement, as amended (the "Articles") has adopted a Distribution Reinvestment Program (the "DRP"), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Articles unless otherwise defined herein.

          i. As agent for the Stockholders who purchased Shares pursuant to the Company's prior public offerings, the first of which commenced October 14, 1994 and was completed on July 22, 1996 and the second of which commenced on July 24, 1996 (the "Prior Offerings") and the current offering of Shares by the Company pursuant to the prospectus dated July 14, 1997 (the "Offering") and elect to participate in the DRP (the "Participants"), the Company will apply all distributions, paid with respect to the Shares held by each Participant (the "Distributions"), including Distributions paid with respect to any full or fractional Shares acquired under the DRP, to the purchase of the Shares for said Participants directly, if permitted under state securities laws and, if not, through the Dealer-Manager or Participating Dealers registered in the Participant's state of residence. Neither the Company nor its Affiliates will receive a fee for selling Shares under the DRP.

         ii. Procedure for Participation. Any Stockholder who purchased Shares pursuant to the Company's Prior Offerings or this Offering may elect to become a Participant by completing and executing the Subscription Agreement or other appropriate authorization form as may be available from the Company, the Dealer-Manager or Soliciting Dealer. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant's subscription or authorization. Shares will be purchased under the DRP on the record date for the Distribution used to purchase the Shares. Distributions for Shares acquired under the DRP are currently paid monthly and are calculated with a daily record and Distribution declaration date. Each Participant agrees that if, at any time prior to listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on a national market system, he fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the Subscription Agreement, he will promptly so notify the Company in writing.

        iii. Purchase of Shares. Participants will acquire Shares from the Company at a fixed price of $9.50 per Share until the termination of the Offering. Participants in the DRP may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Shares under the DRP to the extent such purchase would cause it to exceed the Ownership Limit.













                                     B-1



     It is possible that a secondary market will develop for the Shares, and that the Shares may be bought and sold on the secondary market at prices lower or higher than the $9.50 per Share price which will be paid under the DRP.

     The Company shall endeavor to acquire Shares on behalf of Participants at the lowest price then available. However, the Company does not guarantee or warrant that the Participant will be acquiring Shares at the lowest possible price.

     If the Company's Shares are listed on a national stock exchange or included for quotation on a national market system, Shares purchased by the Company for the DRP will be purchased on such exchange or market, at the prevailing market price, and will be sold to Stockholders at such price. The reservation of any Shares from this Offering remaining for issuance under the DRP will be canceled. The Shares will continue to have the status of authorized but unissued Shares. These Shares will not be issued unless they are first registered with the Securities and Exchange Commission (the "Commission") under the Act and under appropriate state securities laws or are otherwise issued in compliance with such laws.

     It is understood that reinvestment of Distributions does not relieve a Participant of any income tax liability which may be payable on the Distributions.

         iv. Share Certificates. Within 90 days after the end of the Company's fiscal year, the Company will issue certificates evidencing ownership of Shares purchased through the DRP during the prior fiscal year. The ownership of the Shares will be in book-entry form prior to the issuance of such certificates.

          v. Reports. Within 90 days after the end of the Company's fiscal year, the Company will provide each Participant with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of distribution and amounts of Distributions received during the prior fiscal year. The individualized statement to Stockholders will include receipts and purchases relating to each Participant's participation in the DRP including the tax consequences relative thereto.

         vi. Termination by Participant. A Participant may terminate participation in the DRP at any time, without penalty, by delivering to the Company a written notice. Prior to listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on a national market system, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. If a Participant terminates DRP participation, the Company will provide the terminating Participant with a certificate evidencing the whole shares in his or her account and a check for the cash value of any fractional share in such account. Upon termination of DRP participation, Distributions will be distributed to the Stockholder in cash.

        vii. Amendment or Termination of DRP by the Company. The Directors of the Company may by majority vote (including a majority of the Independent Directors) amend or terminate the DRP for any reason upon 30 days' written notice to the Participants.










                                     B-2




       viii.           Liability of the Company.  The Company shall not be
                  liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability: (a) arising out of failure to terminate a Participant's account upon such Participant's death prior to receipt of notice in writing of such death; and (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant's account. To the extent that indemnification may apply to liabilities arising under the Act or the securities act of a state, the Company has been advised that, in the opinion of the Commission and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

         ix. Governing Law. This DRP shall be governed by the laws of the State of Maryland.
















                                     B-3

(INLAND LOGO)

                                  SPECIMEN

                PLEASE MAIL THE YELLOW COPY, THE WHITE COPY, AND YOUR CHECK MADE PAYABLE TO "LNB/ESCROW AGENT FOR IREC" TO: Inland Securities Corporation, 2901 Butterfield Road, Oak Brook, Illinois 60521, Attn: Investor Services. Please use ballpoint pen or type the information.

         INLAND REAL ESTATE CORPORATION, INSTRUCTIONS TO PURCHASERS


 INSTRUCTIONS   Any Person desiring to subscribe for Shares should carefully read and review the Prospectus and, if he/she desires to subscribe for Shares, complete the Subscription
                Agreement/Signature Page which follows these instructions.
                Follow the appropriate instruction listed below for the items indicated. Please print in ink or type the information.

 INVESTMENT     Item 1--Enter the number of Shares to be purchased and the
     A          dollars and cents amount of the purchase. Minimum purchase 300
                Shares ($3,000). Qualified Plans 100 Shares ($1,000). (Iowa requires 300 Shares ($3,000) for IRA accounts; Minnesota requires 200 Shares ($2,000) for IRA and qualified accounts).
                Item 2--Check if you desire to participate in Distribution
                Reinvestment Program.

REGISTRATION    Item 3--Enter the exact name in which the Shares are to be
INFORMATION     held. For co-owners enter the names of all owners. For
     B          investments by qualified plans, include the exact name of the plan. For investments by qualified plans, enter the name of the custodian or trustee on the first line and FBO the name of the investor on the second line. If this is an additional purchase by a qualified plan, please use the same exact plan name as previously used.
                Item 4--Enter mailing address, state of residence and telephone number of owner. For qualified investments please enter mailing address of custodian or trustee.
                Item 5--Enter birth date(s) or date of incorporation.
                Item 6--Check the appropriate box. If the owner is a non-resident alien, he must apply to the United States Internal
                Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available.
                Item 7--Check this box if the owner is an employee of Inland or an individual who has been continuously affiliated with Inland as an independent contractor.
                Item 8--Enter the Social Security number or Taxpayer I.D.
                number. The owner is certifying that this number is correct.
                For qualified investments please enter both the investor's social security number (for identification purposes) and the custodian or trustee's Taxpayer I.D. number (for tax purposes).

     C Item 9--The residence address if different. For qualified investments, please enter the residence address of the investor.

     D Item 10--Check the appropriate box to indicate the type of entity which is subscribing. If additional purchase, this should be exactly the same as previous investment.

 SIGNATURE      Item 11--The Subscription Agreement/Signature Page must be
     E          executed by the owner(s), and if applicable, the trustee or custodian.

 ALTERNATE      Item 12--If owners desire direct deposit of his/her/their cash
  ADDRESS       distributions to an account or address other than as set forth
    FOR         in the Subscription Agreement/Signature Page, please complete.
DISTRIBUTIONS   Please make sure account has been opened and account number is
 (OPTIONAL)     provided, as well as informing recipient that distribution will
     F          be forthcoming and is an asset transfer.

BROKER/DEALER   Item 13--Enter the name of the Broker/Dealer and the name of
 REGISTERED     the Registered Representative, along with the street address,
REPRESENTATIVE  city, state, zip code and telephone number of the Registered
     G          Representative. By executing the Subscription
                Agreement/Signature Page, the Registered Representative substantiates compliance with the conduct rules of the NASD, by certifying that the Registered Representative has reasonable grounds to believe, based on information obtained from the investor concerning his, her or its investment objectives, other investments, financial situation and needs and any other information known by such Registered
                Representative, that investment in the Company is suitable for such investor in light of his, her or its financial position, net worth and other suitability characteristics and that the Registered Representative has informed the investor of all pertinent facts relating to the liability, liquidity and marketability of an investment in the Company during its term.
                The Registered Representative (authorized signature) should sign and date.

SUBMISSION OF   The properly completed and executed Yellow and White copies of
SUBSCRIPTION    the Subscription Agreement/Signature Page together with a
                CHECK MADE PAYABLE TO "LNB/ESCROW AGENT FOR IREC" should be returned to the owner's Registered Representative or the offices of Inland Securities Corporation, 2901 Butterfield
                Road, Oak Brook, Illinois 60521.

NOTE: If a Person other than the Person in whose name the Shares will be held is reporting the income received from the Company, you must notify the Company in writing of that Person's name, address and Social Security number.

ALL INVESTORS AND THEIR REGISTERED REPRESENTATIVES MUST SIGN THE SUBSCRIPTION AGREEMENT/SIGNATURE PAGE PRIOR TO TENDERING ANY FUNDS FOR INVESTMENT IN SHARES.

CALIFORNIA INVESTORS
All Certificates representing Shares which are sold in the State of California will bear the following legend conditions: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.


                                                                      01-97-316

                                     I-1


(INLAND LOGO)

                        INLAND REAL ESTATE CORPORATION
                     SUBSCRIPTION AGREEMENT/SIGNATURE PAGE


   PLEASE READ THIS SUBSCRIPTION AGREEMENT/SIGNATURE PAGE AND THE TERMS AND
                          CONDITIONS BEFORE SIGNING.

              SUBSCRIBER MUST READ THE SUBSCRIPTION INSTRUCTIONS.

                                   SPECIMEN

     (1) INVESTMENT              MAKE CHECK PAYABLE TO LNB/ESCROW AGENT FOR IREC
         This subscription is in the amount of $______ for the purchase of ______ Shares of Inland Real Estate Corporation at $10
         per Share. Minimum initial investment: 300 Shares (100 Shares for IRA, Keogh and qualified plan accounts-Iowa requires 300
         Shares for IRA accounts:
A        Minnesota requires 200 Shares for IRA and qualified plan accounts)
         This is an: __ INITIAL INVESTMENT  __ ADDITIONAL INVESTMENT
     (2) DISTRIBUTION REINVESTMENT PROGRAM: __ YES Subscriber elects to participate in the Distribution Reinvestment Program described in the Prospectus. Distributions will be made by check unless box is marked.
     (3) REGISTERED OWNER
  __     __ Mr. __Mrs. __Ms.     ______________________________________________________________      __________-_________-_________
         CO-OWNER                                                                                    (AREA CODE) HOME TELEPHONE
  __     __ Mr. __Mrs. __Ms.     ______________________________________________________________
  __ (4) MAILING ADDRESS         ______________________________________________________________      __________-_________-_________
B __     CITY, STATE & ZIP CODE  ______________________________________________________________      (AREA CODE) BUSINESS TELEPHONE
  __     STATE OF RESIDENCE      ____ (5) BIRTH DATE __________________   __________________         (6) PLEASE INDICATE
                                                      MONTH  DAY  YEAR     MONTH  DAY  YEAR              CITIZENSHIP STATUS
  __                                                                                                  __ U.S. CITIZEN
     (8) SOCIAL SECURITY #                                        CORPORATE OR CUSTODIAL              __ RESIDENT ALIEN
  __                             _____________________________    TAX IDENTIFICATION NUMBER           __ NON-RESIDENT ALIEN
         CO-OWNER
         SOCIAL SECURITY #       _____________________________    _____________________________      (7) __ EMPLOYEE OR AFFILIATE
C    (9)                                    RESIDENCE ADDRESS IF DIFFERENT FROM ABOVE
___________________________________________________________________________________________________________________________________
         Street                                            City                           State                    Zip Code
    (10) CHECK ONE--IMPORTANT--REFER TO REGISTRATION REQUIREMENTS ON BACK
      A  __ Individual Ownership         H  __ IRA                                      L  __ Pension or Profit Sharing Plan
      B  __ Joint Tenants with Right                                                    M  __ Trust/Date Trust Established ________
            of Survivorship              I  __ Qualified Plan (Keogh)                         Name of Trustee or other Administrator
D     C  __ Community Property                                                                _____________________________________
      D  __ Tenants in Common            J  __ Simplified Employee Pension/Trust(S.E.P.)      __ Taxable     __ Grantor A or B
      E  __ Tenants by the Entirety      K  __ Uniform Gifts to Minors Act              N  __ Estate
      F  __ Corporate Ownership                State of ____________ a Custodian        O  __ Other (Specify) _____________________
      G  __ Partnership Ownership              for _____________________________              __ Taxable    __ Non-Taxable
    (11) The undersigned certifies, under penalties of perjury (i) that the taxpayer identification number shown on the Subscription
    Agreement/Signature Page is true, correct and complete, and (ii) that he is not subject to backup withholding either because he has not been notified that he is subject to backup withholding as a result of a failure to report all interest or distribution or the Internal Revenue Service has notified him that he is no longer subject to backup withholding.
    The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such Investor's behalf) the following:
      (a) acknowledges receipt of the Prospectus of the Company relating to the Shares, wherein the terms and conditions of the offering of the Shares are described.
      (b) represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least
          $45,000 and estimate that (without regard to investment in the Company) I (we) have gross income due in current year of at least $45,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $150,000 or such higher suitability as may be required by certain states and set forth on page E-2 herein; In the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the Shares.
      (c) represents that the investors purchasing the Shares for his or her own account and if I am (we are) purchasing Shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s) I (we) have due authority to
E         execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).
      (d) acknowledges that the Shares are not liquid; (not required for Minnesota residents)
      (e) if an Affiliate of the Company, represents that the Shares are being purchased for investment purposes only and not with a view toward immediate resale.

 AGREEMENT DATED ___________________________________19_____________      X_________________________________________________________
                                                                          SIGNATURE--REGISTERED OWNER
 __________________________________________________________________
 (PRINT NAME OF CUSTODIAN OR TRUSTEE)                                    X_________________________________________________________
                                                                          SIGNATURE--CO-OWNER

 __________________________________________________________________      A sale of the Shares may not be completed by the Soliciting
 AUTHORIZED SIGNATURE (CUSTODIAN OR TRUSTEE)                             Dealers until at least five business days after receipt of the Prospectus.

    (12) (OPTIONAL) DIRECTLY DEPOSIT CASH DISTRIBUTIONS TO:   _____________________________________________________________________
                                                                                               ACCOUNT NUMBER--MUST BE FILLED IN
    NAME OF BANK
    BROKERAGE FIRM
F   OR INDIVIDUAL          ___________________________________________________________    X______________________________________
 __                                                                                        SIGNATURE--REGISTERED OWNER
    MAILING ADDRESS        ___________________________________________________________
 __
    CITY, STATE &                                                                         X______________________________________
    ZIP CODE               ___________________________________________________________     SIGNATURE--CO-OWNER

    (13) BROKER/DEALER DATE--COMPLETED BY SELLING REGISTERED REPRESENTATIVE (PLEASE USE REP'S ADDRESS--NOT HEADQUARTERS)

    NAME OF
    SALESPERSON
    __ MR. __ MRS. __ MS.  ___________________________________________________________             __________-_________-_________
 __                                                                                                SALESPERSON'S TELEPHONE
    MAILING ADDRESS        ___________________________________________________________
 __                                                                                                IS THIS A NEW BROKER/DEALER?
    CITY, STATE &
G   ZIP CODE               ___________________________________________________________                 __ YES    __ NO
 __
    BROKER/DEALER
    NAME                   ___________________________________________________________    X______________________________________
 __                                                                                        SIGNATURE--REGISTERED REPRESENTATIVE
    MAILING ADDRESS        ___________________________________________________________
 __
    CITY, STATE &
    ZIP CODE               ___________________________________________________________

                                                                           #5010
                        INLAND REAL ESTATE CORPORATION


                                      I-2

                                   SPECIMEN

                     SUBSCRIPTION AGREEMENT/SIGNATURE PAGE

        Certain states have imposed special financial suitability standards for investors who purchase Shares.
        If the investor is a resident of Maine, the investor must have either:
(i) a net worth (excluding home, home furnishings and automobiles) of $200,000; or (ii) a minimum annual gross income of $50,000 and a net worth (exclusive of home, home furnishings and automobiles) of $50,000.
        If the investor is a resident of Massachusetts, the investor must have either: (i) a net worth (excluding home, home furnishings and automobiles) of $225,000; or (ii) a minimum annual gross income of $60,000 and a net worth (exclusive of home, home furnishings and automobiles) of $60,000.
        The Company intends to assert the foregoing representations as a defense in any subsequent litigation where such assertion would be relevant. The Company shall have the right to accept or reject this Subscription in whole or in part, so long as such partial acceptance or rejection does not result in an investment of less than the minimum amount specified in the Prospectus. As used above, the singular includes the plural in all respects if Shares are being acquired by more than one Person. As used in this Agreement, "Inland" refers to the Inland Companies and its Affiliates. This Agreement and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the State of Illinois.
        If the investor is a resident of California, the investor must have either: (i) a net worth (excluding home, home furnishings and automobiles) of $225,000; or (ii) a minimum annual gross income of $60,000 and a net worth (exclusive of home, home furnishings and automobiles) of $60,000.
        If the investor is a resident of Tennessee, the investor must have either: (i) a net worth (excluding home, home furnishings and automobiles) of $225,000; or (ii) a minimum annual gross income of $60,000 and a net worth (exclusive of home, home furnishings and automobiles of $60,000.










OFFICE USE ONLY      Investor Check Date ________
                     Investor Check # ___________      Owner Account
                     Check Amount # _____________      Number         _________

Broker/Dealer                                          Co-Owner
Number         ____________________                    Account Number _________



                                        I-3

                                   EXHIBIT I

                         INLAND REAL ESTATE CORPORATION


     No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in the Prospectus and supplemental literature authorized by the Company and referred to in this Prospectus, and, if given or made, such information and representations must not be relied upon. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any state to any person to whom it is unlawful to make such offer. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the respective dates at which information is given herein, or the date hereof. However, if any material change in the affairs of the Company shall occur during the time when a copy of this Prospectus is required to be delivered, the Company will amend or supplement this Prospectus to reflect such change.




                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

PROSPECTUS SUMMARY..........................................................  1
ORGANIZATIONAL CHART........................................................ 15
RISK FACTORS................................................................ 16
ESTIMATED USE OF PROCEEDS OF OFFERING....................................... 25
WHO MAY INVEST.............................................................. 27
COMPENSATION TABLE.......................................................... 28
CONFLICTS OF INTEREST....................................................... 37
FIDUCIARY RESPONSIBILITY OF DIRECTORS AND THE ADVISOR;
    INDEMNIFICATION......................................................... 40
PRIOR PERFORMANCE OF THE COMPANY'S AFFILIATES............................... 42
MANAGEMENT.................................................................. 56
SELECTED FINANCIAL DATA..................................................... 67
INVESTMENT OBJECTIVES AND POLICIES.......................................... 69
REAL PROPERTY INVESTMENTS................................................... 75
CAPITALIZATION.............................................................. 99
PRINCIPAL STOCKHOLDERS..................................................... 100
MANAGEMENT'S DISCUSSION AND ANALYSIS OF THE FINANCIAL
    CONDITION AND RESULTS OF OPERATIONS.................................... 101
FEDERAL INCOME TAX CONSIDERATIONS.......................................... 106
ERISA CONSIDERATIONS....................................................... 116
DESCRIPTION OF SECURITIES.................................................. 118
SUMMARY OF THE ORGANIZATIONAL DOCUMENTS.................................... 121
PLAN OF DISTRIBUTION....................................................... 129
HOW TO SUBSCRIBE........................................................... 133
SALES LITERATURE........................................................... 134
DISTRIBUTION REINVESTMENT AND SHARE REPURCHASE
    PROGRAMS............................................................... 135
REPORTS TO STOCKHOLDERS.................................................... 137
LEGAL MATTERS.............................................................. 138
EXPERTS.................................................................... 138
ADDITIONAL INFORMATION..................................................... 139
GLOSSARY................................................................... 140
PRIOR PERFORMANCE TABLES................................................... A-1
DISTRIBUTION REINVESTMENT PROGRAM.......................................... B-1
SUBSCRIPTION AGREEMENT..................................................... I-1

-------------------------------------------------------------------------------

     Until July 13, 1999, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver prospectuses when acting as Soliciting Dealers with respect to their unsold allotments or subscriptions.

-------------------------------------------------------------------------------

                                    INLAND
                                 REAL ESTATE
                                 CORPORATION



                               21,875,000 Shares


                               -----------------

                                   PROSPECTUS

                                 July 14, 1997

                               -----------------



                               Inland Securities
                                  Corporation






                                  PART II



                  INFORMATION NOT REQUIRED IN PROSPECTUS



Item 30.   Quantitative and Qualitative Disclosures About Market Risks.

     The Company does not engage in hedging or like activities and therefore does not have any material exposure to risk due to financial instruments, derivative financial instruments or derivative commodity instruments.

Item 31.  Other Expenses of Issuance and Distribution.

Securities and Exchange Commission Registration Fee           $ 66,666.84
NASD Filing Fee                                                 22,000.07
Printing and Mailing Expenses                                  650,000.00*
Blue Sky Fees and Expenses                                      83,728.62
Legal Fees and Expenses                                        200,000.00*
Accounting Fees and Expenses                                   100,000.00*
Advertising and Sales Literature                               700,000.00*
Due Diligence                                                  425,000.00*
Miscellaneous                                                  770,000.00*

Total                                                       $3,017,395.53
*estimated


Item 32.  Sales to Special Parties.

     Employees and associates of the Company and its Affiliates will be permitted to purchase Shares net of sales commissions. Prior to the time that the Minimum Number of Shares is sold, such persons may be required to pay $10 per Share and will receive a return of the commission amount promptly upon the receipt of subscriptions for the Minimum Number of Shares.

Item 33.  Recent Sales of Unregistered Securities.

     On May 12, 1994, Inland Real Estate Advisory Services, Inc. (the "Advisor") acquired 100 Shares at a price of $10 per Share, paid in cash. No sales commission or other consideration was paid in connection with such sale, which was effective without registration under the Securities Act of 1933, as amended (the "Act"), in reliance upon the exemption from registration in Section 4(2) of the Act as a transaction not involving any public offering. On May 25, 1994 the Advisor purchased an additional 19,900 Shares at a price of $10 per Share, paid in cash. No sales commission or other consideration was paid in connection with such sale, and the sale was made in reliance upon the exemption from registration in Section 4(2) of the Act.

     Options to purchase up to 19,500 Shares (including options granted to former Independent Directors) have been granted as of the date of this Prospectus to the Independent Directors pursuant to the Independent Director Stock Option Plan, 1,000 Shares of which have been issued in connection with the exercise of options.

Item 34.  Indemnification of Directors and Officers.

     The Company's Second Articles of Amendment and Restatement and Bylaws authorize it, to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted and, without limiting the generality of the foregoing, in accordance with Section 2-418 of the Maryland General Corporation Law, to indemnify and pay or reimburse reasonable expenses to: any Director, Advisor or Affiliate (each an "Indemnified Party"), provided, that:
(i) the Director, Advisor or Affiliate have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of the Company; (ii) the Director, the Advisor or Affiliate were acting on behalf of or performing services on the part of the Company; (iii) such liability or loss was not the result of negligence or misconduct on the part of the Indemnified Party, except that in the event the Indemnified Party is or was an Independent Director, such liability or loss shall not have been the result of gross negligence or willful misconduct; and (iv) such indemnification or agreement to be held harmless is recoverable only out of the assets of the Company and not from the Stockholders. The Company shall not indemnify a Director, the Advisor or Affiliate for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Securities and Exchange Commission (the "Commission") and the published opinions of the Tennessee Securities Division and any other state securities regulatory authority in which securities of the Company were offered and sold as to indemnification for securities law violations.

     The Company may advance amounts to persons entitled to indemnification hereunder for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the indemnified party for or on behalf of the Company; (ii) the legal action is initiated by a third party who is not a Stockholder or the legal action is initiated by a Stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the indemnified party receiving such advances undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification.

     The Company shall have the power to purchase and maintain insurance on behalf of an indemnified party against any liability asserted which was incurred in any such capacity with the Company or arising out of such status; provided, however, that the Company shall not incur the costs of any liability insurance which insures any person against liability for which he, she or it could not be indemnified under the Articles.

     Neither the amendment nor the adoption of any other provision of the Articles or the Bylaws shall apply to or affect in any respect the applicability of indemnification with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

     To the extent that the indemnification may apply to liabilities arising under the Act, the Company has been advised that, in the opinion of the Commission, such indemnification is contrary to public policy and, therefore, unenforceable.

                                    II-ii


Item 35.  Treatment of Proceeds from Stock Being Registered.

     Inapplicable.

Item 36.  Financial Statements and Exhibits.

  (a)(1)Financial Statements included in the Prospectus

        Balance Sheets at March 31, 1997 and
        December 31, 1996 (unaudited)

        Statements of Operations for the three months ended
        March 31, 1997 and 1996 (unaudited)

        Statements of Stockholders' Equity at March 31, 1997 and
        December 31, 1996 (unaudited)

        Statements of Cash Flows for the three months ended
        March 31, 1997 and 1996 (unaudited)

        Independent Auditors' Report.

        Balance Sheets at December 31, 1996 and 1995.

        Statements of Operations for the years ended December 31, 1996 and 1995.

        Statements of Stockholders' Equity at December 31, 1996 and 1995 and the period from May 12, 1994 (formation of the Company) to December 31, 1994.

        Statement of Cash Flows for the years ended December 31, 1996 and 1995 and the period from May 12, 1994 (formation of the Company) to December 31, 1994.

        Notes to Financial Statements for the years ended December 31, 1996 and 1995 and the period from May 12, 1994 (formation of the Company) to December 31, 1994.

        Inland Real Estate Corporation Pro Forma Balance Sheet at
        March 31, 1997 (unaudited).

        Inland Real Estate Corporation Notes to Pro Forma Balance Sheet at March 31, 1997 (unaudited).

        Inland Real Estate Corporation Pro Forma Income Statement at March 31, 1997 (unaudited).

        Inland Real Estate Corporation Notes to Pro Forma Income Statement at March 31, 1997.

                                   II-iii

        Inland Real Estate Corporation Pro Forma Statement of Operations for the year ended December 31, 1996 (unaudited).

        Inland Real Estate Corporation Notes to Pro Forma Statement of Operations of the Company for the year ended December 31, 1996 (unaudited).

        Independent Auditors' Report.

        Maple Park Place Shopping Center Historical Summary of Gross Income and Direct Operating Expenses for the year ended
        December 31, 1996.

        Maple Park Place Shopping Center Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1996.

        Independent Auditors' Report

        Niles Shopping Center Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1996.

        Niles Shopping Center Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended
        December 31, 1996.

        Independent Auditors' Report

        Cobblers Mall Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1996.

        Cobblers Mall Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1996.

        Independent Auditors' Report

        Mallard Mall Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1996.

        Mallard Mall Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1996.

        Independent Auditors' Report

        Sequoia Shopping Center Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1996.

        Sequoia Shopping Center Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended
        December 31, 1996.

        Independent Auditors' Report

                                    II-iv

        River Square Shopping Center Historical Summary of Gross Income and Direct Operating Expenses for the year ended
        December 31, 1996.

        River Square Shopping Center Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended
        December 31, 1996.

  (a)(2)Financial Statements included in the Registration Statement as part of Supplement No. 7. (See Index to Financial Statements to Supplement No. 7)

  (b)   Exhibits

      (i) The following documents are filed as part of this Registration
          Statement:

Exhibit
  No.       Description

23.4        Consent of KPMG Peat Marwick LLP dated January 12, 1998.

27          Financial Data Schedule.

     (ii) The following exhibits are incorporated herein by reference:

1.1 Form of Dealer Manager Agreement by and between Inland Real Estate Corporation and Inland Securities Corporation.6

1.2 Form of Soliciting Dealers Agreement between Inland Securities Corporation and Soliciting Dealers.6

1.3         Form of Warrant Purchase Agreement.6

3.1 Inland Monthly Income Fund III, Inc. Second Articles of Amendment and Restatement.1

3.2         Amended and Restated Bylaws of Inland Real Estate
            Corporation.2

3.3         Articles of Amendment of Inland Monthly Income Fund III, Inc.2

4           Specimen Stock Certificate.6

5 Opinion of Shapiro and Olander dated June 24, 1997 as to the legality of the securities being registered.6

8           Opinion of Shefsky & Froelich Ltd. as to tax matters.6

                                    II-v

10.1 Escrow Agreement between Inland Real Estate Corporation and LaSalle National Bank, N.A.6

10.2 Advisory Agreement between Inland Real Estate Corporation and Inland Real Estate Advisory Services dated October 14, 1994.1

10.2(a)     Amendment No. 1 to the Advisory Agreement dated
            October 13, 1995.3

10.2(b)     Amendment No.  2 to the Advisory Agreement dated
            October 13, 1996.3

10.3 Form of Management Agreement Between Inland Real Estate Corporation and Inland Commercial Property Management, Inc.2

10.4        Amended and Restated Independent Director Stock Option Plan.1

10.5 Agreement of Sale by and between Lansing Square RFPII Limited Partnership and Inland Real Estate Corporation dated
            December 19, 1996.5

10.6 Agreement of Purchase and Sale by and between KBS Retail Limited Partnership and Inland Real Estate Corporation dated December 20, 1996.4

10.7 Agreement of Purchase and Sale by and between JMB Income Properties, LTD.,-XIII and Inland Real Estate Corporation dated June 11, 1997.7

23.1        Consent of KPMG Peat Marwick LLP dated June 20, 1997.6

23.2        Consent of Shefsky & Froelich Ltd.  dated June 24, 1997.6

23.3        Consent of KPMG Peat Marwick LLP dated October 14, 1997.7

24 Power of Attorney (included on signature page of Pre-Effective Amendment No. 1 to the Registration Statement).6



1. Included in the Registrant's Registration Statement on Form S-11 (file number 333-6459) as filed by Registrant on June 20, 1996.
2. Included in Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-11 (file number 333-6459) as filed by the Registrant on July 18, 1996.
3. Included in Post Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-11 (file number 333-6459) as filed by the Registrant on November 1, 1996.
4. Included in the Registrant's Current Report on Form 8-K, dated January 9, 1997 as filed by the Registrant on January 24, 1997.
5. Included in Post-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-11 (file number 333-6459) as filed by the Registrant on January 31, 1997.
6. Included in Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-11 (file number 333-26701) as filed by the Registrant on June 24, 1997.
7. Included in Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-11 (file number 333-26701) as filed by the Registrant on October 14, 1997.

                                    II-vi

Item 37.  Undertakings.

     A.   The Registrant undertakes:

          (a) to file any prospectuses required by Section 10(a)(3) of the Act as post-effective amendments to this Registration Statement;

          (b) that for the purpose of determining any liability under the Act, each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (c) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed; and

          (d) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The Registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to: (a) include any prospectus required by Section 10(a)(3) of the Act; (b) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (c) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     C. The Registrant undertakes to send to each Stockholder at least on an annual basis a detailed statement of any transactions with the Advisor or its Affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Advisor or its Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

     D. The Registrant undertakes to provide to the Stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the Company.

     E. The Registrant hereby undertakes to send to the Stockholders, within 60 days after the close of each quarterly fiscal period, the information specified by Form 10-Q, if such report is required to be filed with the Securities and Exchange Commission.

     F. The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing Stockholders. Each sticker supplement should also disclose all compensation and fees received by the Advisor and its Affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

                                   II-vii

     The Registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3.14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10 % or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Stockholders at least once each quarter after the distribution period of the offering has ended.

     G. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

               THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK





                                   II-viii

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on the 14th day of January, 1998.



                               Inland Real Estate Corporation

                               By:  /s/ Robert D. Parks
                               Title: President, Chief Executive Officer, Chief Operating Officer and Chairman of the Board of Directors







                                   II-ix

                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:




/s/ Robert D. Parks    President, Chief Executive Officer,     January 14, 1998
Robert D. Parks        Chief Operating Officer and Chairman
                       of the Board of Directors


/s/     *              Director                                January 14, 1998
G. Joseph Cosenza


/s/     *              Secretary, Treasurer and                January 14, 1998
Kelly Tucek            Chief Financial Officer
                       (Principal Accounting Officer)


/s/     *              Director                                January 14, 1998
Joel G. Herter


/s/     *              Director                                January 14, 1998
Heidi N. Lawton


/s/     *              Director                                January 14, 1998
Roland W. Burris


     Robert D. Parks, the undersigned attorney-in-fact, by signing his name below, does hereby sign this Post Effective Amendment No. 2 to the Registration Statement on behalf of the above-indicated Officers and Directors of Inland Real Estate Corporation (constituting all the Directors) pursuant to powers of attorney executed by such persons and heretofore filed with the Securities and Exchange Commission.



*By:
Robert D. Parks
As attorney-in-fact



323667-1





                                    II-x